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Filed Pursuant to Rule 424(b)(4)
Reg. No. (333-62062)

To the shareholders of Sawtek Inc. and the stockholders of TriQuint Semiconductor, Inc.:

    After careful consideration, the boards of directors of Sawtek and TriQuint have unanimously approved a merger between TriQuint and Sawtek.

    In the merger, each share of Sawtek common stock will be exchanged for 1.1507 shares of TriQuint common stock. TriQuint common stock is traded on the Nasdaq National Market System under the trading symbol "TQNT," and on June 8, 2001, the closing price of TriQuint common stock was $18.26 per share.

    Following the merger, TriQuint's board of directors will be composed of nine members: seven will be from the current TriQuint board and two will be from the current Sawtek board. The executive leadership will include officers from both companies, with Kimon Anemogiannis, current president and chief executive officer of Sawtek, as president of the Sawtek subsidiary of TriQuint, Raymond A. Link, current chief financial officer of Sawtek, as vice president, finance and administration, chief financial officer and secretary of TriQuint and Steven J. Sharp, current chairman, president and chief executive officer of TriQuint, continuing in those positions.

    The merger cannot be completed unless a quorum of the outstanding shares of TriQuint and Sawtek are represented in person or by proxy at each of the special meetings described below, and a majority of the Sawtek shares outstanding and a majority of the TriQuint shares represented at their respective meetings vote in favor of the proposals presented. The attached joint proxy statement/prospectus provides detailed information concerning TriQuint, Sawtek, the merger and the proposals related to the merger. Please give all of the information contained in the joint proxy statement/prospectus your careful attention. In particular, you should carefully consider the discussion in the section entitled "Risk Factors" on page 23 of this joint proxy statement/prospectus.

    After careful consideration, the boards of directors of both Sawtek and TriQuint have unanimously determined the merger to be fair to you and in your best interests. We have approved the merger agreement and recommend to you its adoption and your voting in favor of the remaining proposals presented in the attached joint proxy statement/prospectus.

    Shareholders of Sawtek and stockholders of TriQuint are cordially invited to attend one of two special meetings to vote on the merger:

    The special meeting of Sawtek shareholders will be held on July 19, 2001 at 10:00 a.m. local time at Sawtek's headquarters at 1818 South Highway 441, Apopka, Florida 32703. Only shareholders who hold shares of Sawtek at the close of business on June 12, 2001 will be entitled to vote at this special meeting.

    The special meeting of TriQuint stockholders will be held on July 19, 2001 at 10:00 a.m. local time at TriQuint's headquarters at 2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124. Only stockholders who hold shares of TriQuint at the close of business on June 8, 2001 will be entitled to vote at this special meeting.

    Please use this opportunity to take part in the affairs of Sawtek and TriQuint by voting on the merger. Whether or not you plan to attend the Sawtek or TriQuint special meeting, please complete, sign, date and return the accompanying proxy in the enclosed self-addressed stamped envelope. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person. YOUR VOTE IS VERY IMPORTANT.

    We appreciate your consideration of this matter.

Steven P. Miller Chairman of the Board of Directors Sawtek Inc.	Steven J. Sharp Chairman, President and Chief Executive Officer TriQuint Semiconductor, Inc.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

    This joint proxy statement/prospectus is dated June 18, 2001 and was first mailed to holders of Sawtek common stock and TriQuint common stock on or about June 18, 2001.

Where to Obtain Additional Information

    The enclosed joint proxy statement/prospectus incorporates important business and financial information about Sawtek and TriQuint from documents filed with the Securities and Exchange Commission that are not included in or delivered with the enclosed joint proxy statement/prospectus. This information is available without charge upon your written or oral request. You can obtain the information incorporated by reference in the joint proxy statement/prospectus at the internet website that the Securities and Exchange Commission maintains at http://www.sec.gov, as well as from Sawtek Inc. and TriQuint Semiconductor, Inc.

Sawtek Inc. 1818 South Highway 441 Apopka, Florida 32703 By email: cnickers@sawtek.com By telephone: (407) 886-8860	TriQuint Semiconductor, Inc. 2300 N.E. Brookwood Parkway Hillsboro, Oregon 97124 By email: swelty@tqs.com By telephone: (503) 615-9000
or
FiComm Investor Relations 2350 NE Griffin Oaks Street, Suite 900 Hillsboro, OR 97124 By email: lori.brooks@ficomm.com By telephone: (503) 844-8888

    If you would like to request any information, please do so by July 5, 2001, in order to receive it before the special meeting.

Sawtek Inc.
1818 South Highway 441
Apopka, Florida 32703

Notice of Special Meeting of Shareholders

July 19, 2001
at 10:00 a.m.

To the shareholders of Sawtek Inc.:

    Notice is hereby given that a special meeting of shareholders of Sawtek Inc. will be held on July 19, 2001 at the principal offices of Sawtek Inc. located at 1818 South Highway 441, Apopka, Florida 32703, commencing at 10:00 a.m. local time for the following purposes:

  1.
  To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization dated as of May 15, 2001 by and among TriQuint Semiconductor, Inc., a Delaware corporation, Timber Acquisition Corp., a Florida corporation and a wholly owned subsidiary of TriQuint, and Sawtek Inc., a Florida corporation, and to approve the merger provided for therein, as described in more detail in the joint proxy statement/prospectus that accompanies this notice.

  2.
  To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

    Shareholders of record at the close of business on June 12, 2001 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Holders of shares of Sawtek Inc. common stock on the record date will be entitled to one vote for each share of Sawtek common stock held on each matter submitted to a vote at the special meeting. The affirmative vote of at least a majority of the votes entitled to be cast by holders of shares of Sawtek common stock outstanding and entitled to vote is required to approve and adopt the merger agreement and approve the merger.

    Certain shareholders of Sawtek, who, as of April 30, 2001, beneficially own and have voting control over approximately 5.2% of the outstanding shares of Sawtek common stock have agreed to vote FOR the approval and adoption of the merger agreement and the approval of the merger.

    The board of directors of Sawtek Inc. has carefully considered the terms of the proposed merger, has determined that the merger agreement and the merger are in the best interests of Sawtek Inc. and its shareholders, and unanimously recommends that you vote FOR approval and adoption of the merger agreement and approval of the merger.

By Order of the Board of Directors of Sawtek Inc.

William A. Grimm, Esq. Secretary

Apopka, Florida
June 18, 2001

To assure that your shares are represented at the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the meeting. You can revoke your proxy at any time before it is voted at the meeting.

TriQuint Semiconductor, Inc.
2300 N.E. Brookwood Parkway
Hillsboro, Oregon 97124

Notice of Special Meeting of Stockholders

July 19, 2001
at 10:00 a.m.

To Our Stockholders:

    A special meeting of stockholders of TriQuint Semiconductor, Inc. will be held at our executive offices located at 2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124 on July 19, 2001 at 10:00 a.m., local time, for the following purposes:

  1.
  To approve the issuance of shares of TriQuint common stock in the merger of TriQuint Acquisition Corp., a wholly owned subsidiary of TriQuint, with and into Sawtek Inc., as contemplated by the Agreement and Plan of Merger and Reorganization dated as of May 15, 2001, among TriQuint, TriQuint Acquisition Corp. and Sawtek. TriQuint will issue 1.1507 shares of its common stock in exchange for each share of outstanding Sawtek common stock.

  2.
  To amend TriQuint's certificate of incorporation to increase the number of shares of common stock authorized for issuance thereunder to 600,000,000 shares from 200,000,000 shares.

  3.
  To approve and adopt the 2001 Stock Option Plan and to reserve 2,400,000 shares of common stock that may be optioned and sold under the plan, plus an annual increase of the lesser of (i) 15,000,000 shares, (ii) 5% of the outstanding shares on the last day of TriQuint's prior fiscal year or (iii) an amount determined by the board.

  4.
  To transact any other business that properly comes before the special meeting or any adjournments or postponements thereof.

    The accompanying joint proxy statement/prospectus describes the proposed merger and other proposals in more detail. We encourage you to read the entire document carefully.

    We have fixed the close of business on June 8, 2001 as the record date for the determination of our stockholders entitled to vote at this meeting.

    The members of the TriQuint board of directors who considered the terms of the proposed merger considered them carefully and have determined that the merger agreement and the merger are in the best interests of TriQuint and its stockholders, and unanimously recommend that you vote FOR the issuance of TriQuint common stock and the remaining proposals presented above.

                      By Order of the Board of Directors of
                      TriQuint Semiconductor, Inc.

                      Edson H. Whitehurst, Jr.
                       Vice President, Finance and Administration, Chief Financial Officer and Secretary

Hillsboro, Oregon
June 18, 2001

To assure that your shares are represented at the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the meeting. You can revoke your proxy at any time before it is voted at the meeting.

i

Recommendation of TriQuint's Board of Directors and TriQuint's Reasons for the Merger	56
Opinion of JPMorgan H& Q	59
Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated	63
Opinion of SG Cowen Securities Corporation	69
Interests of Sawtek Directors and Officers in the Merger	78
Exchange of Sawtek Stock Certificates for TriQuint Stock Certificates	79
You Should Not Submit Your Sawtek Stock Certificates for Exchange Until You Receive Your Instructions and a Form of Letter of Transmittal from the Exchange Agent	80
Material U.S. Federal Income Tax Consequences of the Merger	80
Accounting Treatment of the Merger	81
Regulatory Filings and Approvals Required to Complete the Merger	81
Certain Securities Law Considerations	82
No Appraisal Rights	82
Listing on the Nasdaq National Market of TriQuint Common Stock to be Issued in the Merger	82
Delisting and Deregistration of Sawtek Common Stock after the Merger	82
THE MERGER AGREEMENT	83
General	83
The Exchange Ratio and Treatment of Sawtek Common Stock	83
Treatment of Restricted Stock of Sawtek	83
Treatment of Sawtek Stock Options	83
Exchange of Certificates	84
Representations and Warranties	84
Conduct of Business Before Completion of the Merger	86
No Solicitation by Sawtek	87
Sawtek Shareholders' Meeting	89
TriQuint Stockholders' Meeting	89
Employee Benefits Matters	89
Sawtek Inc. Employee Stock Ownership and 401(k) Plan and Trust	89
Exchange of Sawtek Common Stock Exempt from Section 16 of the Securities Exchange Act	90
Conditions to Completion of the Merger	90
Definition of Material Adverse Effect	92
Termination of the Merger Agreement	92
Payment of Termination Fee by Sawtek	93
Operations after the Merger	94
Extension, Waiver and Amendment of the Merger Agreement	94
AGREEMENTS RELATED TO THE MERGER	95
TriQuint Voting Agreements	95
Sawtek Voting Agreements	95
Sawtek Affiliate Agreements	96
TriQuint Affiliate Agreements	96
Retention Agreements	96
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS	98
TriQuint and Sawtek Unaudited Pro Forma Combined Balance Sheet	99
TriQuint and Sawtek Unaudited Pro Forma Combined Statements of Operation	100
Basis of Presentation	104
DESCRIPTION OF TRIQUINT CAPITAL STOCK	106
Authorized Capital Stock	106
Common Stock	106

ii

Preferred Stock	106
Anti-takeover Effects of Some Provisions of Delaware Law and TriQuint's Charter Documents	107
Delaware Law	107
Charter Documents	108
Shareholder Rights Plan	109
Indemnification Arrangements	110
Transfer Agent and Registrar	110
COMPARISON OF RIGHTS OF HOLDERS OF SAWTEK COMMON STOCK AND TRIQUINT COMMON STOCK	111
Authorized Capital	111
Amendment of Charter Documents	111
Notice of Meetings of Shareholders	111
Special Meetings of Shareholders	112
Election of Directors	112
Number of Directors	112
Removal of Directors	112
Stockholder Proposals; Advance Notice of Director Nominations	112
Blank Check Preferred Stock	113
Anti-takeover Provisions; Restrictions on Certain Business Combinations	113
Limitation on Director Liability; Indemnification	114
Actions by Written Consent of Shareholders	115
Stockholder Inspection Rights; Shareholder Lists	115
Dissenters' Appraisal Rights	115
OTHER PROPOSALS TO BE CONSIDERED AT THE TRIQUINT SPECIAL MEETING	117
AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK	117
Possible Anti-takeover Effects	118
Vote Required and Board of Directors' Recommendation	119
ADOPTION OF 2001 STOCK OPTION PLAN	120
Purpose	121
Administration	121
Eligibility	121
Terms of Options	121
Adjustment upon Changes in Capitalization	123
Amendment and Termination	124
Tax Information	124
STOCKHOLDER PROPOSALS	125
LEGAL MATTERS	125
EXPERTS	125

Annexes:

A—Agreement and Plan of Reorganization
B—Opinion of JPMorgan H&Q, a division of J.P. Morgan Securities, Inc.
C—Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated
D—Opinion of SG Cowen Securities Corporation

iii

SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS

    This joint proxy statement/prospectus pertains to the merger of a wholly owned subsidiary of TriQuint with and into Sawtek, and it is being sent to the holders of TriQuint common stock and the holders of Sawtek common stock. This summary may not contain all of the information that is important to you. You should read carefully this entire document, including the merger agreement and its exhibits and other documents attached to this joint proxy statement/prospectus and the other documents referenced in it, for a more complete understanding of the merger. In particular, you should read the merger agreement (and the exhibits thereto), which is attached as Annex A, the opinion of JPMorgan H&Q, a division of J.P. Morgan Securities, Inc., which is attached as Annex B, the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, which is attached as Annex C, and the opinion of SG Cowen Securities Corporation, which is attached as Annex D.

The Companies

TriQuint Semiconductor, Inc. 2300 N.E. Brookwood Parkway Hillsboro, Oregon 97124 (503) 615-9000 www.triquint.com	Sawtek Inc. 1818 South Highway 441 Apopka, Florida 32703 (407) 886-8860 www.sawtek.com

TriQuint is a leading supplier of high performance gallium arsenide integrated circuits for the wireless communications, telecommunications, data communications and aerospace markets. TriQuint's products incorporate its proprietary analog and mixed-signal designs and its advanced gallium arsenide manufacturing processes to address a broad range of applications and customers. TriQuint sells its products worldwide to end-user customers, including Alcatel, Ericsson Inc., Finisar Corp., Hittite Microwave Corp., Hughes Electronics Corp., Lucent Technologies, Inc., Marconi Communications, Mini Circuits, Motorola, Inc., Nokia Corporation, Nortel Networks Corp., Raytheon Company and Schlumberger Limited.
Sawtek designs, develops, manufactures and markets a broad range of electronic signal processing components based on surface acoustic wave technology primarily for use in the wireless communications industry. Sawtek's primary products are custom-designed, high performance bandpass filters, resonators, oscillators and surface acoustic wave-based subsystems. These products are used in a variety of microwave and radio frequency systems, such as CDMA and GSM digital wireless communications systems, digital microwave radios, wireless local area networks, cable television equipment, internet infrastructure, various defense and satellite systems and sensors.

We are proposing a merger of TriQuint and Sawtek

Q:
What is the proposed merger? (see page 51)

A.
In the proposed merger, Sawtek will merge with a wholly owned subsidiary of TriQuint. Sawtek will survive the merger as a wholly owned subsidiary of TriQuint. The merger agreement is attached to this joint proxy statement/prospectus as Annex A. You are encouraged to read it carefully.

Q:
What will I receive in the merger? (see pages 51 and 83)

A.
Following the merger:

  Sawtek shareholders will receive, in exchange for each of their shares of Sawtek common stock, 1.1507 shares of TriQuint common stock.

  Each option to purchase Sawtek common stock outstanding immediately before the completion of the merger will automatically become an option to purchase shares of TriQuint common stock. The number of shares of TriQuint common stock which may be purchased under each assumed option will be equal to the product of the number of Sawtek shares that were purchasable before the merger multiplied by 1.1507. The exercise price per share will be the pre-merger exercise price divided by 1.1507 and rounded up to the nearest whole cent.

  Instead of fractional shares in the merger, Sawtek shareholders will receive cash in an amount equal to the fraction multiplied by the average closing prices reported on the Nasdaq National Market for TriQuint common stock for the two trading days immediately preceding the effective date of the merger.

Q:
When do you expect the merger to be completed? (see page 83)

A.
TriQuint and Sawtek are working toward completing the merger as quickly as possible. We hope to complete the merger no later than the end of the third calendar quarter of 2001.

Q:
Are there risks involved in undertaking the merger? (see page 23)

A.
Yes. In evaluating the merger, you should carefully consider the factors discussed in the section of the joint proxy statement/prospectus entitled "Risk Factors" beginning on page 23.

Q:
Are there conditions to completion of the merger? (see page 90)

A.
Yes, TriQuint's and Sawtek's respective obligations to complete the merger are subject to the satisfaction or waiver of certain specified closing conditions. If either TriQuint or Sawtek waives any conditions, each company will consider the facts and circumstances at that time and make a determination whether a resolicitation of proxies from its respective stockholders is appropriate.

Q:
Is the merger subject to governmental approvals? (see page 81)

A.
Yes. This merger is subject to review by the Department of Justice and the Federal Trade Commission to determine whether it is in compliance with applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the merger may not be consummated until the specified waiting period requirements of that act have been satisfied.

Q:
What stockholder approvals are required for the merger? (see page 89)

A.
The holders of a majority of the shares of TriQuint common stock present or represented by proxy at the stockholders' meeting must approve the issuance of TriQuint common stock in the merger.

  The holders of a majority of the outstanding shares of Sawtek common stock present or represented by proxy at the shareholders' meeting must adopt the merger agreement and approve the merger.

Q:
Are there any stockholders already committed to voting in favor of the merger and the share issuance? (see page 95)

A.
Yes.

•
TriQuint stockholders who collectively hold approximately 0.6% of the outstanding TriQuint common stock as of April 30, 2001 entered into voting agreements requiring them to vote all of their beneficially owned shares in favor of the issuance of TriQuint common stock in the merger.

•
Sawtek shareholders who collectively hold approximately 5.2% of the Sawtek common stock outstanding as of April 30, 2001 entered into voting agreements requiring them to vote all of their beneficially owned shares in favor of adoption of the merger agreement and in favor of the approval of the merger.

Q:
Who will be the directors of TriQuint following the merger? (see page 79)

A.
Following the merger, the board of directors of TriQuint is expected to consist of the seven current members of TriQuint's board of directors and two members of Sawtek's current board, Steven P. Miller and Willis C. Young.

Q:
Who will be the executive officers of TriQuint following the merger? (see page 78)

A.
Following the merger, the executive management team of TriQuint is expected to include:

•
Steven J. Sharp, as chairman, president and chief executive officer;

•
Kimon Anemogiannis, as president of the Sawtek subsidiary of TriQuint; and

•
Raymond A. Link, as vice president of finance and administration, chief financial officer and secretary.

  Edson H. Whitehurst Jr., TriQuint's current vice president, finance and administration, chief financial officer and secretary, is retiring. The other current officers of TriQuint and Sawtek will retain their existing positions at the respective companies after the merger occurs.

Our reasons for proposing the merger of TriQuint and Sawtek

Q:
Why are TriQuint and Sawtek proposing the merger? (see page 54)

A.
TriQuint and Sawtek are proposing the merger to create the opportunity for TriQuint and Sawtek to:

•
have a combined complementary technology portfolio and engineering talent to design products for the entire radio front end of mobile phones;

•
offer cost effective integrated radio frequency module solutions to the combined company's mobile phone customer base that reduce the number of components and the failure rates of completed phones; and

•
develop more complete solutions and better penetrate their combined customer base to take advantage of cross sales opportunities.

Q:
Does the board of directors of TriQuint recommend voting in favor of issuing TriQuint shares in the merger? (see page 56)

A.
Yes. After careful consideration, the members of TriQuint's board of directors who were present unanimously recommend that TriQuint stockholders vote in favor of the issuance of TriQuint common stock to the Sawtek shareholders in the merger and the other proposals set forth in this joint proxy statement/prospectus for consideration at the TriQuint special meeting of stockholders.

Q:
Does the board of directors of Sawtek recommend voting in favor of the merger agreement and the merger? (see page 54)

A.
Yes. After careful consideration, Sawtek's board of directors unanimously recommends that its shareholders vote in favor of adoption of the merger agreement and the approval of the proposed merger.

Q:
Do persons involved in the merger have interests which may conflict with mine? (see page 78)

A.
Yes. When considering the recommendations of TriQuint's and Sawtek's respective boards of directors, you should be aware that certain Sawtek directors and officers have interests in the merger that are different from, or are in addition to, yours. These interests include the employment of the Sawtek executive officers by TriQuint or the Sawtek subsidiary after the merger, the appointment of Steven P. Miller and Willis C. Young to the TriQuint board of directors and the indemnification of directors and officers of Sawtek against certain liabilities both before and after the merger.

Q:
Did TriQuint's and Sawtek's investment bankers render favorable opinions concerning the fairness of the exchange ratio from a financial point of view? (see pages 59-78)

A.
Yes.

  In connection with the merger, TriQuint's board of directors considered the opinions it received from Merrill Lynch, Pierce, Fenner & Smith Incorporated and SG Cowen Securities Corporation, as to the fairness, from a financial point of view, on the date of such opinions to TriQuint, of the exchange ratio provided for in the merger agreement.

  Sawtek's board of directors considered the opinion it received from JPMorgan H&Q, a division of J.P. Morgan Securities, Inc., as to the fairness, from a financial point of view, on the date of such opinion to the holders of Sawtek common stock, of the exchange ratio provided for in the merger agreement.

  The full text of the written opinions of JPMorgan H&Q, Merrill Lynch and SG Cowen are attached to the back of this document as Annex B, Annex C and Annex D, and should be read carefully in their entirety to understand the procedures followed, the assumptions made, matters considered and limitations on the review undertaken in providing the opinions. The opinions of Merrill Lynch and SG Cowen are directed to the TriQuint board and the opinion of JPMorgan H&Q is directed to the Sawtek board. These opinions do not address the prices at which TriQuint or Sawtek common stock will trade prior to or after the proposed merger and do not constitute a recommendation to any holder of Sawtek common stock or TriQuint common stock as to how to vote with respect to any matter relating to the proposed merger.

Steps for you to take now

Q:
What do I need to do now? (see pages 45-50)

A.
After carefully reading and considering the information contained in this joint proxy statement/prospectus, please mail your signed proxy card in the enclosed return envelope.

  If you do not include instructions on how to vote your properly signed proxy card, your common stock will be voted "FOR" approval of matters related to the merger.

  Your vote is important regardless of the number of shares that you own.

Q:
When and where will the votes take place? (see pages 45-50)

A.
Special meeting of TriQuint stockholders.  The TriQuint special meeting will be held at TriQuint's headquarters at 2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124 on July 19, 2001, starting at 10:00 a.m., local time.

  Special meeting of Sawtek shareholders.  The Sawtek special meeting will be held at Sawtek's headquarters at 1818 South Highway 441, Apopka, Florida 32703 on July 19, 2001, starting at 10:00 a.m., local time.

Q:
Should I send in my Sawtek stock certificates now? (see page 79)

A.
No. After the merger is completed, TriQuint will send you written instructions for exchanging your Sawtek stock certificates for TriQuint stock certificates.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me? (see pages 46 and 49)

A.
No, your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

Q:
What do I do if I want to change my vote? (see pages 46 and 49)

A.
You can change your vote at any time before your proxy is voted at your special meeting. There are several ways for you to do this:

•
Send written notice to the secretary of TriQuint or Sawtek (as appropriate) that you wish to revoke your proxy;

•
Send a completed proxy bearing a date later than your original proxy prior to the vote at the special meeting; or

•
Attend the meeting and vote in person.

Q:
What happens if a Sawtek shareholder does not vote? (see page 46)

A.
If a Sawtek shareholder fails to submit a proxy or vote at the special meeting, it will have the same effect as a vote against adoption of the merger agreement and the approval of the merger.

  If you return your proxy and do not indicate how you want to vote, your proxy will be counted as a vote to adopt the merger agreement and approve the merger.

  If you submit a proxy and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will not be voted at the special meeting. Consequently, your abstention will have the same effect as a vote against adoption of the merger agreement and approval of the merger.

Q:
What happens if a TriQuint stockholder does not vote? (see page 49)

A.
If you are a TriQuint stockholder and do not submit a proxy or vote at the special meeting, your shares will not be counted as present for purposes of determining the presence or absence of a quorum and will have no effect on the outcome of the proposal to approve the issuance of TriQuint common stock in the merger or the remaining proposals considered at the special meeting.

  If you submit a proxy and do not indicate how you want to vote, your proxy will be counted as a vote to approve the issuance of shares of TriQuint common stock in connection with the merger.

  If you submit a proxy and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will not be voted at the special meeting. Consequently, your abstention will have the same effect as a vote against the issuance of TriQuint's common stock in connection with the merger.

Q:
Am I entitled to dissenters' or appraisal rights in connection with the merger? (see page 82)

A.
No. Under Florida law, shareholders of Sawtek are not entitled to dissenters' or appraisal rights in connection with the merger. Similarly, under Delaware law, stockholders of TriQuint are not entitled to dissenters' or appraisal rights in connection with the issuance of TriQuint common stock to Sawtek shareholders.

Other matters to consider

Q:
How do the market prices of TriQuint and Sawtek common stock compare? (see page 22)

A.
Shares of TriQuint common stock and Sawtek common stock are listed on the Nasdaq National Market. TriQuint's trading symbol is "TQNT" and Sawtek's trading symbol is "SAWS." On May 15, 2001, the last full trading day prior to the public announcement of the proposed merger, the last reported sale prices were:

•
$26.00 per share of TriQuint common stock, and

•
$26.01 per share of Sawtek common stock.

  On June 11, 2001 the last reported sale prices were:

  •
  $17.35 per share of TriQuint common stock, and

  •
  $19.66 per share of Sawtek common stock.

  TriQuint and Sawtek urge you to obtain current market quotations.

Q:
What are the expected United States federal income tax consequences of the merger? (see page 80)

A.
We expect that, in general, TriQuint, TriQuint stockholders, Sawtek and Sawtek shareholders will not recognize gain or loss for United States federal income tax purposes as a result of the merger, except for gain or loss attributable to cash received by Sawtek shareholders instead of fractional shares. It is a condition to the merger that both TriQuint and Sawtek receive legal opinions to the effect that the merger will constitute a "reorganization" within the meaning of Section 368 of the Internal Revenue Code.

  A description of the material United States federal tax consequences of the merger is set forth in "The Merger—Material United States federal income tax consequences." The tax consequences to each Sawtek shareholder will depend on the facts of that shareholder's own situation. Therefore, Sawtek shareholders are urged to consult their own tax advisors to determine their particular tax consequences.

Q:
How will the merger be accounted for? (see page 81)

A.
TriQuint intends to account for the merger as a "pooling of interests" for financial accounting purposes, in accordance with accounting principles generally accepted in the United States. As a result, the assets and liabilities of each of TriQuint and Sawtek will be carried forward to TriQuint at their recorded amount. The results of operations and cash flows of Sawtek will be included in TriQuint's financial statements for 2001, if the merger occurs this year, and Sawtek's and TriQuint's historical reported operating results for prior periods will be combined and restated as the operating results of the combined company.

Q.
What are the conditions that must be satisfied for the merger to occur? (see page 90)

A.
Completion of the merger is subject to the satisfaction or waiver of a number of conditions, including:

•
holders of a majority of the outstanding shares of Sawtek common stock must vote in favor of adopting the merger agreement and approving the merger;

  •
  the registration statement, of which this joint proxy statement/prospectus is a part, must be declared and remain effective by the Securities and Exchange Commission;

  •
  no law, regulation or order preventing the completion of the merger shall be in effect;

  •
  the applicable waiting periods under antitrust laws must expire or be terminated;

  •
  each company must receive an opinion from its tax counsel that the merger will qualify as a reorganization;

  •
  each company must receive a letter from its independent auditors regarding the appropriateness of pooling of interests accounting treatment for the merger;

  •
  the shares of TriQuint common stock to be issued in the merger must be approved for listing on the Nasdaq National Market; and

  •
  the board of directors of TriQuint must have been increased from seven members to nine members, and two members of Sawtek's board of directors designated by Sawtek shall have been appointed to fill the newly created vacancies.

Q:
Does the merger agreement permit termination of the merger? (see page 92)

A.
Yes. Sawtek and TriQuint may mutually agree to terminate the merger agreement without completing the merger. Additionally, either Sawtek or TriQuint may terminate the merger agreement under any of the following circumstances:

•
if the merger is not completed by November 30, 2001;

•
if a final court order prohibiting the merger is issued and is not appealable;

•
if the Sawtek shareholders do not adopt the merger agreement and approve the merger;

•
if the TriQuint stockholders do not approve the share issuance in connection with the Merger; or

•
if the conditions to completion of the merger would not be satisfied because of a breach of a representation or warranty in the merger agreement resulting in a material adverse effect or a failure to comply in all material respects with a covenant or agreement in the merger agreement.

  TriQuint may terminate the merger agreement if:

  •
  Sawtek or its representatives breach their agreement not to solicit alternative proposals for a business combination with Sawtek;

  •
  Sawtek's board of directors withdraws or changes, in a manner adverse to TriQuint, its recommendation in favor of the merger;

  •
  Sawtek's board of directors does not reaffirm its recommendation in favor of the merger within five business days after TriQuint requests reaffirmation as provided for in the merger agreement;

  •
  Sawtek's board of directors approves or recommends any acquisition proposal from a party other than TriQuint;

  •
  Sawtek enters into any letter of intent or other agreement accepting any acquisition proposal from a party other than TriQuint; or

  •
  a tender or exchange offer relating to the securities of Sawtek is commenced by a person unaffiliated with TriQuint, and Sawtek does not recommend that its shareholders reject such offer within 10 business days after such offer is first made.

Q:
Could payment of a termination fee be required in connection with the merger? (see page 93)

A.
Yes. If the merger agreement is terminated upon some specified occurrences, Sawtek may be required to pay to TriQuint a termination fee of $39.2 million. In addition, either party may be required to pay the other a fee of $1.5 million if the matters in this joint proxy statement/prospectus are not approved by that party's stockholders and the merger does not occur as a result.

Q:
May Sawtek negotiate with other parties? (see page 87)

A.
No. Sawtek agreed, subject to limited exceptions for responses to unsolicited bona fide offers, not to initiate or engage in discussions with another party concerning a business combination with a party other than TriQuint while the merger is pending.

  Nothing in the merger agreement prevents the Sawtek board of directors from withdrawing or changing its recommendation in favor of the merger if, pursuant to a Superior Offer (as defined on page 89 of this joint proxy statement/prospectus) from a third party, the board reasonably concludes in good faith, after consultation with its outside counsel, that the failure to so withdraw or change its recommendation would be inconsistent with its fiduciary obligations.

Q:
Are there restrictions on the ability to sell TriQuint stock received as a result of the merger? (see page 82)

A.
All TriQuint common stock received by Sawtek shareholders in connection with the merger will be freely transferable unless the holder is considered an affiliate of either TriQuint or Sawtek under the Securities Act of 1933, as amended. Shares of TriQuint held by affiliates may only be sold pursuant to a registration statement or an exemption from the registration requirements of the Securities Act.

  Generally, an affiliate is considered to be someone who is an executive officer or director of a company or someone who owns more than 10% of the outstanding stock of a company.

WHERE YOU CAN FIND MORE INFORMATION

    This joint proxy statement/prospectus incorporates documents by reference which are not presented in or delivered with this joint proxy statement/prospectus.

    All documents filed by TriQuint and Sawtek pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this joint proxy statement/prospectus and before the date of the special meeting are incorporated by reference into and to be a part of this joint proxy statement/prospectus from the date of filing of those documents.

    You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different.

    The following documents, which were filed by Sawtek with the Securities and Exchange Commission, are incorporated by reference into this joint proxy statement/prospectus:

  •
  Sawtek's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (file number 0-28276) (filed November 13, 2000).

  •
  Sawtek's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000 (filed January 29, 2001).

  •
  Sawtek's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (filed April 27, 2001).

  •
  Sawtek's Current Report on Form 8-K dated May 15, 2001 (filed May 16, 2001).

  •
  Sawtek's Current Report on Form 8-K dated May 15, 2001 (filed May 18, 2001)

  •
  Sawtek's Current Report on Form 8-K dated May 15, 2001 (filed May 21, 2001).

  •
  Sawtek's Current Report on Form 8-K dated May 25, 2001 (filed May 25, 2001).

  •
  Sawtek's Definitive Proxy Statement on Schedule 14A (filed December 15, 2000).

  •
  The description of Sawtek's common stock contained in Sawtek's Registration Statement on Form 8-A (effective as of April 29, 1996), including any amendment or report filed for the purpose of updating such description.

    The following documents, which have been filed by TriQuint with the Securities and Exchange Commission, are incorporated by reference into this joint proxy statement/prospectus:

  •
  TriQuint's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (file number 0-22660) (filed March 28, 2001).

  •
  TriQuint's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (filed May 11, 2001).

  •
  TriQuint's Current Report on Form 8-K dated May 15, 2001 (filed May 16, 2001).

  •
  TriQuint's Current Report on Form 8-K dated May 15, 2001 (filed May 18, 2001).

  •
  TriQuint's Current Report on Form 8-K dated May 29, 2001 (filed May 30, 2001).

  •
  TriQuint's Definitive Proxy Statement on Schedule 14A (filed April 16, 2001).

  •
  The description of TriQuint's common stock contained in TriQuint's Registration Statement on Form 8-B (filed February 18, 1997), including any amendment or report filed for the purpose of updating such description.

  •
  The description of TriQuint's preferred stock purchase rights contained in TriQuint's Registration Statement on Form 8-A (filed July 24, 1998), including any amendment or report filed for the purpose of updating such description.

    Any statement contained in a document incorporated or deemed to be incorporated by reference into this joint proxy statement/prospectus will be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus to the extent that a statement contained in this joint proxy statement/prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this joint proxy statement/prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.

    The documents incorporated by reference into this joint proxy statement/prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this joint proxy statement/prospectus (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this joint proxy statement/prospectus) to any person, without charge, upon written or oral request. Any request for documents should be made by July 5, 2001 to ensure timely delivery of the documents.

Requests for documents or information regarding the merger relating to Sawtek should be directed to:	Requests for documents or information regarding the merger relating to TriQuint should be directed to:
Sawtek Inc. 1818 South Highway 441 Apopka, Florida 32703	TriQuint Semiconductor, Inc. 2300 N.E. Brookwood Parkway Hillsboro, Oregon 97124
By email: cnickers@sawtek.com By telephone: (407) 886-8860	By email: swelty@tqs.com By telephone: (503) 615-9000
or
FiComm Investor Relations 2350 NE Griffin Oaks Street, Suite 900 Hillsboro, Oregon 97124
By email: lori.brooks@ficomm.com By telephone: (503) 844-8888

    We file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at:

Judiciary Plaza Room 1024 450 Fifth Street, N.W. Washington, D.C. 20549	Citicorp Center 500 West Madison Street Suite 1400 Chicago, Illinois 60661	Seven World Trade Center 13th Floor New York, New York 10048

    Reports, proxy statements and other information concerning Sawtek and TriQuint may be inspected at:

  The National Association of Securities Dealers
  1735 K Street, N.W.
  Washington, D.C. 20006

    Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy statements and other information regarding each of us. The address of the Securities and Exchange Commission website is http://www.sec.gov.

    TriQuint has filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to the TriQuint common stock to be issued to Sawtek shareholders in the merger. This joint proxy statement/prospectus constitutes the prospectus of TriQuint filed as part of the registration statement. This joint proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The registration statement and its exhibits are available for inspection and copying as set forth above.

    This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities pursuant to this joint proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this joint proxy statement/prospectus by reference or in our affairs since the date of this joint proxy statement/prospectus. The information contained in this joint proxy statement/prospectus with respect to Sawtek and its subsidiaries was provided by Sawtek and the information contained in this joint proxy statement/prospectus with respect to TriQuint was provided by TriQuint.

FORWARD LOOKING STATEMENTS

    You should not rely on forward looking statements in this joint proxy statement/prospectus. This joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus contain forward looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to TriQuint's and Sawtek's financial conditions, operating results and businesses and on the expected impact of the merger on TriQuint's financial performance. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends," "may," "will," "should," "estimates," "predicts," "potential," "continue" and similar expressions to identify such forward looking statements. These forward looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward looking statements:

    Some of the factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, but are not limited to, the following possibilities:

  •
  combining the businesses of TriQuint and Sawtek may cost more than we expect;

  •
  the completion of the proposed merger may be materially delayed or prohibited;

  •
  general economic conditions or conditions in securities markets may be less favorable than we currently anticipate;

  •
  expected cost savings and revenue enhancements from the merger may not be fully realized within the expected time frame;

  •
  integrating the businesses and corporate cultures of TriQuint and Sawtek and retaining key personnel may be more difficult than we expect;

  •
  contingencies may arise of which we were not aware or of which we underestimated the significance;

  •
  our revenues after the merger may be lower than we expect;

  •
  we may lose more business or customers after the merger than we expect, or our operating costs may be higher than we expect;

  •
  the amount (both in absolute dollars and as a percentage of net sales) of TriQuint expenditures for research and development, selling, general and administrative and capital acquisitions and improvements may be materially greater or less than those expected;

  •
  development costs, anticipated completion, introduction and projected revenues from TriQuint's new and developing products and technologies may be materially different than anticipated; or

  •
  the potential disruption of TriQuint's and Sawtek's ongoing business and distraction of their respective management.

    Some of these factors and additional risks and uncertainties are further discussed under the other factors identified in this "Risk Factors" section beginning on page 23. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. TriQuint and Sawtek stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this joint proxy statement/prospectus or the date of any document incorporated by reference.

RECENT DEVELOPMENTS

    On May 23, 2001, TriQuint announced that it was revising its guidance regarding its expected revenues and operating results for the three months ending June 30, 2001. TriQuint provided revised estimates of revenues of approximately $60 million to $65 million, gross margins of approximately 35%, net income to total revenues of approximately 4% and net income per share of approximately $0.03. TriQuint also advised investors that its expectations for each of the three months ending September 30, 2001 and December 31, 2001 may be consistent with TriQuint's revised forecast for the three months ended June 30, 2001. TriQuint cited the general economic slowdown, soft bookings and delays and rescheduling of orders as primary factors affecting its outlook and anticipated operating results.

    On May 23, 2001 Sawtek also announced that it was revising its guidance regarding its expected revenues, gross profit margin and earnings per share for the three months ending June 30, 2001. Sawtek projected its revenues to be between $17 million and $19 million, gross profit margin of 33% to 39% and earnings per share of $0.06 to $0.08 for the three months ending June 30, 2001. Sawtek attributed the downward revision in its guidance to a slowdown in the economy, significant reduction in demand for components for wireless phones, lower unit prices for its products in the current quarter, a reduction in network spending by wireless phone operators, a delay in roll-out of next generation equipment and excess inventories held by its broadband customers.

SUMMARY SELECTED FINANCIAL DATA

Selected Historical Financial Data

    We are providing the following financial information to aid you in your analysis of the financial aspects of the merger. We derived this information from the audited consolidated financial statements of TriQuint and Sawtek for the periods from December 31, 1996 through December 31, 2000 with respect to TriQuint, and the fiscal years ended September 30, 1996 through 2000 with respect to Sawtek, and the unaudited consolidated financial statements for the interim periods presented. The interim financial data reflects normal recurring adjustments, which are considered necessary to present fairly the financial information for such periods. The information is only a summary and you should read it in conjunction with each company's historical financial statements and related notes incorporated by reference in this document. The results of any interim period are not necessarily indicative of results for a full fiscal year, and historical results are not necessarily indicative of future results. All share and per share amounts have been adjusted for all stock splits completed prior to the date of this joint proxy statement/prospectus.

TriQuint's financial data

    The audited consolidated balance sheets of TriQuint as of December 31, 2000 and 1999 and the consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000 are incorporated by reference in this document. The audited consolidated balance sheets of TriQuint as of December 31, 1998, 1997 and 1996 and the consolidated statements of operations, stockholders' equity and cash flows for each of the years ended December 31, 1997 and 1996 are not included or incorporated by reference in this document. The selected historical financial data of TriQuint as of and for the three months ended March 31, 2001 and 2000 has been derived from TriQuint's unaudited financial statements, which are incorporated by reference in this joint proxy statement/prospectus, and include, in the opinion of TriQuint's management, all adjustments consisting of normal recurring adjustments that TriQuint considers necessary to present fairly the results of operations and financial position of TriQuint in those periods.

Sawtek's financial data

    The audited consolidated balance sheets of Sawtek as of September 30, 2000 and 1999 and the consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended September 30, 2000 are incorporated by reference in this document. The audited consolidated balance sheets of Sawtek as of September 30, 1998, 1997 and 1996 and the consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended September 30, 1997 and 1996 are not included or incorporated by reference in this document. The selected historical financial data of Sawtek as of and for the six months and three months ended March 31, 2001 and 2000 has been derived from Sawtek's unaudited financial statements, which are incorporated by reference in this joint proxy statement/prospectus, and include, in the opinion of Sawtek's management, all adjustments consisting of normal recurring adjustments that Sawtek considers necessary to present fairly the results of operations and financial position of Sawtek in those periods.

TriQuint

Selected Consolidated Financial Data

(in thousands, except per share data)

	Three Months Ended March 31,		Years Ended December 31,
	2001	2000	2000	1999	1998	1997	1996
	(unaudited)
Historical Consolidated Statement of Operations Data:
Total revenues	$80,860	$59,254	$300,749	$163,663	$111,605	$71,367	$59,526
Cost of goods sold	44,792	31,170	139,688	95,069	72,784	40,028	34,258
Income (loss) from operations	17,460	13,529	95,989	23,094	(6,345)	5,633	3,435
Net income (loss)	$12,775	$10,818	$71,411	$24,956	$(3,955)	$6,860	$6,287
Net income (loss) per share:
Basic	$0.16	$0.14	$0.92	$0.38	$(0.07)	$0.14	$0.13
Diluted	$0.15	$0.13	$0.83	$0.34	$(0.07)	$0.13	$0.12
Weighted average shares:
Basic	80,272	76,120	77,687	65,184	56,398	50,240	48,268
Diluted	86,626	87,446	86,251	74,334	56,398	54,648	52,576
		As of December 31,
	As of March 31, 2001
		2000	1999	1998	1997	1996
	(unaudited)
Historical Consolidated Balance Sheet Data:
Cash, cash equivalents and short-term investments	$461,787	$460,629	$193,338	$26,062	$24,463	$32,171
Working capital	486,312	502,664	217,697	44,494	35,180	37,591
Total assets	862,285	825,416	339,941	141,306	121,418	107,596
Capital lease and installment note obligations, less current installments	1,105	1,991	4,783	9,369	12,550	9,891
Convertible subordinated notes	345,000	345,000	—	—	—	—
Total stockholders' equity	446,024	430,687	301,916	107,615	90,038	80,246
Book value per common share	$5.54	$5.38	$3.99	$1.88	$1.77	$1.63

Sawtek

Selected Consolidated Financial Data

(in thousands, except per share data)

	Six Months Ended March 31,		Three Months Ended March 31,		Fiscal Years Ended September 30,
	2001	2000	2001	2000	2000	1999	1998	1997	1996
	(unaudited)		(unaudited)
Historical Consolidated Statement of Operations Data:
Net sales	$76,120	$69,410	$28,370	$37,612	$159,841	$100,276	$97,700	$85,041	$59,173
Cost of goods sold	32,827	28,424	13,379	14,930	64,283	42,224	44,811	38,569	28,338
Income from operations	31,855	31,911	9,420	17,761	74,897	42,469	37,903	31,490	6,005
Net income (loss)	$29,350	$22,803	$9,269	$12,620	$79,282	$30,684	$26,205	$20,719	$(220)
Net income (loss) per share:
Basic	$0.69	$0.54	$0.22	$0.30	$1.87	$0.73	$0.62	$0.50	$(0.01)
Diluted	$0.68	$0.52	$0.22	$0.29	$1.82	$0.72	$0.60	$0.49	$(0.01)
Weighted average shares:
Basic	42,509	42,396	42,414	42,470	42,498	41,946	42,360	41,092	34,734
Diluted	43,032	43,668	42,969	43,724	43,667	42,815	43,356	42,668	40,486
		As of September 30,
	As of March 31, 2001
		2000	1999	1998	1997	1996
	(unaudited)
Historical Consolidated Balance Sheet Data:
Cash, cash equivalents and short-term investments	$166,210	$144,343	$115,274	$84,131	$58,073	$27,743
Working capital	205,116	187,461	135,200	98,929	68,658	36,307
Total assets	275,208	259,488	191,579	148,710	120,506	75,524
Long-term debt, less current installments	—	—	1,790	2,169	2,868	3,907
Total shareholders' equity	262,491	243,436	158,399	123,877	98,218	62,086
Book value per common share	$6.21	$5.71	$3.75	$2.95	$2.34	$1.55

SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

    We are providing the following summary unaudited pro forma combined condensed financial data to give you a better picture of what the results of operations and financial position of the combined businesses of TriQuint and Sawtek might have looked like had the merger occurred at an earlier date. These statements give effect to the merger accounted for using the pooling of interests method of accounting. This information is provided for illustrative purposes only and does not show what the results of operations or financial position of TriQuint would have been if the merger actually occurred on the dates assumed. In addition, this information is not an indicator of what TriQuint's future consolidated operating results or consolidated financial position will be.

How the pro forma financial data were prepared

    The selected unaudited pro forma combined financial data give effect to the proposed merger on a pooling of interest basis. The unaudited pro forma combined financial data are based on the respective historical consolidated financial statements and the notes thereto, which are incorporated by reference in this joint proxy statement/prospectus. The unaudited pro forma combined balance sheet assumes that the merger took place on March 31, 2001 and combines TriQuint's March 31, 2001 unaudited consolidated balance sheet with Sawtek's March 31, 2001 unaudited consolidated balance sheet. The unaudited pro forma combined statements of operations assume that the merger took place as of the beginning of the periods presented. TriQuint's unaudited consolidated statement of operations for the three months ended March 31, 2001 has been combined with Sawtek's unaudited consolidated statement of income for the three months ended March 31, 2001, which represents Sawtek's second quarter results. TriQuint's audited consolidated statement of operations for the years ended December 31, 2000, 1999 and 1998 have been combined with Sawtek's audited consolidated statement of income for the fiscal years ended September 30, 2000, 1999 and 1998, respectively. The unaudited pro forma combined statement of operations for the annual periods do not present like periods. The use of different closing dates is necessary as each entity has different year ends. The pro forma reporting with respect to combining TriQuint and Sawtek's results with different fiscal year ends that are within 93 days and is in accordance with Securities and Exchange Commission guidance. The periods combined for the purpose of presenting the unaudited pro forma combined financial data are not necessarily indicative of the periods expected to be combined after the date of the closing of the merger.

    The unaudited pro forma combined financial data are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operation of future periods or the results that actually would have been realized had the entities been a single entity during these periods. The unaudited pro forma combined financial data are derived from the unaudited pro forma combined financial statements incorporated by reference in this joint proxy statement/prospectus and should be read in conjunction with those statements and related notes. See "Unaudited Pro Forma Combined Financial Statements."

These pro forma financial statements have been based on assumptions

    We prepared these statements on the basis of assumptions described in the notes. The pro forma adjustments made in connection with the development of the pro forma information are preliminary and have been made solely for purposes of developing such pro forma information for illustrative purposes necessary to comply with the disclosure requirements of the Securities and Exchange Commission. The unaudited pro forma combined financial statements do not purport to be indicative of the results of operations for future periods or the combined financial position or the results that actually would have been realized had the entities been a single entity during these periods.

Charges resulting from the acquisition

    TriQuint and Sawtek estimate that they will incur direct transaction costs of approximately $7 million associated with the merger. The unaudited pro forma combined balance sheet gives effect to such charges as if they had been incurred as of March 31, 2001, but the effects of these costs have not been reflected in the unaudited pro forma combined statements of operations as they are non-recurring in nature. These charges will be reflected in TriQuint's consolidated financial statements in the period in which the merger is consummated.

You should read these summary pro forma financial statements with the historical financial statements

    The TriQuint summary unaudited pro forma combined condensed financial data should be read in conjunction with the TriQuint unaudited pro forma combined condensed financial statements and the related notes, which begin on page 98. They should also be read in conjunction with the audited and unaudited financial statements of TriQuint and Sawtek which are incorporated by reference in this document. The TriQuint summary unaudited pro forma combined condensed financial data are not necessarily indicative of what the actual results of operations and financial position would have been had the merger taken place on January 1, 2001, 2000, 1999 and 1998 or March 31, 2001, and do not indicate future results of operations or financial position.

TriQuint and Sawtek

Selected Unaudited Pro Forma Combined Financial Data

(in thousands, except per share data)

		Years Ended December 31,
	Three Months Ended March 31, 2001
		2000	1999	1998
Pro forma combined statements of operations data:
Total revenues	$109,230	$460,590	$263,939	$209,305
Cost of goods sold	58,171	203,971	137,293	117,595
Income from operations	26,880	170,886	65,563	31,558
Net income	$22,044	$150,693	$55,640	$22,250
Net income per share(1):
Basic	$0.17	$1.19	$0.49	$0.21
Diluted(3)	$0.16	$1.10	$0.45	$0.20
Weighted average shares:
Basic	129,078	126,589	113,451	105,142
Diluted(3)	136,070	136,499	123,601	108,990
	As of March 31, 2001
Pro forma combined balance sheet data:
Cash, cash equivalents and short-term investments	$627,997
Working capital	684,428
Total assets	1,137,493
Capital lease and installment note obligations, less current installments	1,105
Convertible subordinated notes	345,000
Total stockholders' equity	703,734
Book value per common share(2)	$5.45

(1)
The pro forma combined basic and diluted net income per share are computed by dividing pro forma combined net income by the pro forma combined weighted-average number of common and common equivalent shares outstanding of TriQuint and Sawtek for each period at an assumed exchange ratio of 1.1507 shares of TriQuint common stock for each share of Sawtek common stock.

(2)
The pro forma combined book value per share is computed by dividing pro forma combined stockholders' equity by the pro forma number of shares of common stock outstanding at the balance sheet date at an assumed exchange ratio of 1.1507 shares of TriQuint common stock for each share of Sawtek common stock.

(3)
Shares used in the diluted calculation of unaudited pro forma combined net income per share are adjusted for the effect of the combined net income position. TriQuint's net loss for the year ended December 31, 1998 resulted in anti-dilutive shares not included in the dilutive less per common share amounts. TriQuint and Sawtek had pro forma combined net income for fiscal year 1998, resulting in the 2,702 anti-dilutive shares of TriQuint becoming dilutive.

Comparative Per Share Information

    The following table summarizes per share information for TriQuint and Sawtek on a historical, pro forma combined and equivalent pro forma combined basis. The following information should be read in conjunction with the audited consolidated financial statements of TriQuint and Sawtek, the unaudited interim consolidated financial statements of TriQuint and Sawtek, the selected historical combined financial data and the unaudited pro forma combined financial statements included elsewhere or incorporated by reference in this joint proxy statement/prospectus. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated as of the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined companies. All per share data presented have been restated to retroactively reflect all previous stock splits.

TriQuint

		Years Ended December 31,
	Three Months Ended March 31, 2001
		2000	1999	1998
	(unaudited)
Historical Per Common Share Data:
Basic net income (loss) per share(1)	$0.16	$0.92	$0.38	$(0.07)
Diluted net income (loss) per share(1)	$0.15	$0.83	$0.34	$(0.07)
Book value per common share(2)	$5.54	$5.38	$3.99	$1.88

(1)
The historical basic net income per share is computed by dividing net income (loss) for each respective period by the number of weighted average common shares outstanding during the respective time period. The historical diluted net income (loss) per share is computed by dividing net income (loss) from each respective period by the common equivalent shares outstanding during the respective time period.

(2)
The historical book value per share is computed by dividing total stockholders' equity at the end of each respective period by the number of common shares outstanding at the end of each respective period, restated to reflect all previous stock splits.

Sawtek

		Fiscal Years Ended September 30,
	Three Months Ended March 31, 2001
		2000	1999	1998
	(unaudited)
Historical Per Common Share Data:
Basic net income per share(1)	$0.22	$1.87	$0.73	$0.62
Diluted net income per share(1)	$0.22	$1.82	$0.72	$0.60
Book value per common share(2)	$6.21	$5.71	$3.75	$2.95

(1)
The historical basic net income per share is computed by dividing net income for each respective period by the number of weighted average common shares outstanding during the respective time period. The historical diluted net income per share is computed by dividing net income from each respective period by the common equivalent shares outstanding during the respective time periods.

(2)
The historical book value per share is computed by dividing total shareholders' equity at the end of each respective period by the number of common shares outstanding at the end of each respective period, restated to reflect all previous stock splits.

Unaudited Pro Forma Combined and Equivalent Pro Forma Combined

	Three Months Ended March 31, 2001	Years Ended December 31,
		2000	1999	1998
Pro Forma Combined per TriQuint Common Share Data:
Basic net income per share(1)(2)	$0.17	$1.19	$0.49	$0.21
Diluted net income per share(1)(2)(5)	$0.16	$1.10	$0.45	$0.20
Book value per common share(1)(3)	$5.45
Equivalent Pro Forma Combined Per Sawtek Common Share Data:
Basic net income per share(4)	$0.20	$1.37	$0.56	$0.24
Diluted net income per share(4)(5)	$0.18	$1.27	$0.52	$0.23
Book value per common share(4)	$6.27

(1)
The unaudited pro forma combined basic and diluted net income per TriQuint common share data is based upon the unaudited pro forma combined net income divided by the unaudited pro forma combined, weighted average number of common and common equivalent shares outstanding of TriQuint and Sawtek of each respective period at an assumed exchange ratio of 1.1507 shares of TriQuint common stock for each share of Sawtek common stock. The unaudited pro forma combined and equivalent pro forma combined basic and diluted net income per TriQuint common share data are based upon the unaudited pro forma combined net income divided by the unaudited pro forma combined weighted average number of common and common equivalent shares outstanding, respectively, of TriQuint and Sawtek of each respective period, at an assumed exchange ratio of 1.1507 shares of TriQuint common stock for each share of Sawtek common stock. The unaudited pro forma combined net income for December 31, 2000, 1999 and 1998 combines TriQuint's fiscal year end of December 31, 2000, 1999 and 1998 with Sawtek's fiscal year end of September 30, 2000, 1999 and 1998, respectively. The unaudited pro forma combined and equivalent pro forma combined data for annual periods do not present like periods. The use of different closing dates is necessary as each entity has different year ends. The pro forma reporting with respect to combining TriQuint and Sawtek's results with different fiscal year ends that are within 93 days is in accordance with Securities and Exchange Commission guidance.

(2)
The unaudited pro forma combined basic and diluted net income per TriQuint share is computed by dividing the unaudited pro forma combined net income for each respective period by the unaudited pro forma combined weighted-average common and common equivalent shares outstanding for each respective period.

(3)
The unaudited pro forma combined book value per TriQuint share is computed by dividing the unaudited pro forma combined stockholders' equity at the end of each respective period by the number of combined common shares outstanding at the end of the period, at an assumed exchange ratio of 1.1507 shares of TriQuint common stock for each share of Sawtek common stock.

(4)
The unaudited equivalent pro forma combined basic and diluted net income per Sawtek share amounts and the unaudited equivalent pro forma book value per Sawtek share amount are calculated by multiplying the respective unaudited pro forma combined TriQuint per share amounts by an assumed exchange ratio of 1.1507 shares of TriQuint common stock for each share of Sawtek common stock.

(5)
Shares used in the diluted calculation of unaudited pro forma combined net income per share are adjusted for the effect of the combined net income position. TriQuint's net loss for the year ended December 31, 1998 resulted in anti-dilutive shares not included in the dilutive loss per common share amounts. TriQuint and Sawtek had a pro forma combined net income position for fiscal year 1998, resulting in the TriQuint 2,702 anti-dilutive shares becoming dilutive.

COMPARATIVE PER SHARE MARKET PRICE DATA

    TriQuint common stock is traded on the Nasdaq National Market under the symbol "TQNT." Sawtek common stock is traded on the Nasdaq National Market under the symbol "SAWS." Because the market price of TriQuint common stock that you will receive in the merger may increase or decrease before the merger, you are urged to obtain current market quotations.

    The following table sets forth, for the quarters indicated, the high and low prices per share of TriQuint common stock and Sawtek common stock as reported on the Nasdaq National Market. TriQuint common stock began trading on the Nasdaq National Market on December 13, 1993 and Sawtek common stock began trading on the Nasdaq National Market on May 1, 1996.

	Sawtek Common Stock		TriQuint Common Stock
	High	Low	High	Low
2001
Quarter Ended March 31, 2001	$50.05	$15.13	$49.38	$14.25
Quarter Ending June 30, 2001 (through June 11, 2001)	32.98	14.05	32.73	10.25
2000
Quarter Ended March 31, 2000	$93.50	$43.75	$67.75	$25.31
Quarter Ended June 30, 2000	77.25	35.25	66.63	23.75
Quarter Ended September 31, 2000	73.75	34.88	59.25	30.56
Quarter Ended December 31, 2000	80.44	28.25	61.56	21.00
1999
Quarter Ended March 31, 1999	$17.59	$8.75	$4.46	$2.58
Quarter Ended June 30, 1999	23.63	15.25	10.21	3.11
Quarter Ended September 31, 1999	40.75	22.31	18.08	9.12
Quarter Ended December 31, 1999	67.25	32.50	28.44	13.58

    The following table sets forth the closing prices per share of TriQuint common stock as reported on the Nasdaq National Market and the closing prices per share of Sawtek common stock as reported on the Nasdaq National Market on (a) May 15, 2001, the last full trading day preceding public announcement that TriQuint and Sawtek had entered into the merger agreement and (b) June 11, 2001, the last full trading day for which it was practicable to obtain closing prices at the time of the printing of this joint proxy statement/prospectus.

	Sawtek Common Stock	TriQuint Common Stock
May 15, 2001	$26.01	$26.00
June 11, 2001	$19.66	$17.35

    Because the market price of TriQuint common stock that a Sawtek shareholder will receive in the merger may increase or decrease before completion of the merger, Sawtek shareholders are urged to obtain current market quotations.

DIVIDEND POLICY

    Neither TriQuint nor Sawtek has paid cash dividends on their common stock. After the merger is completed, TriQuint does not anticipate paying any cash dividends and is prohibited from doing so under its indenture with the trustee for its outstanding 4% subordinated convertible notes due 2007 and certain of its other agreements with lenders.

RISK FACTORS

    In evaluating the merger, you should carefully consider the discussion of risks and uncertainties below and you should refer to the matters discussed under the caption "Forward Looking Statements" in this Joint Proxy Statement/Prospectus on page 12.

    By voting in favor of the merger, you will be choosing to invest in TriQuint common stock. An investment in TriQuint common stock involves a high degree of risk. By voting in favor of the share issuance, current TriQuint stockholders will face dilution of their ownership interest in TriQuint. In addition to the other information contained in this joint proxy statement/prospectus, you should carefully consider all of the following risk factors relating to the proposed merger, the combined company, TriQuint and Sawtek in deciding whether to vote for the merger.

Risks Related to the Merger

The value of TriQuint common stock issued in the merger will depend on its market price at the time of the merger, and no adjustment will be made as a result of changes in the market price of TriQuint or Sawtek common stock.

    At the closing of the merger, each share of Sawtek common stock will be exchanged for 1.1507 shares of TriQuint common stock. This exchange ratio will not be adjusted for changes in the market price of TriQuint common stock or Sawtek common stock. In addition, neither TriQuint nor Sawtek may terminate or renegotiate the merger agreement, and Sawtek may not resolicit the vote of its shareholders, solely because of changes in the market price of TriQuint common stock or Sawtek common stock. Any reduction in TriQuint's common stock price will result in Sawtek shareholders receiving less than current market value in the merger at closing. Sawtek shareholders will not know the exact then current market value of TriQuint's common stock to be issued to them in the merger at the time of the special meeting of Sawtek shareholders.

    The market price of TriQuint's common stock, like that of the shares of many other technology companies, has been and is expected to continue to be volatile. For example, during the twelve months ended on March 31, 2001, TriQuint common stock traded as high as $66.63 per share and as low as $14.25 per share. The market price of TriQuint common stock is expected to continue to fluctuate significantly in response to various factors, including:

  •
  announcements of developments relating to TriQuint's business;

  •
  fluctuations in TriQuint's operating results;

  •
  general conditions in the semiconductor industry or the domestic and worldwide economies;

  •
  a shortfall in revenue or earnings from securities analysts' expectations or other changes in financial estimates by securities analysts;

  •
  announcements of technological innovations or new products or enhancements by TriQuint or its competitors;

  •
  TriQuint's ability to protect and exploit its intellectual property;

  •
  developments in patent, copyright or other intellectual property rights; and

  •
  developments in its relationships with customers, distributors and suppliers.

    In recent years the stock market in general, and the market for shares of high technology stocks in particular, have experienced extreme price fluctuations, which have often been unrelated to the operating performance of affected companies. There can be no assurance that the market price of TriQuint's common stock will not experience significant fluctuations in the future, including fluctuations that are unrelated to TriQuint's performance.

Sawtek executive officers and directors have interests that may influence them to support and approve the merger.

    Some of the directors and executive officers of Sawtek will receive continuing indemnification against liabilities and have Sawtek stock, stock options and employment offers that provide them with interests in the merger that are different from, or are in addition to, your interests in the merger. In addition, upon the completion of the merger, if terminated or constructively terminated, Messrs. Anemogiannis and Link will also be entitled to continue to participate in the Sawtek employee stock ownership plan and will be entitled to receive severance payments. As a result, these directors and officers may be more likely to vote to adopt and approve the merger agreement and approve the merger than if they did not have these interests. See the section entitled "The Merger—Interests of Sawtek Directors and Officers in the Merger" beginning on page 78 of this document.

TriQuint will face significant challenges in integrating TriQuint and Sawtek and, as a result, may not realize the expected benefits of the merger.

    Integrating the operations, systems and personnel of TriQuint and Sawtek will be a complex process; and TriQuint is uncertain that the integration will be completed in a timely manner or will achieve the anticipated benefits of the merger. The challenges involved in this integration include:

  •
  retaining existing customers and business partners of each company;

  •
  retaining and integrating management and other key employees of both TriQuint and Sawtek;

  •
  coordinating research and development activities to enhance introduction of new products, services and technologies;

  •
  combining product and service offerings effectively and quickly;

  •
  transitioning all systems to a common information technology system;

  •
  persuading employees that the business cultures of TriQuint and Sawtek are compatible;

  •
  offering integrated products and services of TriQuint and Sawtek to each other's customers and partners;

  •
  bringing together the companies' marketing efforts so that the industry receives useful information about the merger; and

  •
  developing, maintaining and combining uniform standards, controls, procedures and policies.

    It is not certain that TriQuint and Sawtek can be successfully integrated in a timely manner or at all or that any of the anticipated benefits will be realized. Risks associated with the integration of the companies include:

  •
  the impairment of relationships with employees, customers and business partners as a result of the integration of management and other key personnel;

  •
  the potential disruption of TriQuint's ongoing business and distraction of its management;

  •
  the difficulty of incorporating acquired technology and rights into the product and service offerings of TriQuint; and

  •
  unanticipated expenses related to integration of the two companies.

    The combined company may not succeed in addressing these risks or any other problems encountered in connection with the merger. The diversion of the attention of TriQuint's management and any difficulties encountered in the process of combining the companies could cause the disruption of, or a loss of momentum in, the activities of TriQuint's business. Further, neither TriQuint nor Sawtek can assure you that the growth rate of the combined company will equal the historical growth rates experienced by TriQuint or Sawtek.

If TriQuint does not successfully integrate Sawtek or the merger's benefits do not meet the expectations of investors or financial or industry analysts, the market price of TriQuint common stock may decline.

    The market price of TriQuint common stock may decline as a result of the merger if:

  •
  the integration of TriQuint and Sawtek is not completed in a timely and efficient manner;

  •
  perceived benefits of the merger are not achieved as rapidly as, or to the extent anticipated by financial or industry analysts;

  •
  TriQuint's assumptions about Sawtek's business model and operations, considered on a stand-alone basis, such as the ability of Sawtek to introduce radio frequency front end modules at cost-effective prices and to continue to execute its strategic plan, may prove incorrect;

  •
  the effect of the merger on the combined company's financial results is not consistent with the expectations of financial or industry analysts; or

  •
  significant stockholders of TriQuint following the merger decide to dispose of their shares because the results of the merger are not consistent with their expectations.

Failure to complete the merger could negatively impact the market price of Sawtek common stock and TriQuint common stock.

    If the merger is not completed for any reason, Sawtek and TriQuint will be subject to a number of material risks, including:

  •
  the provision in the merger agreement which provides that Sawtek could be required to pay TriQuint a termination fee in the amount of $39.2 million;

  •
  the market price of Sawtek common stock and TriQuint common stock may decline to the extent that the current market price of such shares reflects a market assumption that the merger will be completed;

  •
  costs related to the merger, such as legal and accounting fees and a portion of the investment banking fees, must be paid even if the merger is not completed;

  •
  benefits that TriQuint expects to realize from the merger, such as the potentially enhanced competitive position of the combined company, would not be realized; and

  •
  the diversion of management attention from the day-to-day business of Sawtek, the scaling back of marketing and capital spending and the unavoidable disruption to its employees and its relationships with customers and suppliers, during the period before consummation of the merger, may make it difficult for Sawtek to regain its financial and market position if the merger does not occur.

    If the merger is terminated and the Sawtek board of directors seeks another merger or business combination, Sawtek shareholders cannot be certain that Sawtek will be able to find a partner willing to pay an equivalent or more attractive price than the price to be paid by TriQuint in the merger.

During the pendency of the merger, Sawtek may not be able to enter into a merger or business combination with another party at a favorable price because of restrictions in the merger agreement.

    Until the merger is completed or the merger agreement is terminated, subject to specified exceptions, Sawtek is prohibited from entering into or soliciting, initiating or encouraging any inquiries or proposals that may lead to a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, tender offer, sale of shares of capital stock or other similar transactions with any person or entity other than TriQuint. As a result of these prohibitions, Sawtek may not be able to enter into an alternative transaction at a favorable price.

Uncertainties associated with the merger may cause Sawtek to lose key personnel.

    Current and prospective Sawtek employees may experience uncertainty about their future roles with TriQuint. This uncertainty may adversely affect Sawtek's ability to attract and retain key management, sales, marketing and technical personnel.

Failure to qualify for pooling of interests accounting treatment may harm the future operating results of the combined company.

    If events occur that cause the merger to fail to qualify for pooling of interests accounting treatment, the purchase method of accounting would apply. Purchase accounting treatment would have a negative impact on the reported operating results of the combined company. Under purchase accounting, TriQuint would record the estimated fair value of TriQuint common stock issued in the merger in exchange for ordinary shares and vested options to acquire ordinary shares of Sawtek as the cost of acquiring Sawtek. A portion of the purchase price would be charged to in process research and development expense. The remainder would be allocated to the net assets acquired, with the excess of the estimated fair value of TriQuint common stock issued in the merger over the fair value of net assets acquired recorded as goodwill or other intangible assets. This goodwill and other intangible assets would be amortized or written down in future periods as charges reducing income. The Financial Accounting Standards Board (FASB) has issued an Exposure Draft (Draft), Business Combinations and Intangible Assets-Accounting for Goodwill, that proposes significant changes to the current accounting for goodwill and intangible assets. Currently, the Draft would require companies to discontinue the current practice of amortizing goodwill over its useful life and instead require companies to perform impairment tests when certain events or circumstances indicate that the fair value of goodwill may be less than the carrying amount. The estimated fair value of TriQuint common stock to be issued in the merger is much greater than the historical net book value at which Sawtek carries its assets in its accounts.

The merger will result in substantial costs whether or not completed.

    The merger will result in significant costs to TriQuint and Sawtek. Costs associated with combining the operations of the two companies are difficult to estimate. Direct transaction costs are estimated at approximately $7.0 million. These costs are expected to consist primarily of fees for investment bankers, attorneys, accountants, filing fees and financial printing. The aggregate amount of these costs may be greater than currently anticipated. A substantial amount of these costs will be incurred whether or not the merger is completed.

TriQuint's certificate of incorporation and bylaws include anti-takeover provisions, which may deter or prevent a takeover attempt.

    Some provisions of TriQuint's certificate of incorporation and bylaws and provisions of Delaware law may deter or prevent a takeover attempt, including a takeover that might result in a premium over the market price for its common stock. These provisions include:

    Stockholder proposals and nominations.  TriQuint's stockholders must give advance notice, generally 120 days prior to the relevant meeting, to nominate a candidate for director or present a proposal to its stockholders at a meeting. These notice requirements could inhibit a takeover by delaying stockholder action.

    Stockholder rights plan.  The rights plan makes it more difficult and costly to acquire TriQuint without the consent of the board of directors.

    Preferred stock.  TriQuint's certificate of incorporation authorizes its board of directors to issue up to five million shares of preferred stock and to determine what rights, preferences and privileges such shares have. No action by TriQuint's stockholders is necessary before its board of directors can issue the preferred stock. TriQuint's board of directors could use the preferred stock to make it more difficult and costly to acquire TriQuint.

    Delaware anti-takeover statute.  The Delaware anti-takeover law restricts business combinations with some stockholders once the stockholder acquires 15% or more of TriQuint's common stock. The Delaware statute makes it harder for TriQuint to be acquired without the consent of its board of directors and management.

    In addition, the Sawtek Employee Stock Ownership and 401(k) Plan, or the KSOP, owned approximately 20% of Sawtek's outstanding common stock as of March 31, 2001 and would own approximately 6% of the combined company's common stock if the merger had occurred on or before March 31, 2001. The KSOP trustee has the right to vote all of these shares. The KSOP trustee votes the shares allocated to participants' accounts in accordance with the participants' voting directions and votes in its sole discretion with respect to the unallocated shares. If the KSOP trustee were to vote against or oppose a proposed acquisition of the combined company, a potential acquirer might be discouraged from acquiring the combined company even though the holders of a majority of the shares of its common stock were in favor of the acquisition.

Risks Associated with Combined Company Operations

Some executive officers and key personnel are critical to the business of the combined company and these officers and key personnel may not remain with the company in the future.

    The success of the combined company following the merger depends upon the continued service of some executive officers and other key personnel. Upon completion of the merger, Raymond A. Link, Sawtek's chief financial officer and vice president of finance, will become TriQuint's vice president, finance and administration, chief financial officer and secretary. Kimon Anemogiannis, chief executive officer and president of Sawtek, will remain the president of the Sawtek subsidiary of TriQuint. If the combined company loses the services of Steven J. Sharp, president and chief executive officer of TriQuint, Mr. Anemogiannis or Mr. Link or one or more of its other executive officers or key employees, or if one or more of these individuals decides to join a competitor or otherwise compete directly or indirectly with the combined company, the combined company's business, operating results and financial condition could be seriously harmed.

The combined company's operating results may fluctuate substantially, which may cause its stock price to fall.

    TriQuint's and Sawtek's quarterly and annual results of operations have varied in the past, and the combined company's operating results may vary significantly in the future due to a number of factors including, but not limited to, the following:

  •
  cancellation or delay of customer orders or shipments;

  •
  the combined company's success in achieving design wins in which its products are designed into those of its customers;

  •
  market acceptance of the combined company's products and those of its customers;

  •
  variability of the life cycles of its customers' products;

  •
  variations in manufacturing yields;

  •
  timing of announcements and introduction of new products by the combined company and its competitors;

  •
  changes in the mix of products the combined company sells;

  •
  declining average sales prices for the combined company's products;

  •
  ability to integrate existing and newly developed technologies;

  •
  changes in manufacturing capacity and variations in the utilization of that capacity;

  •
  variations in operating expenses;

  •
  the long sales cycles associated with customer-specific products;

  •
  the timing and level of product and process development costs;

  •
  performance of vendors and subcontractors;

  •
  realization of research and development efforts;

  •
  variations in raw material quality and costs;

  •
  delays in new process qualification or delays in transferring processes;

  •
  the cyclicality of the semiconductor and mobile phone component industries;

  •
  the timing and level of nonrecurring engineering revenues and expenses relating to customer-specific products; and

  •
  significant changes in the combined company's, its consignment warehouses and its customers' inventory levels.

    TriQuint and Sawtek expect that the combined company's operating results will continue to fluctuate in the future as a result of these and other factors. Any unfavorable changes in these or other factors could cause the combined company's results of operations to suffer as they have in the past, based upon some of these factors. Due to potential fluctuations, TriQuint and Sawtek believe that period-to-period comparisons of their individual or the combined company's results of operations are not and will not be necessarily meaningful and should not be relied upon as indicators of the combined company's future performance.

    If the combined company's operating results are not within the market's expectations, then its stock price may fall. The public stock markets have experienced, and are currently experiencing, extreme price and trading volume volatility, particularly in high technology sectors of the market. This volatility has significantly affected the market prices of securities of many technology companies for reasons frequently unrelated to or disproportionately impacted by the operating performance of these companies. These broad market fluctuations may adversely affect the market price of its common stock.

The combined company will rely on a limited number of customers for a substantial part of its revenues.

    Sales to a limited number of customers have accounted for a significant portion of each of TriQuint's and Sawtek's revenues in each fiscal period. TriQuint and Sawtek expect that sales to a limited number of customers will continue to account for a substantial portion of the combined company's total revenues in future periods. TriQuint and Sawtek each has experienced periods in which sales to some of their respective major customers, as a percentage of total revenues, have fluctuated due to delays or failures to place expected orders.

    Neither TriQuint nor Sawtek generally have long-term agreements with their respective customers. Customers generally purchase their respective products pursuant to cancelable short-term purchase orders. TriQuint's and Sawtek's results of operations have been negatively affected in the past by the failure of anticipated orders to materialize and by delays in or cancellations of orders. If the combined company were to lose a major customer or if orders by or shipments to a major customer were to otherwise decrease or be delayed, its results of operations would be harmed.

    A few large customers have accounted for a significant portion of Sawtek's net sales. During the first six months of fiscal 2001, sales to Sawtek's top five and 10 customers accounted for approximately 54% and 75% of its total net sales, respectively. Sales to Sawtek's top 10 customers accounted for approximately 72%, 70% and 76% of net sales in fiscal years 2000, 1999 and 1998, respectively.

    Motorola, Sawtek's largest customer, accounted for approximately 19% and 26% of its total net sales during the three and six months ended March 31, 2001, and Sawtek believes it will continue to account for a high percentage of net sales during the remainder of fiscal 2001. Motorola accounted for 25% and 23% of net sales in fiscal years 2000 and 1999, respectively.

The combined company's operating results may suffer due to fluctuations in demand for semiconductors and mobile phone components.

    From time to time, the semiconductor industry has experienced significant downturns and wide fluctuations in product supply and demand, often in connection with, or in anticipation of, maturing product cycles and declines in general economic conditions. This cyclicality has led to significant imbalances in demand, inventory levels and production capacity. It has also accelerated the decrease of average selling prices per unit. TriQuint and Sawtek have experienced, and may experience again, periodic fluctuations in its financial results because of these or other industry-wide conditions. TriQuint and Sawtek expect that the current decline in demand for semiconductor components and surface acoustic wave devices, including theirs, could last throughout 2001, if not longer. For example, if demand for communications applications were to decrease substantially, demand for the semiconductor components and surface acoustic wave devices in these applications would also decline, which would negatively affect the combined company's operating results.

The combined company will depend on the continued growth of communications markets.

    TriQuint and Sawtek derive all of their product revenues from sales of products for communication applications, specifically the mobile phone market, optical market, broadband wireless market and other wireless markets. These markets are characterized by the following:

  •
  intense competition;

  •
  rapid technological change; and

  •
  short product life cycles, especially in the wireless market.

    In the last few years, the communications markets have grown rapidly; however, these markets may not continue to grow or may experience a significant slowdown. In general, the communications markets are currently experiencing and may continue to experience softness, which will impact the combined company across all markets in which it operates. Additionally, if these markets do not recover and demand for communications applications declines, the combined company's operating results could suffer.

    Products for communications applications are often based on industry standards, which are continually evolving. The combined company's future success will depend, in part, upon its ability to successfully develop and introduce new products based on emerging industry standards, which could render its existing products unmarketable or obsolete. If communications markets evolve to new standards, the combined company may be unable to successfully design and manufacture new products that address the needs of its customers or that will meet with substantial market acceptance.

The combined company will face risks from failures in its manufacturing processes.

    The fabrication of integrated circuits, particularly those made of gallium arsenide, is a highly complex and precise process. TriQuint's integrated circuits are currently manufactured from four-inch round wafers made of gallium arsenide. Sawtek's products are manufactured primarily from four-inch quartz wafers. During manufacturing, each wafer is processed to contain numerous die, the individual integrated circuits or surface acoustic wave die. The combined company may reject or be unable to sell a substantial percentage of wafers or the die on a given wafer because of:

  •
  minute impurities;

  •
  difficulties in the fabrication process, such as failure of special equipment, operator error or power outages;

  •
  defects in the masks used to print circuits on a wafer;

  •
  electrical performance;

  •
  wafer breakage; or

  •
  other factors.

    We refer to the proportion of final good integrated circuits that have been processed, assembled and tested relative to the gross number of integrated circuits that could be constructed from the raw materials as our respective manufacturing yields. Compared to the manufacture of silicon integrated circuits, gallium arsenide technology is less mature and more difficult to design and manufacture within specifications in large volume. In addition, the more brittle nature of gallium arsenide wafers can result in lower manufacturing yields than with silicon wafers. TriQuint has in the past experienced lower than expected manufacturing yields, which have delayed product shipments and negatively impacted its results of operations. The combined company may experience difficulty maintaining acceptable manufacturing yields in the future.

    In addition, the maintenance of the combined company's fabrication facilities in Florida, Oregon and Texas and its manufacturing facility in San Jose, Costa Rica are subject to risks, including:

  •
  the demands of managing and coordinating workflow between geographically separate production facilities;

  •
  disruption of production in one of its facilities as a result of a slowdown or shutdown in its other facility; and

  •
  higher operating costs from managing geographically separate manufacturing facilities.

The manufacturing facilities of the combined company are located in areas prone to natural disasters.

    Sawtek has manufacturing and production facilities located in Orlando, Florida and in San Jose, Costa Rica. Hurricanes, tropical storms, flooding, tornadoes, and other natural disasters are common events for the southeastern part of the United States and in Central America. Additionally, Sawtek's Costa Rican facility could also be affected by mud slides, earthquakes and volcanic eruptions. Any disruptions from these or other events would have a material adverse impact on the combined company's operations and financial results.

    Though Sawtek has manufacturing and assembly capabilities in both Orlando and San Jose, Sawtek is only capable of fabricating wafers in its Orlando facility. As a result, any disruption to Sawtek's

Orlando facility would have a material adverse impact on the combined company's operations and financial results.

A disruption in Sawtek's Costa Rican operations would have an adverse impact on the combined company's operating results.

    Operating a facility in Costa Rica presents additional risks of electrical disruption such as government intervention, currency fluctuations, labor disputes, limited supplies of labor, power interruption and war. Any such disruptions could have a material adverse effect on the combined company's business, results of operations and financial condition.

    During the three and six months ended March 31, 2001, net sales from Sawtek's Costa Rican operation accounted for approximately 58% and 60% of total net sales, respectively, and 44% and 48% of its operating income, respectively. During fiscal years 2000 and 1999, net sales from Sawtek's Costa Rican operation accounted for approximately 51% and 47% of its total net sales, respectively, and approximately 37% and 40% of its operating income, respectively. TriQuint and Sawtek expect Sawtek's Costa Rican operations to continue to account for a significant proportion of the combined company's overall operations in the future.

A change in Sawtek's favorable tax status in Costa Rica would have an adverse impact on the combined company's operating results.

    Sawtek's subsidiary in Costa Rica operates in a free trade zone and expects to receive a 100% exemption from Costa Rican income taxes through 2003 and a 50% exemption through 2007. During the three and six months ended March 31, 2001, this tax exemption provided Sawtek a tax saving of approximately $1.6 million and $5.7 million, respectively. During fiscal year 2000, this tax exemption provided tax savings of approximately $10.0 million, excluding the one-time gain of $16.7 million related to adjusting the prior year's deferred income taxes, and increased Sawtek's diluted earnings per share by approximately $0.23.

    The Costa Rican government is reviewing its policy on granting tax exemptions to companies located in free trade zones. To date, no changes have been made and it is uncertain if any changes will be made to the current tax structure. Any adverse change in the tax structure for Sawtek's Costa Rican subsidiary made by the Costa Rican government would have a negative impact on the combined company's net income.

If the combined company fails to sell a high volume of products, its operating results will be harmed.

    Because a large portion of their manufacturing costs are relatively fixed, TriQuint's and Sawtek's manufacturing volumes are critical to their operating results. If the combined company fails to achieve acceptable manufacturing volumes or experiences product shipment delays, its results of operations could be harmed. During periods of decreased demand, the combined company's high fixed manufacturing costs could have a negative effect on its results of operations. TriQuint and Sawtek base their expense levels in part on their respective expectations of future orders and these expense levels are predominantly fixed in the short-term. If the combined company receives fewer customer orders than expected, it may not be able to reduce its manufacturing costs in the short-term and the combined company's operating results would be harmed.

    All of TriQuint's revenues stem from the production of products for the communications markets, specifically the mobile phone market, optical market, broadband wireless market and other wireless markets. TriQuint expects that end-use customers will continue to replace their communication devices due to continued innovations, therefore continuing the demand for communications applications. However, if this demand decreases from TriQuint's historic growth, TriQuint may not be able to sustain its historic growth.

The combined company's operating results could be harmed if it loses access to sole or limited sources of materials, equipment or services.

    TriQuint and Sawtek currently obtain some components, equipment and services for its products from limited or single sources, such as ceramic and plastic packages from Kyocera Corporation and, with respect to TriQuint, chemicals and related supply chain management from Great Western Chemical Corporation. Both TriQuint and Sawtek purchase these components, equipment and services on a purchase order basis, do not carry significant inventories of components and do not have any long-term supply contracts with these vendors. TriQuint and Sawtek expect that the combined company's requirements will continue to be relatively small compared to silicon semiconductor manufacturers. Because it often does not account for a significant part of its vendors' business, the combined company may not have access to sufficient capacity from these vendors in periods of high demand. If the combined company were to change any of its sole or limited source vendors, it would be required to requalify each new vendor. Requalification could prevent or delay product shipments that could negatively affect its results of operations. In addition, the combined company's reliance on these vendors may negatively affect its production if the components, equipment or services vary in reliability or quality. If it is unable to obtain timely deliveries of sufficient quantities of acceptable quality or if the prices increase, the combined company's results of operations could be harmed.

The combined company's operating results may suffer if it is unable to successfully transfer TriQuint's manufacturing operations from its existing Dallas facility to its new Richardson, Texas facility.

    In August 2000, TriQuint completed the synthetic lease of a 420,000 square foot fabrication facility in Richardson, Texas from Micron Technology Texas, LLC. This facility is expected to provide the capacity needed to meet future demands and manufacturing. TriQuint plans to continue to operate its Dallas facility during the configuration, setup and testing of the new Richardson facility. Given the long lead times associated with bringing a new facility to a fully qualified manufacturing production status, the combined company will incur substantial expenses before achieving volume production in the Richardson facility. The transfer of TriQuint's four-inch wafer fabrication processes to the Richardson facility will involve a number of significant risks and uncertainties, including, but not limited to, manufacturing transition, startup or process problems, construction, process qualification, or equipment delays, cost overruns or shortages of equipment or materials, any of which may also adversely affect yields. Should there be delays in commencing production at the Richardson facility, the combined company may not have adequate capacity to respond to all orders during the transition. There can be no assurance that the combined company will be able to successfully transition its manufacturing operations to the Richardson facility prior to the expiration of its existing Dallas facility's lease or that the combined company will not experience difficulties in replicating critical manufacturing processes or a reduction in manufacturing output as a result. Nor has TriQuint determined whether it will seek to extend the lease for the Dallas facility. Moreover, believing that commencement of production at the Richardson facility could cause manufacturing delays, some customers may have purchased quantities of TriQuint's products in recent fiscal quarters in excess of such customers' respective immediate needs and may continue to do so. As a result, the combined company's operating results in subsequent quarters may be materially reduced. Commencing manufacturing operations at its Richardson facility could place significant strain on the combined company's management and engineering resources and result in diversion of management attention from the day-to-day operation of its business.

    The combined company's lease and operation of its own manufacturing facilities entails a high level of fixed costs. Such fixed costs consist primarily of occupancy costs, investment in manufacturing equipment, repair, maintenance and depreciation costs related to equipment and fixed labor costs related to manufacturing and process engineering. TriQuint's and Sawtek's manufacturing yields vary significantly among their respective products, depending on a given product's complexity and TriQuint's or Sawtek's, as the case may be, experience in manufacturing such product. TriQuint and Sawtek have experienced in the past and the combined company may experience in the future substantial delays in product shipments due to lower than expected production yields. However, before the combined company realizes any revenues from commencement of its manufacturing operations at the higher capacity Richardson facility, the combined company will have a significant increase in fixed and operating expenses. Once TriQuint commences volume production at the Richardson facility, the combined company's results of operations may still be adversely affected if revenue levels do not increase sufficiently to offset these additional expense levels. Because TriQuint has capitalized and intends to continue to capitalize certain costs associated with bringing the Richardson facility to commercial production, the combined company will recognize depreciation or amortization expenses thereafter. In addition, during periods of low demand, high fixed wafer fabrication costs could have a material adverse effect on the combined company's business, financial condition and results of operations.

The combined company may face fines or its facilities could be closed if it fails to comply with environmental regulations.

    Federal, state and local regulations impose various environmental controls on the storage, handling, discharge and disposal of chemicals and gases used in TriQuint's and Sawtek's manufacturing processes. For its manufacturing facility located in Hillsboro, Oregon, TriQuint provides its own manufacturing waste treatment and contract for disposal of some materials. TriQuint is required by the State of Oregon Department of Environmental Quality to report usage of environmentally hazardous materials.

    At its Richardson facility, TriQuint provides its own wastewater treatment and contracts for disposal of some materials.

    At its Dallas facility, TriQuint utilizes Texas Instruments' industrial wastewater treatment facilities and services for the pre-treatment and discharge of wastewater TriQuint generates. TriQuint's wastewater streams are commingled with those of Texas Instruments and are covered by Texas Instruments' wastewater permit.

    At its Apopka, Florida and Orlando, Florida facilities, Sawtek provides its own wastewater treatment and contracts to have all of its hazardous waste removed by a permitted transporter and taken to a permitted treatment, storage and disposal facility. At its San Jose, Costa Rica facility, Sawtek captures all solvents for recycling and disposes of all other wastes according to local regulations.

    The failure to comply with present or future regulations could result in fines being imposed on the combined company and the combined company could be required to suspend production or cease its operations. These regulations could require the combined company to acquire significant equipment or to incur substantial other expenses to comply with environmental regulations. Any failure by the combined company to control the use of, or to adequately restrict the discharge of, hazardous substances could subject the combined company to future liabilities and harm its results of operations.

The combined company will have substantial indebtedness.

    In February and March 2000, TriQuint sold $345.0 million of convertible subordinated notes in a private placement to qualified institutional buyers. As a result of the sale of notes, TriQuint incurred $345.0 million of additional indebtedness, increasing its ratio of debt to equity (expressed as a percentage) to approximately 78.3% as of March 31, 2001. TriQuint's other indebtedness is principally comprised of operating, synthetic and capital leases. TriQuint may incur substantial additional indebtedness in the future. For example, TriQuint entered into an $87.0 million synthetic lease obligation to finance the purchase of its new Richardson facility, which includes a provision to increase the lease by $18.5 million. Sawtek has no debt and has minimal operating lease expenses of less than $75,000. The level of its indebtedness, among other things, could:

  •
  make it difficult for the combined company to make payments on the notes and leases,

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  make it difficult for the combined company to obtain any necessary future financing for working capital, capital expenditures, debt service requirements or other purposes;

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  require the combined company to dedicate a substantial portion of our expected cash flow from operations to service our indebtedness, which would reduce the amount of its expected cash flow available for other purposes, including working capital and capital expenditures;

  •
  limit its flexibility in planning for or reacting to, changes in the combined company's business; and

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  make the combined company more vulnerable in the event of a downturn in its business.

    There can be no assurance that the combined company will be able to meet its debt service obligations, including its obligation under the notes.

The combined company may not be able to pay its debt and other obligations.

    If its cash flow is inadequate to meet the combined company's obligations, the combined company could face substantial liquidity problems. If the combined company is unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments on the notes, or the combined company's other obligations, the combined company would be in default under the terms thereof. Default under the indenture TriQuint has entered into with the trustee for its 4% subordinated convertible notes due 2007 would permit the holders of the notes to accelerate the maturity of the notes and could cause defaults under future indebtedness the combined company may incur. Any such default could have a material adverse effect on the combined company's business, prospects, financial condition and operating results. In addition, TriQuint and Sawtek cannot assure you that the combined company would be able to repay amounts due in respect of the notes if payment of the notes were to be accelerated following the occurrence of an event of default as defined in the indenture.

Customers may delay or cancel orders due to regulatory delays.

    The increasing demand for communications products has exerted pressure on regulatory bodies worldwide to adopt new standards for these products, generally following extensive investigation of and deliberation over competing technologies. The delays inherent in the regulatory approval process may in the future cause the cancellation, postponement or rescheduling of the installation of communications systems by the combined company's customers. These delays have in the past had and may in the future have a negative effect on its sales and its results of operations.

The combined company's revenues are at risk if it does not introduce new products and/or decrease costs.

    Historically, the average selling prices of some of TriQuint's and Sawtek's respective products have decreased over the products' lives and TriQuint and Sawtek expect them to continue to do so. To offset these decreases, TriQuint and Sawtek expect the combined company to rely primarily on achieving yield improvements and other cost reductions for existing products and on introducing new products that can often be sold at higher average selling prices. TriQuint and Sawtek believe that the combined company's future success depends, in part, on its timely development and introduction of new products that compete effectively on the basis of price and performance and adequately address customer requirements. The success of new product and process introductions depends on several factors, including:

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  proper selection of products and processes;

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  successful and timely completion of product and process development and commercialization;

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  market acceptance of the combined company's or its customers' new products;

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  achievement of acceptable manufacturing yields; and

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  the combined company's ability to offer new products at competitive prices.

    The combined company's product and process development efforts may not be successful and its new products or processes may not achieve market acceptance. To the extent that the combined company's cost reductions and new product introductions do not occur in a timely manner, its results of operations could suffer.

The combined company must improve its products and processes to remain competitive.

    If technologies or standards supported by the combined company or its customers' products become obsolete or fail to gain widespread commercial acceptance, the combined company's results of operations may be materially impacted. Because of continual improvements in semiconductor technology, including those in high performance silicon where substantially more resources are invested than in gallium arsenide, silicon germanium or surface acoustic wave-based products, TriQuint and Sawtek believe that the combined company's future success will depend, in part, on its ability to continue to improve its product and process technologies. The combined company must also develop new technologies in a timely manner. In addition, the combined company must adapt its products and processes to technological changes and to support emerging and established industry standards. TriQuint and Sawtek have and the combined company must continue to perform significant research and development into advanced material development such as indium phosphide, gallium nitride, silicon carbide and silicon germanium to compete with future technologies of its competitors. For example, TriQuint recently announced that it had entered into an agreement with Atmel Corporation to fabricate portions of its proposed silicon germanium products. These research and development efforts may not be accepted by the combined company's customers, and therefore may not go into full production in the future. The combined company may not be able to improve its existing products and process technologies, develop new technologies in a timely manner or effectively support industry standards. If the combined company fails to do so, its customers may select another gallium arsenide, silicon germanium or surface acoustic wave product or move to an alternative technology.

The combined company's results of operations may suffer if it does not compete successfully.

    The semiconductor industry is intensely competitive and is characterized by rapid technological change, rapid product obsolescence and price erosion. Currently, TriQuint competes primarily with manufacturers of high-performance silicon integrated circuits such as Applied Micro Circuits Corporation, Maxim Integrated Products Inc., Motorola, Philips Electronics N.V., and STMicroelectronics N.V. and with manufacturers of gallium arsenide integrated circuits such as Alpha Industries Inc., Anadigics Inc., Conexant Systems Inc., Fujitsu Microelectronics, Inc., Infineon Technologies AG, Raytheon, RF Micro Devices and Vitesse Semiconductor Corp. TriQuint also faces competition from the internal semiconductor operations of some of its current and potential customers. Sawtek's business is dependent upon the application of surface acoustic wave-based technology. Competing technologies, including digital filtering technology, direct conversion or any other technology that could be developed, could replace or reduce the use of surface acoustic wave filters for certain applications. Direct conversion is a process that converts an RF signal to baseband without the need for a surface acoustic wave IF filter. Qualcomm Inc., Analog Devices, Inc., Agilent Technologies, Inc. and RF Micro Devices of Greensboro, North Carolina, each produce integrated circuits for use in wireless phones and have announced products or plans to produce products that utilize direct conversion or other technologies that could reduce or eliminate surface acoustic wave filters in certain applications. Other companies, as well, may from time to time, announce products, patents or other claims relating to direct conversion or such other technologies that may reduce or eliminate certain surface acoustic wave filters. Competition from existing or potential competitors may increase due to a number of factors including, but not limited to, the following:

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  offering of new or emerging technologies;

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  mergers and acquisitions;

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  longer operating histories and presence in key markets;

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  development of strategic relationships;

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  access to a wider customer base; and

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  access to greater financial, technical, manufacturing and marketing resources.

    Additionally, manufacturers of high-performance silicon integrated circuits have achieved greater market acceptance of their existing products and technologies in some applications.

    The combined company will compete with both gallium arsenide and silicon suppliers in the wireless, data communications and telecommunications markets. In the microwave and millimeter wave markets, its competition is primarily from a limited number of gallium arsenide suppliers, which are in the process of expanding their product offerings to address commercial applications other than aerospace.

    TriQuint's and Sawtek's prospective customers are typically systems designers and manufacturers that are considering the use of gallium arsenide or silicon germanium integrated circuits or surface acoustic wave filters, as the case may be, for their high performance systems. Competition is primarily based on performance elements such as speed, complexity and power dissipation, as well as price, product quality and ability to deliver products in a timely fashion. Due to the proprietary nature of TriQuint's and Sawtek's products, competition occurs almost exclusively at the system design stage. As a result, a design win by its competitors or the combined company typically will limit further competition with respect to manufacturing a given design.

If the combined company fails to integrate any future acquisitions, its business will be harmed.

    The combined company faces risks from any future acquisitions, including the following:

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  the combined company may fail to merge and coordinate the operations and personnel of newly acquired companies with its existing business;

  •
  the combined company may experience difficulties integrating its financial and operating systems;

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  the combined company's ongoing business may be disrupted or receive insufficient management attention;

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  the combined company may not cost-effectively and rapidly incorporate the technology it acquires;

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  the combined company may not be able to recognize the cost savings or other financial benefits it anticipated;

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  the combined company may not be able to retain the existing customers of newly acquired operations;

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  the combined company's corporate culture may clash with that of the acquired businesses; and

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  the combined company may incur unknown liabilities associated with acquired businesses.

    The combined company may not successfully address these risks or any other problems that arise in connection with future acquisitions.

    TriQuint and Sawtek expect the combined company will continue to evaluate strategic opportunities available to it and may pursue product, technology or business acquisitions. In addition, in connection with any future acquisitions, the combined company may issue equity securities that could dilute the percentage ownership of its existing stockholders, the combined company may incur additional debt and be required to amortize expenses related to goodwill and other intangible assets that may negatively affect its results of operations.

If the combined company does not hire and retain key employees, its business will suffer.

    The combined company's future success depends in large part on the continued service of its key technical, marketing and management personnel. The combined company will also depend on its ability to continue to identify, attract and retain qualified technical employees, particularly highly skilled design, process and test engineers involved in the manufacture and development of our products and processes. The combined company must also recruit and train employees to manufacture its products without a substantial reduction in manufacturing yields. There are many other semiconductor companies located in the communities near its facilities and it may become increasingly difficult for the combined company to attract and retain those employees. The competition for these employees is intense, and the loss of key employees could negatively affect the combined company.

The combined company's business may be harmed if it fails to protect its proprietary technology.

    The combined company will rely on a combination of patents, trademarks, copyrights, trade secret laws, confidentiality procedures and licensing arrangements to protect its intellectual property rights. TriQuint and Sawtek currently have patents granted and pending in the United States and in foreign countries and intend to seek further international and United States patents on its technology. TriQuint and Sawtek cannot be certain that patents will be issued from any of their respective pending applications or that patents will be issued in all countries where their respective products can be sold or that any claims allowed from pending applications or will be of sufficient scope or strength to provide meaningful protection or any commercial advantage. The combined company's competitors may also be able to design around its patents. The laws of some countries in which its products are or may be developed, manufactured or sold, may not protect its products or intellectual property rights to the same extent as do the laws of the United States, increasing the possibility of piracy of its technology and products. Although TriQuint and Sawtek intend to continue to vigorously defend the combined company's intellectual property rights, the combined company may not be able to prevent misappropriation of its technology. The combined company's competitors may also independently develop technologies that are substantially equivalent or superior to its technology.

The combined company's ability to produce its semiconductors and surface acoustic wave devices may suffer if someone claims TriQuint or Sawtek infringes on its intellectual property.

    The semiconductor industry is characterized by vigorous protection and pursuit of intellectual property rights or positions, which have resulted in significant and often protracted and expensive litigation. If it is necessary or desirable, the combined company may seek licenses under such patents or other intellectual property rights. However, TriQuint and Sawtek cannot be certain that licenses will be offered or that the combined company would find the terms of licenses that are offered acceptable or commercially reasonable. The combined company's failure to obtain a license from a third party for technology it uses could cause the combined company to incur substantial liabilities and to suspend the manufacture of products. Furthermore, the combined company may initiate claims or litigation against third parties for infringement of its proprietary rights or to establish the validity of its proprietary rights. Litigation by or against the combined company could result in significant expense and divert the efforts of its technical personnel and management, whether or not the litigation results in a favorable determination. In the event of an adverse result in any litigation, the combined company could be required to:

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  pay substantial damages;

  •
  indemnify its customers;

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  stop the manufacture, use and sale of the infringing products;

  •
  expend significant resources to develop non-infringing technology;

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  discontinue the use of certain processes; or

  •
  obtain licenses to the technology.

    The combined company may be unsuccessful in developing non-infringing products or negotiating licenses upon reasonable terms, or at all. These problems might not be resolved in time to avoid harming the combined company's results of operations. If any third party makes a successful claim against the combined company or its customers and a license is not made available to the combined company on commercially reasonable terms, our business could be harmed.

    On February 26, 1999, a lawsuit was filed against 88 companies, several of which are still in litigation, including TriQuint, in the United States District Court for the District of Arizona. The suit alleges that the defendants, including TriQuint, infringe upon certain patents held by The Lemelson Medical, Education and Research Foundation, Limited Partnership. Although TriQuint believes the suit is without merit and intends to vigorously defend itself against the charges, TriQuint cannot be certain that it will be successful. Moreover, this litigation may require the combined company to spend a substantial amount of time and money and could distract management from its day to day operations.

    Sawtek is not currently engaged in any patent infringement suits, nor has Sawtek been threatened with any such suits. In January 2000, Sawtek received a letter from a large Canadian telephone equipment manufacturer claiming that it believes Sawtek is infringing on a patent it owns that issued in 1987 and offering a license on preferred terms. Sawtek believes that this patent is unenforceable because Sawtek sold devices commercially utilizing the invention claimed in the patent at least two years before the application for this patent was filed and because the patent owner did not attempt to exercise its rights to enforce this patent for over 12 years. If Sawtek is incorrect in this matter and this patent is found to be enforceable, the combined company could be required to pay a license fee or to pay damages related to sales of devices utilizing this invention sold over the past seven years and the combined company could be enjoined from further infringement, either of which could have a material adverse effect on combined company operating results.

    Sawtek is currently engaged in negotiations with Fujitsu Media Devices Limited regarding a license to two United States patents owned by Fujitsu pertaining to materials which may be used in radio frequency filters. Based on discussions with Fujitsu, Sawtek believes it will obtain a license for these patents on commercially reasonable terms. If Sawtek does not obtain a license for these patents, Sawtek may be required to utilize a less desirable material for its radio frequency filters.

The combined company's business may suffer due to risks associated with international sales.

    TriQuint's sales outside of the United States were 34.4% of total revenues in the three months ended March 31, 2001. TriQuint's sales outside of the United States were 44.6% of total revenues in 2000. During the three and six months ended March 31, 2001, net sales to Sawtek's international customers accounted for approximately 64% and 67% of total net sales, respectively. Sawtek's net sales to international customers accounted for approximately 61% of total net sales for fiscal 2000.

    Some of Sawtek's major customers are relying on growth in international markets, including Asia and Latin America, for sales of their products. The demand for Sawtek's products will be reduced if the economies in these regions decline or do not meet anticipated growth expectations.

    Sawtek has grown its net sales over the past several years partly from shipments to South Korean customers. During the three and six months ended March 31, 2001, net sales to Sawtek's South Korean customers accounted for approximately 27% and 19% of total net sales, respectively. For fiscal 2000, Sawtek's net sales to South Korean customers was approximately $32.9 million or 20.6% of total net sales. However, net sales to South Korean customers have fluctuated greatly. The South Korean economy and the economies of many other countries in Asia and around the world have experienced economic turmoil and recession during the past 24 months and may continue to face economic problems which would adversely impact Sawtek's sales in these regions. In addition, the South Korean government recently reduced subsidies for the purchase of wireless phones in the South Korean market, which could adversely impact future sales of its products into this market. The combined company faces inherent risks from these sales, including:

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  imposition of government controls;

  •
  currency exchange fluctuations;

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  longer payment cycles and difficulties related to the collection of receivables from international customers;

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  reduced protection for intellectual property rights in some countries;

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  the impact of recessionary environments in economies outside the United States;

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  unfavorable tax consequences;

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  difficulty obtaining distribution and support;

  •
  political instability; and

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  tariffs and other trade barriers.

    In addition, due to the technological advantages provided by gallium arsenide integrated circuits in many military applications, all of TriQuint's sales outside of North America must be licensed by the

Office of Export Administration of the U.S. Department of Commerce. Sawtek is required to obtain licenses from the Office of Export Administration of the U.S. Department of Commerce for sales to customers in certain countries. If the combined company fails to obtain these licenses or experience delays in obtaining these licenses in the future, its results of operations could be harmed. Also, because all of its foreign sales are denominated in U.S. dollars, increases in the value of the dollar would increase the price in local currencies of its products and make the combined company's products less price competitive.

The combined company may be subject to a securities class action suit if its stock price falls.

    Following periods of volatility in the market price of a company's stock, some stockholders may file a securities class action litigation. For example, in 1994, a stockholder class action lawsuit was filed against TriQuint, its underwriters and some of its officers, directors and investors, which alleged that TriQuint, its underwriters and certain of its officers, directors and investors intentionally misled the investing public regarding its financial prospects. TriQuint settled the action and recorded a special charge of $1.4 million associated with the settlement of this lawsuit and related legal expenses, net of accruals, in 1998. Any future securities class action litigation could be expensive and divert management's attention and harm the combined company's business, regardless of its merits.

The combined company's stock will likely be subject to substantial price and volume fluctuations due to a number of factors, many of which are beyond its control and may prevent its stockholders from reselling TriQuint's common stock at a profit.

    The securities markets have experienced significant price and volume fluctuations and the market prices of the securities of semiconductor companies have been especially volatile. The market price of TriQuint's common stock may experience significant fluctuations in the future. For example, TriQuint's common stock price has fluctuated from a high of approximately $66.63 to a low of approximately $14.25 during the 52 weeks ended March 31, 2001, and Sawtek's common stock price has fluctuated from a high of approximately $80.44 to a low of approximately $15.13 during the 52 weeks ended March 31, 2001. This market volatility, as well as general economic, market or political conditions, could reduce the market price of the combined company's common stock in spite of the combined company's operating performance. In addition, the combined company's operating results could be below the expectations of public market analysts and investors, and in response, the market price of the combined company's common stock could decrease significantly.

TriQuint Specific Risks which could Adversely Affect the Combined Company

If TriQuint does not sell its customer-specific products in large volumes, its operating results may be harmed.

    TriQuint manufactures a substantial portion of its products to address the needs of individual customers. Frequent product introductions by systems manufacturers make its future success dependent on its ability to select development projects which will result in sufficient volumes to enable TriQuint to achieve manufacturing efficiencies. Because customer-specific products are developed for unique applications, TriQuint expects that some of its current and future customer-specific products may never be produced in volume and may impair its ability to cover its fixed manufacturing costs. In addition, if TriQuint experiences delays in completing designs, if TriQuint fails to obtain development contracts from customers whose products are successful or if TriQuint fails to have its product designed into the next generation product of existing volume production customers, its revenues could be harmed.

TriQuint's business will be adversely affected if systems manufacturers do not use TriQuint's gallium arsenide and silicon germanium components.

    Silicon semiconductor technologies are the dominant process technologies for integrated circuits and the performance of silicon integrated circuits continues to improve. While TriQuint has recently introduced silicon germanium components jointly developed and manufactured with Atmel, systems designers may be reluctant to adopt TriQuint's products because of:

  •
  their unfamiliarity with designing systems with gallium arsenide or silicon germanium products;

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  their concerns related to manufacturing costs and yields for gallium arsenide and silicon germanium products;

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  their unfamiliarity with TriQuint's design and manufacturing processes; and

  •
  uncertainties about the relative cost effectiveness of TriQuint's gallium arsenide and silicon germanium products compared to other manufacturers' high-performance silicon components.

    Systems manufacturers may not use gallium arsenide components because the production of gallium arsenide integrated circuits has been, and continues to be, more costly than the production of silicon devices. Systems manufacturers may not use TriQuint's silicon germanium components because this is a newly introduced process and TriQuint has developed and manufactured these components jointly with Atmel. Systems manufacturers may be reluctant to rely on a technology new to TriQuint. Systems manufacturers may also be reluctant to rely on a jointly produced product because future supplies may depend on the continued good relationship between TriQuint and Atmel.

    In addition, customers may be reluctant to rely on a smaller company like TriQuint for critical components. TriQuint cannot be certain that additional systems manufacturers will design its products into their systems, or that the companies that have utilized its products will continue to do so in the future or that gallium arsenide and silicon germanium technology will continue to achieve widespread market acceptance. If TriQuint's gallium arsenide or silicon germanium products fail to achieve market acceptance, its results of operations would suffer.

TriQuint's operating results could be harmed if its subcontractors are unable to fulfill its requirements.

    TriQuint currently utilizes subcontractors for the majority of its assemblies and some of its tests. There are certain risks associated with dependence on third party providers, such as minimal control over delivery scheduling, adequate capacity during demand peaks, warranty issues and protection of intellectual property. Additionally, if these subcontractors are unable to meet its demands, it could prevent or delay production shipments that could negatively affect TriQuint's results of operations. If TriQuint were to change any of its subcontractors, TriQuint would be required to qualify each new subcontractor, which could also prevent or delay product shipments that could negatively affect its results of operations. In addition, TriQuint's reliance on these subcontractors may negatively affect its production if the services vary in reliability or quality. If TriQuint is unable to obtain timely service of acceptable quality or if the prices increase, TriQuint's results of operations could be harmed.

If TriQuint's products fail to perform or meet customer requirements, TriQuint could incur significant additional costs.

    The fabrication of gallium arsenide integrated circuits is a highly complex and precise process. TriQuint's customers specify quality, performance and reliability standards that TriQuint must meet. If TriQuint's products do not meet these standards, TriQuint may be required to rework or replace the products. Gallium arsenide integrated circuits may contain undetected defects or failures that only become evident after TriQuint commences volume shipments. TriQuint has experienced product quality, performance or reliability problems from time to time. Defects or failures may occur in the future. If failures or defects occur, TriQuint could:

  •
  lose revenue;

  •
  incur increased costs such as warranty expense and costs associated with customer support;

  •
  experience delays, cancellations or rescheduling of orders for its products; or

  •
  experience increased product returns or discounts.

TriQuint's operating results may suffer as a result of the conversion of its manufacturing processes from four-inch wafer production to six-inch wafer production.

    TriQuint is in the process of converting its existing Hillsboro facility to accommodate equipment that uses six-inch (150-millimeter) wafer production. In addition, a portion of the Richardson facility is being configured to accommodate a six-inch product line. TriQuint does not have any experience processing six-inch wafers in its fabrication facilities. TriQuint's inexperience may result in lower yields and higher unit production costs. TriQuint may be required to redesign its processes and procedures substantially to accommodate the larger wafers. As a result, converting to six-inch wafer production may take longer than planned, could interrupt production of integrated circuits from four-inch wafers and could harm its results of operations. The process of building, testing and qualifying a gallium arsenide integrated circuit fabrication facility is time consuming and difficult. If TriQuint fails to successfully transition to six-inch wafers or TriQuint's manufacturing yields decline, its relationships with its customers may be harmed.

Increases in TriQuint's manufacturing capacity may adversely affect its operating results if the current economic downturn continues for an extended period of time.

    TriQuint is currently in the process of converting its existing Hillsboro facility from four-inch wafer production to six-inch wafer production, developing a new six-inch production line in its Richardson facility and expanding the capacity of four-inch wafer production at its Texas operations concurrent with the transition of its Texas manufacturing operations from its current Dallas facility to the new Richardson facility. Due to the current economic downturn in the semiconductor industry and related high-technology industries, however, TriQuint has slowed the pace of the development of the six-inch production line at the Richardson facility.

    These increases in capacity will directly relate to significant increases in fixed costs and operating expenses, even with the delay of the development of the six-inch production line at the Richardson facility. These increased costs could have an adverse effect on TriQuint's results of operations during the current economic downturn. If this economic downturn were to continue for an extended period of time, the decreased levels of demand and production in conjunction with these increased expense levels will have an adverse effect on our business, financial condition and results of operations.

Sawtek Specific Risks which could Adversely Affect the Combined Company

A decline either in the growth of wireless communications or in the continued acceptance of CDMA technology would have an adverse impact on Sawtek.

    During the three and six months ended March 31, 2001, the percentage of total revenues Sawtek generated from the sale of surface acoustic wave devices was 68% and 69%, respectively, for applications in wireless communications systems, specifically wireless phones and base stations. Approximately 72%, 74% and 74% of Sawtek's net sales for fiscal years 2000, 1999 and 1998, respectively, were derived from sales of surface acoustic wave devices for applications in wireless communications systems, specifically wireless phones and base stations.

    Sales of Sawtek's products for CDMA-based systems, including filters for base stations and wireless phones, accounted for approximately 46% and 41% of Sawtek's net sales during the three and six months ended March 31, 2001. During fiscal years 2000 and 1999, approximately 45% and 56%, respectively, of Sawtek's net sales were generated from sales for CDMA-based systems. CDMA technology is relatively new to the marketplace and there can be no assurance that emerging markets will adopt this technology. Sawtek's business and financial results would be adversely impacted if CDMA technology does not continue to gain acceptance.

Because Sawtek depends on a few large customers, its operating results would be adversely affected by the loss of any of these customers.

    A few large customers have accounted for a significant portion of Sawtek's net sales. During the first six months of fiscal year 2001, sales to Sawtek's top five and 10 customers accounted for approximately 54% and 75% of its total net sales, respectively. Sales to Sawtek's top 10 customers accounted for approximately 72%, 70% and 76% of its net sales in fiscal years 2000, 1999 and 1998, respectively.

    Motorola, Sawtek's largest customer, accounted for approximately 19% and 26% of Sawtek's total net sales during the three and six months ended March 31, 2001, and Sawtek believes it will continue to account for a high percentage of net sales during the remainder of fiscal year 2001. Motorola accounted for 25% and 23% of Sawtek's net sales in fiscal years 2000 and 1999, respectively.

    Sawtek expects that sales of its products to a limited number of customers will continue to account for a high percentage of its net sales in the foreseeable future. Sawtek's future success depends largely upon the decisions of its current customers to continue to purchase its products, as well as the decisions of prospective customers to develop and market systems that incorporate its products.

New competitive products and technologies have been announced which could reduce demand for Sawtek's products.

    The product introduced by Analog Devices, Inc. may have some application in certain GSM phones, which, if proven successful, could impact sales of Sawtek's GSM IF filters for wireless phones. Sawtek's sales of surface acoustic wave filters for GSM wireless phones accounted for approximately 9% of revenues for the six months ended March 31, 2001, and approximately 8% of revenues for the year ended September 30, 2000. Sawtek believes that revenues generated from handset filters for GSM phones could account for up to 10% of its total revenues for all of fiscal 2001.

    Qualcomm Inc., on December 18, 2000, announced a new product based on a direct conversion concept that could eliminate a surface acoustic wave IF filter in certain CDMA phones. Qualcomm expects to sample this product in late calendar year 2001. Sawtek's sales of IF filters for CDMA phones accounted for approximately 23% of revenues for the six months ended March 31, 2001 and approximately 22% of revenues for the year ended September 30, 2000. If Qualcomm's product is successful in the market, it could reduce or eliminate Sawtek's revenues from IF filters for CDMA phones.

    Agilent Technologies, Inc. recently announced an alternative solution to surface acoustic wave-based technology for potential use as a duplexer in certain PCS wireless phone applications. To date, Sawtek has not sold any surface acoustic wave-based duplexers for PCS applications, but it has targeted this application for future revenue growth.

    Lastly, RF Micro Devices, on January 22, 2001, announced a direct conversion modulator for multi-mode wireless phones that could reduce the need for certain transmit filters for GSM and potentially other architectures. Production for this product by Sawtek is scheduled for the second half of calendar year 2001. Currently, most phone original equipment manufacturers do not use surface acoustic wave filters in the transmit path for GSM phones and Sawtek does not derive any revenue from this application. At this time Sawtek is unable to assess the impact, if any, of this announcement on Sawtek's future revenue and growth.

    Any development of a cost-effective technology that replaces surface acoustic wave filtering technology or reduces the need for surface acoustic wave filtering technology could have a material adverse effect on Sawtek's business, financial condition and results of operations.

If Sawtek is unable to successfully develop and bring new products to market, Sawtek's operating results will be adversely affected.

    During fiscal year 2000, Sawtek announced its intent to offer an expanded line of surface acoustic wave filters for the wireless phone market, including radio frequency and GSM IF filters. Expanding its product line and sales of these filters is an important part of Sawtek's growth strategy. There is no assurance that Sawtek will be successful in its efforts to introduce these and other new filters for the wireless telecommunications market. If Sawtek is unable to successfully increase its production capacity, Sawtek will not be able to grow its revenues as planned.

A continued decline in selling prices for some of Sawtek's key products could have an adverse impact on its operating results.

    Selling prices for Sawtek's products have declined due to competitive pricing pressures and to the use of newer surface mount package devices that are smaller and less expensive than previous generation filters. Sawtek has experienced declines in prices for filters for GSM base stations due to the use of surface mount packages, and this has also begun to occur in filters for CDMA base stations. In addition, Sawtek expects prices for wireless phone filters to continue to decline as they become smaller and as competitive pricing pressure increases. A continued decline in prices could have a material adverse impact on both Sawtek's revenues and its net income.

THE SPECIAL MEETING OF SAWTEK SHAREHOLDERS

Joint proxy statement/prospectus

    This joint proxy statement/prospectus is being furnished to you in connection with the solicitation of proxies by Sawtek's board of directors in connection with the proposed merger. This joint proxy statement/prospectus is first being furnished to shareholders of Sawtek on or about June 18, 2001.

Date, time and place of the special meeting

    The special meeting of shareholders of Sawtek is scheduled to be held as follows:

  July 19, 2001
  10:00 a.m., local time
  1818 South Highway 441
  Apopka, Florida 32703

Purpose of the special meeting

    At the special meeting, Sawtek will ask you to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of May 15, 2001, by and among TriQuint Semiconductor, Inc., a Delaware corporation, Timber Acquisition Corp., a Florida corporation and a wholly owned subsidiary of TriQuint and Sawtek Inc., a Florida corporation, and the merger provided for therein.

    If the shareholders of Sawtek adopt the merger agreement and the other conditions to completion of the merger are satisfied or waived, Timber Acquisition Corp. will merge with and into Sawtek, and Sawtek will survive the merger as a wholly owned subsidiary of TriQuint. You will be entitled to receive 1.1507 of a share of TriQuint common stock for each share of Sawtek common stock you hold on the effective date of the merger.

Recommendation of the Sawtek board of directors

    The board of directors of Sawtek has concluded that the merger agreement and the merger are fair to and in the best interests of Sawtek's shareholders and unanimously recommends that the shareholders vote FOR the proposal to approve and adopt the merger agreement and the merger.

Shareholder record date for the special meeting

    Sawtek's board of directors has fixed the close of business on June 12, 2001 as the record date for determination of Sawtek shareholders entitled to notice of, and to vote at, the special meeting. On the record date, there were 42,386,711 shares of Sawtek common stock outstanding, held by approximately 208 holders of record.

Majority vote of Sawtek shareholders required for adoption of the merger agreement

    You are entitled to one vote for each share of Sawtek common stock held by you on the record date on each proposal to be presented to shareholders at the special meeting. A majority of the outstanding shares of Sawtek common stock entitled to vote at the special meeting must be represented, either in person or by proxy, to constitute a quorum at the special meeting. Sawtek will count shares of its common stock represented in person or by proxy for the purpose of determining whether a quorum is present at the special meeting. Sawtek will also treat shares that abstain from voting as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists.

    The affirmative vote of the holders of at least a majority of the shares of Sawtek common stock outstanding on the record date is required to adopt the merger agreement and approve the merger.

    Some Sawtek executive officers and directors, including Kimon Anemogiannis, Brian P. Balut, John K. Bitzer, Raymond A. Link, Steven P. Miller and his affiliates, Robert C. Strandberg, Neal Jay Tolar and his affiliates, Azhar Waseem, Bruce S. White and Willis C. Young, in their capacity as shareholders, have agreed, subject to the terms and conditions of a voting agreement with TriQuint, to vote their shares of Sawtek common stock in favor of the adoption of the merger agreement. As of the record date these shareholders held approximately 2,215,484 shares of Sawtek common stock representing approximately 5.2% of the outstanding shares of Sawtek common stock as of the record date.

Proxies

    All shares of Sawtek common stock represented by properly executed proxies received before or at the special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR adoption of the merger agreement and approval of the merger. You are urged to mark a box on the proxy to indicate how to vote your shares.

    If a properly executed proxy is returned and the stockholder has instructed the proxies to abstain from voting on adoption of the merger agreement, the Sawtek common stock represented by the proxy will be considered present at the special meeting for purposes of determining a quorum, but will not be voted for or against the merger, thereby having the effect of being a vote against the merger. If your shares are held in an account at a brokerage firm or bank, you must instruct such institution how to vote your shares. If an executed proxy card is returned by a broker holding shares in the name of a brokerage firm or bank, which indicates that the broker or bank does not have instructions or discretionary authority to vote on adoption of the merger agreement, the shares will be considered present at the meeting for the purpose of determining a quorum, but will not be considered to have been voted in favor of adoption of the merger agreement. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker or bank.

    Because adoption of the merger agreement and approval of the merger requires the affirmative vote of a majority of the shares of Sawtek common stock outstanding on the record date, abstentions, failures to vote and broker non-votes will have the same effect as a vote against adoption of the merger agreement.

    Sawtek does not expect that any matter other than adoption of the merger agreement and approval of the merger will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld in the proxy.

Revocability of proxies

    Any proxy you give may be revoked at any time before it is voted at the special meeting. You may revoke a proxy in one of the following three ways:

  •
  You can send a signed written notice stating that you would like to revoke your proxy.

  •
  You can complete and submit a new proxy.

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  You can attend the special meeting and vote in person. Simply attending the special meeting, however, will not revoke your proxy; you must request a ballot and vote at the special meeting.

    To be effective, any written notice of revocation or any new proxy card must be received by Sawtek Inc., 1818 South Highway 441, Apopka, Florida 32703, Attention: William A. Grimm, Secretary,

prior to the time of the special meeting. Attendance at the special meeting will not in and of itself constitute the revocation of a proxy.

    You should not send in any stock certificates with your proxies. A transmittal form with instructions for surrender of stock certificates for Sawtek common stock will be mailed to you as soon as practicable after completion of the merger.

Solicitation of proxies

    TriQuint and Sawtek will equally share the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. Sawtek will also request banks, brokers and other intermediaries holding shares of Sawtek common stock beneficially owned by others to send this joint proxy statement/prospectus to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, telegram and other electronic means, advertisements and personal solicitation by the directors, officers or employees of Sawtek. No additional compensation will be paid to directors, officers or employees for such solicitation.

    You should not send in any stock certificates with your proxy card. A transmittal letter with instructions for the surrender of stock certificates will be mailed to you as soon as possible after completion of the merger.

THE SPECIAL MEETING OF TRIQUINT STOCKHOLDERS

Joint proxy statement/prospectus

    This joint proxy statement/prospectus is being furnished to you in connection with the solicitation of proxies by TriQuint's board of directors in connection with the proposed merger. This joint proxy statement/prospectus is first being furnished to stockholders of TriQuint on or about June 18, 2001.

Date, time and place of the special meeting

     The special meeting of stockholders of TriQuint is scheduled to be held as follows:

  July 19, 2001
  10:00 a.m., local time
  2300 N.E. Brookwood Parkway
  Hillsboro, Oregon 97124

Purpose of the special meeting

    The special meeting is being held so that stockholders of TriQuint can consider and vote upon a proposal to issue shares of TriQuint common stock to Sawtek shareholders in connection with the merger and transact any other business that properly comes before the special meeting or any adjournment thereof.

    If the stockholders of TriQuint approve the issuance of shares in the merger and the other conditions to completion of the merger are satisfied or waived, Timber Acquisition Corp. will merge with and into Sawtek, and Sawtek will survive the merger as a wholly owned subsidiary of TriQuint. You will not receive any additional shares of TriQuint common stock or be required to exchange your TriQuint stock certificates in connection with the merger.

Recommendation of the TriQuint board of directors

    The members of the board of directors of TriQuint present at the meetings where the merger was considered have concluded that the merger agreement and the merger are fair to and in the best interests of TriQuint's stockholders and unanimously recommend that the stockholders vote FOR the proposal to approve the issuance of TriQuint common stock in the merger, the increase in the number of authorized shares of common stock and the adoption of the 2001 stock incentive program.

Stockholder record date for the special meeting

    TriQuint's board of directors has fixed the close of business on June 8, 2001 as the record date for determination of TriQuint stockholders entitled to notice of, and to vote at, the special meeting. On the record date, there were 80,959,501 shares of TriQuint common stock outstanding, held by approximately 326 holders of record.

Majority vote of TriQuint stockholders required to approve the issuance of shares of TriQuint common stock in the merger

    A majority of the outstanding shares of TriQuint common stock entitled to vote at the special meeting must be represented, either in person or by proxy, to constitute a quorum at the special meeting. The affirmative vote of the holders of at least a majority of the shares of TriQuint common stock represented at the special meeting is required to approve the issuance of TriQuint common stock in the merger and the adoption of the 2001 Stock Option Plan. The affirmative vote of the holders of at least a majority of the shares of TriQuint common stock outstanding on the record date is required to approve the increase in authorized shares of common stock. You are entitled to one vote for each share of TriQuint common stock held by you on the record date on each proposal to be presented to stockholders at the special meeting.

    On the record date for the special meeting, directors and executive officers of TriQuint and their affiliates held approximately 487,384 shares of TriQuint common stock representing approximately 0.6% of all outstanding shares of TriQuint common stock as of the record date.

    Some TriQuint executive officers and directors, in their capacity as stockholders, have agreed, subject to the terms and conditions of a voting agreement with TriQuint, to vote their shares of TriQuint common stock in favor of the adoption of the merger agreement. As of the record date these stockholders held approximately 487,384 shares of TriQuint common stock representing approximately 0.6% of the outstanding shares of TriQuint common stock as of the record date.

Other Proposals

     At the TriQuint special meeting of stockholders you will also be requested to consider the following proposals which are described in more detail on page 117 under the caption "Other Proposals for the TriQuint Special Meeting."

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  To amend TriQuint's certificate of incorporation to increase the number of shares of common stock authorized for issuance thereunder to 600,000,000 shares from 200,000,000 shares.

  •
  To approve and adopt the 2001 Stock Option Plan and to reserve 2,400,000 shares of common stock that may be optioned and sold under the plan, plus an annual increase of the lesser of (i) 15,000,000 shares, (ii) 5% of the outstanding shares on the last day of TriQuint's prior fiscal year or (iii) an amount determined by the board.

Proxies

     All shares of TriQuint common stock represented by properly executed proxies received before or at the special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR approval of the share issuance, the increase of TriQuint's authorized shares of common stock and the adoption of the 2001 Stock Option Plan. You are urged to mark a box on the proxy to indicate how to vote your shares.

    If a properly executed proxy is returned and the stockholder has instructed the proxies to abstain from voting on the share issuance in connection with the merger, the TriQuint common stock represented by the proxy will be considered present at the special meeting for purposes of determining a quorum, but will not be voted for or against the share issuance, thereby having the effect of being a vote against the share issuance. If your shares are held in an account at a brokerage firm or bank, you must instruct such institution how to vote your shares. If an executed proxy card is returned by a broker holding shares in the name of a brokerage firm or bank, which indicates that the broker or bank does not have instructions or discretionary authority to vote on approval of the share issuance, the shares will be considered present at the meeting for the purpose of determining a quorum, but will not be considered to have been voted in favor of approval of the share issuance. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker or bank.

    Because amendment of TriQuint's certificate of incorporation requires the affirmative vote of a majority of the shares of TriQuint common stock outstanding on the record date, abstentions, failures to vote and broker non-votes will have the same effect as a vote against the issuance of the shares in connection with the merger, the increase in authorized shares of common stock and the adoption of the 2001 Stock Option Plan.

    TriQuint does not expect that any matters other than those set forth above will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld in the proxy.

    You may revoke your proxy at any time before it is voted by:

  •
  notifying in writing the Secretary of TriQuint at 2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124;

  •
  properly submitting a subsequent proxy;

  •
  appearing in person and voting at the special meeting; or

  •
  if you voted electronically through the internet or by telephone, changing your vote by voting again at a later date, using the same procedures.

    Attendance at the special meeting will not in and of itself constitute the revocation of a proxy.

    You should not send in any stock certificates with your proxies. You do not need to exchange your TriQuint stock certificates.

Voting electronically or by telephone

    For Shares Directly Registered in the Name of the Stockholder and Held in Certificate Form:  TriQuint is not offering electronic voting at this time. TriQuint stockholders whose shares are registered in their own name must mark, sign, date and return the enclosed proxy card. A prepaid return envelope is provided for this purpose.

    For Shares Registered in the Name of Certain Brokerage Firms or Banks:  A number of brokerage firms and banks currently participate in a program provided through ADP Investor Communication Services that offers internet and telephone voting options. If your shares are held in an account at such a brokerage firm or bank, you will already have been offered the opportunity to elect to vote via the internet and you may vote these shares telephonically by calling the telephone number referenced on your proxy card. Votes submitted via the internet through the ADP program must be received by 12:00 a.m. midnight (EST) on July 17, 2001. The giving of such proxy will not affect your right to vote in person should you decide to attend the special meeting. The telephone and internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. TriQuint believes that the telephone and internet voting procedures that have been made available through ADP Investor Communications Services are consistent with the requirements of applicable law. Stockholders voting via the internet through ADP Investor Communication Services should understand that there might be certain costs associated with electronic access, such as usage charges from internet access providers and telephone companies, that must be borne by the stockholder.

Solicitation of proxies

    TriQuint and Sawtek will equally share the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. TriQuint will also request banks, brokers and other intermediaries holding shares of TriQuint common stock beneficially owned by others to send this joint proxy statement/prospectus to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, telegram and other electronic means, advertisements and personal solicitation by the directors, officers or employees of TriQuint. No additional compensation will be paid to directors, officers or employees for such solicitation.

    You should not send in any stock certificates with your proxy card. You do not need to exchange your TriQuint stock certificates.

THE MERGER

    This section of the joint proxy statement/prospectus describes material aspects of the proposed merger, including the merger agreement. While we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should read this entire joint proxy statement/prospectus and the other documents we refer to carefully for a more complete understanding of the merger. In addition, we incorporate important business and financial information about TriQuint and Sawtek into this joint proxy statement/prospectus by reference. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 9 of this joint proxy statement/prospectus.

Effect of the merger and conversion of Sawtek common stock

    Upon the closing of the merger, Timber Acquisition Corp., a wholly owned subsidiary of TriQuint, will merge with and into Sawtek, and Sawtek will survive the merger as a wholly owned subsidiary of TriQuint. Following the merger, Sawtek will continue its operations as a wholly owned subsidiary of TriQuint. The Sawtek shareholders will become TriQuint stockholders, and their rights as stockholders will be governed by the TriQuint certificate of incorporation, as amended, the TriQuint bylaws and the laws of the State of Delaware. See "Comparison of Rights of Holders of TriQuint Common Stock and Sawtek Common Stock" on page 111 of this joint proxy statement/prospectus.

    At the closing of the merger, by virtue of the merger and without any action on the part of TriQuint, Timber Acquisition Corp., Sawtek or any of their stockholders, each share of Sawtek common stock issued and outstanding immediately prior to the effective time will be cancelled and extinguished and automatically converted into the right to receive 1.1507 shares of TriQuint common stock upon surrender of the certificate representing such share of Sawtek common stock in the manner provided for in the merger agreement, or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and bond, if required. The exchange ratio in the merger will be appropriately adjusted in the event of any stock split, reverse stock split, stock dividend, extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to TriQuint common stock or Sawtek common stock occurring prior to the closing of the merger. However, no adjustment in the exchange ratio will be made for changes in the relative market prices of Sawtek's and TriQuint's shares. No fractional shares of TriQuint common stock will be issued in connection with the merger. Instead you will receive cash, without interest, in lieu of the issuance of any fractional shares of TriQuint common stock which would have been otherwise issuable to you as a result of the merger. Each share of Sawtek common stock held by Sawtek or any direct or indirect wholly owned subsidiary of Sawtek immediately prior to the closing of the merger will be cancelled and extinguished.

Background of the merger

    On January 23, 2001, Steven J. Sharp, chairman, president and chief executive officer of TriQuint, spoke with Kimon Anemogiannis, president and chief executive officer of Sawtek, regarding a possible joint effort to develop integrated modules for cellular telephones. On January 24, 2001, Mr. Sharp and Dr. Anemogiannis spoke again and Mr. Sharp invited Dr. Anemogiannis and Raymond A. Link, chief financial officer of Sawtek, to visit TriQuint in order to discuss the design and manufacture of integrated modules. On February 4, 2001, Mr. Sharp, Dr. Anemogiannis, Mr. Link and Peter Wright, TriQuint's manager of strategic marketing, met to discuss the use of Sawtek products in integrated modules and to discuss each company's strategy and plans. Dr. Anemogiannis and Mr. Link were given tours of the TriQuint facilities in Hillsboro, Oregon.

    On February 7, 2001, at a regular meeting of the TriQuint board of directors, Mr. Sharp discussed Sawtek products as they related to TriQuint's business strategy, as well as the potential for working together in a number of ways. On February 8, 2001, Mr. Sharp discussed with his senior staff the content of his meeting on February 4, 2001 with Dr. Anemogiannis and Mr. Link.

    On February 7, 2001, Steven P. Miller called Mr. Sharp and invited him to visit Sawtek's headquarters in Orlando. On February 23, 2001, Mr. Sharp visited Sawtek's headquarters and met with Dr. Anemogiannis, Mr. Link, Azhar Waseem, Sawtek's vice president of operations, Mr. Miller, chairman of the board of Sawtek, and Gary Monetti, former chief executive officer of Sawtek. At this meeting, Mr. Sharp and the Sawtek participants decided that a future meeting should be held to share information about each company and to discuss a possible merger. On February 26, 2001, Mr. Sharp sent a message to his senior staff and TriQuint's directors regarding his positive observations of the corporate culture, vision, structure and potential for strategic synergies. Mr. Sharp indicated that at this point TriQuint management should continue to explore the potential for a merger with Sawtek. On March 1, 2001, a special meeting of the board of directors of Sawtek was held in order for Sawtek management to advise the Sawtek board of directors about the preliminary discussions with the management of TriQuint concerning a possible merger. The board of directors authorized Sawtek management to continue with these discussions on a preliminary basis.

    On March 2, 2001, Dr. Anemogiannis called Mr. Sharp to advise Mr. Sharp that the Sawtek board of directors authorized Sawtek management to continue with these discussions. Mr. Sharp and Dr. Anemogiannis decided to meet in Dallas, Texas, along with members of their management teams and legal counsel. On March 6 and 7, 2001, a group from TriQuint and a group from Sawtek met in Dallas to exchange confidential information and to discuss a possible merger. Present for Sawtek were Dr. Anemogiannis, Mr. Link, Mr. Miller and William A. Grimm of Gray, Harris & Robinson, P.A., legal counsel to Sawtek. Present for TriQuint were Mr. Sharp, Edson H. Whitehurst, Jr., chief financial officer of TriQuint, Charles Scott Gibson, a member of the board of directors of TriQuint, and William C. Campbell of Ater Wynne, LLP, legal counsel for TriQuint. A confidentiality agreement was signed at the beginning of this meeting. Both parties presented an overview of their business plans with an emphasis on the opportunity for integrated modules for cellular telephones. At the conclusion of this meeting, both parties stated that they would each have separate internal discussions regarding the possibility of a strategic relationship before having further discussions between the two companies.

    On or about March 8, 2001, Mr. Sharp and Mr. Whitehurst initiated discussions with two investment banking firms and indicated their desire to engage both firms to provide fairness opinions in connection with a possible merger with Sawtek.

    On or about March 9, 2001, Dr. Anemogiannis called Mr. Sharp to set up a second meeting in Dallas to further discuss the business plans of each company and the potential strategic fit between the two companies. Mr. Sharp and Dr. Anemogiannis decided to meet in Dallas on March 15 and 16, 2001 with management teams from each company. On March 15 and 16, 2001, management teams from TriQuint and Sawtek met to discuss integrated module opportunities, customer opportunities and other synergies that might be achieved if the two companies merged. Discussions were held concerning the possible terms of a merger involving a stock for stock exchange and whether a transaction could be accounted for using the pooling of interests method of accounting.

    Present at this meeting for TriQuint were Mr. Sharp, Mr. Whitehurst, Ronald Ruebusch, vice president of wireless communications, David McQuiddy, vice president of research and development, and Thomas Cordner, vice president and general manager of millimeter wave communications. Present at this meeting for Sawtek were Dr. Anemogiannis, Mr. Link, Mr. Waseem and Mr. Miller.

    A special meeting of the board of directors of Sawtek was held on March 26, 2001, at the Sawtek headquarters for the purpose of discussing terms of a possible merger with TriQuint and the need to engage an investment banker for purposes of a fairness opinion if agreement could be reached regarding a merger. The board of directors authorized management of Sawtek to continue with the discussions regarding a possible merger with TriQuint. Dr. Anemogiannis advised the board of directors that Mr. Sharp would be traveling in Europe for approximately a week and that further discussions would take place following Mr. Sharp's return.

    Pursuant to an engagement letter dated March 9, 2001, on March 28, 2001, Mr. Link engaged JPMorgan H&Q as Sawtek's investment banking firm to render a fairness opinion in connection with a possible merger with TriQuint.

    On April 4, 2001, at a regular meeting of the TriQuint board of directors, Mr. Sharp discussed Sawtek's products as they related to TriQuint's business strategy, as well as the potential for working together in a number of ways.

    On April 9, 2001, Sawtek received a draft of a letter and outline of terms from TriQuint proposing a merger of Sawtek with a wholly owned subsidiary of TriQuint whereby Sawtek shareholders would receive shares of TriQuint common stock in a tax-free exchange, with the transaction to be accounted for as a pooling of interests. Discussions took place internally in Sawtek and among Sawtek, its investment banking firm and its legal counsel concerning the proposed letter and term sheet.

    On April 19, 2001, Dr. Anemogiannis called Mr. Sharp to discuss certain aspects of the term sheet proposed by TriQuint. On April 20, 2001, Sawtek sent to TriQuint a revised letter and term sheet. On April 27, 2001, Dr. Anemogiannis and Mr. Sharp spoke by telephone several times regarding differences in the proposed term sheets. On April 30, 2001, Sawtek received a revised letter and term sheet from TriQuint along with a letter explaining the differences between the terms proposed by Sawtek and the terms proposed by TriQuint. Several calls were exchanged between Dr. Anemogiannis and Mr. Sharp regarding the term sheet. On May 1, 2001, Messrs. Campbell and Grimm spoke several times concerning the proposed letter and term sheet. On May 2, 2001, Mr. Sharp, Mr. Miller and Willis C. Young, a member of the board of directors of Sawtek, met in New York City to discuss the proposed terms of a merger and to discuss the appointment of two members of the Sawtek board of directors to the board of directors of TriQuint if the merger took place.

    On May 2, 2001, TriQuint and Sawtek signed a letter agreement confirming the terms of the confidentiality agreement previously executed by them, agreeing to a mutual standstill agreement where neither party would purchase stock or participate in certain activities with respect to the stock of the other for a period of two years, and where Sawtek agreed not to continue with or enter into negotiations regarding an acquisition or merger until after May 30, 2001.

    Beginning on May 3, 2001, TriQuint and Sawtek and each of their legal and accounting advisors conducted detailed business, legal and accounting due diligence with respect to each other. Over the course of the next two weeks, TriQuint and Sawtek and their representatives and their respective legal advisors conducted negotiations relating to a definitive merger agreement consistent with the terms contained in the non-binding term sheet.

    On May 14, 2001, the board of directors of Sawtek met at Sawtek's headquarters to review a draft of the merger agreement and unanimously voted to approve and adopt the merger agreement and approve the merger, subject to resolution of several remaining issues and final approval by an ad hoc committee created by the board of directors consisting of Mr. Miller and Mr. Young. The fairness opinion rendered by JPMorgan H&Q was delivered to the board of directors of Sawtek on May 15, 2001.

    On May 14, 2001, the board of directors of TriQuint had a conference call to discuss and review a draft of the merger agreement in detail. TriQuint director Francisco Alvarez was not present at the meeting as he was travelling outside of the country. Members of TriQuint's management, including Mr. Ruebusch and Stephanie Welty, TriQuint's vice president of finance, and Mr. Campbell of Ater Wynne LLP reviewed the business and legal due diligence conducted on Sawtek. Steve L. Camahort of

Wilson Sonsini Goodrich & Rosati, TriQuint's outside legal counsel, reviewed the draft merger agreement and related agreements and summarized the remaining open issues and deal points. Mr. Camahort also reviewed with the TriQuint board of directors the legal principles applicable to the proposed merger, including the board's fiduciary duties and authority in considering the proposed merger and the share issuance by TriQuint. The members of the TriQuint board of directors discussed the benefits of such a merger and decided to make several changes to the document and to meet the following day. On May 15, 2001, the TriQuint board of directors held a meeting via conference call, and all directors, except Francisco Alvarez, who was absent and travelling out of the country, participated and voted unanimously to approve the merger agreement. At the May 15, 2001 TriQuint board of directors meeting, representatives of Merrill Lynch and SG Cowen presented their oral opinions, later confirmed in writing, that on the date of each opinion the exchange ratio was fair to TriQuint from a financial point of view.

    After the close of trading on May 15, 2001, Sawtek and TriQuint entered into the merger agreement and the officers and directors of Sawtek and TriQuint entered into voting and affiliate agreements with TriQuint and Sawtek, respectively. Immediately following the signing of the merger agreement, TriQuint and Sawtek issued a joint press release announcing the merger.

Joint reasons for the merger

    The boards of directors of TriQuint and Sawtek have determined that a combined company would be positioned to compete more effectively in the communications market, thereby increasing the potential for improved long-term operating and financial results. In particular, the boards believe that the merger will create the opportunity for TriQuint and Sawtek to:

  •
  have a combined complementary technology portfolio and engineering talent to design products for the entire radio front end of mobile phones and other wireless communications;

  •
  offer cost effective integrated radio frequency module solutions to the combined company's mobile phone customer base that reduce the number of components and the failure rates of completed phones; and

  •
  develop more complete solutions and better penetrate their combined customer base to take advantage of cross sales opportunities.

Recommendation of, and factors considered by, the Sawtek board of directors

    In reaching its decision to approve and adopt the merger agreement and the merger, the Sawtek board of directors consulted with Sawtek's management and its legal counsel. Sawtek employed JPMorgan H&Q to provide a fairness opinion in connection with the proposed merger and did not seek any assistance from JPMorgan H&Q or any other investment banker or financial advisor in negotiating the terms of the merger or to seek out alternative acquirers or merger partners. The Sawtek board considered numerous potential merger candidates and determined that TriQuint offered the greatest potential for long-term value to the Sawtek shareholders. The Sawtek board of directors believed that the combined experience of the members of the board of directors and the executive officers of Sawtek enabled the Sawtek board of directors to make an informed decision with respect to the terms of the proposed merger and a decision not to seek alternative acquirers or merger partners. Among the factors considered by the Sawtek board of directors in its deliberations were the following:

    Terms of the Transaction.  In reaching its decision, the Sawtek board of directors reviewed Sawtek's business, results of operations, and near- and long-term prospects as an independent entity, its business model, and the financial aspects and timing of the merger as compared to continuing as an independent company. Sawtek's board of directors also considered Sawtek's strategic position in its industry, its management, its near-and long-term prospects and the anticipated value of the combined company resulting from the merger. The Sawtek board of directors viewed TriQuint as having a track record that demonstrates a clear ability to compete effectively in the semiconductor industry and, in particular, the communications industry. In analyzing the terms of the proposed transaction with TriQuint, the Sawtek board of directors took into account:

  •
  the current and historical market prices of TriQuint common stock;

  •
  the risks and possible rewards associated with the ownership of TriQuint common stock;

  •
  the substantial number of shares of TriQuint common stock to be delivered to Sawtek shareholders in the merger, which reflected, in the view of the Sawtek board of directors, a fair valuation of Sawtek;

  •
  the terms of the merger agreement, including representations and warranties, conditions to closing and rights of termination;

  •
  the anticipated favorable impact of the merger on customers, suppliers and employees of Sawtek and TriQuint;

  •
  the expected qualification of the merger as a tax free reorganization under Section 368 of the Internal Revenue Code;

  •
  the likelihood that the merger would be treated as a pooling of interests for accounting purposes; and

  •
  the likelihood that the merger would be completed.

    Industry Trends.  The Sawtek board of directors was aware of industry trends toward integrated modules for use in handsets for wireless communications and the trend of manufacturers of mobile phones to outsource greater portions of the modules which make up mobile phones. In the opinion of the Sawtek board of directors, the trend toward integrated modules would require Sawtek to work very closely with one or more semiconductor companies in order to achieve optimum design and cost effective manufacturing of modules integrating surface acoustic wave devices, semiconductors and passive components in a single integrated module.

    Strategic Alternatives.  The Sawtek board of directors' deliberations included consideration of the likelihood of effecting alternative transactions and the alternative of continuing as an independent company with a view to working with one or more semiconductor companies on a joint venture or other basis to achieve optimum design and cost effective manufacturing of integrated modules. The Sawtek board of directors also considered the financial terms of the transaction in view of certain industry valuation metrics (including revenue, gross margins, net after tax profits, historical growth rates) and comparable transactions. The Sawtek board of directors took into account the views expressed by Sawtek management that TriQuint occupies a prominent position in the communications industry as a provider of semiconductor products for mobile phones and other communications products and that TriQuint appears to be a good strategic fit for Sawtek. The Sawtek board of directors believes that TriQuint would be a good strategic fit based on:

  •
  a shared vision of the opportunity to design and cost-effectively produce integrated modules for cellular telephones;

  •
  technological developments made or planned by TriQuint which are likely to contribute toward the success of Sawtek's evolving products;

  •
  the sharing of a number of major customers and each having customers who could make large potential customers for the other;

  •
  the diversified technology base of TriQuint where TriQuint sells integrated circuits which are incorporated into a variety of communications products, including cellular phones and pagers,

    fiber optic telecommunications equipment, satellite communications systems, high-performance data networking products and aerospace applications;

  •
  the proprietary gallium arsenide technology utilized by TriQuint that permits integrated circuits to operate at much higher speeds than silicon devices, or operate at the same speeds with reduced power consumption; and

  •
  the anticipated value of the merger to TriQuint.

    The Sawtek board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including:

  •
  the risk that its operations might not be successfully integrated with the operations of TriQuint;

  •
  the risk that, despite its efforts after the merger, key personnel might leave the combined company;

  •
  the risk that the combined company may not be successful in developing integrated modules which offer cost savings to customers;

  •
  the risk that gross margins may decline for integrated modules if the combined company cannot produce the modules cost effectively;

  •
  the difficulty of managing operations in the different geographic locations in which Sawtek and TriQuint operate and will continue to operate; and

  •
  the risk that the potential benefits of the merger might not be fully realized.

    The Sawtek board of directors believes that some of these risks are unlikely to occur, that the combined company can avoid or mitigate these risks, and that, overall, these risks are outweighed by the potential benefits of the merger.

    Tax and Accounting Treatment of the Transaction.  The Sawtek board of directors considered that the merger is expected to be generally tax-free for federal income tax purposes to Sawtek shareholders receiving TriQuint common stock and to be accounted for under the pooling of interests method of accounting for business combinations.

    After considering the recommendation of the board of directors with respect to the merger agreement, you should be aware that some directors and officers of Sawtek have interests in the merger that are different from, or are in addition to, the interests of Sawtek shareholders generally. Please see the section entitled "Interests of Sawtek Directors and Officers in the Merger" beginning on page 79 of this joint proxy statement/prospectus.

Recommendation of TriQuint's board of directors and TriQuint's reasons for the merger

    In reaching its decision to approve and adopt the merger agreement and approve the merger and the share issuance, the TriQuint board of directors consulted with TriQuint's management and legal counsel. TriQuint retained Merrill Lynch and SG Cowen to provide fairness opinions but did not seek assistance from Merrill Lynch, SG Cowen or any other investment banker or financial advisor in negotiating the merger. The TriQuint board of directors believed that the combined experience of its members and TriQuint management enabled the TriQuint board of directors to make an informed decision regarding the merger agreement, merger and share issuance.

    At a meeting held on May 15, 2001, the board of directors of TriQuint concluded that the merger is consistent with and in furtherance of the long-term business strategy of TriQuint and is fair to, and in the best interests of, TriQuint and the TriQuint stockholders. Accordingly, the board of directors determined to recommend that the TriQuint stockholders approve the issuance of the shares of TriQuint common stock in the merger. The summary set forth below briefly describes certain of the reasons, factors and information taken into account by the TriQuint board in reaching its conclusion. The TriQuint board did not assign any relative or specific weights to the factors considered in reaching such determination, and individual directors may have given differing weights to different factors.

    In reaching its determination, the TriQuint board consulted with TriQuint's management and legal and financial advisors, and carefully considered a number of factors, including:

  •
  Strategic Benefits. The potential strategic benefits of the merger, including without limitation, the ability to produce products for the entire radio front end of mobile phones;

  •
  Historical Information. Historical information concerning TriQuint's and Sawtek's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position, including public reports concerning results of operations for each company filed with the Securities and Exchange Commission;

  •
  Prospects. TriQuint management's view of the financial condition, results of operations and businesses of TriQuint and Sawtek before and after giving effect to the merger;

  •
  Market Conditions. Current financial market conditions and historical market prices, volatility and trading information with respect to TriQuint common stock and Sawtek common stock;

  •
  Merger Consideration. The consideration to be received by Sawtek shareholders in the merger and the relationship between the current and historical market values of TriQuint common stock and Sawtek common stock and a comparison of comparable merger transactions;

  •
  Terms of the Merger Agreement. The belief that the terms of the merger agreement, including the parties' respective representations, warranties and covenants, and the conditions to their respective obligations, are reasonable;

  •
  TriQuint as a Stand-Alone Company. The prospects of TriQuint independent of Sawtek;

  •
  Available Alternatives. The potential for other parties to enter into strategic relationships with or to acquire TriQuint or Sawtek;

  •
  Opinions of Merrill Lynch and SG Cowen. The TriQuint board also considered the opinions of Merrill Lynch and SG Cowen that the exchange ratio was fair from a financial point of view on the date of such opinions to TriQuint. The opinions are subject to assumptions and limitations noted in the opinions and described under "Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated" beginning on page 63 and "Opinion of SG Cowen Securities Corporation" beginning on page 69 of this joint proxy statement/prospectus. You should carefully read both that section and the opinions that are attached to this document as Annex C and Annex D;

  •
  Impact on TriQuint. The impact of the merger on TriQuint's customers and employees; and

  •
  Diligence on Sawtek. Reports from management, legal and financial advisors as to the results of the due diligence investigation of Sawtek.

    In its decision to recommend and approve the merger and the share issuance, the most important benefits identified by the board of directors of TriQuint were the following:

  •
  TriQuint management's belief that, given the complementary nature of the technologies and business strategies of TriQuint and Sawtek, the merger will enhance the opportunity for the potential realization of TriQuint's strategic objective to provide integrated front end modules for mobile phone customers;

  •
  the potential for TriQuint's significant customers to benefit from the broader scope of TriQuint's offerings in radio frequency integrated circuit marketplace;

  •
  TriQuint's stockholders would have the opportunity to participate in the potential for growth of the combined company after the merger;

  •
  the potential ability of TriQuint and Sawtek to combine their product lines to create additional opportunities for designing products for the entire radio front end; and

  •
  the potential ability of the combined company to develop and market a low cost, high reliability radio frequency module.

    Potential risks for other negative factors identified by the TriQuint board of directors include the following:

  •
  the risk that the potential benefits of the merger may not be realized;

  •
  the challenges of integrating the management teams, strategies, cultures and organizations of the two companies, particularly given the geographic separation of their facilities;

  •
  the risk that Sawtek's financial results will not meet expectations given the current slowdown in demand for semiconductors and mobile phones and Sawtek's customer base;

  •
  the risk of disruption of sales momentum as a result of uncertainties created by the announcement of the merger or customers' expectations of the rapid release of new, joint products;

  •
  the risk that the merger might not occur despite the parties' efforts, even if approved by the holders of each company's common stock;

  •
  the substantial charges to be incurred in connection with the merger, including costs of integrating the businesses and transaction expenses arising from the merger;

  •
  the effect of public announcement of the merger and the possibility of the merger might not be consummated on (a) TriQuint's sales and operating results, (b) TriQuint's ability to attract and retain key management, marketing and technical personnel and (c) progress of certain development projects; and

  •
  other applicable risks described in the section of this joint proxy statement/prospectus entitled "Risk Factors" beginning on page 23.

    The foregoing discussion of the information and factors considered by the TriQuint board of directors is not intended to be exhaustive but includes the material factors considered by the TriQuint board of directors. In view of the complexity and wide variety of information and factors, both positive and negative, considered by the TriQuint board of directors, it did not find it practical to quantify, rank or otherwise assign relative or specific weights to the factors considered. In addition, the TriQuint board did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor. Instead, the TriQuint board of directors conducted an overall analysis of the factors described above, including discussions with TriQuint's management and legal, financial and accounting advisors. In considering the factors described above, individual members of the TriQuint board of directors may have given different weights to different factors.

    The TriQuint board considered all these factors as a whole and believed the factors supported its determination to approve the TriQuint merger.

    After taking into consideration all of the factors set forth above, the members of TriQuint's board of directors present at the meeting where these factors were considered unanimously concluded that the TriQuint merger is consistent with and in furtherance of the long-term business strategy of TriQuint and is fair to, and in the best interests of, TriQuint and TriQuint stockholders and that TriQuint should proceed with the merger.

Opinion of JPMorgan H&Q

    Pursuant to an engagement letter dated March 9, 2001, Sawtek retained JPMorgan H&Q, a division of J.P. Morgan Securities Inc., as its financial advisor in connection with the proposed merger of Sawtek and TriQuint.

    At the meeting of the board of directors of Sawtek on May 15, 2001, JPMorgan H&Q rendered its oral opinion to the board of directors of Sawtek that, as of such date, the exchange ratio in the proposed merger was fair from a financial point of view to the holders of Sawtek common stock. JPMorgan H&Q has confirmed its May 15, 2001 oral opinion by delivering its written opinion to the board of directors of Sawtek, dated May 15, 2001, that, as of such date, the exchange ratio in the proposed merger was fair, from a financial point of view, to the holders of Sawtek common stock. No limitations were imposed by Sawtek's board of directors upon JPMorgan H&Q with respect to the investigations made or procedures followed by it in rendering its opinions.

    The full text of the written opinion of JPMorgan H&Q, dated May 15, 2001, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. Sawtek's shareholders are urged to read the opinion in its entirety. JPMorgan H&Q's written opinion is addressed to the board of directors of Sawtek, is directed only to the exchange ratio in the merger and does not constitute a recommendation to any shareholder of Sawtek as to how such shareholder should vote at Sawtek's special meeting. The summary of the opinion of JPMorgan H&Q set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion.

    In arriving at its opinions, JPMorgan H&Q, among other things:

  •
  reviewed a draft of the merger agreement dated May 15, 2001;

  •
  reviewed certain publicly available business and financial information concerning Sawtek and TriQuint and the industries in which they operate;

  •
  compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies JPMorgan H&Q deemed relevant and the consideration received for such companies;

  •
  compared the financial and operating performance of Sawtek and TriQuint with publicly available information concerning certain other companies JPMorgan H&Q deemed relevant;

  •
  reviewed the current and historical market prices of Sawtek common stock and TriQuint common stock and certain publicly traded securities of such other companies;

  •
  reviewed certain internal financial analyses and forecasts prepared by the managements of Sawtek and TriQuint relating to their respective businesses; and

  •
  performed such other financial studies and analyses and considered such other information as it deemed appropriate for the purposes of its opinion.

    JPMorgan H&Q relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by Sawtek and TriQuint or otherwise reviewed by JPMorgan H&Q, and JPMorgan H&Q has not assumed any responsibility or liability therefor. JPMorgan H&Q has not conducted any valuation or appraisal of any assets or liabilities, nor have any valuations or appraisals been provided to JPMorgan H&Q. The projections furnished to JPMorgan H&Q for Sawtek and TriQuint were prepared by the respective management of each company. In relying on financial analyses and forecasts provided to JPMorgan H&Q, JPMorgan H&Q has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Sawtek and TriQuint to which such analyses or forecasts relate. JPMorgan H&Q has also assumed that the merger will qualify as a tax-free reorganization for United States income tax purposes and that the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement and this joint proxy statement/prospectus. JPMorgan H&Q relied as to all legal matters relevant to rendering its opinion upon the advice of its counsel. JPMorgan H&Q also assumed that the definitive agreement would not differ in any material respects from the draft thereof furnished to it. JPMorgan H&Q further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Sawtek or TriQuint or on the contemplated benefits of the merger.

    JPMorgan H&Q's opinion is based on economic, market and other conditions as in effect on, and the information made available to JPMorgan H&Q as of the date of such opinions. Subsequent developments may affect the opinion of JPMorgan H&Q, and JPMorgan H&Q does not have any obligation to update, revise, or reaffirm such opinion. JPMorgan H&Q expressed no opinion as to the price at which Sawtek or TriQuint common stock will trade at any time after the date of such opinion.

    In accordance with customary investment banking practice, JPMorgan H&Q employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by JPMorgan H&Q in connection with providing its opinion.

  Premium and Implied Ownership Analysis

    JPMorgan H&Q reviewed the ratios of the closing prices of Sawtek common stock divided by the corresponding prices of the TriQuint common stock for the period from May 15, 2000 to May 14, 2001. The daily implied market exchange ratio over this period ranged from approximately 0.6358x to 1.6325x with an average exchange ratio of 1.1107x over the same period. JPMorgan H&Q observed the following:

    Premium of offer price to market exchange ratio:

May 14, 2001	5-day average	20-day average	3-mo average	6-mo average	12-mo average
21%	30%	27%	20%	6%	4%

    Implied ownership of combined company by Sawtek based on historical market exchange ratio and assuming fully diluted shares outstanding for both companies as of May 14, 2001:

May 14, 2001	5-day average	20-day average	3-mo average	6-mo average	12-mo average
31.7%	30.2%	30.7%	31.9%	34.6%	35.1%

    JPMorgan H&Q noted that these ownership percentages are lower than the implied ownership of 36% based on the exchange ratio.

  Selected Public Trading Multiples

    Using publicly available information, JPMorgan H&Q compared selected financial data of Sawtek with similar data for selected publicly traded companies engaged in businesses which JPMorgan H&Q deemed to be comparative to Sawtek. The companies selected by JPMorgan H&Q were:

  •
  Alpha Industries, Inc.

  •
  Anadigics, Inc.

  •
  WJ Communications, Inc.

    These companies were selected, among other reasons, because they engage in businesses reasonably comparative to those of Sawtek. For each comparative company, JPMorgan H&Q measured publicly available financial performance through the calendar year ended December 31, 2000, as well as financial projections for calendar years 2001 and 2002 by the equity analysts covering each comparative company. JPMorgan H&Q selected the mean value for each multiple, specifically: the ratio of firm value to calendar year 2000 actual and 2001 and 2002 estimated revenue. These multiples were then applied to Sawtek's calendar year 2000 actual and 2001 and 2002 estimated revenue, yielding implied trading values for Sawtek common stock of approximately $18.00 to $21.49 per share. The following table represents a comparison of the mean revenue multiples of the comparative public companies and the implied offer multiples for Sawtek based on an actual calendar year 2000 and expected 2001 and 2002 revenue.

Revenue Multiples:
	CY2000A	CY2001E	CY2002E
Sawtek stand-alone multiple	5.2x	8.3x	5.8x
Sawtek implied offer multiple	6.5x	10.3x	7.2x
Comparative company mean multiple	3.5x	6.0x	4.8x

    JPMorgan H&Q observed that the implied TriQuint offer per share of $30.26 fell above the range implied by comparative company mean multiples.

  Selected Comparative Transaction Analysis

    Using publicly available information, JPMorgan H&Q examined the following selected transactions:

  •
  Marvell Technology / Galileo Technology
  •
  Applied Micro Circuits / MMC Networks
  •
  Texas Instruments / Burr-Brown
  •
  PMC Sierra / Quantum Effect Devices
  •
  Lucent / Ortel
  •
  Conexant Systems / Maker Communications
  •
  Texas Instruments / Unitrode
  •
  Intel / Level One
  •
  LSI Logic / SEEQ Technology

    JPMorgan H&Q calculated transaction equity values for the above-mentioned transactions at the time of the announcement ("Announcement Value") and then JPMorgan H&Q adjusted Announcement Value to current equity value ("Adjusted Value") by multiplying the number of shares issued in each of the transactions by respective acquirer's trading price on May 14, 2001. JPMorgan H&Q then calculated adjusted firm value ("Adjusted Firm Value") by adding respective net debt at the time of the announcement to each of the respective Adjusted Values.

    JPMorgan H&Q considered a set of multiples from the analyzed transactions calculated by dividing the Adjusted Firm Value by the target's last twelve months sales ("Adjusted Firm Value / LTM Sales").

    JPMorgan H&Q then applied the range of Adjusted Firm Value / LTM Sales multiples derived from such analysis to Sawtek's last twelve months sales, and arrived at an estimated range of equity values for Sawtek common stock of between $27.43 and $34.39 per share.

LTM Revenue Multiples:
Sawtek stand-alone multiple	5.5x
Sawtek implied offer multiple	6.8x
Comparative transaction multiple range	6.1x - 7.9x

    JPMorgan H&Q observed that the implied TriQuint offer per share of $30.26 fell within the range implied by comparative transactions multiples.

  Discounted Cash Flow Analysis

    JPMorgan H&Q conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for Sawtek common stock. JPMorgan H&Q calculated the unlevered free cash flows that Sawtek is expected to generate during calendar years 2001 through 2005 based upon financial projections prepared by the management of Sawtek through the years ended 2002 and upon management estimates of growth and margins during the five-year period. JPMorgan H&Q also calculated a range of terminal asset values of Sawtek at the end of the five-year period ending December 31, 2005 by applying a terminal P/E multiple ranging from 11x to 17x to the unlevered free cash flow of Sawtek during the final year of the five-year period. The unlevered free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from 11% to 15%, which were chosen by JPMorgan H&Q based upon an analysis of the weighted average cost of capital of Sawtek. The present value of the unlevered free cash flows and the range of terminal asset values were then adjusted for Sawtek's estimated March 31, 2001 excess cash, option exercise proceeds and total debt. Based on the adjusted management projections the discounted cash flow analysis indicated a range of equity values of between $23 and $28 per share of Sawtek common stock on a stand-alone basis.

    JPMorgan H&Q observed that the implied TriQuint offer per share of $30.26 fell above the range implied by the discounted cash flow analysis.

  Contribution Analysis

    JPMorgan H&Q performed a contribution analysis based on historical results for Sawtek and TriQuint in 2000, Sawtek management projections for 2001 and 2002, and estimates of TriQuint's financial performance for 2001 and 2002 provided through discussions with TriQuint management. The following table presents the contribution analysis of Sawtek and TriQuint to the combined company:

	Contribution
	Sawtek	TriQuint
CY2000A Revenue	36.9%	63.1%
CY2000A EBIT	46.4%	53.6%
CY2000A Net Income	50.4%	49.6%
CY2001E Revenue	26.9%	73.1%
CY2001E EBIT	34.4%	65.6%
CY2001E Net Income	42.3%	57.7%
CY2002E Revenue	30.4%	69.6%
CY2002E EBIT	35.2%	64.8%
CY2002E Net Income	42.6%	57.4%
Ownership implied by Exchange Ratio	36.0%	64.0%

    JPMorgan H&Q observed that 1) the implied ownership by Sawtek shareholders is generally greater than revenue and EBIT contribution percentages and less than net income contribution percentages and 2) the historical and projected growth rates for revenue and net income of TriQuint exceeded the historical and projected growth rates for revenue and net income for Sawtek.

    The summary set forth above does not purport to be a complete description of the analyses or data presented by JPMorgan H&Q. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. JPMorgan H&Q believes that the summary set forth above and their analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. JPMorgan H&Q based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which JPMorgan H&Q based its analyses are set forth above under the description of each such analysis. JPMorgan H&Q's analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, JPMorgan H&Q's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

    As a part of its investment banking business, JPMorgan H&Q and its affiliates are engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Sawtek selected JPMorgan H&Q with respect to the merger on the basis of its experience and familiarity with Sawtek.

    Sawtek has agreed to pay JPMorgan H&Q a fee for its services rendered in connection with the merger. In addition, Sawtek has agreed to indemnify JPMorgan H&Q against certain liabilities, including liabilities arising under the federal securities laws and otherwise.

    JPMorgan H&Q and its affiliates maintain banking and other business relationships with Sawtek and its affiliates, for which it receives customary fees. In the ordinary course of their businesses, JPMorgan H&Q and its affiliates may actively trade the debt and equity securities of Sawtek or TriQuint for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated

    TriQuint retained Merrill Lynch to render a fairness opinion with respect to TriQuint's proposed business combination with Sawtek. At the meeting of TriQuint's Board on May 15, 2001, Merrill Lynch rendered its oral opinion, concurrently confirmed in writing by letter dated May 15, 2001 (the "Merrill Lynch Opinion"), to the effect that, as of May 15, 2001, and based upon the assumptions made, matters considered and limits of review, as set forth in such opinion, the exchange ratio was fair to TriQuint from a financial point of view.

    A copy of the Merrill Lynch Opinion, which sets forth the assumptions made, matters considered and certain limitations on the scope of review undertaken by Merrill Lynch, is attached hereto as Annex C and is incorporated herein by reference. The description of the Merrill Lynch Opinion set forth herein is qualified in its entirety by reference to the full text of the opinion. TriQuint stockholders are urged to read the Merrill Lynch Opinion in its entirety. The Merrill Lynch Opinion is addressed to the TriQuint board of directors and addresses only the fairness from a financial point of view of the exchange ratio. The Merrill Lynch Opinion does not address the underlying decision by TriQuint to engage in the merger and does not constitute a recommendation to any TriQuint stockholder as to how such stockholder should vote at the TriQuint special meeting.

    In arriving at its opinion, Merrill Lynch, among other things:

  •
  Reviewed certain publicly available business and financial information relating to TriQuint and Sawtek that Merrill Lynch deemed to be relevant;
  •
  Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of TriQuint and Sawtek, furnished to or discussed with Merrill Lynch by TriQuint and Sawtek;
  •
  Conducted discussions with members of senior management and representatives of TriQuint and Sawtek concerning the matters described in the above clauses, as well as their respective businesses and prospects before and after giving effect to the merger;
  •
  Reviewed the market prices and valuation multiples for the TriQuint common stock and the Sawtek common stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;
  •
  Reviewed the results of operations of TriQuint and Sawtek and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;
  •
  Compared the proposed financial terms of the merger with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant;
  •
  Participated in certain discussions among representatives of TriQuint and Sawtek and their respective financial and legal advisors;
  •
  Reviewed the potential pro forma impact of the merger;
  •
  Reviewed a draft dated May 14, 2001 of the merger agreement; and
  •
  Reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including its assessment of general economic, market and monetary conditions.

    In preparing its opinion, Merrill Lynch relied upon the accuracy and completeness of all information supplied or otherwise made available to it, and did not assume any responsibility for independently verifying such information or undertaking an independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of TriQuint or Sawtek, and no such evaluation or appraisal was provided to it. In addition, Merrill Lynch did not assume any obligation to conduct, nor did it conduct any physical inspection of the properties or facilities of TriQuint and Sawtek. With respect to the financial forecasts information furnished to or discussed with Merrill Lynch by Sawtek, Merrill Lynch assumed that the information was reasonably prepared and reflected the best currently available estimates and judgments of the management of Sawtek. With respect to the financial forecasts for TriQuint, Merrill Lynch reviewed and discussed with the management of TriQuint publicly available financial forecasts relating to TriQuint and projections therefrom and Merrill Lynch assumed that such forecasts were reasonably prepared and such forecasts and projections therefrom represented the best currently available estimates and judgments as to the future financial performance of TriQuint. Merrill Lynch further assumed that the merger will be accounted for as a pooling of interests under U.S. generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. Merrill Lynch also assumed that the final form of the merger agreement would be substantially similar to the last draft it reviewed.

    Merrill Lynch's opinion necessarily was based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to it as of May 15, 2001.

    In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch, Sawtek or TriQuint. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, Merrill Lynch's opinion was among several factors taken into consideration by the TriQuint board of directors in making its determination to approve the merger agreement and the merger. Consequently, Merrill Lynch's analyses should not be viewed as determinative of the decision of the TriQuint board of directors or TriQuint's management with respect to the fairness of the exchange ratio set forth in the merger agreement.

    At the meeting of the TriQuint board of directors held on May 15, 2001, Merrill Lynch presented certain financial analyses accompanied by written materials in connection with the delivery of its oral opinion. The following is a summary of the material financial and comparative analyses performed by Merrill Lynch in arriving at its opinion. Some of the financial analyses summarized below include information presented in a tabular format. In order to understand fully Merrill Lynch's financial analyses, the tables must be read together with the text of the summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth below in tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Merrill Lynch's financial analysis.

  Historical Relative Trading Performance

    Merrill Lynch reviewed the recent historical stock market performance of Sawtek common stock and TriQuint common stock in relation to each other and reviewed the exchange ratios implied by those relative trading values. In addition, Merrill Lynch compared the merger agreement exchange ratio of 1.1507x to the average exchange ratios over certain specified time periods and noted the amount by which the 1.1507x exchange ratio constituted a premium to such period averages, including the information set forth below:

Period Ending May 14, 2001	Average Exchange Ratio	Range of Exchange Ratios	Premium to Average Exchange Ratio
May 14, 2001	0.9529x	—	20.8%
1 Week	0.8877x	0.8142x - 0.9529x	29.6%
1 Month	0.9206x	0.8114x - 1.0809x	25.0%
3 Months	0.9896x	0.6358x - 1.4880x	16.3%
6 Months	1.0526x	0.6358x - 1.6325x	9.3%
1 Year	1.1128x	0.6358x - 1.6325x	3.4%

  Publicly Traded Comparables Analysis

    Using publicly available information and estimates of future results (i) published by First Call, dated May 14, 2001, (ii) published by Wall Street equity analysts forecasts, (iii) published by Dain Rauscher Wessels, dated April 10, 2001, for Sawtek for the calendar years 2001 and 2002 (the "Sawtek—Street Case"), (iv) Sawtek management's projections of Sawtek's future results for the calendar years 2001 and 2002 (the "Sawtek—Management Case"), and (v) published by Merrill Lynch, dated April 20, 2001, for TriQuint for the calendar years 2001 and 2002 (the "TriQuint Projections"), Merrill Lynch compared certain financial and operating information for both TriQuint and Sawtek with the corresponding financial and operating information for thirteen publicly traded companies (the

"Merrill Comparable Companies") engaged primarily in businesses which Merrill Lynch deemed to be relevant for the purpose of its analysis, including:

Publicly Traded Comparables to Sawtek
•	Alpha Industries	•	RF Micro Devices
•	Anadigics	•	Stanford Microdevices
•	TriQuint
Publicly Traded Comparables to TriQuint
•	Alpha Industries	•	Broadcom
•	Anadigics	•	GlobeSpan
•	RF Micro Devices	•	Marvell Technology Group
•	Stanford Microdevices	•	PMC-Sierra
•	Applied Micro Circuits	•	TranSwitch
•	Vitesse Semiconductor
•	Sawtek

    Merrill Lynch analyzed the total enterprise value (defined as market value of common equity plus book value of total debt, preferred stock and minority interest less cash) of the Merrill Comparable Companies as a multiple of, among other things, projected revenues for the calendar years 2001 and 2002, price/earnings ratios for calendar years 2001 and 2002 and price/earnings for calendar year 2002 to forecasted earnings growth rates.

    Applying the ranges of multiples derived from the Merrill Comparable Companies information, Merrill Lynch calculated the following ranges of implied equity share values for TriQuint and Sawtek:

Equity Value per Share	Low End	High End
TriQuint	$10.06	$63.62
Sawtek—Management Case	$15.07	$128.58
Sawtek—Street Case	$12.36	$79.99

    None of the companies utilized in the above analysis for comparative purposes is, of course, identical to TriQuint or Sawtek. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the Merrill Comparable Companies and other factors that could affect the public trading value of the comparable companies.

  Comparable Acquisition Analysis

    Merrill Lynch also reviewed the financial terms of six transactions in the communications integrated circuit industry and three transactions in the analog industry (the "Comparable Acquisitions"). The Comparable Acquisitions considered in the communications integrated circuit industry, in reverse order of announcement date, were:

  •
  the acquisition of Galileo Technology by Marvell Technology Group;
  •
  the acquisition of MMC Networks by Applied Micro Circuits;
  •
  the acquisition of Quantum Effect Devices by PMC-Sierra;
  •
  the acquisition of Maker Communications by Conexant Systems;
  •
  the acquisition of DSP Communications by Intel Corp.; and
  •
  the acquisition of Level One Communications by Intel Corp.

    The Comparable Acquisitions considered in the analog industry, in reverse order of announcement, were:

  •
  the acquisition of Dallas Semiconductor by Maxim Integrated Products;
  •
  the acquisition of Burr-Brown Corp. by Texas Instruments; and
  •
  the acquisition of Unitode Corp. by Texas Instruments.

    Merrill Lynch analyzed the transaction values (defined as offer value plus net debt) for the Comparable Acquisitions as multiples of, among other things, current calendar year's revenues and next calendar year's revenues and offer values for the Comparable Acquisitions, as multiples of current calendar year's net income and next calendar year's net income.

    Applying the ranges of multiples derived from the Comparable Acquisitions, Merrill Lynch calculated the following ranges of implied equity share values for TriQuint and Sawtek and the following ranges of implied exchange ratios:

Equity Value per Share	Low End	High End
TriQuint	$12.39	$81.85
Sawtek—Management Case	$15.58	$95.36
Sawtek—Street Case	$14.77	$83.27
Implied Exchange Ratios	Low End	High End
Sawtek—Management Case	0.1903x	7.3890x
Sawtek—Street Case	0.1864x	6.7207x

    No transaction examined in the comparable acquisition analysis was identical to the merger. Accordingly, an analysis of the results of the foregoing is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies included in the comparable acquisition transaction analysis and other factors that could affect the offer value and the transaction consideration.

  Premium Analysis

    Merrill Lynch reviewed the premiums paid to the market exchange ratio in the Comparable Acquisitions and analyzed the following ranges of premiums to the market exchange ratio and ranges of exchange ratios implied therefrom:

Market Exchange Ratio Prior to Transaction	Range of Premiums to Market Exchange Ratio
1 Month	18.2% - 87.8%

Range of Implied Exchange Ratios Based on Premiums to Market Exchange Ratio 1 Month Prior to Transaction	1.2419x - 1.9732x

  Discounted Cash Flow Valuation

    Merrill Lynch also performed discounted cash flow valuations (i.e., derivation and analyses of the present value of the projected unlevered free cash flows and terminal values for the periods and at the discount rates indicated) of both TriQuint and Sawtek for the years 2001 to 2005, inclusive, using the TriQuint Projections, the Sawtek—Management Case, and the Sawtek—Street Case and using discount rates reflecting a weighted average cost of capital ranging from 19% - 23% and terminal value multiples of calendar year 2005 EBITDA ranging from 19.0x - 23.0x and 18.0x - 22.0x for Sawtek and TriQuint, respectively. Projected financial results for the periods 2003 to 2005 for TriQuint and Sawtek were based upon, but not limited to, historical results, projected industry growth rates, discussions with TriQuint management for TriQuint, and Sawtek management forecasts for Sawtek.

    Applying the results of such discounted cash flow valuation, Merrill Lynch calculated a range of implied equity values per share and exchange ratios as follows:

Equity Value per Share	Low End	High End
TriQuint	$27.92	$38.37
Sawtek—Management Case	$29.29	$38.47
Sawtek—Street Case	$28.91	$38.08
Implied Exchange Ratios	Low End	High End
Sawtek—Management Case	0.7631x	1.3781x
Sawtek—Street Case	0.7534x	1.3640x

  Contribution Analysis

    Merrill Lynch observed that, after giving effect to the issuance of TriQuint common stock in the merger, Sawtek shareholders would own 36% of the outstanding shares of TriQuint common stock. Merrill Lynch analyzed the relative contributions of TriQuint and Sawtek to the operating results and net income of the pro forma combined entity. Using the TriQuint Projections, the Sawtek—Management Case and the Sawtek—Street Case for the calendar years 2001 and 2002, the relative contributions of TriQuint and Sawtek to operating results and net income implied the following ranges of exchange ratios:

Contribution to Operating Results	Range of Implied Exchange Ratios
Sawtek—Management Case	0.8062x - 1.6430x
Sawtek—Street Case	0.7255x - 1.2297x
Contribution to Net Income	Range of Implied Exchange Ratios
Sawtek—Management Case	1.8563x - 2.1249x
Sawtek—Street Case	1.3039x - 1.6902x

  Pro Forma Combination Analysis

    Merrill Lynch analyzed certain pro forma earnings effects resulting from the merger. In its analyses, Merrill Lynch used the TriQuint Projections, the Sawtek—Management Case, and the Sawtek—Street Case, and assumed the merger was treated as a pooling of interests business combination for accounting purposes. These analyses yielded the following projections of accretion/dilution to earnings per share accretion/dilution to current TriQuint stockholders:

Estimated Calendar Year 2001	Projected Accretion
Sawtek—Management Case	21.7%
Sawtek—Street Case	16.5%
Estimated Calendar Year 2002	Projected Accretion
Sawtek—Management Case	30.9%
Sawtek—Street Case	4.7%

  Other Factors

    In the course of preparing its opinion, Merrill Lynch also reviewed and considered other information and data, including the following:

  •
  the performance of Sawtek common stock and TriQuint common stock against indices composed by Merrill Lynch;
  •
  the performance of Sawtek common stock and TriQuint common stock against the Nasdaq Composite Index; and
  •
  the research and commentary of Wall Street analysts who follow the relevant industries.

    The summary set forth above of Merrill Lynch's analyses underpinning its opinion is not a complete description of the analyses performed. The preparation of a fairness opinion is a complex process and not necessarily subject to partial or summary description. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it, but, rather, made qualitative judgments regarding the significance and relevance of each analysis and factor. Merrill Lynch believes its analyses must be considered as a whole and that selecting only portions of its analyses or of the factors considered by it, could create a misleading view of the processes underlying its analyses set forth in its opinion.

    The board of directors of TriQuint selected Merrill Lynch to render a fairness opinion because Merrill Lynch is an internationally recognized investment banking firm with substantial experience in transactions similar to the merger. Merrill Lynch continually is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes and has substantial experience in transactions similar to the merger.

    Pursuant to a letter agreement, TriQuint agreed to pay Merrill Lynch fees as compensation for Merrill Lynch's services in rendering its opinion, a portion of which is payable only upon consummation of the merger. The fees paid or payable to Merrill Lynch are not contingent upon the contents of the opinion delivered. In addition, TriQuint has agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses (including reasonable fees and expenses of its legal counsel) incurred in connection with its engagement, and to indemnify Merrill Lynch and certain related persons against certain liabilities arising out of or in conjunction with the services rendered by Merrill Lynch under its engagement, including certain liabilities under federal securities laws.

    In the ordinary course of business, Merrill Lynch may actively trade the securities and loans of TriQuint and Sawtek for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities and loans.

Opinion of SG Cowen Securities Corporation

    Pursuant to an engagement letter dated May 1, 2001, TriQuint retained SG Cowen Securities Corporation to render an opinion to the board of directors of TriQuint as to the fairness, from a financial point of view, to TriQuint of the exchange ratio.

    On May 15, 2001, SG Cowen delivered written analyses and its oral opinion to the TriQuint board, subsequently confirmed in writing as of the same date, to the effect that and subject to the various assumptions set forth therein, as of May 15, 2001, the exchange ratio was fair, from a financial point of view, to TriQuint.

    The full text of the written opinion of SG Cowen, dated May 15, 2001, is attached as Annex D and is incorporated into this joint proxy statement/prospectus by reference. Holders of TriQuint common stock are urged to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by SG Cowen. The summary of the written opinion of SG Cowen is qualified in its entirety by reference to the full text of the SG Cowen opinion. SG Cowen's analyses and opinion were prepared for and addressed to the TriQuint board and are directed only to the fairness, from a financial point of view, of the exchange ratio, and do not constitute an opinion as to the merits of the transaction or a recommendation to any stockholder as to how to vote on any matter with respect to the proposed transaction. The exchange ratio was determined through negotiations between TriQuint and Sawtek and not pursuant to recommendations of SG Cowen.

    In arriving at its opinion, SG Cowen reviewed and considered the financial and other matters as it deemed relevant, including, among other things:

  •
  a draft of the merger agreement dated May 14, 2001;
  •
  publicly available information for TriQuint, including its annual report filed on Form 10-K for the year ended December 31, 2000, its quarterly report filed on Form 10-Q for the quarter ended March 31, 2001, its proxy statement dated April 16, 2001, and other relevant financial and operating data furnished to SG Cowen by TriQuint management;
  •
  publicly available information for Sawtek, including its annual report filed on Form 10-K for the year ended September 30, 2000, its proxy statement dated December 8, 2000, its quarterly reports filed on Form 10-Q for each of the quarters ended December 31, 2000 and March 31, 2001 and other relevant financial and operating data furnished to SG Cowen by Sawtek management;
  •
  internal financial analyses, reports and other information concerning TriQuint prepared by the management of TriQuint;
  •
  internal financial analyses, reports and other information concerning Sawtek prepared by the management of Sawtek;
  •
  First Call estimates and financial projections in Wall Street analyst reports for each of TriQuint and Sawtek;
  •
  discussions SG Cowen had with members of the management of each of TriQuint and Sawtek concerning the historical and current business operations, financial conditions and prospects of TriQuint and Sawtek, and other matters SG Cowen deemed relevant;
  •
  operating results and the reported price and trading histories of the shares of the common stock of TriQuint and Sawtek as compared to operating results and the reported price and trading histories of publicly traded companies SG Cowen deemed relevant;
  •
  financial terms of the merger as compared to the financial terms of selected business combinations SG Cowen deemed relevant;
  •
  based on forecasts provided by Sawtek and Wall Street projections, the cash flows generated by Sawtek on a stand-alone basis to determine the present value of the discounted cash flows;
  •
  pro forma financial effects excluding goodwill of the merger on an accretion/dilution basis; and
  •
  other information, financial studies, analyses and investigations and other factors that SG Cowen deemed relevant for the purposes of its opinion.

    In conducting its review and arriving at its opinion, SG Cowen, with TriQuint's consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to it by TriQuint and Sawtek, respectively, or which was publicly available. SG Cowen did not undertake any responsibility for the accuracy, completeness or reasonableness of, or independently to verify, this information. In addition, SG Cowen did not conduct or assume any obligation to conduct any physical inspection of the properties or facilities of TriQuint or Sawtek. SG Cowen further relied upon the assurance of management of TriQuint that they were unaware of any facts that would have made the information provided to SG Cowen incomplete or misleading in any respect. SG Cowen, with TriQuint management's consent, assumed that the financial forecasts which it examined were reasonably prepared by the management of Sawtek on bases reflecting the best currently available estimates and good faith judgments of Sawtek management as to the future performance of Sawtek, and that these forecasts, and Wall Street analyst projections utilized in SG Cowen's analysis, provide a reasonable basis for its opinion.

    SG Cowen did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of TriQuint or Sawtek, nor was SG Cowen furnished with such materials. Other than as specifically set forth in its opinion with respect to tax and accounting treatment, SG Cowen did not consider the effect, if any, of any legal matters on its opinion. SG Cowen's services to TriQuint in connection with the merger were comprised solely of rendering an opinion from a financial point of view with respect to the exchange ratio. SG Cowen's opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by it on the date of its opinion. It should be understood that although subsequent developments may affect its opinion, SG Cowen does not have any obligation to update, revise or reaffirm its opinion and SG Cowen expressly disclaims any responsibility to do so.

    For purposes of rendering its opinion, SG Cowen did not consider the effect, if any, of any potential breach of the representations and warranties, covenants or agreements contained in the merger agreement and SG Cowen assumed, in all respects material to its analysis, that all conditions to the consummation of the merger would be satisfied without waiver thereof. SG Cowen assumed that the final form of the merger agreement would be substantially similar to the last draft reviewed by SG Cowen. SG Cowen also assumed that all governmental, regulatory and other consents and approvals contemplated by the merger agreement would be obtained and that in the course of obtaining any of those consents no restrictions would be imposed or waivers made that would have an adverse effect on the contemplated benefits of the merger. TriQuint informed SG Cowen, and SG Cowen assumed, that the merger (1) would be recorded as a pooling of interests under accounting principles generally accepted in the United States and (2) would be treated as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

    SG Cowen's opinion does not constitute a recommendation to any stockholder as to how the stockholder should vote on any matter with respect to the proposed merger. SG Cowen's opinion does not imply any conclusion as to the likely trading range for TriQuint's common stock following consummation of the merger or otherwise, which may vary depending on numerous factors that generally influence the price of securities. SG Cowen's opinion is limited to the fairness, from a financial point of view, to TriQuint of the exchange ratio. SG Cowen expressed no opinion as to the underlying business reasons that may support the decision of the TriQuint board to approve, or TriQuint's decision to consummate, the merger.

    The following is a summary of the principal financial analyses performed by SG Cowen to arrive at its opinion. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. SG Cowen performed various procedures, including each of the financial analyses described below, and reviewed with the management of TriQuint the assumptions on which those analyses were based and other factors, including the historical and projected financial results of TriQuint and Sawtek. No limitations were imposed by the TriQuint board with respect to the investigations made or procedures followed by SG Cowen in rendering its opinion.

  Contribution Analysis

    SG Cowen analyzed the respective contributions of TriQuint and Sawtek to the combined company of revenues, gross profit, earnings before interest expense and income taxes (referred to as EBIT) and earnings for the following periods: (1) the latest reported twelve months (referred to as LTM),

(2) estimated calendar year 2001, and (3) estimated calendar year 2002. This analysis was based upon the historical and projected financial results of TriQuint and Sawtek obtained from, with TriQuint management's consent, SG Cowen Equity Research estimates for TriQuint's calendar year 2001, dated April 20, 2001, Merrill Lynch Equity Research estimates for TriQuint's calendar year 2002, dated April 20, 2001, JPMorgan H&Q Equity Research estimates dated May 3, 2001 for Sawtek's calendar years 2001 and 2002, and Dain Rauscher Wessels Equity Research estimates dated April 10, 2001, for Sawtek's calendar year 2001. The table below shows Sawtek's percentage contribution with respect to each of these items during each of these periods.

	% of Combined Company—Sawtek Contribution
		Calendar Year 2001
	LTM	JPMorgan H&Q Equity Research	Dain Rauscher Wessels Equity Research	Calendar Year 2002
Operating results:
Revenue	34.1%	26.9%	26.3%	30.3%
Gross profit	36.7%	29.7%	28.2%	33.0%
EBIT	42.8%	37.8%	34.6%	42.2%
Earnings	48.5%	45.4%	42.5%	50.4%
Implied Sawtek ownership	36.0%	36.0%	36.0%	36.0%

  Pro Forma Ownership Analysis

    SG Cowen analyzed the pro forma ownership in the combined company by the holders of TriQuint and Sawtek common stock and noted that holders of Sawtek common stock would own approximately 36% of the combined company, based on TriQuint's closing share price on May 14, 2001.

  Historical Exchange Ratio Analysis

    SG Cowen analyzed the ratios of the closing prices of TriQuint common stock to those of Sawtek common stock over various periods ending May 14, 2001. The table below illustrates the ratios for those periods and the premium or discount implied by the exchange ratio in the merger to those historical exchange ratios.

Period	Exchange Ratio	Premium/(Discount) % Implied by Exchange Ratio
Latest twelve months average	1.1128	3.4%
Latest 120-trading day average	1.0427	10.4%
Latest 60-trading day average	1.0063	14.3%
Latest 20-trading day average	0.9069	26.9%
20-trading days prior	1.0809	6.5%
1-trading day prior	0.9271	24.1%
High (latest twelve months)	1.6325	(29.5%)
Low (latest twelve months)	0.6358	81.0%
Current (as of May 14, 2001)	0.9529	20.8%
Implied exchange ratio for Sawtek	1.1507

  Stock Trading History

    To provide contextual data and comparative market data, SG Cowen reviewed the historical market prices of TriQuint common stock from May 12, 2000 to May 14, 2001. SG Cowen noted that over that period the high and low prices for shares of TriQuint common stock were $66.63 and $10.25.

    SG Cowen also reviewed the historical market prices of Sawtek common stock from May 12, 2000 to May 14, 2001. SG Cowen noted that over that period the high and low prices for shares of Sawtek common stock were $80.44 and $14.05.

  Analysis of Selected Publicly Traded Companies for Sawtek

    To provide contextual data and comparative market information, SG Cowen compared selected historical operating and financial data and ratios for Sawtek to the corresponding financial data and ratios of other companies whose securities are publicly traded and which SG Cowen believes have operating, market valuation and trading valuations similar to what might be expected of Sawtek. These companies were:

  •
  Alpha Industries, Inc.
  •
  Anadigics Inc.
  •
  Celeritek, Inc.
  •
  RF Micro Devices, Inc.
  •
  Stanford Microdevices, Inc.
  •
  TriQuint

    SG Cowen reviewed the enterprise value (defined as market capitalization of common stock plus book value of total debt, preferred stock, and minority interest less cash and equivalents) of the selected companies as multiples of LTM revenues, LTM earnings before interest expense, income taxes, depreciation, and amortization (referred to as LTM EBITDA) LTM EBIT, and 2002 calendar year estimated revenues. SG Cowen also examined the ratio of the market capitalization of common stock of the selected companies as a multiple of the book value of common shareholders' equity and the ratio of the current share prices of the selected companies to the LTM earnings per share.

    The following table presents, for the periods indicated, the multiples implied by the ratio of enterprise value to LTM revenues and estimates for calendar 2002 revenues, LTM EBITDA and LTM EBIT, the ratio of price to LTM earnings per share and the ratio of market capitalization to the book value of common shareholders' equity. The information in the table is based on the closing price of TriQuint and Sawtek common stock on May 14, 2001.

	Selected Company Multiples				Multiple Implied by Exchange Ratio
	Low	Mean	Median	High
Enterprise value as a ratio of:
LTM revenue	0.6x	6.2x	5.3x	13.5x	6.9x
Calendar year 2002 revenue	3.2x	6.7x	6.5x	11.2x	7.7x
LTM EBITDA	15.2x	31.6x	19.6x	65.5x	13.0x
LTM EBIT	22.1x	53.2x	51.3x	88.0x	15.2x
Price (on May 14, 2001) as a ratio of:
LTM earnings per share	30.9x	93.2x	89.4x	175.1x	19.0x
Market capitalization as a ratio of:
Book value	1.1x	5.2x	5.2x	12.1x	5.0x

    Although the selected companies were used for comparison purposes, none of those companies is directly comparable to Sawtek. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies or to which they are being compared.

  Analysis of Selected Publicly Traded Companies for TriQuint

    To provide contextual data and comparative market information, SG Cowen compared selected historical operating and financial data and ratios for TriQuint to the corresponding financial data and ratios of other companies whose securities are publicly traded and which SG Cowen believes have operating, market valuation and trading valuations similar to what might be expected of TriQuint. These companies were:

  •
  Alpha Industries, Inc.

  •
  Anadigics Inc.

  •
  Celeritek, Inc.

  •
  RF Micro Devices, Inc.

  •
  Stanford Microdevices, Inc.

  •
  Vitesse Semiconductor Corp.

    SG Cowen reviewed the enterprise value of the selected companies as multiples of LTM revenues, LTM EBITDA, LTM EBIT, and 2002 calendar year estimated revenues. SG Cowen also examined the ratio of the market capitalization of common stock of the selected companies as a multiple of the book value of common shareholders' equity and the ratio of the current share prices of the selected companies to the LTM earnings per share.

    The following table presents, for the periods indicated, the multiples implied by the ratio of enterprise value to LTM revenues and estimates for calendar 2002 revenues, LTM EBITDA and LTM EBIT, the ratio of price to LTM earnings per share and the ratio of market capitalization to the book value of common shareholders' equity. The information in the table is based on the closing price of TriQuint common stock on May 14, 2001.

Selected Company Multiples
TriQuint Multiple
	Low	Mean	Median	High
Enterprise value as a ratio of:
LTM revenue	0.6x	6.8x	6.8x	13.5x	6.9x
Calendar year 2002 revenue	3.2x	6.7x	6.3x	11.2x	6.5x
LTM EBITDA	15.2x	31.7x	20.1x	65.5x	19.6x
LTM EBIT	24.9x	55.5x	54.6x	88.0x	22.1x
Price (on May 14, 2001) as a ratio of:
LTM earnings per share	34.3x	94.8x	89.4x	175.1x	30.9x
Market capitalization as a ratio of:
Book value	1.1x	5.1x	5.1x	12.1x	5.2x

    Although the selected companies were used for comparison purposes, none of those companies is directly comparable to TriQuint. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies or to which they are being compared.

  Analysis of Premiums Paid in Selected Transactions

    SG Cowen reviewed the premium of the offer price over the trading prices one trading day and four weeks prior to the announcement date of 12 representative acquisition transactions in the communications semiconductor industry and other similar technology industries announced or completed since September 15, 1998. These transactions were (listed as acquiror/target):

  •
  LSI Logic Corp./C-Cube Microsystems Inc.

  •
  Maxim Integrated Products, Inc./Dallas Semiconductor Corp.

  •
  Marvell Technology Group Ltd./Galileo Technology Ltd.

  •
  Applied Micro Circuits Corp./MMC Networks, Inc.

  •
  PMC Sierra Inc./Quantum Effect Devices, Inc.

  •
  Texas Instruments, Inc./Burr-Brown Corp.

  •
  Conexant Systems, Inc./Maker Communications, Inc.

  •
  Intel Corp./DSP Communications, Inc.

  •
  Texas Instruments, Inc./Unitrode Corp.

  •
  Royal Philips Electronics/VLSI Technology, Inc.

  •
  Intel Corp./Level One Communications Inc.

  •
  CTS Corp./Motorola Component Products Division

    The following table presents the premium of the offer prices over the trading prices one trading day and four weeks prior to the announcement date for the communications semiconductor and similar technology transactions and the premiums implied for Sawtek, based on the exchange ratio paid in the merger pursuant to the merger agreement. The information in the table is based on the closing price of Sawtek and TriQuint common stock on May 14, 2001.

	Premiums Paid for Communications Semiconductor and Similar Technology Transactions
					Premium Implied by Exchange Ratio:
	Low	Mean	Median	High
Premiums paid to stock price:
One day prior to announcement	25.0%	56.6%	49.2%	95.3%	20.8%
Four weeks prior to announcement	33.1%	74.9%	67.9%	136.1%	60.7%

  Analysis of Selected Transactions

    SG Cowen reviewed the financial terms, to the extent publicly available, of the 12 representative acquisition transactions in the communications semiconductor industry and other similar technology industries.

    SG Cowen reviewed the enterprise value paid in these communications semiconductor transactions as a multiple of LTM revenues, LTM EBITDA, and LTM EBIT, and also examined the multiples of equity value paid in the representative transactions to book value of common shareholders' equity.

    The following table presents, for the periods indicated, the multiples implied by the ratio of enterprise value to LTM revenues, LTM EBITDA and LTM EBIT, and the ratio of equity value to book value of common shareholders' equity. The information in the table is based on the closing stock price of TriQuint and Sawtek common stock on May 14, 2001.

Multiples for Communications Semiconductor Transactions
Multiple Implied by Exchange Ratio
	Low	Mean	Median	High
Enterprise value as a ratio of:
LTM revenues	0.8x	23.6x	8.9x	69.3x	6.9x
LTM EBITDA	8.9x	44.5x	33.1x	116.7x	13.0x
LTM EBIT	19.2x	66.7x	49.8x	145.5x	15.2x
Equity value as a ratio of:
Book value	2.0x	14.7x	9.9x	47.7x	5.0x

    Although the communications semiconductor and similar technology transactions were used for comparison purposes, none of those transactions is directly comparable to the transaction contemplated by TriQuint and Sawtek, and none of the companies in those transactions is directly comparable to TriQuint or Sawtek. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of companies or TriQuint or Sawtek to which they are being compared.

  Discounted Cash Flow Analysis

    SG Cowen estimated a range of values for Sawtek common stock based upon the discounted present value of the projected after-tax cash flows of Sawtek described in Wall Street analyst projections and the financial forecasts provided by management of Sawtek, for the period ended April 1, 2001 through December 31, 2005, and of the terminal value of Sawtek at December 31, 2005, based upon multiples of EBITDA.

    After-tax cash flow was calculated by taking projected EBIT and subtracting from this amount projected taxes, capital expenditures, changes in working capital and changes in other assets and liabilities and adding back projected depreciation and amortization. This analysis was based upon assumptions and projections supplied by and discussions held with the management of Sawtek and, as a basis for calculating after-tax cash flow for calendar years 2001 and 2002, JPMorgan H&Q Equity Research dated May 3, 2001. In performing this analysis, SG Cowen utilized discount rates ranging from 14% to 20%, which were selected based on the estimated industry weighted average cost of capital. SG Cowen utilized terminal multiples of EBITDA ranging from 10 times to 22 times, these multiples representing the general range of multiples of EBITDA for the selected companies. Utilizing this methodology, the per share equity value of Sawtek ranged from $19.49 to $42.07 per share. Because the discounted terminal value accounted for such a high percentage of the discounted present value of Sawtek, SG Cowen did not ascribe significance to this analysis in reaching its opinion.

  Pro Forma Earnings Analysis

    SG Cowen analyzed the potential effect of the merger on the projected combined income statement of operations of TriQuint and Sawtek for the quarters ended September 30, 2001 and December 31, 2001 and the calendar years ended December 31, 2001 and 2002. This analysis was based upon (1) the projected financial forecasts of (a) TriQuint, which, with TriQuint management's consent, SG Cowen obtained from SG Cowen Equity Research estimates dated April 20, 2001, for the quarters ended September 30, 2001 and December 31, 2001 and calendar year 2001 and Merrill Lynch Equity Research estimates dated April 20, 2001, for calendar year 2002 and (b) Sawtek, which SG Cowen obtained from JPMorgan H&Q Equity Research dated May 3, 2001 for the Wall Street research base case and Dain Rauscher Wessels Equity Research dated April 10, 2001, for the Wall Street research downside case and (2) 42,296,836 primary shares of Sawtek common stock outstanding and 2,480,171 options to purchase Sawtek common stock outstanding at a weighted average exercise price of $22.21, according to Sawtek management as of May 10, 2001.

    SG Cowen's pro forma earnings analysis did not take into account the possible effect of any cost savings or synergies in the proposed merger. The table below summarizes the results.

	Accretion / (Dilution) %
After-tax earnings per share:	Wall Street research base case	Wall Street research downside case
Quarter ended September 30, 2001	25.5%	16.0%
Quarter ended December 31, 2001	16.1%	3.6%
Calendar year ended December 31, 2001	16.8%	11.1%
Calendar year ended December 31, 2002	29.5%	NA

    The summary set forth above does not purport to be a complete description of all the analyses performed by SG Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. SG Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, SG Cowen believes, and has advised the TriQuint board, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, SG Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of TriQuint and Sawtek. These analyses performed by SG Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, these analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. None of TriQuint, Sawtek, SG Cowen or any other person assumes responsibility if future results are materially different from those projected. The analyses supplied by SG Cowen and its opinion were among several factors taken into consideration by the TriQuint board in making its decision to enter into the merger agreement and should not be considered as determinative of its decision.

    SG Cowen was selected by the TriQuint board to render an opinion to the TriQuint board because SG Cowen is a nationally recognized investment banking firm and because, as part of its investment banking business, SG Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. SG Cowen is solely providing a fairness opinion to TriQuint for which it will receive customary fees. In addition, in the ordinary course of its business, SG Cowen and its affiliates trade the equity securities of TriQuint and Sawtek for their own account and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in those securities. SG Cowen and its affiliates in the ordinary course of business have from time to time provided, and in the future may continue to provide, commercial and investment banking services to TriQuint, including serving as a financial advisor on potential acquisitions and as an underwriter on equity offerings, and have received and may in the future receive fees for the rendering of its services. In particular, in 1993, SG Cowen acted as lead manager of

TriQuint's initial public equity offering, co-manager of TriQuint's follow-on equity offering in 1995 and lead manager of TriQuint's follow-on equity offering in 1999. In February 2000, SG Cowen acted as joint-lead manager of TriQuint's $345 million convertible subordinated notes offering.

    TriQuint agreed to pay SG Cowen a fairness opinion fee; a portion of which fee was payable on delivery of the SG Cowen opinion and the remainder of such fee upon consummation of the merger. Additionally, TriQuint agreed to reimburse SG Cowen for its out-of-pocket expenses, including attorneys' fees, and agreed to indemnify SG Cowen against liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with SG Cowen, which are customary in transactions of this nature, were negotiated at arm's length between TriQuint and SG Cowen, and the TriQuint board was aware of the arrangement, including the fact that a significant portion of the fee payable to SG Cowen would be contingent upon the completion of the transaction.

Interests of Sawtek directors and officers in the merger

    When considering the recommendation of Sawtek's board of directors, you should be aware that the Sawtek directors and executive officers identified below have interests in the merger that are different from, or are in addition to, yours. The Sawtek board of directors was aware of these potential conflicts and considered them in making their recommendation.

  Kimon Anemogiannis and Raymond A. Link

    TriQuint has entered into employment agreements with Kimon Anemogiannis and Raymond A. Link, which will go into effect on the effective date of the merger. Dr. Anemogiannis will be entitled to a base salary of $225,000 per year and Mr. Link will be entitled to a base salary of $185,000. Dr. Anemogiannis and Mr. Link will each hold the Sawtek position assigned to him by the chairman of the board of TriQuint. The employment agreements provide for at-will employment. However, if Dr. Anemogiannis or Mr. Link is terminated by TriQuint without cause prior to June 30, 2002, Dr. Anemogiannis or Mr. Link, as the case may be, will be entitled to recover damages consisting of his base salary and benefits under any Sawtek retirement plans for the period beginning with the date of the termination and ending on June 30, 2002, less withholding for applicable taxes. Dr. Anemogiannis or Mr. Link would also be reimbursed for any COBRA premiums paid by him after he has elected COBRA coverage under any applicable welfare benefit plans for the period beginning with the date of termination and ending on June 30, 2002.

    Mr. Link and TriQuint are in negotiations regarding the terms of Mr. Link's employment as chief financial officer of TriQuint following the closing of the merger which will be in addition to those terms set forth above, but have not reached a definitive agreement with regard to the terms of such employment as chief financial officer. However, Mr. Link and TriQuint anticipate that the additional terms of Mr. Link's employment as chief financial officer of TriQuint will include the following: salary adjustment to reflect the cost of living differential between Orlando and Portland, payment of relocation and disruption allowance and the grant of a stock option in accordance with TriQuint's policy.

  Director and Officer Indemnification

    In addition, Sawtek's directors and officers will receive, for a period of six years after the completion of the merger, directors and officers insurance coverage with terms substantially the same as those of Sawtek's existing directors and officers insurance policy for events occurring on or prior to the completion of the merger through one of the following mechanisms:

  •
  a directors and officers insurance policy whose annual premium is not greater than 200% of the premium of Sawtek's policy in effect on the date of the merger agreement; or

  •
  obtaining six-year "tail" coverage under Sawtek's existing directors and officers insurance policy.

  Sawtek nominated directors

    In addition, two Sawtek directors selected by Sawtek, initially Steven P. Miller and Willis C. Young, will become members of TriQuint's board of directors when the merger is completed. TriQuint has also agreed to place Messrs. Miller's and Young's names on its slate of nominees for the TriQuint board of directors at the next two annual meetings of the TriQuint stockholders, provided that such Sawtek director remains able and willing to serve on the TriQuint board.

  Sawtek Employee Stock Ownership Plan and 401(k) Plan

    Sawtek has provided its employees and officers benefits under the Sawtek Inc. Employee Stock Ownership and 401(k) Plan and Trust, which we call the Sawtek KSOP. The Sawtek KSOP allocates shares of Sawtek common stock to employees and officers of Sawtek over time. TriQuint has agreed to continue the Sawtek KSOP and the distribution of any unallocated shares of TriQuint common stock held in the Sawtek KSOP after the merger in accordance with the Sawtek KSOP's prior distribution schedules.

  Assumption of Sawtek Stock Options

    In connection with the merger, TriQuint will assume any outstanding options to purchase Sawtek common stock and those options will be converted to options to purchase TriQuint common stock. As of June 12, 2001, the directors and officers of Sawtek held options to purchase 979,234 shares of Sawtek common stock. The remaining options held by the officers and directors of TriQuint will continue to vest on their original schedules.

  Sawtek Health and Welfare Plans

    Each person who was an employee of Sawtek immediately prior to the closing of the merger will receive, for the purpose of any service requirements for participation eligibility, or vesting, credit for his or her period of continuous service with Sawtek prior to the merger. No Sawtek employee, or any of his or her eligible dependents, who, at the closing of the merger, is participating in a Sawtek group health plan shall be excluded from TriQuint's group plan, or limited in coverage thereunder, by reason of any waiting period restriction or pre-existing condition limitation. Each Sawtek employee will also receive credit for any deductibles that such individual has paid or has been charged with under any Sawtek group health plan during the calendar year in effect.

Exchange of Sawtek stock certificates for TriQuint stock certificates

    When the merger is completed, the exchange agent will mail to Sawtek shareholders a letter of transmittal and instructions for surrendering your Sawtek stock certificates in exchange for TriQuint stock certificates. When you deliver your Sawtek stock certificates to the exchange agent along with an executed letter of transmittal and any other required documents, your Sawtek stock certificates will be canceled and you will receive TriQuint stock certificates representing the number of full shares of TriQuint common stock to which you are entitled under the merger agreement. You will not receive any fractional shares of TriQuint common stock in the merger, but will instead receive cash equal to your proportionate interest of the aggregate fractional shares. In this case, the market value of the fractional shares will be based on the average closing price of TriQuint common stock for the two trading days ending on the trading day immediately prior to the closing of the merger.

You should not submit your Sawtek stock certificates for exchange until you receive your instructions and a form of letter of transmittal from the exchange agent.

    You are not entitled to receive any dividends or other distributions on TriQuint common stock until the merger is completed and you have surrendered your Sawtek stock certificates in exchange for TriQuint stock certificates. Subject to the effect of applicable laws, you will receive payment for any dividend or other distribution on TriQuint common stock with a record date after the merger and a payment date prior to the date you surrender your Sawtek stock certificates promptly after your TriQuint stock certificates are issued. You will receive payment for any dividend or other distribution on TriQuint common stock with a record date after the merger and a payment date after the date you surrender your Sawtek stock certificates promptly after the payment date.

    TriQuint will only issue you a TriQuint stock certificate or a check in lieu of a fractional share in a name other than the name in which a surrendered Sawtek stock certificate is registered if you present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that you paid any applicable stock transfer taxes. If your Sawtek stock certificate has been lost, stolen or destroyed, you may need to deliver an affidavit and bond prior to receiving your TriQuint stock certificate.

Material U.S. federal income tax consequences of the merger

    It is the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, TriQuint's tax counsel, and Gray, Harris & Robinson, P.A., Sawtek's tax counsel, that the following generally will be the material federal income tax consequences of the merger to holders of Sawtek common stock:

      (a) The merger will qualify as a reorganization within the meaning of section 368 of the Internal Revenue Code of 1986.

      (b) No gain or loss will be recognized by the holders of Sawtek common stock upon their receipt of TriQuint common stock in exchange for Sawtek common stock in the merger.

      (c) A holder of Sawtek common stock who receives cash in lieu of a fractional share of TriQuint common stock will be treated as if he had received the fractional share and then had that share redeemed for cash. The holder will recognize capital gain or loss equal to the difference between the cash received and that portion of his basis in the TriQuint common stock attributable to the fractional share.

      (d) The aggregate tax basis of the TriQuint common stock received by each holder of Sawtek common stock in the merger (including any fractional share that the holder will be treated as having received and then had immediately redeemed for cash) will be the same as the aggregate tax basis of the Sawtek common stock surrendered in the exchange.

      (e) The holding period of the TriQuint common stock received by each holder of Sawtek common stock in the merger will include the period during which the holder held his Sawtek common stock.

      (f)  TriQuint, Sawtek and Timber Acquisition Corp. will not recognize gain or loss as a result of the merger.

    If the merger does not qualify as a reorganization, each holder of Sawtek common stock would recognize capital gain or loss equal to the difference between (i) the sum of the value of the TriQuint common stock received by the holder plus the amount of any cash received by the holder in lieu of a fractional share of TriQuint common stock, and (ii) the holder's tax basis in his Sawtek common stock. In that case, the holder's tax basis in the TriQuint common stock received in the merger would equal the fair market value of that stock, and the holder's holding period for income tax purposes for the stock would begin on the day following the merger.

    The preceding discussion is based on existing authorities. These authorities may change, or the Internal Revenue Service might interpret the existing authorities differently. In either case, the tax consequences of the merger to the holders of Sawtek common stock could differ from those described above. The preceding discussion is for general information only and does not provide a complete analysis of all potential tax considerations that may be relevant to particular shareholders because of their specific circumstances, or because they are subject to special rules. The discussion assumes that Sawtek shareholders hold their shares of common stock for investment.

    This discussion does not address any consequences arising under the laws of any state, locality or foreign jurisdiction. This discussion also does not address the tax consequences of an exchange or conversion of options or warrants for Sawtek common stock into options or warrants for TriQuint common stock.

    Holders of Sawtek common stock should consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences of foreign, state, or local laws, and tax treaties.

Accounting treatment of the merger

    TriQuint intends to account for the merger as a pooling of interests transaction. Completion of the merger is conditioned upon its being accounted for on a pooling of interests accounting basis and the receipt by TriQuint and Sawtek of letters from KPMG LLP and Ernst & Young LLP regarding those firms' concurrence with the TriQuint management's and the Sawtek management's conclusions, respectively, that, as of the date the merger is completed, no conditions exist that would preclude accounting for the merger as a pooling of interests transaction under Accounting Principles Board Opinion No. 16 and applicable Securities and Exchange Commission rules and regulations, if the merger is completed in accordance with the merger agreement. Under this accounting treatment, upon completion of the merger, the assets and liabilities of Sawtek would be added to those of TriQuint at their recorded book values and the shareholders' equity accounts of TriQuint and Sawtek would be combined on TriQuint's consolidated balance sheet. On a pooling of interests accounting basis, TriQuint will retroactively restate its financial statements issued after completion of the merger to reflect the consolidated combined financial position and results of operations of TriQuint and Sawtek as if the merger had taken place as of the earliest period covered by such financial statements.

Regulatory filings and approvals required to complete the merger

    This merger is subject to review by the Department of Justice and the Federal Trade Commission to determine whether it is in compliance with applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the merger may not be consummated until the specified waiting period requirements of that Act have been satisfied. On May 30, 2001, TriQuint and Sawtek filed notification reports, together with requests for early termination of the waiting period, with the Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The merger may also be subject to various foreign antitrust laws, some of which may require TriQuint and Sawtek to make filings with foreign antitrust authorities. TriQuint and Sawtek intend to make filings with any foreign antitrust authorities, if required, and will not be permitted to complete the merger until any applicable waiting periods have expired or been terminated.

    In addition, the completion of this merger is subject to the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part, compliance with the rules of the Nasdaq National Market and compliance with applicable corporate laws of the States of Florida and Delaware.

Certain securities laws considerations

    The shares of TriQuint common stock to be issued in the merger will be registered under the Securities Act of 1933, as amended. These shares will be freely transferable under the Securities Act, except for TriQuint common stock issued to any person who is deemed to be an affiliate of Sawtek. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with Sawtek and may include Sawtek's officers and directors, as well as its principal shareholders. Sawtek's affiliates may not sell their TriQuint common stock acquired in the merger except pursuant to:

  •
  an effective registration statement under the Securities Act covering the resale of those shares;

  •
  an exemption under paragraph (d) of Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act; or

  •
  any other applicable exemption under the Securities Act.

No appraisal rights

    Under Florida corporate law, holders of Sawtek common stock are not entitled to appraisal rights in connection with the merger because, on the record date, Sawtek common stock was designated and quoted for trading on the Nasdaq National Market. Under Delaware corporate law, holders of TriQuint common stock are not entitled to appraisal rights in connection with the issuance of TriQuint shares to former Sawtek shareholders in connection with the merger.

Listing on the Nasdaq National Market of TriQuint common stock to be issued in the merger

    TriQuint has agreed to cause the shares of TriQuint common stock to be issued and to be reserved for issuance in connection with the merger to be approved for listing on the Nasdaq National Market, subject to official notice of issuance.

Delisting and deregistration of Sawtek common stock after the merger

    If the merger is completed, Sawtek's common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934, as amended.

THE MERGER AGREEMENT

    This section of the joint proxy statement/prospectus describes the merger agreement. While TriQuint and Sawtek believe that the description covers the material terms of the merger agreement, this summary may not contain all of the information that is important to you. The merger agreement is attached to this joint proxy statement/prospectus as Annex A, and TriQuint and Sawtek urge you to read it carefully.

General

    Following the adoption of the merger agreement and approval of the merger by Sawtek shareholders and the approval of the share issuance by the TriQuint stockholders, and the satisfaction or waiver of the other conditions to the merger, Timber Acquisition Corp., a wholly owned subsidiary of TriQuint, will merge with and into Sawtek. Sawtek will survive the merger as a wholly owned subsidiary of TriQuint. If all conditions to the merger are satisfied or waived, the merger will become effective at the time of the filing of articles of merger with the Secretary of State of the State of Florida.

The exchange ratio and treatment of Sawtek common stock

    At the effective time of the merger, each issued and outstanding share of Sawtek common stock will be converted into the right to receive 1.1507 shares of TriQuint common stock. However, any shares owned by Sawtek, TriQuint or any of their direct or indirect wholly owned subsidiaries will be cancelled without conversion. TriQuint will adjust the exchange ratio to reflect any reclassification, stock split, stock dividend, reorganization or other similar change with respect to TriQuint common stock or Sawtek common stock occurring before the effective time of the merger.

    Based on the exchange ratio of 1.1507, and based on the number of shares of Sawtek common stock and options to purchase Sawtek common stock outstanding as of June 8, 2001, a total of approximately 51,664,170 shares of TriQuint common stock and options to purchase TriQuint common stock will be issued or granted in the merger.

Treatment of restricted stock of Sawtek

    Any shares of Sawtek capital stock outstanding at the effective time of the merger which are subject to a repurchase option, risk of forfeiture or other condition under any restricted stock purchase agreement or other arrangements will be converted into unvested shares of TriQuint common stock based on the exchange ratio and will remain subject to the same terms, restrictions and vesting schedules as were applicable prior to the effective time of the merger. TriQuint will assume any rights Sawtek held prior to the effective time of the merger to repurchase these unvested shares.

Treatment of Sawtek stock options

    At the effective time of the merger, TriQuint will assume all outstanding options, whether vested or unvested, to purchase shares of Sawtek common stock and convert them into options to purchase TriQuint common stock subject to the same terms and conditions as were applicable prior to the effective time of the merger, including, without limitation, any repurchase rights or vesting provisions. The number of shares of TriQuint common stock issuable upon the exercise of these stock options will be adjusted based on the exchange ratio. Any fractional share of TriQuint common stock resulting from such adjustment will be rounded down to the nearest whole number. The exercise price per share of TriQuint common stock issuable under each assumed Sawtek option will equal the exercise price per share of the Sawtek common stock purchasable under the Sawtek option divided by the exchange ratio. The exercise price will be rounded up to the nearest whole cent.

    TriQuint will reserve for issuance a sufficient number of shares of its common stock for delivery upon a Sawtek optionholder's exercise of his or her option. TriQuint has agreed that within 10 business days of the closing of the merger, TriQuint will file a registration statement on Form S-8 for the shares of TriQuint common stock issuable with respect to assumed Sawtek stock options.

Exchange of certificates

    Exchange Agent; Exchange Procedures; No Further Ownership Rights.  After the effective time of the merger, TriQuint's exchange agent will mail a letter of transmittal and instructions for surrendering Sawtek certificates to each record holder of Sawtek common stock. Only those holders who properly surrender their certificates in accordance with the instructions will receive certificates representing TriQuint common stock, cash in lieu of any fractional TriQuint common stock and any dividends or distributions to which they are entitled. The surrendered certificates representing shares of Sawtek common stock will be cancelled. After the effective time of the merger, each certificate representing shares of Sawtek common stock that have not been surrendered will only represent:

  •
  the number of whole shares of common stock of TriQuint into which such shares have been converted;

  •
  the right to receive cash in lieu of any fractional share of TriQuint common stock; and

  •
  any dividends or distributions that may be applicable.

Following the closing of the merger, Sawtek will not register any transfers of Sawtek common stock on its stock transfer books.

    No Fractional Shares.  TriQuint will not issue any fractional shares of common stock in the merger. Instead, each holder of shares of Sawtek common stock exchanged in the merger who would otherwise be entitled to receive a fraction of a share of common stock of TriQuint will receive cash, without interest, equal to such fraction multiplied by the average closing price per share of TriQuint common stock on the Nasdaq National Market for the two trading days immediately preceding the last full trading day prior to the closing of the merger.

    Distributions With Respect to Unexchanged Shares.  After the effective date of the merger, no dividends or other distributions declared or made after the closing of the merger with respect to TriQuint common stock will be paid to the holder of any unsurrendered Sawtek certificate until the holder surrenders his or her Sawtek certificate in accordance with the letter of transmittal.

    Lost Certificates.  If any Sawtek common stock certificate is lost, stolen or destroyed, a Sawtek shareholder must provide an appropriate affidavit certifying that fact to TriQuint's exchange agent. TriQuint or its exchange agent may require a Sawtek shareholder to deliver a bond as indemnity against any claim that may be made against TriQuint or its exchange agent with respect to any lost, stolen or destroyed certificate.

    Holders of Sawtek common stock should not send in their certificates until they receive a letter of transmittal from the exchange agent.

Representations and warranties

    TriQuint and Sawtek each made a number of representations and warranties in the merger agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the merger. Each of the companies made representations and warranties as to:

  •
  corporate organization and qualification to do business;

  •
  certificate of incorporation and bylaws;

  •
  capitalization;

  •
  authorization of the merger agreement by the respective companies;

  •
  the effect of the merger on obligations of the respective companies under applicable laws;

  •
  compliance with applicable laws;

  •
  regulatory approvals required to complete the merger;

  •
  filings and reports with the Securities and Exchange Commission;

  •
  changes in the respective companies' business since September 30, 2000 with respect to Sawtek, and March 31, 2001, with respect to TriQuint;

  •
  liabilities;

  •
  litigation;

  •
  environmental matters;

  •
  employee matters and benefit plans;

  •
  restrictions on the activities of each company;

  •
  taxes;

  •
  information supplied by the respective companies in this joint proxy statement/prospectus and the related registration statement filed by TriQuint;

  •
  payments, if any, required to be made to brokers and agents on account of the merger;

  •
  intellectual property;

  •
  material agreements;

  •
  the fairness opinion received by each company;

  •
  approval by the board of directors;

  •
  the vote of holders of each company's common stock required to approve the merger or the share issuance, as the case may be;

  •
  ownership of the other party's capital stock; and

  •
  payments to foreign officials and political contributions.

    In addition, Sawtek made representations and warranties as to:

  •
  properties it owns and leases;

  •
  insurance;

  •
  the inapplicability of state takeover statues to the merger;

  •
  product warranties;

  •
  customers and suppliers; and

  •
  inventory.

    In addition, TriQuint and Timber Acquisition Corp. made representations and warranties as to:

  •
  TriQuint common stock to be issued in the merger; and

  •
  operations of Timber Acquisition Corp.

    All representations and warranties of Sawtek and TriQuint expire at the closing of the merger.

    The representations and warranties contained in the merger agreement are complicated and not easily summarized. You are urged to carefully read the articles of the merger agreement entitled "Representations and Warranties of Company," relating to Sawtek and "Representations and Warranties of Parent and Merger Sub," relating to TriQuint and Timber Acquisition Corp.

Conduct of business before completion of the merger

    Sawtek agreed that, until the earlier of the completion of the merger or termination of the merger agreement or unless the TriQuint consents in writing, Sawtek will use its commercially reasonable efforts consistent with past practices and policies to:

  •
  preserve intact its present business organization;

  •
  keep available the services of its present officers and employees; and

  •
  preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings.

Sawtek also agreed to promptly notify TriQuint of any material event involving Sawtek's business or operations.

    Sawtek also agreed that until the earlier of the completion of the merger or termination of the merger agreement or unless TriQuint consents in writing, Sawtek will conduct its business in compliance with certain specific restrictions relating to the following:

  •
  restricted stock and stock options;

  •
  employees and employee benefits, including severance and termination payments;

  •
  the transfer or license of intellectual property rights;

  •
  the declaration or issuance of dividends or other distributions;

  •
  the purchase, encumbrance and redemption of securities;

  •
  the issuance of any capital stock other than pursuant to outstanding stock options or Sawtek's employee stock purchase plan;

  •
  amendment to its articles of incorporation and bylaws;

  •
  the acquisition of assets or other entities;

  •
  the sale, lease, license and disposition of assets;

  •
  the incurrence of indebtedness;

  •
  the adoption, amendment or increase of employee benefit plans, policies or arrangements;

  •
  entering into agreements outside of the ordinary course of business in excess of $1.0 million;

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  payment or settlement of liabilities;

  •
  modification, amendment or termination of material contracts;

  •
  entering into contracts for distribution, license, sale or marketing of Sawtek's intellectual property;

  •
  revaluation of assets or changing of accounting policies and procedures;

  •
  actions which could be expected to impact treatment of the merger as a "reorganization" under the Internal Revenue Code; and

  •
  engaging in actions with the intent to adversely impact the merger.

    TriQuint agreed that until the earlier of the completion of the merger or termination of the merger agreement or unless Sawtek consents in writing, TriQuint will conduct its business in compliance with certain specific restrictions relating to the following:

  •
  actions which could be expected to impact treatment of the merger as a "reorganization" under the Internal Revenue Code;

  •
  the issuance of dividends or other distributions;

  •
  purchase, acquisition or redemption of its capital stock;

  •
  amendment of its certificate of incorporation and bylaws except as contemplated by the merger agreement;

  •
  revaluation of assets or changing of accounting policies and procedures; and

  •
  the (1) acquisition or agreement to acquire any other business or company if the consideration paid or payable is in excess of $1.45 billion or (2) sale or agreement to sell TriQuint or substantially all of its assets; except that TriQuint may agree to its acquisition or the sale of substantially all of its assets if its stockholders will own more than 65% of the voting shares of the acquiring company.

    The agreements related to the conduct of Sawtek's and TriQuint's businesses in the merger agreement are complicated and not easily summarized. You are urged to carefully read the sections of the merger agreement entitled "Conduct of Business by Company," relating to Sawtek and "Conduct of Business By Parent," relating to TriQuint.

No solicitation by Sawtek

    Sawtek further agreed to cease, as of the date of the merger agreement, any and all existing activities, discussions or negotiations with any parties conducted prior to that date with respect to any Acquisition Proposal.

    An "Acquisition Proposal" is any inquiry, offer or proposal relating to any Acquisition Transaction, other than an offer or proposal by TriQuint.

    An "Acquisition Transaction" is any transaction or series of related transactions, other than the TriQuint/Sawtek merger, involving any of the following:

  •
  the acquisition or purchase from Sawtek of more than a 10% interest in the total outstanding voting securities of Sawtek or any of its subsidiaries;

  •
  any tender offer or exchange offer that if consummated would result in any person or group beneficially owning 10% or more of the total outstanding voting securities of Sawtek or any of its subsidiaries;

  •
  any merger, consolidation, business combination or similar transaction involving Sawtek pursuant to which the Sawtek shareholders immediately preceding such transaction hold less than 90% of the equity interests in the surviving or resulting entity;

  •
  any sale, lease outside the ordinary course of business, exchange, transfer, license outside the ordinary course of business, acquisition or disposition of more than 50% of the assets of Sawtek; or

  •
  any liquidation, dissolution, recapitalization or other significant reorganization of Sawtek.

    Until the merger is completed or the merger agreement is terminated, Sawtek and its subsidiaries agreed not to directly or indirectly take any of the following actions:

  •
  solicit, initiate or induce the making, submission or announcement of any Acquisition Proposal;

  •
  participate in any discussions or negotiations with a third party regarding, or furnish to any person any information with respect to any Acquisition Proposal;

  •
  take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any Acquisition Proposal;

  •
  subject to limited exceptions, approve, endorse or recommend any Acquisition Proposal; or

  •
  enter into any letter of intent or other agreement or contract relating to any Acquisition Transaction.

    Sawtek's board of directors may, without breaching the merger agreement, respond to an unsolicited, bona fide written Acquisition Proposal by discussing the proposal with the party making the proposal, furnishing information to the party making the proposal, recommending a Superior Offer (as defined below) to Sawtek shareholders or withdrawing its recommendation of the merger agreement with TriQuint, if all of the following conditions are met:

  •
  Sawtek and its subsidiaries have not violated the restrictions set forth above regarding Acquisition Proposals and Acquisition Transactions;

  •
  Sawtek's board determines in good faith, after consulting with its outside legal counsel, that its fiduciary obligations require it to do so;

  •
  Sawtek receives from such person an executed confidentiality agreement;

  •
  Sawtek gives prior written notice to TriQuint of discussions or negotiations with, or furnishing of information to, the party making the proposal; and

  •
  when furnishing nonpublic information to the party making the proposal, Sawtek contemporaneously furnishes the same information to TriQuint, to the extent it has not already been received by TriQuint, or complies with Rules 14d-9 and 14e-2 under the Exchange Act, if applicable.

    For purposes of the foregoing, any action by any affiliate, officer, director or employee of Sawtek or any investment banker, attorney or other advisor or representative of Sawtek is deemed to be an action by Sawtek.

    A "Superior Offer" is an unsolicited, bona fide written offer made by a third party to consummate any of:

  •
  a sale or other disposition by Sawtek of all or substantially all of its assets; or

  •
  the acquisition by any person or group, including by way of tender or exchange offer or issuance by Sawtek, directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the then outstanding voting power of Sawtek.

    In addition, to qualify as a Superior Offer, Sawtek's board of directors must determine in its good faith (based upon the advice of JP Morgan H&Q) (i) that the acquiring party is capable of consummating (including, if relevant, the commitment for any necessary financing) and (ii) that is more favorable to Sawtek shareholders than the merger with TriQuint. If the third party offer includes a due diligence condition, that condition would not alone preclude such offer from being a Superior Offer.

    Sawtek has agreed to promptly inform TriQuint of any request for information that Sawtek reasonably believes would lead to an Acquisition Proposal, or of any Acquisition Proposal, or any

inquiry with respect to or which Sawtek reasonably believes would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. Sawtek further agreed to keep TriQuint informed in all material respects of the status and details, including material amendments or proposed amendments, of any such request, Acquisition Proposal or inquiry, and to provide TriQuint with advance notice of any meeting of the Sawtek board of directors at which the board of directors is reasonably expected to consider an Acquisition Proposal or recommend a Superior Offer to Sawtek shareholders.

Sawtek shareholders' meeting

    Sawtek is obligated under the merger agreement to hold and convene the Sawtek special meeting of shareholders for purposes of voting for adoption of the merger agreement and approval of the merger. Unless Sawtek's board of directors withdraws its recommendations and recommends a Superior Offer, Sawtek's board of directors will recommend that Sawtek shareholders vote in favor of adoption of the merger agreement and approval of the merger.

TriQuint stockholders' meeting

    TriQuint is obligated under the merger agreement to hold and convene the TriQuint special meeting of stockholders for purposes of voting for the issuance of shares of TriQuint common stock in the merger. TriQuint's board of directors will recommend that TriQuint's stockholders vote in favor of the issuance of TriQuint's shares in connection with the merger.

Employee benefits matters

    Individuals who continue to be employed by Sawtek after the merger is completed who become participants or are subject to TriQuint's employee benefit plans will, subject to certain qualifications, receive benefits that are in the aggregate, substantially similar to those applicable to employees of Parent in similar functions and positions on similar terms.

    Each person who was an employee of Sawtek immediately prior to the closing of the merger will receive, for the purpose of any service requirements for participation eligibility, or vesting, for his or her period of continuous service with Sawtek prior to the merger to the extent permitted by TriQuint's benefit programs and consistent with TriQuint's employee benefit plans. No Sawtek employee, or any of his or her eligible dependents, who, when the merger closes, are participating in a Sawtek group health plan shall be excluded from TriQuint's group plan, or limited in coverage thereunder, by reason of any waiting period restriction or pre-existing condition limitation. Each Sawtek employee will also receive credit for any deductibles that such individual has paid or has been charged with under any Sawtek group health plan during the calendar year in effect.

Sawtek Inc. Employee Stock Ownership and 401(k) Plan and Trust

    In 2000, Sawtek entered into a 2000 Implementation Agreement, 2000 Modified ESOP Loan Agreement, and 2000 Renewal ESOP Note with HSBC Bank U.S.A., as trustee of the Sawtek Inc. Employee Stock Ownership and 401(k) Plan and Trust, which we call the Sawtek KSOP. TriQuint has agreed to assume Sawtek's obligations under the foregoing agreements and not to take any action, fail to take any action or fail to make any contribution, as may be required by the agreements.

    Subsequent to the closing of the merger, TriQuint will have the right to terminate the Sawtek KSOP, provided that upon such termination all remaining shares of TriQuint common stock then held in the Sawtek KSOP's "suspense account" pending release and allocation, shall be released from suspense and allocated to the employees of Sawtek and TriQuint who are then active participants in the Sawtek KSOP immediately prior to such termination.

    Subsequent to the merger, the TriQuint common stock remaining in the suspense account of the Sawtek KSOP will be allocated in accordance with Section 5 of the 2000 Implementation Agreement, as adjusted to reflect the share exchange resulting from the merger, unless an earlier allocation is required upon termination of the Sawtek KSOP or by law. However, except to the extent required by law, or as a result of a stock dividend, stock split or some other form of recapitalization, TriQuint is not obligated to contribute any additional shares of TriQuint common stock to the Sawtek KSOP.

    TriQuint has agreed that employees of Sawtek, TriQuint or any of their affiliates, who were employees of Sawtek immediately prior to the merger, shall continue to participate in the Sawtek KSOP after the merger, regardless of whether the employee then works for Sawtek, TriQuint or any of their affiliates. TriQuint and Sawtek have agreed that the Sawtek KSOP is intended to continue to benefit those individuals (and true, new hires of the Sawtek business unit) who benefited immediately prior to the merger. Persons who were employees of TriQuint prior to the merger will not be eligible generally to participate in the Sawtek KSOP.

    TriQuint and Sawtek have also agreed that except for the elimination of the single life annuity and/or joint and survivor annuity forms of distribution currently in the Sawtek KSOP, neither TriQuint nor Sawtek will eliminate or amend any form of distribution (including without limitation, the normal retirement distribution, in-service distribution, loan and hardship distribution provisions of the Sawtek KSOP) or vesting provision, except to accelerate the vesting schedule, reduce the waiting period for a distribution to commence, or expand or liberalize the distribution options available under the Sawtek KSOP. TriQuint has also agreed that for a minimum period of five years after the merger, the "Administrator" and "Investment Advisory Committee" of the Sawtek KSOP will be committees comprised of a majority of members who then are active participants or former participants in the Sawtek KSOP. TriQuint has also agreed to indemnify any officers or employees of Sawtek and TriQuint for actions taken as Administrator or members of the Investment Advisory Committee of the Sawtek KSOP.

Exchange of Sawtek Common Stock Exempt from Section 16 of the Securities Exchange Act

    TriQuint has agreed that it will cause its board of directors to adopt resolutions consistent with the interpretive guidance of the Securities and Exchange Commission so that the assumption of Sawtek stock options and exchange of Sawtek common stock by TriQuint is an exempt transaction for purposes of Section 16 of the Securities Exchange Act. TriQuint has agreed to take such actions for any officer or director of Sawtek who would become subject to Section 16 by result of his or her relationship with TriQuint after the merger.

Conditions to completion of the merger

    The obligations of TriQuint and Sawtek to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver, to the extent legally permissible, of each of the following conditions before completion of the merger:

  •
  the merger agreement must be adopted and the merger must be approved by the requisite vote of holders of Sawtek stock;

  •
  the issuance of TriQuint common stock to Sawtek shareholders must be approved by the requisite vote of TriQuint stockholders under applicable laws and the rules of the Nasdaq National Market;

  •
  TriQuint's registration statement on Form S-4 must be effective, no stop order suspending its effectiveness can be in effect and no proceedings for suspension of its effectiveness can have been initiated or threatened by the Securities and Exchange Commission;

  •
  no law, regulation or order has been enacted or issued which has the effect of making the merger illegal or otherwise prohibiting completion of the merger;

  •
  all applicable waiting periods under applicable antitrust laws must have expired or been terminated;

  •
  TriQuint and Sawtek must each receive from their respective tax counsel an opinion to the effect that the merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code;

  •
  TriQuint and Sawtek must each receive from their respective independent certified public accountants letters regarding the appropriateness of the pooling of interests accounting treatment of the merger by TriQuint under accounting principles generally accepted in the United States and Securities and Exchange Commission rules; and

  •
  the shares of TriQuint's common stock to be issued in the merger will have been authorized for listing on the Nasdaq National Market.

    Sawtek's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

  •
  TriQuint's representations and warranties must be true and correct as of May 15, 2001 and at and as of the date the merger is to be completed as if made at and as of that time except:

  •
  to the extent TriQuint's representations and warranties address matters only as of a particular date, they must be true and correct as of that date; and

  •
  if any of TriQuint's representations and warranties are not true and correct but the effect, in the aggregate, of the inaccuracies of these representations and breaches of these warranties does not have a Material Adverse Effect (as defined below) on TriQuint, then this condition will be deemed satisfied;

  •
  TriQuint must perform or comply in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by TriQuint at or before completion of the merger;

  •
  TriQuint has had no Material Adverse Effect since May 15, 2001;

  •
  each affiliate of TriQuint has entered into an affiliate agreement; and

  •
  TriQuint's board of directors has increased the number of its directors by two persons and elected Steven P. Miller and Willis C. Young as directors of TriQuint, contingent upon the closing of the merger.

    TriQuint's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

  •
  Sawtek's representations and warranties must be true and correct as of May 15, 2001 and at and as of the date the merger is to be completed as if made at and as of that time except:

  •
  to the extent Sawtek's representations and warranties address matters only as of a particular date, they must be true and correct as of that date; and

  •
  if any of Sawtek's representations and warranties are not true and correct but the effect, in the aggregate, of the inaccuracies of these representations and breaches of these warranties does not have a Material Adverse Effect (as defined below) on Sawtek, then this condition will be deemed satisfied;

  •
  Sawtek must perform or comply in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by Sawtek at or before completion of the merger;

  •
  Sawtek has had no Material Adverse Effect since May 15, 2001;

  •
  each affiliate of Sawtek has entered into an affiliate agreement;

  •
  Kimon Anemogiannis and Raymond A. Link have entered into retention agreements with TriQuint and those agreements remain in full force and effect; and

  •
  Sawtek has obtained all consents, waivers and approvals contemplated by the merger agreement.

Definition of Material Adverse Effect

    Under the terms of the merger agreement, a Material Adverse Effect on either TriQuint or Sawtek is defined to mean any change, event, violation, inaccuracy, circumstance or effect that is, or could reasonably be expected to be, materially adverse to the business, assets (including intangible assets), capitalization, financial condition, results of operations or prospects of such entity and its subsidiaries taken as a whole. However, under the terms of the merger agreement, none of the following, alone or in combination, will be deemed to constitute, nor will any of the following be taken into account in determining whether there has been or will be a Material Adverse Effect on any entity:

  •
  a change in the trading price of TriQuint's or Sawtek's common stock, as the case may be, in and of itself;

  •
  any change that results directly and primarily from changes affecting the United States economy generally (which changes do not disproportionately affect such entity); or

  •
  any change that directly and primarily results from conditions generally affecting the semiconductor industry, with respect to TriQuint, or the wireless handset component industry, with respect to Sawtek.

Termination of the merger agreement

    The merger agreement may be terminated at any time prior to completion of the merger, whether before or after adoption of the merger agreement and approval of the merger by the Sawtek shareholders and the TriQuint stockholders:

  •
  by mutual written consent of the board of directors of TriQuint and Sawtek;

  •
  by TriQuint or Sawtek, if the merger is not completed before November 30, 2001, except that this right to terminate the merger agreement is not available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to occur on or before November 30, 2001 and this action or failure to act constitutes a material breach of the merger agreement or a material acquisition or proposed acquisition by TriQuint;

  •
  by TriQuint or Sawtek, if there is any final and nonappealable action of a court or governmental authority having jurisdiction over either TriQuint or Sawtek permanently restraining, enjoining or otherwise prohibiting the completion of the merger;

  •
  by TriQuint or Sawtek, if the Sawtek shareholders fail to adopt the merger agreement and approve the merger at a Sawtek shareholders' meeting, or if the TriQuint stockholders fail to approve the share issuance at a TriQuint stockholders' meeting;

  •
  by Sawtek, upon TriQuint's breach of any representation, warranty, covenant or agreement in the merger agreement, or if any of TriQuint's representations or warranties become untrue so that the corresponding condition to completion of the merger would not be met; however, if the breach or inaccuracy is curable by TriQuint, Sawtek may not terminate the merger agreement so long as TriQuint exercises commercially reasonable efforts to cure the breach, except for breaches relating to the acquisition by or of TriQuint;

  •
  by TriQuint, upon Sawtek's breach of any representation, warranty, covenant or agreement in the merger agreement, or if any of Sawtek's representations or warranties become untrue, in either case so that the corresponding condition to completion of the merger would not be met. However, if the breach or inaccuracy is curable by Sawtek, TriQuint may not terminate the merger agreement so long as Sawtek exercises commercially reasonable efforts to cure the breach;

  •
  by TriQuint if any of the following shall have occurred:

  •
  Sawtek's board of directors withdraws, modifies or changes its recommendation of the merger agreement or the merger in a manner adverse to TriQuint;

  •
  Sawtek's board of directors fails to include its recommendation of the merger agreement and the merger in any proxy statement/prospectus regarding the merger;

  •
  Sawtek's board of directors fails to reaffirm its approval and recommendation of the merger agreement and the merger, within five business days of a request to do so by TriQuint;

  •
  Sawtek's board of directors recommends any Acquisition Proposal;

  •
  Sawtek breaches in any material respect any of the non-solicitation provisions of the merger agreement;

  •
  Sawtek's board of directors fails to send its shareholders a recommendation to reject any tender or exchange offer within 10 days;

  •
  an Acquisition Proposal is announced or becomes publicly known; or

  •
  the Sawtek board of directors resolves to take any of the foregoing actions.

Payment of termination fee by Sawtek

    Sawtek will pay TriQuint a termination fee of $39.2 million if any of the following conditions occur:

  •
  TriQuint terminates the merger agreement because of any of the following:

  •
  Sawtek's board of directors withdraws, modifies or changes its recommendation of the merger agreement or the merger in a manner adverse to TriQuint;

  •
  Sawtek's board of directors fails to include its recommendation of the merger agreement and the merger in any proxy statement/prospectus regarding the merger;

  •
  Sawtek's board of directors fails to reaffirm its approval and recommendation of the merger agreement and the merger, within five business days of a request to do so by TriQuint;

  •
  Sawtek's board of directors recommends any Acquisition Proposal;

  •
  Sawtek breaches in any material respect any of the non-solicitation provisions of the merger agreement;

  •
  Sawtek's board of directors fails to send its shareholders a recommendation to reject any tender or exchange offer within 10 days;

  •
  an Acquisition Proposal is announced or becomes publicly known; or

  •
  the Sawtek board of directors resolves to take any of the foregoing actions.

  •
  there shall exist or have been an Acquisition Proposal that has not been revoked or withdrawn and the merger agreement is terminated because:

  •
  the merger has not occurred by November 30, 2001; or

  •
  the merger agreement is terminated because Sawtek shareholders do not approve the merger agreement and Sawtek enters into an Acquisition Transaction within 12 months of such termination.

    Sawtek will also reimburse TriQuint for its expenses in the event TriQuint terminates the merger agreement because Sawtek violates its representations, warranties or covenants as set forth above.

    Sawtek will pay TriQuint a $1.5 million fee if the merger agreement is terminated because the Sawtek shareholders do not approve the merger and the merger agreement, as long as the TriQuint stockholders vote in favor of the share issuance. If Sawtek is required to pay both the $39.2 million fee and the $1.5 million fee, payment of the $1.5 million fee will be credited against the $39.2 million fee.

    TriQuint will pay Sawtek a $1.5 million fee if the merger agreement is terminated because the TriQuint stockholders do not approve the share issuance, as long as the Sawtek shareholders have approved the merger or the merger agreement.

Operations after the merger

    Following the merger, it is expected that Sawtek will continue its operations as a wholly owned subsidiary of TriQuint. The shareholders of Sawtek will become stockholders of TriQuint, and their rights as stockholders will be governed by the TriQuint certificate of incorporation and bylaws, as currently in effect, and the laws of Delaware. See "Comparison of Rights of Holders of Sawtek Common Stock and TriQuint Common Stock" on page 111 of this joint proxy statement/prospectus.

Extension, waiver and amendment of the merger agreement

    TriQuint and Sawtek may amend the merger agreement before completion of the merger by mutual written consent. In addition, either TriQuint or Sawtek may extend the other's time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions contained in the merger agreement.

AGREEMENTS RELATED TO THE MERGER

    This section of the joint proxy statement/prospectus describes agreements related to the merger agreement, including the TriQuint Voting Agreements, the Sawtek Voting Agreements, the Sawtek Affiliate Agreements, the Option Agreement and the Employment Agreements. While TriQuint and Sawtek believe that these descriptions cover the material terms of these agreements, these summaries may not contain all of the information that is important to you. Forms of these agreements are attached as exhibits to Annex A of this joint proxy statement/prospectus.

TriQuint Voting Agreements

    By entering into the voting agreements, the TriQuint officers and directors have irrevocably appointed Sawtek as their lawful attorney and proxy. These proxies give Sawtek the limited right to vote the shares of TriQuint common stock beneficially owned by these TriQuint stockholders and affiliated entities, subject to the voting agreements (a) in favor of the approval of the issuance of TriQuint common stock under the merger agreement and (b) against the approval of any proposal made in opposition to, or in competition with, the issuance of TriQuint common stock under the merger agreement. These TriQuint stockholders may vote their shares of TriQuint common stock on all other matters.

    As of May 15, 2001, the TriQuint stockholders who entered into voting agreements collectively beneficially owned approximately 2.39 million shares of TriQuint common stock which represented approximately 2.90% of all outstanding TriQuint common stock. None of the TriQuint stockholders who are parties to the voting agreements were paid additional consideration in connection with them.

    Each TriQuint stockholder who is a party to a voting agreement agreed not to sell or otherwise transfer the TriQuint stock and options owned, controlled or acquired, either directly or indirectly, by that person until the earlier of the termination of the merger agreement or the completion of the merger, unless each person to which any of those securities or any interest in any of those securities is transferred agrees to be bound by the terms and provisions of the voting agreement; except that, until the time 30 days prior to the closing of the merger, the TriQuint stockholder can sell any (1) shares purchased on May 31, 2001 under the TriQuint 1998 employee stock purchase plan and (2) a specified number of shares of TriQuint common stock, generally equal to 20% of such person's beneficially owned shares.

    The voting agreements will terminate upon the earlier to occur of the termination of the merger agreement or the completion of the merger. The form of TriQuint voting agreement is attached as Exhibit A-1 to the merger agreement attached hereto as Annex A and you are urged to read it in its entirety.

Sawtek Voting Agreements

    By entering into the voting agreements, the Sawtek officers and directors have irrevocably appointed TriQuint as their lawful attorney and proxy. These proxies give TriQuint the limited right to vote the shares of Sawtek common stock beneficially owned by these Sawtek shareholders, subject to the voting agreements (a) in favor of the adoption of the merger agreement and the merger and (b) against any proposal made in opposition to or in competition with the adoption of the merger agreement. These Sawtek shareholders may vote their shares of Sawtek common stock on all other matters.

    As of May 15, 2001, these Sawtek shareholders entered into voting agreements with respect to approximately 2.22 million shares of Sawtek common stock beneficially owned by them which represented approximately 5.2% of the outstanding Sawtek common stock. None of the Sawtek shareholders who are parties to the voting agreements were paid additional consideration in connection with them.

    Each Sawtek shareholder who is a party to a voting agreement agreed not to sell or otherwise transfer the Sawtek stock and options owned, controlled or acquired, either directly or indirectly, by that person until the earlier of the termination of the merger agreement or the completion of the merger, unless each person to which any of those securities or any interest in any of those securities is transferred agrees to be bound by the terms and provisions of the voting agreement; except that until the time 30 days prior to the closing of the merger, the Sawtek shareholder can sell (1) any shares purchased on June 30, 2001 under the Sawtek 1996 Employee Stock Purchase Plan and (2) a specified number of shares of Sawtek common stock, generally equal to 20% of such person's beneficially owned shares, other than Mr. Miller and Dr. Tolar, whose numbers are lower.

    The Sawtek voting agreements will terminate upon the earlier to occur of the termination of the merger agreement and the completion of the merger. The form of Sawtek voting agreement is attached as Exhibit A-2 to the merger agreement attached hereto as Annex A, and you are urged to read it in its entirety.

Sawtek Affiliate Agreements

    As a condition to TriQuint's entering into the merger agreement, each member of Sawtek's board of directors, each officer and certain shareholders of Sawtek executed affiliate agreements. Under the affiliate agreements, each of these persons has agreed not to sell or otherwise dispose of, or to reduce their risk relative to, any shares of Sawtek or TriQuint common stock owned by them during the period beginning 30 days prior to the completion of the merger and ending after TriQuint publicly announces financial results covering at least 30 days of combined operations of TriQuint and Sawtek.

    Under the affiliate agreements, these Sawtek officers and directors also acknowledged the resale restrictions imposed by Rule 145 and, to the extent applicable, Rule 144 under the Securities Act on shares of TriQuint common stock to be received by them in the merger. In accordance with the affiliate agreements, TriQuint will be entitled to place appropriate legends on these Sawtek shareholders' certificates evidencing any TriQuint common stock to be received by them and to issue stop transfer instructions to the transfer agent for the TriQuint common stock held by them. The form of Sawtek affiliate agreement is attached as Exhibit B-1 to the merger agreement and you are urged to read it in its entirety.

TriQuint Affiliate Agreements

    As a condition to Sawtek's entering into the merger agreement, each member of TriQuint's board of directors, each officer and certain stockholders of TriQuint executed affiliate agreements. Under the affiliate agreements, each of these persons has agreed not to sell or otherwise dispose of, or to reduce their risk relative to, any shares of TriQuint common stock owned by them during the period beginning 30 days prior to the completion of the merger and ending after TriQuint publicly announces financial results covering at least 30 days of combined operations of TriQuint and Sawtek. The form of TriQuint affiliate agreement is attached as Exhibit B-2 to the merger agreement attached hereto as Annex A and you are urged to read it in its entirety.

Retention Agreements

    TriQuint has entered into employment agreements with Kimon Anemogiannis and Raymond A. Link, which will go into effect on the effective date of the merger. Dr. Anemogiannis will be entitled to a base salary of $225,000 per year and Mr. Link will be entitled to a base salary of $185,000. Dr. Anemogiannis and Mr. Link will each hold the Sawtek position assigned to him by the chairman of the board of TriQuint. The employment agreements provide for at-will employment. However, if Dr. Anemogiannis or Mr. Link is terminated by TriQuint without cause prior to June 30, 2002, Dr. Anemogiannis or Mr. Link, as the case may be, will be entitled to recover damages consisting of his base salary and benefits under any Sawtek retirement plans for the period beginning with the date of the termination and ending on June 30, 2002, less withholding for applicable taxes.

Dr. Anemogiannis or Mr. Link would also be reimbursed for any COBRA premiums paid by him after he has elected COBRA coverage under any applicable welfare benefit plans for the period beginning with the date of termination and ending on June 30, 2002.

    Mr. Link and TriQuint are in negotiations regarding the terms of Mr. Link's employment as chief financial officer of TriQuint following the closing of the merger which will be in addition to those terms set forth above, but have not reached a definitive agreement with regard to the terms of such employment as chief financial officer. However, Mr. Link and TriQuint anticipate that the additional terms of Mr. Link's employment as chief financial officer of TriQuint will include the following: salary adjustment to reflect the cost of living differential between Orlando and Portland, payment of relocation and disruption allowance and the grant of a stock option in accordance with TriQuint's policy.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma combined financial statements give effect to the proposed merger of TriQuint and Sawtek on a pooling of interests basis. The unaudited pro forma combined financial statements are based on the respective historical consolidated financial statements and the accompanying notes of TriQuint and Sawtek, which are incorporated by reference in this joint proxy statement/prospectus. The unaudited pro forma combined balance sheet assumes the merger took place on March 31, 2001 and combines TriQuint's March 31, 2001 unaudited consolidated balance sheet with Sawtek's March 31, 2001 unaudited consolidated balance sheet. The unaudited pro forma combined statements of operations assumes that the merger took place as of the beginning of the periods presented. TriQuint's unaudited consolidated statement of operations for the three months ended March 31, 2001 has been combined with Sawtek's unaudited consolidated statement of income for the three months ended March 31, 2001. TriQuint's audited statement of operations for December 31, 2000, 1999 and 1998 has been combined with Sawtek's audited statement of income for the fiscal years ended September 30, 2000, 1999 and 1998, respectively. The unaudited pro forma combined statements of operations for the annual periods do not present like periods. The use of different closing dates is necessary as each entity has different fiscal year ends. The pro forma reporting with respect to combining TriQuint and Sawtek's results with different fiscal year ends that are within 93 days and is in accordance with Securities and Exchange Commission guidance. The periods combined for purposes of presenting the unaudited pro forma combined statements of operations are not necessarily indicative of the periods expected to be combined after the date of the closing of the merger. The unaudited pro forma combined financial statements are based on the estimates and assumptions set forth in the notes to these statements. The pro forma adjustments made in connection with the development of the pro forma information are preliminary and have been made solely for purposes of developing such pro forma information for illustrative purposes necessary to comply with the disclosure requirements of the Securities and Exchange Commission. The unaudited pro forma combined financial statements do not purport to be indicative of the results of operations for future periods or the combined financial position or the results that actually would have been realized had the entities been a single entity during these periods. TriQuint and Sawtek estimate that they will incur direct transaction costs of approximately $7 million associated with the merger, which are expected to be charged to operations by TriQuint in the fiscal quarter in which the merger is consummated. There can be no assurance that TriQuint will not incur additional charges in subsequent quarters reflecting costs associated with the merger.

    These unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of TriQuint and Sawtek which are incorporated by reference in this joint proxy statement/prospectus.

TriQuint and Sawtek

Unaudited Pro Forma Combined Balance Sheet

As of March 31, 2001

(in thousands except per share data)

	TriQuint	Sawtek	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$146,927	$133,186	—		$280,113
Short-term investments	314,860	33,024	—		347,884
Accounts receivable, net	52,274	20,648	—		72,922
Inventories, net	34,969	19,385	—		54,354
Deferred income taxes	4,753	1,320	—		6,073
Other current assets	2,685	3,268	—		5,953

Total current assets	556,468	210,831	—		767,299
Property, plant, and equipment, net	145,457	63,326	—		208,783
Other assets	160,360	1,051	—		161,411

Total assets	$862,285	$275,208	$—		$1,137,493

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued liabilities	$67,218	$5,715	$7,000	(2)	$79,933
Current installments of capital lease and installment note obligation	2,938	—	—		2,938

Total current liabilities	70,156	5,715	7,000		82,871
Deferred tax liabilities	—	7,002	(2,219	)(2)	4,783
Other liabilities	346,105	—	—		346,105

Total liabilities	416,261	12,717	4,781		433,759
Stockholders' Equity
Common stock (TriQuint: 80,468,891 issued shares; Sawtek: 42,264,236 issued shares; 129,102,347 issued shares on a pro forma combined basis)	80	21	28	(5)	129
Additional paid-in capital	362,921	76,417	(9,351	)(3)(5)	429,987
Treasury stock, shares at cost	—	(9,323)	9,323	(3)	—
Retained earnings	83,168	195,962	(4,781	)(2)	274,349
Unearned ESOP compensation	—	(586)	—		(586)
Accumulated other comprehensive income	(145)	—	—		(145)

Total stockholders' equity	446,024	262,491	(4,781)		703,734

Total liabilities and stockholders' equity	$862,285	$275,208	$—		$1,137,493

See accompanying notes to unaudited pro forma combined financial statements.

TriQuint and Sawtek

Unaudited Pro Forma Combined Statements of Operations

Three Months Ended March 31, 2001

(in thousands, except per share data)

	TriQuint	Sawtek	Pro Forma Adjustments		Pro Forma Combined
Total revenues	$80,860	$28,370			$109,230
Operating expenses:
Cost of goods sold	44,792	13,379			58,171
Research and development	8,783	2,654			11,437
Selling, general and administrative	9,825	2,917			12,742

Total operating expenses	63,400	18,950			82,350

Income from operations	17,460	9,420			26,880
Other income, net	3,145	2,210			5,355

Income before income taxes	20,605	11,630			32,235
Provision for income taxes	7,830	2,361			10,191

Net income	$12,775	$9,269			$22,044

Net income per share:
Basic	$0.16	$0.22			$0.17
Diluted	$0.15	$0.22			$0.16
Weighted average shares:
Basic	80,272	42,414	6,392	(4)	129,078
Diluted	86,626	42,969	6,475	(4)	136,070

See accompanying notes to unaudited pro forma combined financial statements

TriQuint and Sawtek

Unaudited Pro Forma Combined Statements of Operations (Continued)

(in thousands, except per share data)

	TriQuint Year Ended Dec. 31, 2000	Sawtek Fiscal Year Ended Sept. 30, 2000	Pro Forma Adjustments		Pro Forma Combined (Note 1)
Total revenues	$300,749	$159,841			$460,590
Operating expenses:
Cost of goods sold	139,688	64,283			203,971
Research and development	31,201	8,552			39,753
Selling, general and administrative	33,871	12,109			45,980

Total operating expenses	204,760	84,944			289,704

Income from operations	95,989	74,897			170,886
Other income, net	18,269	7,323			25,592

Income before income taxes	114,258	82,220			196,478
Provision for income taxes	42,847	2,938			45,785

Net income	$71,411	$79,282			$150,693

Net income per share:
Basic	$0.92	$1.87			$1.19
Diluted	$0.83	$1.82			$1.10
Weighted average shares:
Basic	77,687	42,498	6,404	(4)	126,589
Diluted	86,251	43,667	6,581	(4)	136,499

See accompanying notes to unaudited pro forma combined financial statements.

TriQuint and Sawtek

Unaudited Pro Forma Combined Statements of Operations

(in thousands, except per share data)

	TriQuint Year Ended Dec. 31, 1999	Sawtek Fiscal Year Ended Sept. 30, 1999	Pro Forma Adjustments		Pro Forma Combined (Note 1)
Total revenues	$163,663	$100,276			$263,939
Operating expenses:
Cost of goods sold	95,069	42,224			137,293
Research and development	21,976	5,627			27,603
Selling, general and administrative	23,524	9,956			33,480

Total operating expenses	140,569	57,807			198,376

Income from operations	23,094	42,469			65,563
Other income, net	6,278	4,737			11,015

Income before income taxes	29,372	47,206			76,578
Provision for income taxes	4,416	16,522			20,938

Net income	$24,956	$30,684			$55,640

Net income per share:
Basic	$0.38	$0.73			$0.49
Diluted	$0.34	$0.72			$0.45
Weighted average shares:
Basic	65,184	41,946	6,321	(4)	113,451
Diluted	74,334	42,815	6,452	(4)	123,601

See accompanying notes to unaudited pro forma combined financial statements

TriQuint and Sawtek

Unaudited Pro Forma Combined Statements of Operations

(in thousands, except per share data)

	TriQuint Year Ended Dec. 31, 1998	Sawtek Fiscal Year Ended Sept. 30, 1998	Pro Forma Adjustments			Pro Forma Combined (Note 1)
Total revenues	$111,605	$97,700				$209,305
Operating expenses:
Cost of goods sold	72,784	44,811				117,595
Research and development	18,984	4,285				23,269
Selling, general and administrative	15,962	10,701				26,663
Special charges	10,220	—				10,220

Total operating expenses	117,950	59,797				177,747

Income (loss) from operations	(6,345)	37,903				31,558
Other income, net	2,484	3,542				6,026

Income (loss) before income taxes	(3,861)	41,445				37,584
Provision for income taxes	94	15,240				15,334

Net income (loss)	$(3,955)	$26,205				$22,250

Net income (loss) per share:
Basic	$(0.07)	$0.62				$0.21
Diluted	$(0.07)	$0.60	$			$0.20	(6)
Weighted average shares:
Basic	56,398	42,360		6,384	(4)	105,142
Diluted	56,398 (6)	43,356		6,534	(4)	108,990	(6)

See accompanying notes to unaudited pro forma combined financial statements

Basis of Presentation

    The pro forma financial statements give effect to TriQuint's acquisition of Sawtek through a merger and exchange of shares. The merger is being accounted for using the pooling of interests method of accounting. The pro forma financial statements have been prepared on the basis of assumptions described in the following notes. In the opinion of management, all adjustments necessary to present fairly such pro forma financial statements have been made based on the proposed terms and structure of the Sawtek merger.

Note 1. Periods Combined

    The unaudited pro forma condensed combined balance sheet as of March 31, 2001 reflects the financial position of TriQuint after giving effect to the merger with Sawtek as if this merger occurred on March 31, 2001.

    TriQuint's unaudited consolidated statement of operations for the three months ended March 31, 2001 has been combined with Sawtek's unaudited consolidated statement of operations for the three months ended March 31, 2001. TriQuint's consolidated statements of operations for the fiscal years ended December 31, 2000, 1999 and 1998 have been combined with Sawtek's consolidated statements of income for the fiscal years ended September 30, 2000, 1999 and 1998, respectively. The use of different closing dates is necessary as the entities have different year ends. The pro forma reporting with respect to combining TriQuint's and Sawtek's results with different fiscal year ends that are within 93 days is in accordance with Securities and Exchange Commission guidance.

    The periods combined for purposes of presenting the unaudited pro forma combined statements of operations are not necessarily indicative of the periods expected to be combined after the date of the closing of the merger.

Note 2. Merger Costs

    TriQuint and Sawtek estimate that they will incur direct transaction costs or merger expenses, of approximately $7 million associated with the merger. These costs consist of investment banking, legal, accounting, filings with regulatory agencies, financial printing and other related costs.

    TriQuint expects the merger expenses to be charged to operations in the fiscal quarter in which the merger is consummated. The unaudited pro forma combined balance sheet gives effect to such charges as if they had been incurred as of March 31, 2001, but the effects of these costs have not been reflected in the unaudited pro forma combined statements of operations as they are nonrecurring in nature. TriQuint expects that substantially all of these merger expenses will be paid out of existing cash reserves within twelve months after the consummation of the merger.

    The income tax effect of these charges has also been reflected as a pro forma adjustment. A combined pro forma effective tax rate of 31.6% is assumed.

Note 3. Treasury Stock

    This adjustment reflects the retirement of Sawtek treasury stock upon consummation of the merger.

Note 4. Pro Forma Net Income Per Share

    The unaudited pro forma combined basic and diluted net income per share are based upon the pro forma combined weighted average number of common and common equivalent shares of TriQuint and Sawtek outstanding for each period at an assumed exchange ratio of 1.1507 shares of TriQuint common stock for each share of Sawtek common stock. The exchange ratio is calculated based on the closing price of TriQuint of $26.30 and Sawtek of $25.06 on May 14, 2001 and the exchange ratio formula contained in the merger agreement.

Note 5. Common Stock Par Value

    The adjustment reflects the addition to par value for the additional shares issued as a result of the merger. Pro forma combined common stock par value reflects total shares outstanding on a pro forma combined basis at TriQuint's per share par value of $0.001.

Note 6. Adjusted Diluted Shares

    Shares used in the diluted calculation of unaudited pro forma combined net income per share are adjusted for the effect of the combined net income position. TriQuint's net loss for the year ended December 31, 1998 resulted in anti-dilutive shares not included in the historical dilutive loss per common share amounts. TriQuint and Sawtek had a pro forma combined net income for fiscal year 1998, resulting in the 2,702 anti-dilutive shares of TriQuint becoming dilutive.

DESCRIPTION OF TRIQUINT CAPITAL STOCK

Authorized Capital Stock

    TriQuint's authorized capital stock consists of 200,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value.

Common Stock

    Subject to preferences that may be applicable to any outstanding preferred stock, holders of TriQuint common stock are entitled to receive ratably such dividends as may be declared by TriQuint's board of directors out of funds legally available therefor. TriQuint has not paid any cash dividends on its common stock. Each holder of TriQuint common stock is entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, except that upon giving notice required by law and in TriQuint's bylaws, stockholders may cumulate their votes in the election of directors. In the event of a liquidation, dissolution or winding up of TriQuint, holders of TriQuint common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of TriQuint common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions available to the TriQuint common stock. All outstanding shares of TriQuint common stock are fully paid and nonassessable, and the shares of common stock to be issued in exchange for the Sawtek common stock upon completion of the merger will be fully paid and nonassessable.

    Pursuant to TriQuint's shareholder rights plan, each share of common stock currently outstanding, all shares of common stock to be issued upon conversion of the 4% subordinated convertible notes due 2007 and all shares of TriQuint common stock issued in connection with the Sawtek merger has received or will receive, as the case may be, one preferred share purchase right per share of common stock, which until such right becomes exercisable, trades with the shares of TriQuint common stock.

    At June 8, 2001, 80,959,501 shares of TriQuint common stock were outstanding. There were 326 stockholders of record at June 8, 2001. At June 8, 2001, options to purchase an aggregate of 14,530,102 shares of TriQuint common stock were also outstanding.

Preferred Stock

    TriQuint's board of directors has the authority to issue up to 5,000,000 shares of preferred stock (less 25,000 shares which have been designated series A participating preferred stock) in one or more series and to determine the powers, preferences and rights and the qualifications, limitations or restrictions, any or all of which may be greater than the rights of TriQuint common stock, granted to or imposed upon any wholly unissued shares of undesignated preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by TriQuint stockholders. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of TriQuint common stock until the TriQuint board of directors determines the specific rights of the holders of the TriQuint preferred stock. However, these effects might include:

  •
  restricting dividends on the TriQuint common stock;

  •
  diluting the voting power of the TriQuint common stock;

  •
  impairing the liquidation rights of the TriQuint common stock; and

  •
  delaying or preventing a change in control of TriQuint without further action by the TriQuint stockholders.

    In connection with TriQuint's shareholder rights plan, 25,000 shares of such preferred stock have been designated series A participating preferred stock. No shares of the series A participating preferred stock have been issued or are issuable until the occurrence of certain triggering events. See "—Shareholder Rights Plan." The issuance of TriQuint preferred stock may have the effect of delaying, deferring or preventing a change in control of TriQuint without further action by its stockholders, may adversely affect the voting and other rights of the holders of TriQuint common stock and may have the effect of decreasing the market price of the common stock. At present, TriQuint has no plans to issue any shares of TriQuint preferred stock.

Anti-takeover effects of some provisions of Delaware law and TriQuint's charter documents

    A number of the provisions of Delaware law and TriQuint's certificate of incorporation and bylaws could make the acquisition of TriQuint through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. These provisions include TriQuint's failure to "opt out" of the protections of Section 203 of the Delaware General Corporation Law, as described below, as well as TriQuint's reservation of 5,000,000 shares of blank check preferred. TriQuint expects these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of TriQuint to first negotiate with the TriQuint board of directors. TriQuint believes that the benefits provided by its board of directors' ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging such proposals. TriQuint believes the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

Delaware Law

    TriQuint is subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless:

  •
  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

    Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting securities. TriQuint expects the existence of this provision to have an anti-takeover effect with respect to transactions its board of directors does not approve in advance. TriQuint also anticipates that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of TriQuint common stock.

Charter Documents

    TriQuint's certificate of incorporation provides for cumulative voting for the election of directors. Section 141 of the Delaware General Corporation Law provides that a director elected by cumulative voting may not be removed without cause if the number of votes cast against removal would be sufficient to elect such director under cumulative voting. TriQuint's bylaws define "cause" for the purpose of these provisions to mean:

  •
  continued willful failure to perform the obligations of a director;

  •
  gross negligence by the director;

  •
  engaging in transactions that defraud TriQuint;

  •
  fraud or intentional misrepresentation including falsifying use of funds and intentional misstatements made in financial statements, books, records or reports to stockholders or governmental agencies;

  •
  material violation of any agreement between the director and TriQuint;

  •
  knowingly causing TriQuint to commit violations of applicable law (including by failure to act);

  •
  acts of moral turpitude; or

  •
  conviction of a felony.

    TriQuint's bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of TriQuint's stockholders, including proposed nominations of persons for election to the board of directors. At an annual meeting, TriQuint stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the TriQuint board of directors. TriQuint stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to TriQuint's Secretary timely written notice, in proper form, of his or her intention to bring that business before the meeting. The bylaws do not give the TriQuint board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of the stockholders. However, TriQuint's bylaws may have the effect of precluding the conduct of that item of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of TriQuint.

    Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. TriQuint's board of directors is the only party authorized to call a special meeting of stockholders. The limitation on the right of TriQuint's stockholders to call a special meeting will make it more difficult for a stockholder to force stockholder consideration of a proposal over the opposition of the TriQuint board of directors by calling a special meeting of stockholders. The restriction on the ability of TriQuint stockholders to call a special meeting also will make it more difficult to replace the TriQuint board until the next annual meeting.

    Although Delaware law provides that stockholders may execute an action by written consent in lieu of a stockholder meeting, it also allows TriQuint to eliminate stockholder actions by written consent. Elimination of written consents of stockholders may lengthen the amount of time required to take stockholder actions since actions by written consent are not subject to the minimum notice requirement of a stockholder's meeting. However, TriQuint believes that the elimination of stockholders' written consents may deter hostile takeover attempts. Without the availability of stockholder's actions by written consent, a holder controlling a majority of TriQuint's capital stock would not be able to amend

TriQuint's bylaws or remove directors without holding a stockholders meeting. The holder would have to obtain the consent of the TriQuint board of directors, to call a TriQuint stockholders' meeting and satisfy the notice periods determined by the TriQuint board of directors. TriQuint's certificate of incorporation eliminates actions by written consent of stockholders.

Shareholder Rights Plan

    In June 1998, TriQuint's board of directors adopted the shareholder rights plan (the "rights plan"). Pursuant to the rights plan, TriQuint declared a dividend of one preferred share purchase right (a "right") for each outstanding share of TriQuint common stock and each share of TriQuint common stock issued thereafter. Initially, each right entitles the holder thereof to purchase from TriQuint one share of TriQuint common stock at an exercise price of $400.00, subject to adjustment for stock splits, stock dividends and similar events. The rights are not exercisable until the occurrence of certain triggering events. The rights will become exercisable only if a person or group acquires 15% or more of TriQuint's common stock or announces a tender offer or exchange offer that would result in their ownership of 15% or more of TriQuint's common stock.

    Ten days after an acquisition or offer by a person or group for 15% or more of TriQuint's common stock, each right becomes exercisable at the right's then current exercise price, for shares of TriQuint common stock (or, in certain circumstances as determined by the TriQuint board of directors, a combination of cash, property, common stock or other securities) having a value of twice the right's exercise price. Alternatively, if TriQuint is involved in a merger or other business combination transaction with another person ten or more days after such acquisition or offer, each right becomes exercisable, at the right's then current exercise price, for shares of common stock of such other person having a value of twice the right's exercise price. The rights are redeemable up to ten days following the announcement of such acquisition or offer, subject to extension by TriQuint's board of directors, at a price of $0.01 per right. The rights plan expires in June 2008 unless TriQuint redeems the rights earlier.

    Pursuant to the rights plan, TriQuint's board of directors designated 25,000 shares of preferred stock series A participating preferred, and reserved those shares for issuance under the rights plan. The series A participating preferred purchasable upon exercise of the rights will be nonredeemable and junior to any other series of preferred stock TriQuint may issue (unless otherwise provided in the terms of such stock). Each share of series A participating preferred will have a preferential cumulative quarterly dividend in an amount equal to 1,000 times the dividend declared on each share of TriQuint common stock and, in the event of liquidation, the holders of series A participating preferred will receive a preferred liquidation payment equal to $125,000 per share, plus accrued and unpaid dividends (the "series A liquidation preference"). Following payment of the series A liquidation preference, and after the holders of shares of TriQuint common stock shall have received an amount per share equal to the quotient obtained by dividing the series A liquidation preference by 1,000, the holders of series A participating preferred and holders of TriQuint common stock shall share ratably and proportionately the remaining assets to be distributed in liquidation. Each share of series A participating preferred stock will have 1,000 votes, voting together with the shares of TriQuint common stock as a single class. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged for or changed into other securities, cash and/or other property, each share of series A participating preferred will be entitled to receive 1,000 times the amount and type of consideration received per share of TriQuint common stock.

    The rights plan is intended to protect TriQuint stockholders in the event of an unsolicited offer to acquire, or the acquisition of, 15% or more of the TriQuint common stock. The rights are not intended to prevent a takeover of TriQuint and will not interfere with any tender offer or business combination approved by the TriQuint board of directors. The rights encourage persons seeking control of TriQuint to initiate such an acquisition or offer to acquire through arms-length negotiations with the board of directors.

Indemnification Arrangements

    TriQuint's certificate of incorporation limits the liability of its directors and executive officers to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

  •
  any breach of their duty of loyalty to TriQuint or its stockholders;

  •
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

  •
  any transaction from which the director derived an improper personal benefit.

    The limits on a director or officer's liability in TriQuint's certificate of incorporation do not apply to liabilities arising under the federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

    TriQuint's certificate of incorporation together with its bylaws provide that TriQuint must indemnify its directors and executive officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law.

    TriQuint believes that indemnification under TriQuint bylaws covers at least negligence and gross negligence on the part of indemnified parties. TriQuint's bylaws also permit TriQuint to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity, regardless of whether TriQuint's bylaws would otherwise permit indemnification. TriQuint believes that the indemnification provisions of its certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers. TriQuint also maintains directors' and officers' liability insurance.

    TriQuint has entered into agreements to indemnify its directors, executive officers and other employees as determined by the board of directors. These agreements provide for indemnification for related expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding. TriQuint believes that these provisions and agreements are necessary to attract and retain qualified persons as its directors and executive officers.

    At present TriQuint is not aware of any pending litigation or proceeding involving any director, officer, employee or agent of TriQuint where indemnification will be required or permitted. Nor is TriQuint aware of any threatened litigation or proceeding that might result in a claim for indemnification.

Transfer Agent And Registrar

    Mellon Shareholder Services LLC serves as the transfer agent and registrar for the TriQuint common stock. Mellon's address is 85 Challenger Road, Ridgefield Park, New Jersey 07660 and its telephone number is 1-800-522-6645. State Street Bank and Trust Company of California, N.A. serves as the transfer agent and registrar for the TriQuint 4% convertible subordinated notes due 2007.

COMPARISON OF RIGHTS OF
HOLDERS OF SAWTEK COMMON STOCK AND TRIQUINT COMMON STOCK

    Sawtek shareholders will automatically become TriQuint stockholders at the effective time. Your rights as a TriQuint stockholder will be determined by TriQuint's certificate of incorporation, TriQuint's bylaws and Delaware law. The following is a summary of the material differences in the rights of holders of TriQuint common stock and Sawtek common stock. This summary is necessarily general and is not a complete discussion of, and is qualified by, the more detailed provisions of Florida law, Delaware law, Sawtek's articles of incorporation, TriQuint's certificate of incorporation and the bylaws of each corporation.

Authorized Capital

    TriQuint.  TriQuint is authorized to issue 200,000,000 shares of common stock, par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value of $0.001 per share. As of the TriQuint record date, June 8, 2001, 80,959,501 shares of TriQuint common stock were issued and outstanding and no shares of TriQuint preferred stock were issued or outstanding.

    Sawtek.  Sawtek is authorized to issue 120,000,000 shares of common stock, par value of $0.0005 per share, and 1,000,000 shares of preferred stock, par value of $0.01 per share. As of the Sawtek record date, June 12, 2001, 42,386,711 shares of Sawtek common stock were issued and outstanding and no shares of Sawtek preferred stock were issued or outstanding.

Amendment of Charter documents

    TriQuint.  Delaware law generally requires that an amendment to a Delaware corporation's certificate of incorporation requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon. Furthermore, under Delaware law, the holders of the outstanding shares of a class are entitled to vote as a class upon any proposed amendment to the certificate of incorporation, whether or not entitled to vote thereon by the provisions of the corporation's certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or specific rights of the shares of such class so as to adversely affect them. TriQuint's certificate of incorporation does not alter these voting requirements of Delaware law. Delaware law permits a corporation's board of directors to amend its bylaws without further consent by the stockholders if so provided in the company's certificate of incorporation. TriQuint's certificate of incorporation provides that the board of directors may amend the bylaws without stockholder consent.

    Sawtek.  Florida law generally requires most amendments to a Florida corporation's articles of incorporation be adopted by the affirmative vote of a majority of the shares entitled to vote thereon upon recommendation of the board of directors, subject to amendments in certain minor respects which do not require stockholder action. Unless Florida law requires a greater vote, amendments may be adopted by a majority of the shares entitled to vote, a quorum being present. Florida law also permits the board of directors to amend or repeal the bylaws unless otherwise required by Florida law or the shareholders. The shareholders entitled to vote have concurrent power to amend or repeal the bylaws.

Notice of Meetings of Shareholders

    TriQuint.  TriQuint's bylaws provide that TriQuint must notify its stockholders between 10 and 60 days before any annual or special meeting of the date, time and place of the meeting. In the case of a special meeting, TriQuint must briefly describe the purpose or purposes of the meeting and in the case of an annual meeting, TriQuint must specify the matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders.

    Sawtek.  Sawtek's bylaws provide that Sawtek must notify its shareholders between 10 and 60 days before any annual or special meeting of the date, time and place of the meeting. In the case of a special meeting, Sawtek must specify the purpose or purposes of the meeting.

Special Meetings of Shareholders

    TriQuint.  A special meeting of the stockholders of TriQuint may be called at any time solely by its board of directors.

    Sawtek.  A special meeting of the shareholders of Sawtek may be called by the board of directors, the chief executive officer, the secretary, by any officer instructed by the directors of the chief executive officer or by the holders of at least 10% of the shares issued and outstanding and entitled to vote.

Election of Directors

    TriQuint.  TriQuint's certificate of incorporation provides for cumulative voting in the election of directors. When voting for the election of directors, holders of TriQuint stock are entitled to as many votes as shall equal the number of votes which such stockholder would be entitled to cast for the election of directors with respect to his or her shares of stock multiplied by the number of directors to be elected and may cast all such votes for any director or for any two or more of them as such stockholder may see fit.

    Sawtek.  Sawtek's articles of incorporation do not provide for cumulative voting of directors. Each Sawtek shareholder is entitled to one vote for each share of Sawtek share he or she holds in the election of directors.

Number of Directors

    TriQuint.  The number of directors is fixed at seven under TriQuint's bylaws. The number of directors may be changed by amendment to the bylaws adopted by the board of directors or stockholders or by an amendment to TriQuint's certificate of incorporation. Directors are elected at each annual meeting of stockholders and serve until the next annual meeting.

    Sawtek.  Sawtek's bylaws provide for a number of directors between five and ten. The number of directors may be increased or decreased by amendment to the bylaws or by resolution of the board of directors.

Removal of Directors

    TriQuint.  Under Delaware law, any director or the entire board of directors of a Delaware corporation with cumulative voting may be removed, with cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that if, and so long as TriQuint stockholders are entitled to cumulative voting, if less than the entire board is to be removed, no one director may be removed unless the entire board is removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

    Sawtek.  Sawtek's bylaws provide that at any shareholder meeting called expressly for such purpose, any or all directors may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors.

Stockholder Proposals; Advance Notice of Director Nominations

    TriQuint.  Business conducted at meetings of stockholders is limited to business that is properly submitted to the meeting under TriQuint's bylaws. Matters are properly submitted by the board of directors, or by any other holder of voting securities of the corporation who is entitled to vote at the meeting and who complies with the notice requirements of applicable law, or those requirements outlined in TriQuint's certificate of incorporation or bylaws. Director nominations may also be made by stockholders. All stockholder proposals must be made in writing and delivered or mailed to the Secretary of TriQuint at least 120 days before the estimated mailing date of the proxy statement for the next annual meeting.

    Sawtek.  The Sawtek bylaws provide that annual meetings will be held each year for the purpose of electing directors and transacting such other business as may properly be brought before the meeting. Sawtek's articles of incorporation and bylaws do not contain any specific provisions relating to the notice and procedural requirements for shareholder nominations of candidates for director. Consequently, Sawtek's shareholders are subject to fewer restrictions concerning nomination of candidates for director than TriQuint stockholders.

Blank Check Preferred Stock

    TriQuint.  TriQuint's certificate of incorporation authorizes its boards of directors to issue shares of preferred stock in one or more series and to fix the designations, preferences, powers and rights of the shares to be included in each series. TriQuint's certificate of incorporation authorizes the issuance of 5,000,000 shares of preferred stock, of which 25,000 shares have been designated Series A participating preferred stock in connection with its rights plan.

    Sawtek.  Sawtek's articles of incorporation authorizes its boards of directors to issue shares of preferred stock in one or more series and to fix the designations, preferences, powers and rights of the shares to be included in each series. Sawtek's articles of incorporation authorize the issuance of 1,000,000 shares of preferred stock.

Anti-Takeover Provisions; Restrictions on Certain Business Combinations

    TriQuint.  TriQuint is subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless:

  •
  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

    Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting securities.

TriQuint has determined that the share issuance is not a business transaction within the meaning of Section 203 of the Delaware General Corporation Law.

    Sawtek.  The Florida control-share acquisition statute provides that when a purchaser of shares of a public corporation crosses one of three voting thresholds with respect to voting power of the corporation (20%, 33% or 50%) such share has the same voting rights as were accorded the shares before the control-share acquisition only to the extent granted by resolution approved by the shareholders of the public corporation. The resolution must be approved by each class or series entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by the class or series and by each class or series entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by that group, excluding all interested shares. The board of directors of Sawtek passed a resolution which makes the Florida control-share acquisition Statute inapplicable in the merger.

Limitation on Director Liability; Indemnification

    TriQuint.  Under Delaware law, a corporation may include in its certificate of incorporation a provision which would, subject to the limitations described below, eliminate or limit directors' liability for monetary damages for breaches of their fiduciary duty of care. Under Delaware law, a director's liability cannot be eliminated or limited for:

  •
  breaches of the duty of loyalty;

  •
  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions; or

  •
  transactions from which such director derived an improper personal benefit.

    TriQuint's certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. TriQuint's bylaws provide that TriQuint shall indemnify its directors and permit TriQuint to obtain insurance on behalf of any director for any liability arising out of his or her actions in his or her capacity, regardless of whether the bylaws or Delaware law would permit indemnification.

    Sawtek.  Under Florida law, a director is not personally liable for monetary damages to the corporation or any other person for any act or omission as a director, unless the director breached or failed to perform his statutory duties as a director and such breach or failure:

  •
  constitutes a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

  •
  constitutes a transaction from which the director derived an improper personal benefit;

  •
  results in an unlawful distribution pursuant to Section 607.0834;

  •
  results in a derivative action or an action by a shareholder, constitutes a conscious disregard for the best interests of the corporation or willful misconduct; or

  •
  results in a proceeding other than a derivative action or an action by a shareholder, constitutes recklessness or an act or omission which was committed in bad faith or with a malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

    Sawtek's articles of incorporation and bylaws limit director liability to the fullest extent permitted by Florida law. It is mandatory for a Florida corporation to indemnify a director, officer, employee or agent against expenses actually and reasonably incurred in successfully defending an action, provided the person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation.

Actions by Written Consent of Stockholders

    TriQuint.  Under Delaware law, stockholders may execute an action by written consent in lieu of a meeting of the stockholders, but only if such written consent is signed by stockholders representing such number of voting shares outstanding as would have been required to approve such action at an actual meeting of the stockholders. Delaware law permits a corporation to eliminate such actions by written consent in its certificate of incorporation. TriQuint's certificate of incorporation has eliminated stockholders' right to act by written consent.

    Sawtek.  Under Florida law, unless otherwise provided in the articles of incorporation, actions which would be required or permitted to be taken at an annual or special meeting of shareholders may be taken by the written consent of the holders of shares constituting not less than the minimum number of shares that would be necessary to take such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted. Prior notice is not required for such action. Sawtek's articles of incorporation permit Sawtek's shareholders to take action without a meeting.

Stockholder Inspection Rights; Stockholder Lists

    TriQuint.  Delaware law and TriQuint's bylaws permit any stockholder of record to inspect for any proper purpose TriQuint's stock ledger, a list of its stockholders, and its other books and records. A proper purpose is for a purpose reasonably related to the stockholder's interest as a stockholder.

    Sawtek.  Under Florida law, upon written notice of a demand to inspect corporate records, a shareholder is entitled to inspect corporate books and records. Except for certain categories of records, including the current articles of incorporation and bylaws, list of names and business addresses of current officers and directors, and minutes of shareholder meetings and communications directed to shareholders generally, the demand must be made in good faith with a proper purpose, and must state with reasonable particularity the purpose and the records desired to be inspected, and the records must relate directly to the purpose.

Dissenters' Appraisal Rights

    TriQuint.  Generally, stockholders of a Delaware corporation who dissent from a merger or consolidation of the corporation for which a stockholders' vote is required are entitled to appraisal rights, requiring the surviving corporation to purchase the dissenting shares at fair value. There are, however, generally no statutory rights of appraisal with respect to stockholders of a Delaware corporation whose shares of stock are either: (a) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or (b) held of record by more than 2,000 stockholders where such stockholders receive only shares of stock of the corporation surviving or resulting from the merger or consolidation (or cash in lieu of fractional interests therein).

    Sawtek.  Under Florida law, a shareholder is entitled to dissent and obtain payment of the fair value of his shares in the event of, among other things, (a) consummation of a plan of merger to which the corporation is a party, if either (i) shareholder approval is required and the shareholder is entitled to vote on the merger or (ii) the corporation is a subsidiary that is owned 80% by and is merged into its parent; (b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan; (c) consummation of a sale or exchange of substantially all of the property of the corporation other than in the usual and regular course of the business if shareholder approval is required; (d) an amendment to the articles of incorporation that materially and adversely affects rights in respect of the dissenter's shares in specified ways; (e) in the event of a control share acquisition; or (f) any corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation provide that dissenters' rights shall apply. However, Florida law does not have appraisal rights for Florida corporations whose voting stock is listed on a national securities exchange or an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by at least 2,000 shareholders.

OTHER PROPOSALS TO BE CONSIDERED AT THE TRIQUINT SPECIAL MEETING

AMENDMENT OF THE CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED COMMON STOCK

    TriQuint's board of directors has approved an amendment to Article FOURTH of the Certificate of Incorporation to increase the number of shares of its common stock authorized for issuance from 200,000,000 to 600,000,000 shares. Article FOURTH of TriQuint's Certificate of Incorporation, as amended, currently authorizes TriQuint to issue up to 200,000,000 shares of its common stock, par value $0.001 per share, and 5,000,000 shares of undesignated preferred stock, par value $0.001 per share. TriQuint's authorized common stock is all of a single class, with equal voting, distribution, liquidation, and other rights. As of June 8, 2001, 80,959,501 shares of TriQuint's common stock were issued and outstanding, and no shares of its authorized preferred stock were outstanding. In addition, options to acquire an additional 14,530,102 shares of TriQuint common stock were issued and outstanding and 6,948,732 shares of TriQuint common stock were reserved for future issuance under its stock option and purchase plans. TriQuint had also reserved 5,088,509 shares of its common stock for issuance upon the conversion of its outstanding 4% subordinated convertible notes due 2007.

    In connection with the proposed acquisition of Sawtek, TriQuint expects to issue approximately 48,913,336 shares of its common stock and assumed options to acquire an additional 2,750,833 shares of TriQuint common stock. Although TriQuint has no immediate plans to issue additional shares of its common stock (other than upon exercise of outstanding options or conversion of the outstanding subordinated convertible notes), TriQuint anticipates that it may issue additional shares in the future in connection with one or more of the following:

  •
  other acquisitions,

  •
  strategic investments,

  •
  corporate transactions, such as stock splits or stock dividends,

  •
  financing transactions, such as public offerings of common stock or convertible securities,

  •
  TriQuint's stock incentive plans, and

  •
  otherwise for corporate purposes that have not yet been identified.

    In order to provide TriQuint's board of directors with certainty and flexibility to undertake such transactions to support its future business growth, the TriQuint board deems it appropriate at this time to increase the number of authorized shares of its common stock. On a preliminary basis using data as of June 8, 2001, TriQuint expects to have approximately 40,808,987 shares of authorized, but unissued, common stock, approximately 129,872,837 shares of outstanding common stock, 24,229,667 shares reserved for issuance to holders of stock grants under all of TriQuint's stock incentive plans and 5,088,509 shares reserved for issuance upon conversion of TriQuint's 4% subordinated convertible notes due 2007 after completing the proposed Sawtek merger.

    The current number of authorized, but unissued, shares is insufficient to permit the TriQuint board of directors flexibility to continue its future growth. For example, the TriQuint board currently would be unable to declare a two-for-one stock split that, as is typical, is effected in the form of a stock dividend, because Delaware law will not allow the board to approve a stock dividend unless a sufficient number of authorized shares is available. TriQuint implemented a three for two stock split in July 1999, a two for one stock split in February 2000 and a two for one stock split in July 2000. Although the TriQuint board is not currently contemplating any stock split or dividend, the increase in the number of TriQuint's authorized shares of common stock that is the subject of this proposal will provide the board with the ability to timely undertake transactions that will contribute to its future growth.

    If this proposal is adopted, the additional authorized shares of common stock may be issued upon the approval of the TriQuint board of directors at such times, in such amounts, and upon such terms as the TriQuint board of directors may determine, without further approval of the stockholders, unless such approval is expressly required by applicable law, regulatory agencies, or the Nasdaq Stock Market (or any other exchange or quotation service on which TriQuint common stock may then be listed). Furthermore, stockholders will have no preemptive rights to purchase additional shares. Stockholder approval of this proposal will not, by itself, cause any change in TriQuint's capital accounts. The issuance of additional shares of common stock may, however, dilute existing stockholders' equity interest.

Possible Anti-takeover Effects

    The additional shares of TriQuint common stock that would become available for issuance if this proposal is adopted could also be used by TriQuint to oppose a hostile takeover attempt or delay or prevent changes in the control or management of TriQuint. For example, without further stockholder approval, the TriQuint board of directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current board of directors. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is TriQuint's board currently aware of any such attempts directed at TriQuint), stockholders should be aware that approval of this proposal could facilitate future efforts by TriQuint's board of directors to deter or prevent changes in control of TriQuint, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices. Some provisions of TriQuint's charter documents already provide anti-takeover protections to TriQuint by eliminating the right of stockholders to act by written consent without a meeting and specifying procedures for nominating directors and submitting proposals for consideration at stockholder meetings. See "Description of TriQuint Capital Stock" on page 106 of this joint proxy statement/prospectus. TriQuint adopted these anti-takeover provisions in order to increase the likelihood of continuity and stability in the composition of the board of directors and in the policies set by the board, to discourage certain types of transactions which may involve an actual or threatened change of control, and to reduce the vulnerability of TriQuint to an unsolicited acquisition proposal. These provisions are also intended to discourage hostile tactics that may be used in proxy fights. The anti-takeover provisions in TriQuint's charter documents could discourage potential acquisition proposals, could delay or prevent a change in control transaction, and could have the effect of discouraging others from making tender offers for TriQuint's shares. As a result, these provisions may prevent the market price of TriQuint common stock from reflecting the effects of actual or rumored takeover attempts and could prevent changes in TriQuint's management.

    TriQuint's board of directors has the authority to issue up to 5,000,000 shares of preferred stock and to fix the price, rights, preferences, privileges and restrictions of its preferred stock without any further vote or action by its stockholders. The board of directors has designated 25,000 shares as Series A participating preferred stock in connection with TriQuint's shareholders rights plan, although none of those shares are issued or outstanding. The issuance of preferred stock allows TriQuint's board of directors to have flexibility in connection with possible acquisitions and other corporate purposes. However, the issuance of shares of preferred stock may delay or prevent a change in control transaction without further action by TriQuint's stockholders. As a result, the market price of TriQuint common stock and the voting and other rights of the holders of its common stock may be adversely affected. The issuance of preferred stock may result in the loss of voting control to others. TriQuint's board of directors has no current plans to issue any shares of preferred stock.

    Furthermore, TriQuint is subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. Section 203 prohibits Delaware corporations whose securities are listed for trading on the Nasdaq National Market from engaging, under some circumstances, in a "business combination" with any "interested stockholder" for three years following the date that such stockholder becomes an interested stockholder. A Delaware corporation may "opt out" of the protections of Section 203 with an express provision in its certificate of incorporation. TriQuint has not "opted out" of the protections of Section 203.

    The proposed amendment to TriQuint's Certificate of Incorporation is not being recommended in response to any specific effort of which TriQuint's board of directors is aware to obtain control of TriQuint, nor is the board of directors currently proposing to adopt any new anti-takeover measures. Instead, the proposal is being recommended so that, as the need may arise, TriQuint will have more financial flexibility and will be able to issue shares of common stock without added expense and delay.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

    The affirmative vote of the holders of a majority of TriQuint's outstanding shares of common stock will be required to approve this proposal.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THIS PROPOSAL AND RECOMMENDS THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO SET THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AT 600,000,000.

ADOPTION OF 2001 STOCK OPTION PLAN

    The 2001 Stock Option Plan was adopted by the TriQuint board of directors in May 2001 and 2,400,000 shares were reserved for issuance thereunder, together with an annual increase in the number of shares of TriQuint common stock reserved for issuance thereunder on the first day of TriQuint's fiscal year, beginning with January 1, 2002, in an amount equal to the lesser of (i) 15,000,000 shares, (ii) five percent (5%) of the outstanding shares of TriQuint as of the last day of the prior fiscal year, or (iii) such amount as determined by the TriQuint board of directors. As of June 8, 2001, no options to purchase shares were outstanding under the 2001 plan. At this meeting, the TriQuint stockholders are requested to approve the adoption of the 2001 plan and the reservation of shares for issuance thereunder.

    The TriQuint board of directors is seeking stockholder approval of the adoption of the 2001 plan and the reservation of shares thereunder in order to provide TriQuint with a 10 year plan that will provide TriQuint with the ability to issue options throughout its term while eliminating the requirement to solicit periodic approvals of the stockholders of TriQuint to increase the number of shares reserved for issuance under the 2001 plan. The TriQuint board of directors believes that in order to attract and retain qualified employees and consultants for TriQuint, it is necessary to continue to grant options to such employees and consultants of TriQuint. TriQuint employees, officers and directors, other than those officers and directors employed by TriQuint as of the date the 2001 plan was approved, are eligible to participate in the 2001 plan.

    The 2001 plan contains provisions that enable options granted thereunder to comply with Section 16b-3 of the Securities Exchange Act of 1934, as amended. The 2001 Plan provides for certain specific limitations on the number of shares that may be granted to employees pursuant to options under the 2001 Plan so as to comply with the performance-based criteria of the proposed IRS Regulations under Section 162(m) of the Internal Revenue Code. This limit is intended to preserve TriQuint's ability to deduct for federal income tax purposes the compensation expense relating to stock options granted to employees under the 2001 plan. The Revenue Reconciliation Act of 1993, which was signed into law in August 1993, added (among other things) Section 162(m) to the Code, which limits the tax deduction for compensation paid to employees of public companies to $1,000,000 per covered employee per year. However, compensation is excluded from the $1,000,000 calculation if it is considered performance-based, which includes compensation attributable to stock options if, among other things, the 2001 plan under which the options are granted includes a limit on the maximum number of shares with respect to which stock options may be granted during a specified period to any employee. The 2001 plan contains provisions to limit the number of shares granted to an existing employee in a fiscal year to 750,000 shares and to limit the number of shares granted to a new employee in a fiscal year to 2,250,000 shares, is solely to preserve TriQuint's ability to deduct such compensation. To the extent the Board determines in the future that such a limit is not required to preserve the deductibility of compensation related to such stock options, the TriQuint board of directors may modify or eliminate this limit, subject to approval by the stockholders of such a change.

    Set forth below is a summary of the principal features of the 2001 plan. TriQuint will provide, without charge, to each person to whom a proxy statement is delivered, upon request of such person and by first class mail within three business days of receipt of such request, a copy of the 2001 Plan. Any such request should be directed as follows: Secretary, TriQuint Semiconductor, Inc., 2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124; telephone number (503) 615-9000.

Purpose

    The purposes of the 2001 plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of TriQuint and to promote the success of TriQuint's business.

Administration

    The 2001 plan provides for administration by the TriQuint board of directors or by a committee of the TriQuint board of directors. The 2001 plan will be administered by the compensation committee of the TriQuint board of directors. No member of the TriQuint board of directors who is either presently eligible or who has been eligible at any time within the preceding year to participate in the 2001 plan may vote on any option to be granted to himself or herself or take part in any consideration of the 2001 plan as it applies to himself or herself, however such members of the TriQuint board of directors may vote on any other matters affecting the administration of the 2001 plan. The interpretation and construction of any provision of the 2001 plan by the TriQuint board of directors shall be final and conclusive. Members of the TriQuint board of directors receive no compensation for their services in connection with the administration of the 2001 plan.

    The 2001 plan will be administered by the TriQuint board of directors if it may administer the 2001 plan in compliance with Rule 16b-3 of the Exchange Act, or alternatively by a committee designated by the TriQuint board of directors to administer the 2001 Plan, which committee will be constituted to permit the 2001 plan to comply with Rule 16b-3. The TriQuint board of directors or the committee designated by the TriQuint board of directors will have full power to implement and carry out the 2001 plan, including the power to determine to what extent options are granted under the 2001 plan and the terms and conditions of such options.

Eligibility

    Under the 2001 plan, the TriQuint board of directors is authorized to grant incentive stock options and nonstatutory stock options. However, nonemployee directors of TriQuint are ineligible to receive options under the 2001 plan. The 2001 plan provides that options may be granted to employees and consultants of TriQuint or any of its designated subsidiaries. Newly-hired officers, who are employees, may only receive an initial grant from the 2001 plan when first hired. Officers are otherwise ineligible to receive grants from the 2001 plan. Incentive stock options may be granted only to employees, including new officers and employee directors. The TriQuint board of directors or a committee of the TriQuint board of directors selects the optionees and determines the number of shares to be subject to each option. The 2001 plan does not provide for a maximum nor a minimum number of option shares which may be granted to any one employee; provided, however, that an employee may not be granted options to purchase more than 750,000 shares in any fiscal year (or 1,500,000 additional shares in the case of a new employee's initial employment with TriQuint). Additionally, there is a limit on the aggregate fair market value of shares subject to all incentive stock options, which are exercisable for the first time in any one calendar year.

Terms of Options

    Each option is evidenced by a stock option agreement between TriQuint and the employee or consultant to whom such option is granted and is subject to the following additional terms and conditions:

    Exercise of the Option:  The TriQuint board of directors or its committee determines when options granted under the 2001 plan may be exercised. An option is exercised by giving written notice of exercise to TriQuint or its agent, specifying the number of shares of TriQuint common stock to be purchased and tendering payment to TriQuint of the purchase price. Payment for shares issued upon exercise of an option may consist of:

  •
  cash;

  •
  check;

  •
  promissory note;

  •
  other shares which (x) in the case of shares acquired upon exercise of an option either have been owned by the optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from TriQuint, and (y) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised;

  •
  consideration received under a cashless exercise program implemented by TriQuint;

  •
  a reduction in the amount of any company liability;

  •
  any combination of the foregoing methods of payment; or

  •
  such other consideration and method of payment for the issuance of shares to the extent permitted under applicable laws.

    Options may be exercised at any time prior to their termination, on or following the date such options are first exercisable. An option may not be exercised for a fraction of a share.

    Option Price:  The option price under the 2001 plan is determined by the TriQuint board of directors or its committee, but, in the case of an incentive stock option granted to (i) an employee who, at the time of the grant of such incentive stock option, owns stock representing more than 10% of the total combined voting power of all classes of stock of TriQuint or any parent or subsidiary, the exercise price shall be no less than 110% of the fair market value per share of TriQuint common stock on the date the option is granted and (ii) any other employee, in no event shall it be less than 100% of the fair market value of TriQuint common stock on the date the option is granted. The TriQuint board of directors or its committee may determine the fair market value in its discretion; provided, however, that where there is a public market for TriQuint common stock, such fair market value shall be based upon the closing price of TriQuint common stock on the Nasdaq National Market on the date the option is granted.

    Termination of Employment:  The 2001 plan provides that if the optionee's status as an employee or consultant of TriQuint is terminated for any reason, other than death or disability, options may be exercised not later than the time specified in the option agreement or, if no time is specified, 3 months after such termination and may be exercised only to the extent the options were exercisable on the date of termination.

    Death:  If an optionee should die while an employee or a consultant of TriQuint, options may be exercised within such period as specified in the option agreement, but in no event later than the term specified in the notice of grant. In the absence of a specified time, the option remains exercisable for 12 months, but only to the extent the optionee would have been entitled to exercise the option as of the date of death.

    Disability:  If the optionee ceases to be an employee or consultant as a result of total or permanent disability, options may be exercised within such period as specified in the option agreement, but in no event later than the term specified in the notice of grant. In the absence of a specified time, the option remains exercisable for six months, but only to the extent the optionee would have been entitled to exercise the option as of the date of termination.

    Termination of Options:  Options granted under the 2001 plan have a term as determined by the TriQuint board of directors or its committee upon the grant of the options. The term shall be no more than ten years from the date of grant in the case of an incentive stock option. However, incentive stock options granted to an optionee who, immediately before the grant of such option, owns stock representing more than ten percent of the total combined voting power of all classes of stock of TriQuint or a parent or subsidiary corporation, may not have a term of more than five years. No option may be exercised by any person after such expiration.

    Nontransferability of Options:  Unless otherwise determined by the TriQuint board of directors or its committee, an option is nontransferable by the optionee, other than by will or the laws of descent or distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee. However, an optionee may transfer the vested portion of any nonstatutory option to a member of his or her immediate family or a trust, partnership or limited liability company for the optionee's or his or her immediate family's benefit.

    Rights upon Exercise:  Until an option has been properly exercised, that is, proper written notice and full payment have been received by TriQuint, and a stock certificate evidencing the option shares has been issued, no rights to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the option.

    Other Provisions:  The option agreement may contain such other terms, provisions and conditions not inconsistent with the 2001 plan as may be determined by the TriQuint board of directors or its committee.

Adjustment upon Changes in Capitalization

    In the event any change, such as a stock split or dividend, is made in TriQuint's capitalization which results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by TriQuint, an appropriate adjustment shall be made in the option price and in the number of shares subject to each option. In the event of the proposed dissolution or liquidation of TriQuint, all outstanding options, to the extent not previously exercised, automatically terminate 10 days prior to the consummation of such proposed action. The TriQuint board of directors may, in its sole discretion, fix a date for termination of the option and give each optionee the right to exercise his or her option as to all or any part of the optioned stock, including shares as to which the option would not otherwise be exercisable.

    In the event of a merger of TriQuint with or into another corporation, or the sale of substantially all of the assets of TriQuint pursuant to which the stockholders of TriQuint prior to such transaction hold less than 50% of the outstanding capital stock of the surviving corporation immediately after the closing of such transaction (a "Change in Control Transaction"), outstanding options may be assumed or substituted at the administrator's discretion. At such time, the administrator shall have the discretion:

  •
  to terminate the plan and permit the optionee to exercise the option to the extent already vested;

  •
  to accelerate the vesting of any portion of or all of the outstanding options; and

  •
  to provide that some or all of the options accelerate if an optionee is terminated by a successor corporation other than voluntarily or for cause within twelve months following the Change in Control Transaction.

    Options are treated in the same manner in the event of a merger or sale of substantially all of the assets of TriQuint in a transaction that is not a Change in Control Transaction.

Amendment and Termination

    The TriQuint board of directors may amend the 2001 plan at any time or from time to time or may terminate it without approval of the stockholders, provided, however, that stockholder approval is required to the extent necessary and desirable to comply with Rule 16b-3 of the Exchange Act or with Section 422 of the Internal Revenue Code. However, no action by the TriQuint board of directors or stockholders may alter or impair any option previously granted under the 2001 plan without the consent of the optionee. In any event, the 2001 plan will terminate in July 2011.

Tax Information

    Options granted under the 2001 plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

    An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of TriQuint. TriQuint will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

    All other options that do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of TriQuint will be subject to tax withholding by TriQuint. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

    TriQuint will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

    The foregoing is only a summary of the effect of federal income taxation upon the optionee and TriQuint with respect to the grant and exercise of options under the 2001 plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TRIQUINT STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE 2001 PLAN DISCUSSED ABOVE.

STOCKHOLDER PROPOSALS

    As a TriQuint stockholder, you are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission. If you intend to present a proposal or nominate a director at TriQuint's next annual meeting of stockholders, the proposal or nomination must be received by TriQuint no later than December 17, 2001 in order that the proposals or nomination be considered for inclusion in the proxy statement and form of proxy relating to that meeting. If you fail to comply with the foregoing sentence, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal or nomination is raised at the next annual meeting of stockholders.

LEGAL MATTERS

    The validity of the shares of TriQuint common stock offered by this joint proxy statement/prospectus will be passed upon for TriQuint by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Gray, Harris & Robinson, P.A., Orlando, Florida will pass upon certain legal matters for Sawtek.

EXPERTS

    The consolidated financial statements of TriQuint as of December 31, 2000 and 1999 and for each of the years in the three year period ended December 31, 2000 have been incorporated by reference in the joint proxy statement/prospectus and the registration statement of which it forms a part in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference in the joint proxy statement/prospectus and the registration statement of which it forms a part and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of Sawtek Inc. as of September 30, 2000 and 1999 and for each of the three years in the period ended September 30, 2000 incorporated by reference in this joint proxy statement/prospectus, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon which is included in Sawtek's Annual Report on Form 10-K for the year ended September 30, 2000. The financial statements audited by Ernst & Young have been incorporated herein by reference in reliance on their report given on the authority of such firm as experts in accounting and auditing.

Annex A

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

TRIQUINT SEMICONDUCTOR, INC.

TIMBER ACQUISITION CORP.

AND

SAWTEK, INC.

Dated as of May 15, 2001

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3.3	Capitalization	A-25
3.4	Authority Relative to this Agreement	A-26
3.5	No Conflict	A-26
3.6	Compliance; Permits; Restrictions	A-27
3.7	SEC Filings; Financial Statements	A-27
3.8	Absence of Certain Changes or Events	A-28
3.9	No Undisclosed Liabilities	A-28
3.10	Absence of Litigation	A-28
3.11	Environmental Matters	A-28
3.12	Employee Matters and Benefit Plans	A-29
3.13	Restrictions on Business Activities	A-31
3.14	Taxes	A-31
3.15	S-4; Joint Proxy Statement/Prospectus	A-32
3.16	Brokers	A-33
3.17	Parent Intellectual Property	A-33
3.18	Agreements, Contracts and Commitments	A-33
3.19	Opinion of Financial Advisor	A-33
3.20	Board Approval	A-33
3.21	Vote Required	A-33
3.22	No Ownership of Company Common Stock	A-33
3.23	Questionable Payments	A-33
3.24	Interim Operations of Merger Sub	A-34
ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME		A-34
4.1	Conduct of Business	A-34
4.2	Conduct Affecting the Status of the Reorganization and Pooling	A-36
4.3	Conduct of Business by Parent	A-36
ARTICLE V ADDITIONAL AGREEMENTS		A-37
5.1	Joint Proxy Statement/Prospectus; S-4; Other Filings	A-37
5.2	Meetings of Company Shareholders and Parent Stockholders	A-37
5.3	Non-Disclosure; Access to Information	A-39
5.4	No Solicitation	A-40
5.5	Public Disclosure	A-41
5.6	Reasonable Efforts; Notification	A-42
5.7	Third Party Consents	A-42
5.8	Stock Options and 1996 ESPP	A-43
5.9	Form S-8	A-44
5.10	Indemnification	A-44
5.11	NASDAQ Listing	A-44
5.12	Affiliate Restrictions	A-44
5.13	Regulatory Filings; Reasonable Efforts	A-45
5.14	Crediting Service and Providing Benefits	A-45
5.15	Severance Plans	A-46
5.16	Company ESOP	A-46
5.17	Export Laws	A-47
5.18	FIRPTA	A-47
5.19	Action by Board of Directors	A-47
5.20	Company Representatives on Parent Board of Directors	A-48
5.21	Company Liens and Taxes	A-48

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ARTICLE VI CONDITIONS TO THE MERGER		A-48
6.1	Conditions to Obligations of Each Party to Effect the Merger	A-48
6.2	Additional Conditions to Obligations of Company	A-49
6.3	Additional Conditions to the Obligations of Parent and Merger Sub	A-50
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER		A-50
7.1	Termination	A-50
7.2	Notice of Termination; Effect of Termination	A-52
7.3	Fees and Expenses	A-52
7.4	Amendment	A-53
7.5	Extension; Waiver	A-53
ARTICLE VIII GENERAL PROVISIONS		A-54
8.1	Non-Survival of Representations and Warranties	A-54
8.2	Notices	A-54
8.3	Interpretation; Knowledge	A-54
8.4	Counterparts	A-55
8.5	Entire Agreement; Third Party Beneficiaries	A-55
8.6	Severability	A-55
8.7	Other Remedies; Specific Performance	A-55
8.8	Governing Law	A-56
8.9	Rules of Construction	A-56
8.10	Assignment	A-56
INDEX OF EXHIBITS
Exhibit A-1	Form of Company Voting Agreement
Exhibit A-2	Form of Parent Voting Agreement
Exhibit B-1	Form of Company Affiliate Agreement
Exhibit B-2	Form of Parent Affiliate Agreement

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AGREEMENT AND PLAN OF REORGANIZATION

    This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of May 15, 2001, among TriQuint Semiconductor, Inc., a Delaware corporation ("Parent"), Timber Acquisition Corp., a Florida corporation and a wholly owned subsidiary of Parent ("Merger Sub") and Sawtek, Inc., a Florida corporation ("Company").

RECITALS

    A.  Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2 below) and in accordance with the Florida General Corporation Act ("Florida Law"), Parent and Company intend to enter into a business combination transaction.

    B.  The Board of Directors of Parent (i) has determined that the Merger (as defined below) is consistent with and in furtherance of the long-term business strategy of Parent, and is fair to and in the best interests of Parent and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, including the issuance of shares of Parent Common Stock (as defined below) pursuant to the Merger (the "Share Issuance") and (iii) has determined to recommend that the stockholders of Parent approve the Share Issuance.

    C.  The Board of Directors of Company (i) has determined that the Merger (as defined in Section 1.1) is consistent with and in furtherance of the long-term business strategy of Company, and is fair to and in the best interests of Company and its shareholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the shareholders of Company adopt and approve this Agreement and approve the Merger.

    D.  Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's and Company's willingness to enter into this Agreement, (i) certain affiliates of Company are entering into Voting Agreements in substantially the form attached hereto as Exhibit A-1 (the "Company Voting Agreements") and (ii) certain affiliates of Parent are entering into Voting Agreements substantially the form attached hereto as Exhibit A-2 (the "Parent Voting Agreements").

    E.  For accounting purposes, the parties intend that the transactions contemplated by this agreement purposes be accounted for as a pooling of interests pursuant to opinion No. 16 of the Accounting Principles Board ("APB 16"). Concurrently with the executing of this Agreement each person who is an affiliate, as such term is defined in (i) paragraphs (c) and (d) of Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") and/or (ii) Accounting Series Releases 130, 135 and 146 and Staff Accounting Bulletin Two, as amended, of the Securities and Exchange Commission, of Company or Parent is entering into affiliate agreements substantially in the forms attached hereto as Exhibits B-1 and B-2 (the "Company Affiliate Agreements" and the "Parent Affiliate Agreements"), respectively.

    F.  The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

    G.  Concurrently, with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter this Agreement, certain employees of the Company have entered into the Retention Agreements in favor of the (the "Retention Agreements"), which shall become effective upon the Closing of the transactions contemplated by this Agreement.

    NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

MERGER

    1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Florida Law, Merger Sub shall be merged with and into Company (the "Merger"), the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation (the "Surviving Corporation").

    1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger with the Secretary of State of the State of Florida in accordance with the relevant provisions of Florida Law (the "Articles of Merger") (the time of such filing (or such later time as may be agreed in writing by Company and Parent and specified in the Articles of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as hereinafter defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and Plan of Reorganization and the Articles of Merger. The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at a time and date to be specified by the parties, which shall be no later than the third business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

    1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Florida Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    1.4 Articles of Incorporation; Bylaws. At the Effective Time, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation of the Surviving Corporation; provided, however, that at the Effective Time the Articles of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "Sawtek, Inc."

    (a) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

    1.5 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

    1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities:

    (a) Conversion of Company Common Stock. Each share of Common Stock, $0.0005 par value per share, of Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to

A–2

Section 1.6(b), will be canceled and extinguished and automatically converted (subject to Section 1.6(f)) into the right to receive 1.1507 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of Common Stock, $0.001 par value per share, of the Parent (the "Parent Common Stock") upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9). If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

    (b) Cancellation of Parent-Owned and Company-Held Stock. Each share of Company Common Stock held by Company or owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

    (c) Stock Options; Employee Stock Purchase Plans. At the Effective Time, all options to purchase Company Common Stock then outstanding under Company's 1983 Stock Option Plan (the "1983 Plan"), Company's Second Stock Option Plan (the "1996 Plan"), Company's Stock Option Plan for Acquired Companies (the "1998 Plan") and Company's 1996 Stock Purchase Plan (the "1996 ESPP", and together with the 1983 Plan, the 1996 Plan and the 1998 Plan, the "Company Stock Option Plans") shall be assumed by Parent in accordance with Section 5.8 hereof. Rights outstanding under Company's 1996 ESPP shall be treated as set forth in Section 5.8.

    (d) Capital Stock of Merger Sub. Each share of Common Stock, $0.001 par value per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.0005 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

    (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

    (f)  Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average of the closing price of the Parent Common Stock on the Nasdaq National Market ("NASDAQ") on the two trading days immediately preceding the Effective Time.

    1.7 Surrender of Certificates.

    (a) Exchange Agent. Parent shall select a bank or trust company reasonably acceptable to Company to act as the exchange agent (the "Exchange Agent") in the Merger.

A–3

    (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.7(d).

    (c) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into shares of Parent Common Stock pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d), (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of Company Common Stock were converted at the Effective Time, payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.7(d) as to the payment of dividends, to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d).

    (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Parent Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(f) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

    (e) Transfers of Ownership. If certificates representing shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

A–4

    (f)  Required Withholding. Each of the Exchange Agent, Parent, and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

    (g) No Liability. Notwithstanding anything to the contrary in this Section 1.7, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    1.8 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(f) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

    1.9 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Certificates were converted pursuant to Section 1.6, cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

    1.10 Tax and Accounting Consequences.

    (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

    (b) It is intended by the parties hereto that the Merger shall be treated as a pooling of interest for accounting purposes as set forth in APB 16.

    1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub will take all such lawful and necessary action. Parent shall cause Merger Sub to perform all of its obligations relating to this Agreement and the transactions contemplated thereby.

A–5

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF COMPANY

    Company represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in writing in the disclosure letter (referencing the appropriate section and paragraph numbers) delivered by Company to Parent on or prior to the date of this Agreement and certified by a duly authorized officer of Company (the "Company Disclosure Letter"), as follows:

    2.1 Organization and Qualification; Subsidiaries. Each of Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Company has delivered to Parent a complete and correct list of all of Company's direct and indirect subsidiaries as of the date of this Agreement, indicating the jurisdiction of organization of each subsidiary and Company's equity interest therein. Each of Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 8.3(c)) on Company. Each of Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Company. Other than wholly owned subsidiaries, Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

    2.2 Articles of Incorporation and Bylaws. The Company has previously furnished to Parent a complete and correct copy of the Articles of Incorporation and Bylaws of Company and equivalent organizational documents of each of its subsidiaries, as amended to date. Such Articles of Incorporation, Bylaws and equivalent organizational documents of Company and each of its subsidiaries are in full force and effect. Neither Company nor any of its subsidiaries is in violation of any of the provisions of its respective Articles of Incorporation or Bylaws or equivalent organizational documents.

    2.3 Capitalization

    (a) The authorized capital stock of Company consists of 120,000,000 shares of Company Common Stock, $0.0005 par value per share, and 1,000,000 shares of Preferred Stock, $0.01 par value per share ("Company Preferred Stock"). At the close of business on April 30, 2001:

      (i)  42,668,194 shares of Company Common Stock were issued and outstanding;

      (ii) 371,358 shares of Company Common Stock were held in treasury by Company or by subsidiaries of Company;

      (iii) 8,525,692 shares of Company Common Stock were held by the Company's Employee Stock Ownership Plan for Employees of Sawtek Inc. (the "ESOP"), of which 2,312,932 shares remained unallocated;

      (iv) 181,960 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the 1983 Plan;

      (v) no shares of Company Common Stock were available for future grant under the 1983 Plan;

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      (vi) 216,696 shares of Company Common Stock were reserved for issuance upon exercise of outstanding options to purchase Company Common Stock under the 1996 Plan;

      (vii) 1,661,826 shares of Company Common Stock were available for future grant under the 1996 Plan;

      (viii)131,250 shares of Company Common Stock were reserved for issuance upon exercise of outstanding options to purchase Company Common Stock under the 1998 Plan;

      (ix) 1,784,250 shares of Company Common Stock were available for future grant under the 1998 Plan;

      (x) 12,507 shares of Company Common Stock were reserved for issuance under the 1996 ESPP in the Purchase Period (as defined in the ESPP) ending June 30, 2001; and

      (xi) 766,751 shares of Company Common Stock were available for future sale under the 1996 ESPP.

    (b) As of the date hereof, no shares of Company Preferred Stock are issued and outstanding.

    (c) No change in such capitalization has occurred between September 30, 2000 and the date hereof except (x) the issuance of shares of Company Common Stock pursuant to the exercise of outstanding options or warrants or (y) the cancellation of unvested options for Common Stock held by, or the repurchase of unvested shares of Common Stock from, directors, employees, consultants or other service providers of Company pursuant to the terms of their stock option, stock purchase or stock restriction agreements. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Company or any agreement or document to which Company is a party or by which it is bound.

    (d) Except as set forth in this Section 2.3, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Company or any of its subsidiaries that obligate Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Company or any of its subsidiaries or obligating Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant or other right, agreement, arrangement or commitment.

    (e) All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable.

    (f)  There are no obligations, contingent or otherwise, of Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any subsidiary, except the repurchase of unvested shares of Company Common Stock from directors, employees, consultants or other service providers of Company pursuant to the terms of their stock option, stock purchase or stock restriction agreements, or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity.

    (g) All of the outstanding shares of capital stock of each of Company's subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Company's voting rights, charges or other encumbrances of any nature whatsoever.

    (h) The Company Disclosure Letter lists for each person who held options or warrants to acquire shares of Company Common Stock as of May 4, 2001, the name of the holder of such option or warrant, the exercise price of such option or warrant, the number of shares as to which such option or

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warrant had vested as of May 4, 2001 for such option or warrant and whether the exercisability of such option or warrant will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of acceleration, if any.

    (i)  The Company Disclosure Letter lists for each person who was allocated shares of Company Common Stock under the ESOP as of May 7, 2001. The name of such person, the number of shares allocated to such person, any vesting or other restrictions on transfer applicable to such shares and whether such holder's interest in those shares will be affected or accelerated in any way be the transactions contemplated by this Agreement, and the nature and extent to which such holder's interest in shares of Company Common Stock held by the ESOP would be affected.

    (j)  Except as contemplated by this Agreement, there are no registration rights and, to the knowledge of Company, there are no voting trusts, proxies, rights plans, anti-takeover plans or other agreements or understandings to which Company is a party or by which it is bound with respect to any equity security of any class of Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

    (k) The shareholders of Company will not be entitled to dissenters' rights under applicable state law in connection with the Merger.

    2.4 Authority Relative to this Agreement. Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to obtaining the approval of the shareholders of Company of this Agreement and the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement and the approval of the Merger by holders of a majority of the outstanding shares of Company Common Stock in accordance with Florida Law and Company's Articles of Incorporation and Bylaws). This Agreement has been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal and binding obligation of Company, enforceable against Company in accordance with its terms.

    2.5 No Conflict; Required Filings and Consents.

    (a) The execution and delivery of this Agreement by Company do not, and the performance of this Agreement by Company will not, (i) conflict with or violate the Articles of Incorporation, Bylaws or equivalent organizational documents of Company or any of its subsidiaries, (ii) subject to obtaining the approval and adoption of Company's shareholders of this Agreement and the approval of Company's shareholders of the Merger and compliance with the requirements set forth in Section 2.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which Company or any of its subsidiaries or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Company's or any such subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties are bound or affected. The Company Disclosure Letter lists all material consents, waivers and approvals

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under any of Company's or any of its subsidiaries' material agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

    (b) The execution and delivery of this Agreement by Company do not, and the performance of this Agreement by Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (A) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), the pre-merger notification requirements (the "HSR Approval") of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and of foreign Governmental Entities and the rules and regulations thereunder, the rules and regulations of NASDAQ, and the filing and recordation of the Articles of Merger as required by Florida Law and (B) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent consummation of the Merger or otherwise prevent Company from performing its obligations under this Agreement.

    2.6 Compliance; Permits; Restrictions.

    (a) Neither Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which Company or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. To the knowledge of Company, no investigation or review by any governmental or regulatory body or authority is pending or threatened against Company or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same.

    (b) Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are necessary for the operation of the business of Company and its subsidiaries taken as a whole (collectively, the "Company Permits"). Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to be in compliance with the terms of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on Company.

    2.7 SEC Filings; Company Financial Statements.

    (a) Company has made available to Parent a correct and complete copy of each material form, report, schedule, registration statement and definitive proxy statement filed by Company with the Securities and Exchange Commission ("SEC") since December 31, 1998 (the "Company SEC Reports"), which are all the material forms, reports and documents required to be filed by Company with the SEC since December 31, 1998. The Company SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

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    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports, including each Company SEC Report filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by Form 10-Q or Form 10-K under the Exchange Act) and (iii) fairly presented the consolidated financial position of Company and its subsidiaries as of the respective dates thereof and the consolidated results of Company's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Company contained in Company SEC Reports as of September 30, 2000 is hereinafter referred to as the "Company Balance Sheet."

    (c) Company has previously furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

    2.8 No Undisclosed Liabilities. Neither Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), which are, individually or in the aggregate, material to the business, results of operations or financial condition of Company and its subsidiaries taken as a whole, except (i) liabilities provided for in Company Balance Sheet, (ii) liabilities incurred since September 30, 2000 in the ordinary course of business consistent with past practices, which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company or (iii) banking, accounting, legal and printing fees and expenses associated with the Merger, which fees and expenses are detailed in the Company Disclosure Letter.

    2.9 Absence of Certain Changes or Events. Since September 30, 2000, there has not been: (i) any Material Adverse Effect on Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Company's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Company of any of Company's capital stock or any other securities of Company or its subsidiaries or issuances of any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Company's or any of its subsidiaries' capital stock, (iv) any granting by Company or any of its subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Company or any of its subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Company or any of its subsidiaries of any increase in severance or termination pay or any entry by Company or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Company of the nature contemplated hereby, (v) entry by Company or any of its subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any material Intellectual Property (as defined in Section 2.20) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Company with the SEC, (vi) any material change by Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (vii) any revaluation by Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

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    2.10 Absence of Litigation. There are no claims, actions, suits or proceedings pending or, to the knowledge of Company, threatened against Company or any of its subsidiaries or any properties or rights of Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign. No Governmental Entity has challenged or questioned in a writing delivered to Company the legal right of Company to design, manufacture, offer or sell any of its products in the present manner or style thereof.

    2.11 Environmental Matters.

    (a) Environmental Compliance. Company (i) is not aware of any Hazardous Materials that are present in, on, or under (or, to the knowledge of Company, in the vicinity of) any properties owned, leased or used at any time (including both land and improvements thereon) by Company; (ii) has obtained all applicable and material permits, licenses and other authorizations that are required under Environmental Laws (as defined below) for the conduct of its business as currently conducted ("Environmental Permits") and all such Environmental Permits are valid and in full force and effect; (iii) is in compliance with all material terms and conditions of such Environmental Permits; (iv) is not aware of any event, condition, circumstance, activity, practice, incident, action or plan which constitutes a violation of any Environmental Law applicable to Company, any person or entity for which Company is legally liable or any of Company's current or past locations or assets or which could reasonably be expected to otherwise form the basis of any Environmental Claim (as defined below) with respect to Company or any person or entity whose liability for any Environmental Claim Company has retained or assumed either contractually or by operation of law; (v) has not disposed of, released, discharged or emitted any Hazardous Materials (as defined below) into the soil, air, surface water, building materials or groundwater at any properties owned or leased at any time by Company, or at any other property, or exposed any employee or other individual to any Hazardous Materials or condition in such a manner as would reasonably be expected to result in any liability to the Company or result in any Company corrective or remedial action obligation; and (vi) has taken all actions necessary under Environmental Laws to register any products or materials required to be registered by Company (or any person for whom Company has legal responsibility) thereunder. For the purposes of this Agreement, "Environmental Claim" means any notice, claim, act, cause of action or investigation by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Materials (b) any violation, or alleged violation, of any Environmental Laws, (c) the exposure of any person to a Hazardous Material or (d) the use, storage, disposal, discharge, transportation, emission, destruction, remediation or investigation of any Hazardous Material. "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos- containing materials (ACM), hazardous substances, petroleum and petroleum products or any fraction thereof or other substance which is or has been designated as a danger or threat to health, reproduction or the environment, excluding, however, Hazardous Materials contained in products typically used for office and janitorial purposes properly, safely and legally maintained in accordance with Environmental Laws.

    (b) Hazardous Materials Activities. The Hazardous Material Activities (as defined below) of Company (i) have been conducted in compliance with applicable Environmental Laws and (ii) have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could

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reasonably be expected to cause an adverse health effect to said person. For the purpose of the foregoing, "Hazardous Materials Activity" is the transportation, transfer, recycling, storage, use, treatment, manufacture, investigation, removal, remediation, release, exposure of others to, sale or distribution of any Hazardous Material or any product containing a Hazardous Material.

    (c) Effect of Transaction. No circumstances exist which could cause any Environmental Permit to be revoked, modified, or rendered nonrenewable upon payment of the permit fee or which could impose upon Company the obligation to obtain any additional Environmental Permit. All Environmental Permits and all other consents and clearances required by any Environmental Law or any agreement to which Company is bound as a condition to the performance and enforcement of this Agreement (including without limitation, all so called "ECRA" environmental clearances) which are required by any Governmental Authority in connection with the transactions contemplated by this Agreement have been obtained or will be obtained prior to the Closing at no cost to Parent or Company. The Company Disclosure Letter accurately describes all Company Environmental Permits.

    (d) Offsite Hazardous Material Disposal. Company and its agents, employees and contractors have transferred or released Hazardous Materials only to those disposal sites, transporters, recyclers and handlers ("Disposal Site") described in the Company Disclosure Letter; and no action, proceeding, liability or claim exists or, to the best knowledge of Company, is threatened, against any Disposal Site or against Company or any person or entity for which Company is legally responsible with respect to any transfer or release of Hazardous Materials to a Disposal Site.

    (e) Environmental Liabilities. Company is not aware of any fact or circumstance which could involve Company or any person or entity for which Company is legally responsible in any environmental litigation or impose upon Company or any such person or entity any environmental liability.

    (f)  Disclosure of Environmental Matters. Company has delivered to Parent or made available for inspections by Parent and its agents and employees all records concerning the Environmental Activities of Company and all environmental audits and environmental assessments of any current or past Company facility conducted at the request of, or otherwise available to Company. Company has complied with all environmental disclosure, facility closure and clearance obligations imposed upon Company with respect to this transaction or otherwise by applicable law.

    2.12 Employee Matters and Benefit Plans.

    (a) Definitions. With the exception of the definition of Affiliate set forth in Section 2.12(a) below (such definition shall only apply to this Section 2.12 and Section 3.12), for purposes of this Agreement, the following terms shall have the meanings set forth below:

       (i) "Affiliate" shall mean any other person or entity under common control with Company or Parent, as the case may be, within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

      (ii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

      (iii) "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA (as defined below) which is or has been maintained, contributed to, or required to be contributed to, by Company or any Affiliate for the benefit of any Employee (as defined below), or with respect to which Company or any Affiliate has or may have any liability or obligation;

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      (iv) "DOL" shall mean the United States Department of Labor;

      (v) "Employee" shall mean any current, former, or retired employee, officer, director or consultant of Parent, Company or any Affiliate;

      (vi) "Employee Agreement" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between Company or any Affiliate and any Employee of Company;

     (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

     (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

      (ix) "International Employee Plan" shall mean each Company Employee Plan or Parent Employee Plan(as such term is defined in Section 3.12), as the case may be, that has been adopted or maintained by Parent, Company or any Affiliate, whether informally or formally, or with respect to which Parent, Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

      (x) "IRS" shall mean the United States Internal Revenue Service;

      (xi) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA; and

     (xii) "Pension Plan" shall refer to each Company Employee Plan or Parent Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

    (b) The Company Disclosure Letter contains an accurate and complete list of each Company Employee Plan, International Employee Plan and each Employee Agreement. Company does not have any plan or commitment to establish any new Company Employee Plan, International Employee Plan or Employee Agreement, to modify any Company Employee Plan, International Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan, International Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement or as required to maintain tax qualification), or to adopt or enter into any Company Employee Plan, International Employee Plan or Employee Agreement nor does it have any intention or commitment to do any of the foregoing.

    (c) Documents. Company has provided to Parent correct and complete copies of: (i) all documents embodying each Company Employee Plan, International Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and all related trust documents; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or DOL with respect to any such application or letter; (vii) all agreements and contracts relating to each Company Employee Plan, International Employee Plan and Employee Agreement, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts, if any; (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Company; (ix) all

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correspondence to or from any governmental agency relating to any Company Employee Plan; (x) all COBRA forms and related notices (or such forms and notices as required under comparable law); (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (xii) discrimination tests for each Company Employee Plan for the three (3) most recent plan years; and (xiii) all registration statements, annual reports (Form 10-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

    (d) Employee Plan Compliance. (i) The Company has 2 performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party with respect to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification and/or advisory letter, as applicable, from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has a remaining period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) no "prohibited transaction" within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to Company, Parent or any of its Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

    (e) Pension Plans. Neither Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan, which is subject to Title IV of ERISA or Section 412 of the Code.

    (f)  Collectively Bargained, Multiemployer and Multiple Employer Plans. At no time has Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither Company nor any Affiliate has at any time ever maintained, established, sponsored, participated in or contributed to any multiple employer plans, or to any plan described in Section 413 of the Code.

    (g) No Post-Employment Obligations. No Company Employee Plan provides, or reflects or represents any liability to provide, retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

    (h) Health Care Compliance. Neither Company nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the

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Newborns' and Mothers' Health Protection Act of 1996 or any amendment to each such act or any similar provisions of state law applicable to its Employees.

    (i)  Effect of Transaction.

       (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

      (ii) No payment, compensation or benefit which will or may be made by Parent, Company or their respective Affiliates with respect to any Employee or any other "disqualified individual" will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

    (j)  Employment Matters. The Company Disclosure Letter lists all current officers, directors and employees of Company. To the best of its knowledge, Company (i) is in compliance in all respects with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees (including any immigration laws with respect to the same); (ii) has withheld and reported all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against Company under any workers compensation policy or long-term disability policy. Each person who is acting or has acted as a consultant to Company is acting or has acted as an "independent contractor" and could not, based on the facts and circumstances of his or her consultancy, reasonably be deemed to be or have been "employed" with Company. The Company Disclosure Letter also sets forth all outstanding offers of employment, whether written or oral, made to any executive or managerial-level employee or prospective executive or managerial-level employee, which offer has not been rejected by the offeree.

    (k) Labor. No work stoppage or labor strike against Company is pending, threatened or reasonably anticipated. Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Company. Company and its subsidiaries have not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Company.

    (l)  International Employee Plan. Company does not now, nor has it ever had the obligation to, maintain, establish, sponsor, participate in or contribute to any International Employee Plan.

    (m) No Interference or Conflict. To the knowledge of Company, no shareholder, officer, employee or consultant of Company is obligated under any contract or agreement subject to any judgement,

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decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of Company or that would interfere with Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of Company's business as presently conducted nor any activity of such shareholders, officers, directors, employees or consultants in connection with the carrying on of Company's business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such shareholders, officers, directors, employees or consultants is now bound.

    (n) Acceleration of ESOP Loan. Any acceleration of repayment of the ESOP loan in connection with the Merger shall not jeopardize the status of the loan as exempt from any prohibition relating to transactions with a "disqualified person" or "party-in-interest" under Section 4975 of the Internal Revenue Code or Sections 406 or 408 of ERISA.

    2.13 S-4; Proxy Statements. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of the Parent Common Stock in or as a result of the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") to be filed with the SEC by Company and Parent pursuant to Section 5.1 hereof will, at the dates mailed to the shareholders of Company, at the times of the shareholder meeting of Company (the "Company Shareholders' Meeting") and the stockholders of the Parent (the "Parent Stockholders' Meeting") in connection with the transactions contemplated hereby and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act, Exchange Act and the rules and regulations promulgated by the SEC thereunder. If at any time prior to the Effective Time any event relating to Company or any of its affiliates, officers or directors should be discovered by Company which is required to be set forth in an amendment to the S-4 or a supplement to the Joint Proxy Statement/Prospectus, Company shall promptly inform Parent. Notwithstanding any statement by the Parent and Merger Sub in this Agreement, Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub, which is contained in any of the foregoing documents.

    2.14 Restrictions on Business Activities. There is no material judgment, injunction, order or decree binding upon Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company or any of its subsidiaries, any acquisition of property by Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries as currently conducted.

    2.15 Title to Property; Condition of Equipment.

    (a) Company owns no property except for the following: (a) real property and improvements, including an approximately 93,000 square foot building which houses Company's administrative, engineering and manufacturing facilities, located at 1818 Highway 441, Apopka, Florida; and (b) real property and improvements, including an approximately 62,000 square foot building which houses Company's production facilities, located at Zona Franca Metropolitana, Barreal De Heredia, Apartado, 144-3006, Heredia, Costa Rica (the "Owned Real Property"). Company has good, marketable and insurable fee simple title to the Owned Real Property. There are no parties in possession of any portion of the Owned Real Property as lessees, sublessees, assignees, tenants at sufferance or

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trespassers and there are no leases, subleases, assignments, or operating agreements applicable to or affecting the Owned Real Property.

    (b) The Company Disclosure Letter lists all real property leases to which Company or any of its subsidiaries is a party as of the date of this Agreement and each amendment thereto and any subleases thereof that are in effect as of the date of this Agreement (the "Leased Real Property"). All leases for the Leased Real Property afford Company peaceful and undisturbed possession of the Leased Real Property. All leases for the Leased Real Property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default).

    (c) All of the improvements to the Owned Real Property and all of the plants and structures of Company and its subsidiaries, except such as may be under construction, are in good operating condition and repair, in all material respects, ordinary wear and tear excepted. Company is not in violation of any material zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of the Owned Real Property or the Leased Real Property, and Company has not received any notice of such violation with which it has not promptly and fully complied to the satisfaction of the notifying authority. Company has good and marketable title to all of its assets used in its business or as shown on the Company Balance Sheet, free and clear of all mortgages, liens, charges, encumbrances or restrictions (other than for Permitted Liens, as defined below), other than such assets as were sold in the ordinary course of Company's business since the Company Balance Sheet date or which are subject to capitalized leases. "Permitted Liens" means any lien, mortgage, encumbrance or restriction which is reflected in the Company financial statements and is not in excess of $50,000 and which does not materially detract from the value or materially interfere with the use, as currently utilized, of the properties subject thereto or affected thereby or otherwise materially impair the business operations being conducted thereon.

    (d) The machinery and equipment (the "Equipment") owned or leased by Company is (i) suitable for the uses to which it is currently employed; (ii) in good operating condition (except for ordinary wear and tear); (iii) regularly and properly maintained in all material respects; (iv) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of Company's business; and (v) free from material defects.

    2.16 Taxes.

    (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

    (b) Tax Returns and Audits.

       (i) Company and each of its subsidiaries have timely filed (taking into account applicable extensions) all federal and state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by Company and each of its subsidiaries with any Tax authority and are true and correct in all material respects on such Returns.

      (ii) Company and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal

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  Insurance Contribution Act ("FICA"), Taxes pursuant to the Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld.

      (iii) There is no Tax deficiency outstanding which has been proposed or assessed in writing against Company or any of its subsidiaries, nor has Company or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax other than the automatic extension arising from the filing of a Return after its due date.

      (iv) To Company's knowledge, no audit or other examination of any Return of Company or any of its subsidiaries by any Tax authority is presently in progress. Neither Company nor any of its subsidiaries has been notified of any request for such an audit or other examination.

      (v) No adjustment relating to any Returns filed by Company or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to Company or any of its subsidiaries or any representative thereof.

      (vi) Neither Company nor any of its subsidiaries has any liability for unpaid Taxes which has not been accrued for or reserved on the Company Balance Sheet, whether asserted or unasserted, contingent or otherwise, which is material to Company, other than any liability for unpaid Taxes that may have accrued since the date of the Company Balance Sheet in connection with the operation of the business of Company and its subsidiaries in the ordinary course of business.

     (vii) There is no contract, agreement, plan or arrangement to which Company is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Company or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

     (viii) Neither Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Company.

      (ix) Except for any such agreement or arrangement solely between Company and its subsidiaries, neither Company nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

      (x) Company and its subsidiaries have not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

      (xi) None of Company's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

     (xii) The Company Disclosure Letter lists (A) any foreign Tax holidays, (B) any intercompany transfer pricing agreements, or other arrangements that have been established by Company or any of its subsidiaries with any Tax authority and (C) any expatriate programs or policies affecting Company or any of its subsidiaries.

    (c) Neither the Company nor any of its subsidiaries was either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under section 355 of the Code that (x) occurred within two years before the date of this Agreement or (y) could otherwise constitute part of "plan or series of transactions" (within the meaning of section 355(e) of the Code) that includes the Merger.

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    2.17 Brokers. Except for fees payable to JPMorgan Chase H&Q, a division of J.P. Morgan Securities (the "Company Financial Advisor"), pursuant to an engagement letter dated March 9, 2001, a copy of which has been provided to Parent, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company.

    2.18 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

    "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisional, continuations and continuations-in-part thereof ("Patents"); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all works of authorship, copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all semiconductor and semiconductor circuit designs; (v) all rights to all mask works and reticules, mask work registrations and applications therefor; (vi) all industrial designs and any registrations and applications therefor throughout the world; (vii) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (viii) all databases and data collections and all rights therein throughout the world; (ix) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names; (x) any similar, corresponding or equivalent rights to any of the foregoing; and (xi) all technical, design, end-user and other documentation related to any of the foregoing.

    "Company Intellectual Property" shall mean any Intellectual Property that is owned by or exclusively licensed to the Company or any of its subsidiaries. Without in any way limiting the generality of the foregoing, Company Intellectual Property includes all Intellectual Property owned or licensed by the Company related to the Company's products, including without limitation all rights in any design code, documentation, and tooling for packaging of semiconductors in connection with all current products and products in design and development.

    "Registered Intellectual Property" shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks, and any domain name registrations; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

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    "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its subsidiaries.

    (a) Section 2.18(a) of the Company Schedule is a complete and accurate list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

    (b) Section 2.18(b) of the Company Schedule is a complete and accurate list (by name and version number) of all products and service offerings of the Company or any of its subsidiaries ("Company Products") that have been distributed or provided in the ten-year period preceding the date hereof or which the Company or any of its subsidiaries intends to distribute or provide in the future, including any products or service offerings under development.

    (c) No Company Intellectual Property or Company Product is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company or any of its subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product.

    (d) Each item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

    (e) Company owns and has good and exclusive title to, each item of Company Intellectual Property free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course). Without limiting the foregoing: (i) Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Company and its subsidiaries, including the sale, distribution or provision of any Company Products by Company or its subsidiaries; (ii) Company owns exclusively, and has good title to, all copyrighted works that are Company Products or which Company or any of its subsidiaries otherwise purports to own; and (iii) to the extent that any Patents would be infringed by any Company Products, Company is the exclusive owner of such Patents.

    (f)  To the extent that any technology, software or Intellectual Property has been developed or created independently or jointly by a third party for Company or any of its subsidiaries or is incorporated into any of the Company Products, Company has a written agreement with such third party with respect thereto and Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a perpetual, non-terminable license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

    (g) Neither Company nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was Company Intellectual Property, to any third party, or permitted Company's rights in such Company Intellectual Property to lapse or enter the public domain.

    (h) Section 2.18(i) of the Company Schedule lists all contracts, licenses and agreements to which Company or any of its subsidiaries is a party: (i) with respect to Company Intellectual Property licensed

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or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to Company.

    (i)  All contracts, licenses and agreements relating to either (i) Company Intellectual Property or (ii) Intellectual Property of a third party used in the business of Company or any of its subsidiaries, are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. Each of Company and its subsidiaries is in compliance with, and has not breached any term of any such contracts, licenses and agreements and, to the knowledge of Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of Company's rights under such contracts, licenses and agreements to the same extent Company and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Merger Sub by operation of law or otherwise of any contracts or agreements to which the Company is a party, will result in (i) either Parent's or the Merger Sub's granting to any third party any right to or with respect to any Intellectual Property right owned by, or licensed to, either of them, (ii) either the Parent's or the Merger Sub's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or (iii) either the Parent's or the Merger Sub's being obligated to pay any royalties or other amounts to any third party in excess of those payable by Parent or Merger Sub, respectively, prior to the Closing.

    (j)  The operation of the business of the Company and its subsidiaries as such business currently is conducted, including (i) Company's and its subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Company and its subsidiaries (including Company Products) and (ii) the Company's use of any product, device or process, has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

    (k) Neither Company nor any of its subsidiaries has received notice from any third party that the operation of the business of Company or any of its subsidiaries or any act, product or service of Company or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

    (l)  To the knowledge of Company, no person has or is infringing or misappropriating any Company Intellectual Property.

    (m) Company and each of its subsidiaries has taken reasonable steps to protect Company's and its subsidiaries' rights in Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Company or any of its subsidiaries, and, without limiting the foregoing, each of Company and its subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and, to the Company's knowledge, former employees, other than lower level support personnel, and consultants of Company and any of its subsidiaries have executed such an agreement.

    (n) Except as would not reasonably be expected to have a Material Adverse Effect on Company, all of Company's Information Technology (as defined below) has not and will not cause an interruption in the ongoing operations of Company's business on or after January 1, 2000. For purposes of the foregoing, the term "Information Technology" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components

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and/or services that are owned or used by Company in the conduct of its business, or purchased by Company from third party suppliers.

    2.19 Agreements, Contracts and Commitments. Neither Company nor any of its subsidiaries is a party to or is bound by:

    (a) any employment or consulting agreement, contract or commitment with any officer, director or member of Company's Board of Directors, other than those that are terminable by Company or any of its subsidiaries on no more than thirty days notice and which do so with no express (whether by contract or by policy) liability or financial obligation to Company;

    (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

    (c) any agreement of indemnification or any guaranty currently in force other than any agreement of indemnification entered into in connection with the sale or license or distribution or marketing of products or services in the ordinary course of business;

    (d) any agreement, contract or commitment containing any covenant limiting in any respect the right of Company or any of its subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

    (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Company's subsidiaries;

    (f)  any material joint marketing or development agreement currently in force under which Company or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of 90 days or less, or any material agreement pursuant to which Company or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Company or any of its subsidiaries and which may not be canceled without penalty upon notice of 90 days or less;

    (g) any agreement, contract or commitment currently in force to provide any Company Intellectual Property to any third party for any product or technology that is material to Company and its subsidiaries taken as a whole; or

    (h) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Company product, service or technology except as a distributor in the normal course of business.

    Neither Company nor any of its subsidiaries, nor to Company's knowledge any other party to a Company Contract (as defined below), is in breach, violation or default under, and neither Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Company or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Company Disclosure Letter pursuant to this Section 2.19 (any such agreement, contract or commitment, a "Company Contract") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

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    2.20 Insurance. Company maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Company and its subsidiaries (collectively, the "Insurance Policies") which are of the type and in amounts customarily carried by persons conducting businesses similar to those of Company and its subsidiaries. There is no material claim by Company or any of its subsidiaries pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

    2.21 Opinion of Financial Advisor. Company has been advised by the Company Financial Advisor that in its opinion, a written copy of which will be provided as promptly as practicable, as of the date of this Agreement, the aggregate merger consideration is fair to the shareholders of Company from a financial point of view.

    2.22 Board Approval. The Board of Directors of Company has, as of the date of this Agreement, (i) approved this Agreement and the transactions contemplated hereby, (ii) determined that the Merger is in the best interests of the shareholders of Company and is on terms that are fair to such shareholders and (iii) recommended that the shareholders of Company approve this Agreement and the Merger.

    2.23 Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of Company Common Stock are entitled to vote thereon is the only vote of the holders of any class or series of Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

    2.24 No Ownership of Parent Common Stock. As of the date hereof, Company does not own, beneficially or of record, any shares of Parent Common Stock.

    2.25 State Takeover Statutes. The Board of Directors of Company has approved the Merger, this Agreement and the Company Voting Agreements, and such approval is sufficient to render inapplicable to the Merger, this Agreement and the Company Voting Agreements and the transactions contemplated hereby and thereby, any applicable state takeover statute or similar law or regulation including "control share," "fair price," "business combination" or other anti-takeover laws and regulations of any state including Sections 607.091, 607.092 and 607.109 of the Florida Law.

    2.26 Product Warranty. Since January 1, 1999, each product manufactured, sold, leased or delivered by Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and there is no present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any liability for replacement or repair thereof or other damages in connection therewith. No product manufactured, sold, leased or delivered by Company is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease.

    2.27 Customers; Suppliers. Company has no outstanding material disputes concerning its goods and/or services with any customer. Company has no outstanding material disputes concerning goods or services provided by any supplier and, since January 1, 1999, has not received any written notice of a termination or interruption of any existing contracts or arrangements with any supplier.

    2.28 Inventory. The parts and materials in the inventory of Company, the value of which is reflected in the Company SEC Reports, and thereafter acquired by Company (the "Inventory") was acquired and maintained in the ordinary course of business of Company and except for those parts or materials for which a reserve is reflected on the Company SEC Reports, is of such quality as to be usable and salable in the ordinary course of Company's business. Since the date of the Company Balance Sheet, Company has continued to replenish inventories in the normal and customary manner consistent with past practices. All items included in the Inventory are owned by Company, free and clear of all liens and encumbrances (except Permitted Liens), except for inventory sold by Company in the ordinary

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course of business subsequent to the date of the Company Balance Sheet. Company is not under any liability or obligation with respect to the return of Inventory in the possession of any customer.

    2.29 Questionable Payments. The Company has not nor has, to the best of its knowledge, any director, officer or other employee of the Company: (i) made any payments or provided services or other favors in the United States or any foreign country in order to obtain preferential treatment or consideration by any Government Entity with respect to any aspect of the Company's business; or (ii) made any political contributions that would not be lawful under the laws of the United States (including the Foreign Corrupt Practices Act) or the foreign country in which such payments were made. The Company has not nor has, to the best of its knowledge, any director, officer or other employee of the Company or any supplier of the Company been subject to any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the Company's business or any political contribution relating to the Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Parent and Merger Sub represent and warrant to Company, subject to such exceptions as are specifically disclosed in writing in the disclosure letter (referencing the appropriate section and paragraph number) delivered by Parent and Merger Sub to Company on or prior to the date of this Agreement and certified by a duly authorized officer of Parent and Merger Sub (the "Parent Disclosure Letter"), as follows:

    3.1 Organization and Qualification; Subsidiaries. Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. A complete and correct list of all of Parent's direct and indirect subsidiaries and their respective jurisdictions of organization is attached as Exhibit 21.1 to Parent's Annual Report on Form 10-K for the year ended December 31, 2000 ("Exhibit 21.1") as filed with the SEC and there have been no material changes to Parent's interest in such subsidiaries since December 31, 2000. Each of Parent and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of Parent and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Parent. Other than Merger Sub and those entities listed on Exhibit 21.1 or in the Parent Disclosure Letter, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

    3.2 Certificates of Incorporation and Bylaws. Parent has previously furnished to Company a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date, and Merger Sub has previously furnished to Company a complete and correct copy of its Articles of Incorporation and Bylaws as amended to date. Such Certificate of Incorporation or Articles of Incorporation, as the case may be, and Bylaws are in full force and effect. Neither Parent nor any of its subsidiaries is in violation of any of the provisions of their Certificate of Incorporation or Articles of Incorporation, as the case may be, or Bylaws or equivalent organizational documents.

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    3.3 Capitalization.

    (a) The authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.001 par value per share ("Parent Preferred Stock"), of which 25,000 shares have been designated Series A Preferred Stock in connection with the Rights Agreement (as defined in Section 3.3(h) below). At the close of business on April 30, 2001:

       (i) 80,538,184 shares of Parent Common Stock were issued and outstanding;

      (ii) no shares of Parent Common Stock were held in treasury by Parent or by subsidiaries of Parent;

      (iii) 677,170 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Parent Common Stock under the Parent's 1987 Stock Incentive Program (the "Parent 1987 Plan");

      (iv) no shares of Parent Common Stock were available for future grant under the Parent 1987 Plan;

      (v) 12,214,882 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding options to purchase Parent Common Stock under the Parent's 1996 Stock Incentive Program (the "Parent 1996 Plan");

      (vi) 11,736 shares of Parent Common Stock were available for future grant under the Parent 1996 Plan;

     (vii) 2,116,396 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding options to purchase Parent Common Stock under the Parent's 1998 Nonstatutory Stock Option Plan (the "Parent 1998 Plan");

     (viii) 340,535 shares of Parent Common Stock were available for future grant under the Parent 1998 Plan;

      (ix) 882,311 shares of Parent Common Stock were reserved for issuance under the Parent's 1998 Employee Stock Purchase Program (the "Parent ESPP"); and

      (x) 5,088,509 shares of Parent Common Stock were reserved for issuance upon conversion of Parent's 4% Subordinated Convertible Notes due 2007 (the "Parent Convertible Notes").

    (b) As of the date hereof, no shares of Parent Preferred Stock are issued and outstanding.

    (c) No change in such capitalization has occurred between April 30, 2001 and the date hereof except (x) the issuance of shares of Parent Common Stock pursuant to the exercise of outstanding options or (y) the cancellation of unvested options for Common Stock held by, or the repurchase of unvested shares of Common Stock from, directors, employees, consultants or other service providers of Parent pursuant to the terms of their stock option, stock purchase or stock restriction agreements. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Parent or any agreement or document to which Parent is a party or by which it is bound.

    (d) Except as set forth in this Section 3.3, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any of its subsidiaries that obligate Parent or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant or other right, agreement, arrangement or commitment.

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    (e) All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable.

    (f)  There are no obligations, contingent or otherwise, of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or the capital stock of any subsidiary, except to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity.

    (g) All of the outstanding shares of capital stock of each of Parent's subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by Parent or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Parent's voting rights, charges or other encumbrances of any nature whatsoever.

    (h) Except as contemplated by this Agreement and the Preferred Share Rights Agreement (the "Rights Agreement") between the Parent and ChaseMellon Shareholder Services, L.L.C., as Rights Agent dated June 30, 1998, as amended, there are no registration rights and, to the knowledge of Parent, there are no voting trusts, proxies, rights plans, anti-takeover plans or other agreements or understandings to which Parent is a party or by which it is bound with respect to any equity security of any class of Parent or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

    (i)  The Parent Common Stock to be issued pursuant to the Merger has been duly authorized and will, when issued in accordance with this Agreement be validly issued, fully paid, and nonassessable and will not be subject to any restrictions on resale under the Securities Act, other than restrictions imposed by Rule 145 under the Securities Act.

    3.4 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement, or to consummate the transactions so contemplated, subject only to (i) the approval of the issuance of the parent Common Stock in connection with the Merger by the stockholders of the Parent and (ii) the filing of the Articles of Merger pursuant to Florida Law. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitute legal and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms.

    3.5 No Conflict.

    (a) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, (i) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organizational documents of Parent or any of its subsidiaries, (ii) subject to obtaining the approval of Parent's stockholders of the Share Issuance and compliance with the requirements set forth in Section 3.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which Parent or any of its subsidiaries or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or any such subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries

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pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected.

    (b) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (A) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act and of foreign Governmental Entities and the rules and regulations thereunder, the rules and regulations of NASDAQ, and the filing and recordation of the Articles of Merger as required by Florida Law and (B) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent consummation of the Merger or otherwise prevent Parent from performing its obligations under this Agreement.

    3.6 Compliance; Permits; Restrictions.

    (a) Neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which Parent or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. To the knowledge of Parent, no investigation or review by any governmental or regulatory body or authority is pending or threatened against Parent or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same.

    (b) Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are necessary for the operation of the business of Parent and its subsidiaries taken as a whole (collectively, the "Parent Permits"). Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to be in compliance with the terms of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

    3.7 SEC Filings; Financial Statements.

    (a) Parent has made available to Company a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC on or after December 31, 1998 (the "Parent SEC Reports"), which are all the forms, reports and documents required to be filed by Parent with the SEC since December 31, 1998 and prior to the date of this Agreement. The Parent SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any reports or other documents with the SEC.

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    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii)was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or as may be permitted by Form 10-Q or Form 10-K of the Exchange Act) and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. For purposes of this Agreement, the Parent balance sheet as of March 31, 2001 as set forth in the Parent's Form 10-Q for the quarter ended March 31, 2001 shall be referred to as the "Parent Balance Sheet."

    (c) Parent has previously furnished to Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

    3.8 Absence of Certain Changes or Events. Since March 31, 2001, there has not been: (i) any Material Adverse Effect on Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Parent's or any of its subsidiaries' capital stock, (iv) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (v) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Parent other than in the ordinary course of business.

    3.9 No Undisclosed Liabilities. Neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except (i) liabilities provided for in Parent Balance Sheet or the notes thereto, (ii) liabilities incurred since March 31, 2001 in the ordinary course of business consistent with past practices, which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or (iii) banking, accounting, legal and printing fees and expenses associated with the Merger.

    3.10 Absence of Litigation. As of the date hereof, there are no material claims, actions, suits or proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

    3.11 Environmental Matters.

    (a) Environmental Compliance. Parent (i) has obtained all applicable Environmental Permits and all such Environmental Permits are valid and in full force and effect; (ii) is in compliance with all material terms and conditions of such Environmental Permits; (iii) is not aware of any event, condition, circumstance, activity, practice, incident, action or plan which constitutes a violation of any Environmental Law applicable to Parent, any person or entity for which Parent is legally liable or any of Parent's current or past locations or assets or which could reasonably be expected to otherwise form the basis of any Environmental Claim with respect to Parent or any person or entity whose liability for any Environmental Claim Parent has retained or assumed either contractually or by operation of law; (v) has not disposed of, released, discharged or emitted any Hazardous Materials into the soil, air,

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surface water, building materials or groundwater at any properties owned or leased at any time by Parent, or at any other property, or exposed any employee or other individual to any Hazardous Materials or condition in such a manner as would reasonably be expected to result in any liability to the Parent or result in any Parent corrective or remedial action obligation; and (vi) has taken all actions necessary under Environmental Laws to register any products or materials required to be registered by Parent (or any person for whom Parent has legal responsibility) thereunder.

    (b) Hazardous Materials Activities. The Hazardous Material Activities of Parent (i) have been conducted in compliance with applicable Environmental Laws and (ii) have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to said person.

    (c) Effect of Transaction. No circumstances exist which could cause any Environmental Permit to be revoked, modified, or rendered nonrenewable upon payment of the permit fee or which could impose upon Parent the obligation to obtain any additional Environmental Permit.

    (d) Offsite Hazardous Material Disposal. No action, proceeding, liability or claim exists or, to the best knowledge of Parent, is threatened, against any Disposal Site or against Parent or any person or entity for which Parent is legally responsible with respect to any transfer or release of Hazardous Materials to a Disposal Site.

    (e) Environmental Liabilities. Parent is not aware of any fact or circumstance which could involve Parent or any person or entity for which Parent is legally responsible in any environmental litigation or impose upon Parent or any such person or entity any environmental liability.

    (f)  Disclosure of Environmental Matters. Parent has complied with all environmental disclosure, facility closure and clearance obligations imposed upon Parent with respect to this transaction or otherwise by applicable law.

    3.12 Employee Matters and Benefit Plans.

    (a) Definitions. The following terms shall have the meanings set forth below:

       (i) "Parent Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Parent or any Affiliate for the benefit of any Employee of Parent, or with respect to which Parent or any Affiliate has or may have any liability or obligation;

      (ii) "Parent Employee Agreement" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between Parent or any Affiliate and any Employee of Parent;

    (b) Employee Plan Compliance. (i) The Parent has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party with respect to each Parent Employee Plan, and each Parent Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Parent Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification and/or advisory letter, as applicable, from the IRS with respect to each such Parent Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and

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subsequent legislation, or has a remaining period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Parent Employee Plan; (iii) no "prohibited transaction" within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Parent Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of Parent, threatened or anticipated (other than routine claims for benefits) against any Parent Employee Plan or against the assets of any Parent Employee Plan; (v) there are no audits, inquiries or proceedings pending or, to the knowledge of Parent or any Affiliates, threatened by the IRS or DOL with respect to any Parent Employee Plan; and (vi) neither Parent nor any Affiliate is subject to any penalty or tax with respect to any Parent Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

    (c) Pension Plans. Neither Parent nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan, which is subject to Title IV of ERISA or Section 412 of the Code.

    (d) Collectively Bargained, Multiemployer and Multiple Employer Plans. At no time has Parent or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither Parent nor any Affiliate has at any time ever maintained, established, sponsored, participated in or contributed to any multiple employer plans, or to any plan described in Section 413 of the Code.

    (e) Health Care Compliance. Neither Parent nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996 or any amendment to each such act or any similar provisions of state law applicable to its Employees.

    (f)  Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Parent Employee Plan, Parent Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee of Parent.

    (g) Employment Matters. The Parent Disclosure Letter lists all current officers and directors of Parent. To the best of its knowledge, Parent (i) is in compliance in all respects with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to its Employees (including any immigration laws with respect to the same); (ii) has withheld and reported all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to its Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for its Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against Parent under any workers compensation policy or long-term disability policy. The Parent Disclosure Letter also sets forth all outstanding offers of employment, whether written or oral, made to any executive officer or prospective executive officer of Parent, which offer has not been rejected by the offeree.

    (h) Labor. No work stoppage or labor strike against Parent is pending, threatened or reasonably anticipated. Parent does not know of any activities or proceedings of any labor union to organize any of

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its Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Parent, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any of its Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Parent. Parent and its subsidiaries have not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Parent is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to its Employees and no collective bargaining agreement is being negotiated by Parent.

    (i)  International Employee Plan. Parent does not now, nor has it ever had the obligation to, maintain, establish, sponsor, participate in or contribute to any International Employee Plan.

    (j)  No Interference or Conflict. To the knowledge of Parent, no stockholder, officer, employee or consultant of Parent is obligated under any contract or agreement subject to any judgement, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of Parent or that would interfere with Parent's business. Neither the execution nor delivery of this Agreement, nor the carrying on of Parent's business as presently conducted nor any activity of such stockholders, officers, directors, employees or consultants in connection with the carrying on of Parent's business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such stockholders, officers, directors, employees or consultants is now bound.

    3.13 Restrictions on Business Activities. There is no material judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its subsidiaries, any acquisition of property by Parent or any of its subsidiaries or the conduct of business by Parent or any of its subsidiaries as currently conducted.

    3.14 Taxes.

    (a) Tax Returns and Audits.

       (i) Parent and each of its subsidiaries have timely filed (taking into account applicable extensions) all Returns relating to Taxes required to be filed by Parent and each of its subsidiaries with any Tax authority and are true and correct in all material respects on such Returns.

      (ii) Parent and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to FICA, Taxes pursuant to FUTA and other Taxes required to be withheld.

      (iii) There is no Tax deficiency outstanding which has been proposed or assessed in writing against Parent or any of its subsidiaries, nor has Parent or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax other than the automatic extension arising from the filing of a Return after its due date.

      (iv) To Parent's knowledge, no audit or other examination of any Return of Parent or any of its subsidiaries by any Tax authority is presently in progress. Neither Parent nor any of its subsidiaries has been notified of any request for such an audit or other examination.

      (v) No adjustment relating to any Returns filed by Parent or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to Parent or any of its subsidiaries or any representative thereof.

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      (vi) Neither Parent nor any of its subsidiaries has any liability for unpaid Taxes which has not been accrued for or reserved on the Parent Balance Sheet, whether asserted or unasserted, contingent or otherwise, which is material to Parent, other than any liability for unpaid Taxes that may have accrued since the date of the Parent Balance Sheet in connection with the operation of the business of Parent and its subsidiaries in the ordinary course of business.

     (vii) There is no contract, agreement, plan or arrangement to which Parent is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Parent or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

     (viii) Neither Parent nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Parent.

      (ix) Except for any such agreement or arrangement solely between Parent and its subsidiaries, neither Parent nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

      (x) Parent and its subsidiaries have not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

      (xi) None of Parent's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

     (xii) The Parent Disclosure Letter lists (A) any foreign Tax holidays, (B) any intercompany transfer pricing agreements, or other arrangements that have been established by Parent or any of its subsidiaries with any Tax authority and (C) any expatriate programs or policies affecting Parent or any of its subsidiaries.

    (b) Neither the Parent nor any of its subsidiaries was either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under section 355 of the Code that (x) occurred within two years before the date of this Agreement or (y) could otherwise constitute part of "plan or series of transactions" (within the meaning of section 355(e) of the Code) that includes the Merger.

    3.15 S-4; Joint Proxy Statement/Prospectus. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Joint Proxy Statement/Prospectus will, at the dates mailed to the stockholders of Parent, at the time of the Parent Stockholders' Meeting and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder. If at any time prior to the Effective Time any event relating to Parent or any of its affiliates, officers or directors should be discovered by Parent which is required to be set forth in an amendment to the S-4 or a supplement to the Joint Proxy Statement/Prospectus, Parent shall promptly inform Company. Notwithstanding any statement by the Parent and Merger Sub in this Agreement, Parent makes no representation or

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warranty with respect to any information supplied by Company that is contained in any of the foregoing documents.

    3.16 Brokers. Except for fees payable to SG Cowen Securities Corporation and Merrill Lynch, Pierce, Fenner & Smith Inc. (each, a "Parent Financial Advisor") pursuant to engagement letters dated May 1, 2001 and April 20, 2001, respectively, copies of which has been provided to Company, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

    3.17 Parent Intellectual Property. To the knowledge of Parent, the operation of the business of Parent and its subsidiaries as such business currently is conducted does not materially infringe or misappropriate the Intellectual Property of any third party where such infringement would have a Material Adverse Effect on Parent.

    3.18 Agreements, Contracts and Commitments. The Parent and its subsidiaries have not breached, or receiving in writing any claim or threat that Parent or its applicable subsidiary has breached, any of the terms or conditions of any material agreement, contract or commitment filed as an exhibit to the Parent SEC Reports (the "Parent Material Contracts") in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek material damages from Parent under any Parent Material Contract. Each Parent Material Contract that has not expired or been terminated is in full force and effect and is not subject to any material default thereunder of which Parent or its subsidiaries is aware by any party obligated to Parent or its applicable subsidiary pursuant to such Parent Material Contract.

    3.19 Opinion of Financial Advisor. Parent has been advised by each Parent Financial Advisor that in its opinion, a written copy of which will be provided as promptly as practicable, as of the date of this Agreement, the exchange ratio is fair to Parent from a financial point of view.

    3.20 Board Approval. The Board of Directors of Parent has, as of the date hereof, (i) approved this Agreement and the transactions contemplated hereby, (ii) determined that the Merger is in the best interests of the stockholders of Parent and is on terms that are fair to such stockholders, (iii) has approved the Share Issuance and (iv) has determined to recommend that the stockholders of Parent vote in favor of the Share Issuance.

    3.21 Vote Required. The affirmative vote of a majority of the votes of a majority of the outstanding shares of Parent Common Stock present at the Parent Stockholders' Meeting at which a quorum is present is the only vote of the holders of any class or series of Parent's capital stock necessary to approve the Share Issuance.

    3.22 No Ownership of Company Common Stock. As of the date hereof, Parent does not own, beneficially or of record, any shares of Company Common Stock.

    3.23 Questionable Payments. The Parent has not nor has, to the best of its knowledge, any director, officer or other employee of the Parent: (i) made any payments or provided services or other favors in the United States or any foreign country in order to obtain preferential treatment or consideration by any Government Entity with respect to any aspect of the Parent's business; or (ii) made any political contributions that would not be lawful under the laws of the United States (including the Foreign Corrupt Practices Act) or the foreign country in which such payments were made. The Parent has not nor has, to the best of its knowledge, any director, officer or other employee of the Parent or any supplier of the Parent been subject to any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the Parent's business or any political contribution relating to the Parent.

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    3.24 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

ARTICLE IV
CONDUCT PRIOR TO THE EFFECTIVE TIME

    4.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, carry on its business, in all material respects, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In addition, unless otherwise required by law or contract, Company will promptly notify Parent of any material event involving its business or operations.

    In addition, except as permitted by the terms of this Agreement, and except as provided in Section 4.1 of the Company Disclosure Letter, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

    (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans, except for completion of the option repricing program authorized by the Board of Directors of Company prior to the date hereof;

    (b) Grant (whether in cash, stock, equity securities, property or otherwise) any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Parent, or adopt any new severance plan;

    (c) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Company Intellectual Property, or enter into grants to transfer or license to any person future patent rights, other than non-exclusive licenses in the ordinary course of business and consistent with past practice;

    (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

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    (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the service relationship with any employee or consultant pursuant to stock option or purchase agreements in effect on the date hereof;

    (f)  Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (x) the issuance, delivery and/or sale of (i) shares of Company Common Stock pursuant to the exercise of stock options or warrants therefor outstanding as of the date of this Agreement, and (ii) shares of Company Common Stock issuable to participants in the 1996 ESPP consistent with the terms thereof and (y) the granting of stock options (and the issuance of Common Stock upon exercise thereof);

    (g) Cause, permit or propose any amendments to its Articles of Incorporation, Bylaws or other charter documents (or similar governing instruments of any of its subsidiaries);

    (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Company or enter into any material joint ventures, strategic partnerships or alliances;

    (i)  Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Company, except sales or licenses of product or inventory in the ordinary course of business consistent with past practice;

    (j)  Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or (ii) pursuant to existing credit facilities in the ordinary course of business;

    (k) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants other than as required by applicable law or this Agreement;

    (l)  Make any individual or series of related payments outside of the ordinary course of business in excess of $1.0 million in the aggregate, other than those set forth on Schedule 4.1(l) hereto;

    (m) Except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which Company or any subsidiary thereof is a party or waive, release or assign any material rights or claims thereunder;

    (n) Enter into any contracts, agreements or obligations relating to the distribution, sale, license or marketing by third parties of Company's products or products licensed by Company other than non-exclusive contracts, agreements or obligations entered into in the ordinary course of business consistent with past practice;

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    (o) Materially revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

    (p) Agree in writing or otherwise to take any of the actions described in Section 4.1 (a) through (o) above.

    4.2 Conduct Affecting the Status of the Reorganization and Pooling. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent and the Company shall not, and shall not permit any of their respective subsidiaries to, engage in any action that could cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Article IV, and as a "pooling of interests" pursuant to APB 16.

    4.3 Conduct of Business by Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent and, with respect to clause (e), its subsidiaries, shall not, except to the extent that Company shall otherwise consent in writing:

    (a) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, shares, equity securities or property) in respect of any share capital or split, combine or reclassify any share capital or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, other than dividends or distributions by any of Parent's subsidiaries to Parent or any of Parent's subsidiaries;

    (b) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

    (c) Cause, permit or propose any amendments to the Parent Certificate of Incorporation or Bylaws (or similar governing instruments of any of its subsidiaries);

    (d) Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

    (e) (i) Acquire or enter into a definitive agreement to acquire by merging or consolidating with, or by purchasing any material portion of the capital stock or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (ii) be acquired by or enter into a definitive agreement to be acquired by merging or consolidating with, or by another entity purchasing any material portion of the business of Parent or its subsidiaries, taken as a whole; provided, however, that the foregoing clauses (i) and (ii) shall not apply to any such transaction or series of transactions to effect the foregoing (a "Permitted Parent Transaction") whereby the consideration paid or payable under a transaction described in clause (i) is less than or equal to $1.45 billion or in the case of a transaction described in clause (ii) the fully diluted capitalization of Parent (as defined below)is converted or would be convertible into less than 65% of the fully diluted capitalization of the resulting entity. For purposes of this Section 4.3(c), the value of noncash consideration with respect to clause (i) shall be, as to shares of Parent Common Stock, the number of such shares issuable in such transaction multiplied by the closing price of Parent Common Stock on NASDAQ on the date such transaction is closed or a definitive agreement is entered into and, as to noncash consideration, the fair market value of such consideration on the date such transaction is closed or a definitive agreement is entered into, with such fair market value to be determined in good faith by the Board of Directors of Parent. For purposes of this Section 4.3(e), the fully diluted capitalization of Parent immediately prior to such a transaction shall mean the number of shares of Parent Common Stock that (A) assumes that the Merger occurred as of March 31, 2001, (B) the shares of Parent Common Stock issuable upon the Merger are based on Company Common Stock and other

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rights to acquire Company Common Stock as of March 31, 2001 and (C) is comprised all shares of outstanding Parent Common Stock, options and warrants to acquire Parent Common Stock and shares of Parent Common Stock issuable upon conversion of the Parent Convertible Notes and any other convertible debentures.

    (f)  Agree in writing or otherwise to take any of the actions described in paragraphs (a) through (e) above.

ARTICLE V
ADDITIONAL AGREEMENTS

    5.1 Joint Proxy Statement/Prospectus; S-4; Other Filings. As promptly as practicable after the execution of this Agreement, Company and Parent will prepare and file with the SEC the Joint Proxy Statement/Prospectus and Parent will prepare and file with the SEC the S-4 in which the Joint Proxy Statement/Prospectus will be included as a prospectus. Each of Company and Parent will respond to any comments of the SEC, will use its respective commercially reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Company and Parent will cause the Joint Proxy Statement/Prospectus to be mailed to their shareholders and stockholders, respectively, at the earliest practicable time after the S-4 is declared effective by the SEC. As promptly as practicable after the date of this Agreement, each of Company and Parent will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, foreign or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each of Company and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4, the Joint Proxy Statement/Prospectus or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the S-4, the Joint Proxy Statement/Prospectus, the Merger or any Other Filing. Each of Company and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 5.1 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus, the S-4 or any Other Filing, Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of Company and stockholders of Parent, such amendment or supplement.

    5.2 Meetings of Company Shareholders and Parent Stockholders.

    (a) Company Shareholders' Meeting.

       (i) Promptly after the date hereof, Company will take all action necessary in accordance with Florida Law and its Articles of Incorporation and Bylaws to convene the Company Shareholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law and Company's Articles of Incorporation and Bylaws) within 45 days after the declaration of effectiveness of the S-4, for the purpose of voting upon this Agreement and the Merger. Subject to Section 5.2(a)(iii), Company will use its commercially reasonable efforts to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its shareholders required by the rules of NASDAQ or Florida Law to obtain such approvals ("Company Shareholder Vote"). Notwithstanding anything to the contrary contained in this Agreement, Company may adjourn or postpone the Company Shareholders' Meeting to the

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  extent necessary to ensure that any necessary supplement or amendment to the Joint Prospectus/Proxy Statement is provided to Company's shareholders in advance of a vote on the Merger and this Agreement or, if as of the time for which Company Shareholders' Meeting is originally scheduled (as set forth in the Joint Prospectus/Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders' Meeting. Company shall ensure that the Company Shareholders' Meeting is called, noticed, convened, held and conducted, and subject to Section 5.2(a)(iii) that all proxies solicited by Company in connection with the Company Shareholders' Meeting are solicited, in compliance with Florida Law, its Articles of Incorporation and Bylaws, the rules of NASDAQ and all other applicable legal requirements. Company's obligation to call, give notice of, convene and hold the Company Shareholders' Meeting in accordance with this Section 5.2(a)(i) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Company of any Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Company with respect to the Merger.

      (ii) Subject to Section 5.2(a)(iii): (A) the Board of Directors of Company shall recommend that Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Shareholders' Meeting; (B) the Joint Prospectus/Proxy Statement shall include a statement to the effect that the Board of Directors of Company has recommended that Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Shareholders' Meeting; and (C) neither the Board of Directors of Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of Company that Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger.

      (iii) Nothing in this Agreement shall prevent the Board of Directors of Company from withholding, withdrawing, amending or modifying its recommendation in favor of the Merger, ceasing to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger, or from endorsing or recommending to its shareholders a Superior Offer (as defined below) if (A) a Superior Offer is made to Company and is not withdrawn, (B) Company shall have not violated any of the restrictions set forth in Section 5.4, (C) the Board of Directors of Company concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, such withholding, withdrawal, amendment or modification of its recommendation, the ceasing to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger, and for such endorsement or recommendation of such Superior Offer, is required in order for the Board of Directors of Company to comply with its fiduciary obligations to Company's shareholders under applicable law and (D) the Company provides Parent with two business days prior written notice of its intent to approve, endorse or recommend any Superior Offer, such notice to include the material terms and conditions of such Superior Offer and the identity of the person or group making any such Superior Offer. Subject to applicable laws, nothing contained in this Section 5.2 shall limit Company's obligation to hold and convene the Company Shareholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of Company shall have been withdrawn, amended or modified). For purposes of this Agreement "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (x) a sale or other disposition by Company of all or substantially all of its assets or (y) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of Company, on terms that the Board of Directors of Company

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  determines, in good faith, after consultation with its financial advisor, to be more favorable to Company shareholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a Superior Offer if any financing required to consummate the transaction contemplated by such offer is not committed or is not likely in the reasonable judgment of Company's Board of Directors after consultation with the Company Financial Advisor to be obtained by such third party on a timely basis; provided, further, that the presence of a due diligence condition in any such offer shall not in and of itself preclude such offer from being considered a Superior Offer hereunder.

    (b) Parent Stockholders' Meeting.

       (i) Promptly after the date hereof, Parent will take all action necessary in accordance with the General Corporation Law of the State of Delaware (the "Delaware Law") and its Certificate of Incorporation and Bylaws to convene the Parent Stockholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law and Parent's Certificate of Incorporation and Bylaws) within 45 days after the declaration of effectiveness of the S-4, for the purpose of voting upon the Share Issuance. Parent will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the Share Issuance and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of NASDAQ or Delaware Law to obtain such approval ("Parent Stockholder Vote"). Notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone the Parent Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Prospectus/Proxy Statement is provided to Parent's stockholders in advance of a vote on the Share Issuance or, if as of the time for which Parent Stockholders' Meeting is originally scheduled (as set forth in the Joint Prospectus/Proxy Statement) there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholders' Meeting. Parent shall ensure that the Parent Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Parent in connection with the Parent Stockholders' Meeting are solicited, in compliance with Delaware Law, its Certificate of Incorporation and Bylaws, the rules of NASDAQ and all other applicable legal requirements.

      (ii) The Board of Directors of Parent shall recommend that Parent's stockholders vote in favor of and approve the Share Issuance at the Parent Stockholders' Meeting. The Joint Prospectus/Proxy Statement shall include a statement to the effect that the Board of Directors of Parent has recommended that Parent's stockholders vote in favor of and approve the Share Issuance at the Parent Stockholders' Meeting. Neither the Board of Directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Company, the recommendation of the Board of Directors of Parent that Parent's stockholders vote in favor of and approve the Share Issuance.

    5.3 Non-Disclosure; Access to Information.

    (a) The parties acknowledge that Company and Parent have previously executed a Non-Solicitation and Non-Disclosure Agreement, dated as of March 6, 2001 (the "Non-Disclosure Agreement"), which Non-Disclosure Agreement will continue in full force and effect in accordance with its terms.

    (b) Access to Information.

       (i) Company. Company will afford Parent and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of Company during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of

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  operations and personnel of Company, as Parent may reasonably request. Parent and its agents and representatives shall have access during normal business hours to the Company's facilities located in Apopka, Florida, Orlando, Florida, Bowling Green, Kentucky, and San Jose, Costa Rica for the purpose of performing such environmental testing and investigations (including, without limitation, sampling of subsurface soils and groundwater) that Parent, in its sole discretion, deems necessary (such testing and investigation, whenever performed, referred to as an "Environmental Review") at any time prior to the Closing; provided, however, that Parent shall not unreasonably interfere with the operations of the Company during the performance of the Environmental Reviews.

      (ii) Parent. Parent will afford Company and its accountants, counsel and other representatives reasonable access upon reasonable notice during normal business hours to the properties, books, records and personnel of Parent during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Parent, as Company may reasonably request. Company and its agents and representatives shall have access during normal business hours to the Parent's facilities located in Hillsboro, Oregon, Dallas, Texas and Richardson, Texas for the purpose of performing Environmental Reviews at any time prior to the Closing; provided, however, that Company shall not unreasonably interfere with the operations of the Parent during the performance of the Environmental Reviews.

      (iii) No information or knowledge obtained by Parent or Company in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

    5.4 No Solicitation.

    (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, Company and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as hereinafter defined), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) subject to Section 5.2(a)(iii), approve, endorse or recommend any Acquisition Proposal or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction; provided, however, that prior to the approval of this Agreement by the required Company Shareholder Vote, this Agreement shall not prohibit Company from (A) furnishing nonpublic information regarding Company and its subsidiaries to, entering into a confidentiality agreement with or entering into discussions or negotiations with, any person or group in response to a Superior Offer submitted by such person or group (and not withdrawn) if (1) Company and its subsidiaries shall not have violated any of the restrictions set forth in this Section 5.4, (2) the Board of Directors of Company concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of Company to comply with its fiduciary obligations to Company's shareholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person or group, Company gives Parent 24 hours prior written notice of the identity of such person or group and of Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group and Company receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of Company, and (4) contemporaneously with furnishing any such nonpublic information to such person

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or group, Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by Company to Parent) or (B) complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act or other applicable law with regard to an Acquisition Proposal, provided, however, that unless the conditions set forth in clauses (A) through (C) of the first sentence of Section 5.2(a)(iii) are satisfied, the Company's Board of Directors may not withhold, withdraw, modify or change in a manner adverse to Parent, or fail to make, any of its Recommendations in connection with, or approve, endorse or recommend, any Acquisition Proposal. The Company also will promptly request each Person that has executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal or equity investment to return all confidential information heretofore furnished to such person by or on behalf of the Company or any of its Subsidiaries. Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation that leads to an Acquisition Proposal or Superior Offer of the restrictions set forth in this Section 5.4 by any affiliate, officer, director or employee of Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Company or any of its subsidiaries shall be deemed to be a breach of this Section 5.4 by Company. In addition to the foregoing, Company shall provide Parent with at least two days prior notice (or such lesser prior notice as provided to the members of Company's Board of Directors but in no event less than eight hours) of any meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to consider a Superior Offer.

    For purposes of this Agreement, "Acquisition Proposal" shall mean any inquiry, offer or proposal (other than an inquiry, offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement, "Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 10% interest in the total outstanding voting securities of Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 10% or more of the total outstanding voting securities of Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving Company pursuant to which the shareholders of Company immediately preceding such transaction hold less than 90% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 50% of the assets of Company; or (C) any liquidation or dissolution of Company.

    (b) In addition to the obligations of Company set forth in paragraph (a) of this Section 5.4, Company as promptly as practicable, and in any event within 48 hours, shall advise Parent orally and in writing of any request for non-public information which Company reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry with respect to or which Company reasonably should believe would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. Company will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

    5.5 Public Disclosure. Parent and Company will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law

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or any listing agreement with a national securities exchange or NASDAQ. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

    5.6 Reasonable Efforts; Notification.

    (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or Company or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

    (b) Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, or any failure of Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.3(a) or 6.3(b) could not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    (c) Parent shall give prompt notice to Company of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate in any material respect, or any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or 6.2(b) could not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    5.7 Third Party Consents. As soon as practicable following the date hereof, Parent and Company will each use all reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby or necessary to enable the surviving corporation to conduct and operate the business of Company and its subsidiaries substantially as presently conducted and as contemplated to be conducted.

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    5.8 Stock Options and 1996 ESPP.

    (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock under Company's Stock Option Plans, whether or not exercisable and whether or not vested, shall by virtue of the Merger and without any further action on the part of Company or the holder thereof, be assumed by Parent, all outstanding options under the Company Stock Option Plans (each a "Company Stock Option" and collectively the "Company Stock Options"), whether or not exercisable and whether or not vested, shall, and without any further action on the part of the Company or the holder thereof, be assumed by Parent, in such manner (with respect to all such option assumptions) that Parent (i) is "assuming a stock option in a transaction to which Section 424(a) applied" within the meaning of Section 424(a) of the Code, or (ii) to the extent that Section 424 of the Code does not apply to any such Company Stock Options, would be a transaction within Section 424 of the Code. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock Option Plan immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that (1) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for the number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (2) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. In addition, each Restricted Stock Purchase Agreement between Company or an Affiliate and an employee of such entity shall be assumed by Parent, and the number of shares subject to such Restricted Stock Purchase Agreement will be adjusted as described above.

    (b) It is intended that Company Stock Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such Company Stock Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 5.8 shall be applied consistent with such intent.

    (c) Company shall take actions as are necessary to cause the "Purchase Date" (as such term is used in the 1996 ESPP) applicable to the then current Offering (as such term is used in the 1996 ESPP) to be the last trading day on which the Company Common Stock is traded on NASDAQ immediately prior to the Effective Time (the "Final Company Purchase Date"); provided, that such change in the Purchase Date shall be conditioned upon the consummation of the Merger. On the Final Company Purchase Date, Company shall apply the funds credited as of such date under the 1996 ESPP within each participant's payroll withholdings account to the purchase of whole shares of Company Common Stock in accordance with the terms of the 1996 ESPP. Any such shares purchased under the 1996 ESPP shall be automatically converted on the same basis as all other shares of Company Common Stock (other than shares canceled pursuant to Section 1.6(b)), except that such shares shall be converted automatically into shares of Parent Common Stock without the issuance of certificates representing issued and outstanding shares of Company Common Stock to 1996 ESPP participants.

    (d) Notwithstanding anything to the contrary contained herein, Company shall not incur any obligations under the 1996 ESPP after the Final Company Purchase Date and the Company shall take any steps necessary to terminate the 1996 ESPP after the Final Company Purchase Date unless directed in writing no less than five (5) days prior to the Effective Time that such termination shall not take place.

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    5.9 Form S-8. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options and the ESOP as to which Form S-8 is available within ten (10) business days of the Effective Time and to maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

    5.10 Indemnification.

    (a) Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Company pursuant to any indemnification agreements between Company and its present and former directors and officers in effect immediately prior to the Effective Time (the "Indemnified Parties") and any indemnification provisions under Company's Articles of Incorporation or Bylaws as in effect on the date hereof. The Articles of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Articles of Incorporation and Bylaws of Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Company, unless such modification is required by law.

    (b) For a period of six (6) years after the Effective Time, Parent will cause the Surviving Corporation to maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company and its subsidiaries. Parent may substitute therefor policies of substantially similar coverage containing terms and conditions that are not less advantageous, in all material respects to the Indemnified Parties; provided, however, that in no event will Parent or the Surviving Corporation be required to expend in excess of 200% of the annual premium currently paid by Company for such coverage (or such coverage as is available for such 200% of such annual premium).

    (c) The provisions of this Section 5.10 are intended to be in addition to the rights otherwise available to the Indemnified Parties by law, charter, statute, bylaw, resolution of the Board of Directors of Company or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

    5.11 NASDAQ Listing. Parent agrees to authorize for listing on NASDAQ the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

    5.12 Affiliate Restrictions.

    (a) Company Affiliates. Set forth in the Company Disclosure Letter is a list of those persons who may be deemed to be, in Company's reasonable judgement, affiliates of Company (each a "Company Affiliate"), as such term is defined in paragraphs (c) and (d) of Rule 145 promulgated by the Securities Act and/or (i) Accounting Series Releases 130, 135 and 146 and (ii) Staff Accounting Bulletin Two, as amended, of the Securities and Exchange Commission (collectively, the "Pooling Rules"). Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing and validating such list. Company will use its commercially reasonable efforts to deliver or cause to be delivered to Parent, as promptly as practicable on or following the date hereof, from each Company Affiliate an executed Company Affiliate Agreement, each of which will be in full force and effect as of the Effective Time. Parent will be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by a Company Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company Affiliate Agreement.

    (b) Parent Affiliates. Set forth as Schedule 5.12(b) hereto is a list of those persons who may be deemed to be, in Parent's reasonable judgment, affiliates of Parent within the meaning of paragraphs

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(c) and (d) of Rule 145 promulgated by the Securities Act or the Pooling Rules (each a "Parent Affiliate"). Parent will provide Company with such information and documents as Company reasonably requests for purposes of reviewing and validating such list. Parent will use its commercially reasonable efforts to deliver or cause to be delivered to Company, as promptly as practicable on or following the date hereof, from each Parent Affiliate an executed Parent Affiliate Agreement, each of which will be in full force and effect as of the Effective Time.

    (c) Waiver of Rights. Each party hereto shall (i) use its commercially reasonable efforts to secure the waiver of any rights to redeem for cash any options or warrants of the Company by each holder thereof and (ii) take such other actions as are necessary to cure any facts or circumstances that could prevent the Merger from qualifying for pooling-of-interests accounting treatment.

    5.13 Regulatory Filings; Reasonable Efforts. As soon as may be reasonably practicable, Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Company and Parent each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate; provided, however, that Parent shall not be required to agree to any divestiture by Parent or Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

    5.14 Crediting Service and Providing Benefits.

    (a) Each person who was an employee of the Company immediately prior to the Effective Time, shall be, at the Effective Time, an at-will employee of Parent or the Surviving Corporation, to the extent permitted by applicable law (a "Continuing Employee"); provided that each employee employed in the United States shall provide proof satisfactory to Parent of the right to work in the United States. Each Continuing Employee shall be eligible to receive welfare benefits (such as medical benefits) maintained for employees of Parent on substantially the same terms and conditions in the aggregate as provided to a similarly situated employee of Parent.

    (b) Except with respect to Parent service awards, each Continuing Employee shall be given credit, for the purpose of any service requirements for participation eligibility, or vesting, for his or her period of continuous service with the Company prior to the Effective Time to the extent permitted by Parent's benefit programs and consistent with Parent's employee benefit plans. No Continuing Employee, or any of his or her eligible dependents, who, at the Effective Time, are participating in a Company group health plan shall be excluded from Parent's group plan, or limited in coverage thereunder, by reason of any waiting period restriction or pre-existing condition limitation. Each Continuing Employee shall receive credit for any deductibles that such individual has paid or has been charged with under any Company group health plan during the calendar year in effect.

    (c) Company agrees and acknowledges that the selling group (as defined in Treasury Regulation Section 54.4980B-9, Q&A-3(a)) of which it is a part (the "Selling Group") will continue to offer a group health plan to employees after the Closing Date and, accordingly, that Company and the Selling Group shall be solely responsible for providing continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") to those individuals who are M&A qualified beneficiaries (as defined in Treasury Regulation Section 54.4980B-9, Q&A-4(a)) with respect to the transactions contemplated by this Agreement (collectively, the "M&A Qualified Beneficiaries").

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Company shall indemnify, defend and hold harmless Parent for, from and against any and all claims, liabilities, losses, costs and expenses (including attorney's fees) relating to, arising out of, or resulting from any and all COBRA obligations, liabilities and claims related to M&A Qualified Beneficiaries and all other qualified beneficiaries (as defined in Code Section 4980B(g)(1)) with respect to Company's group health plans. Company further agrees and acknowledges that in the event that the Selling Group ceases to provide any group health plan to any employee prior to the expiration of the continuation coverage period for all M&A Qualified Beneficiaries (pursuant to Treasury Regulation Section 54.4980B-9, Q&A-8(c)), then Company shall provide Parent with (i) written notice of such cessation as far in advance of such cessation as is reasonably practicable (and, in any event, at least thirty (30) days prior to such cessation), and (ii) all information necessary or appropriate for Parent to offer continuation coverage to such M&A Qualified Beneficiaries.

    5.15 Severance Plans. Effective as of the day immediately preceding the Effective Time, the Company and its Affiliates, as applicable, shall each terminate any and all group severance, separation or salary continuation plans, programs or arrangements (collectively, the "Company Severance Plan"). Unless Parent provides such written notice to the Company no later than five business days prior to the Effective Time, the Company shall provide Parent with evidence that such Company Severance Plans(s) have been terminated (effective as of the day immediately preceding the Effective Time) pursuant to resolutions of the Company's Board of Directors. The form and substance of such resolutions shall be subject to review and approval of Parent. The Company also shall take such other actions in furtherance of terminating such Company Severance Plan(s) as Parent may reasonably require.

    5.16 Company ESOP.

    (a) Parent and Company acknowledge and agree that Company previously has entered into the 2000 Implementation Agreement, 2000 Modified ESOP Loan Agreement, and 2000 Renewal ESOP Note (collectively, the "2000 Stretch Out Agreements") with HSBC Bank U.S.A., as trustee of the SAWTEK Inc. Employee Stock Ownership and 401(k) Plan and Trust (the "KSOP"). Subsequent to the Effective Date, neither the Company nor the Parent shall take any action, fail to take any action or fail to make any contribution, as may be required by the 2000 Stretch Out Agreements.

    (b) Subsequent to the Effective Time, the Parent shall have the right to terminate the KSOP, provided that upon such termination is in accordance with ERISA and the Code, and in accordance with Section 4 of the 2000 Implementation Agreement, all remaining shares of Company common stock (the "ESOP Stock") then held in the KSOP's "suspense account" pending release and allocation, shall be released from suspense and allocated to the employees of the Company and Parent who are then active participants in the KSOP immediately prior to such termination.

    (c) Subsequent to the Effective Time, the ESOP Stock remaining in the suspense account of the KSOP shall be allocated in accordance with the "Current Allocation Schedule" as provided in Section 5 of the 2000 Implementation Agreement (as adjusted to reflect the share exchange provided herein), unless an earlier allocation is required upon termination of the KSOP, or by ERISA or the Code.

    (d) Employees of the Company, Parent or any Affiliate thereof, who were employees of the Company immediately prior to the Effective Time, shall continue to participate in the KSOP after the Effective Time, regardless of whether the employee then works for the Company, Parent or any Affiliate thereof, it being the intention that the KSOP benefit those individuals (and true, new hires of the Sawtek business unit) who benefited immediately prior to the Effective Time. No individual who was an employee of the Parent or any Affiliate thereof immediately prior to the Effective Date ever shall become a participant in the KSOP unless approved by the Administrator (as defined below), it being the intention that the benefits of the KSOP not be diluted by the inclusion of current employees of the Parent and its Affiliates. Newly hired employees of the Sawtek business unit (i.e., those who never worked for Parent or its Affiliates prior to the Effective Time) shall be permitted to participate in the KSOP in accordance with its terms. For purposes of the KSOP and this provision, time spent

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with the Parent shall be considered time spent with the Company, and compensation earned from the Parent shall be considered compensation earned from the Company for those employees who shall participate in the KSOP pursuant to this provision.

    (e) Except to the extent required by ERISA, or as a result of a stock dividend, stock split or some other form of recapitalization, Parent shall not be obligated to contribute any further shares of Parent common stock to the KSOP.

    (f)  Except for the elimination of the single life annuity and/or joint and survivor annuity forms of distribution currently in the KSOP, neither the Parent nor Company shall eliminate or amend any form of distribution (including without limitation, the normal retirement distribution, in-service distribution, loan and hardship distribution provisions of the KSOP) or vesting provision, except to accelerate the vesting schedule, reduce the waiting period for a distribution to commence, or expand or liberalize the distribution options available under the KSOP. Notwithstanding the foregoing, to the extent the KSOP shall be required to be amended to bring it into compliance with the Code, ERISA or any administrative regulation or ruling thereunder, the Parent and Company shall be permitted to amend the KSOP accordingly in a manner that is least intrusive to the current provisions of the KSOP.

    (g) For a minimum period of five (5) years after the Effective Date, the "Administrator" (as defined in Section 1.4 of the KSOP) and "Investment Advisory Committee" (as provided in Section 8.1(c) of the KSOP) shall be committees comprised of a majority of members who then are active participants or former participants in the KSOP. During such time period, all votes of the Administrator and Investment Advisory Committee shall require a majority vote of the members thereof who then are active participants or former participants of the KSOP.

    (h) Subsequent to the Effective Time, both the Parent and the Company shall indemnify and hold harmless any officer or employee of the Parent or Company, or any active participant or former participant of the KSOP elected or appointed to serve as a member of a committee serving as the KSOP Administrator and/or Investment Advisory Committee pursuant to the preceding subsection, against all liability and expenses (including attorney, paralegal and professional fees and court costs) arising from any threatened, pending or completed action, suit, proceeding (including administrative proceedings or investigations) or appeal, incurred by reason of the fact that such individual is or was a member of the Administrator committee Investment Advisory Committee of the KSOP, provided that such individual (i) acted, or failed to act, in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Parent and Company as well as the participants and beneficiaries of the KSOP, or (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

    5.17 Export Laws. Promptly after the execution of this Agreement but in any event prior to the Effective Time, if it has not already done so, Company shall apply to the U.S. Commerce Department's Bureau of Export Administration for export classification determinations for all of Company's products which (a) incorporate any encryption functions, features or characteristics; or (b) include an interface to any other software products with encryption functions, features or characteristics in order to confirm that all such products may be exported from the United States without an export license, under authority of a license exception, in accordance with the Export Administration Regulations, 15 C.F.R. Parts 730-774.

    5.18 FIRPTA. At or prior to the Closing, Company shall deliver to the IRS a notice that Company Common Stock is not a "U.S. Real Property Interest" as defined and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

    5.19 Action by Board of Directors. Prior to the Effective Time, the Board of Directors of Parent, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretative guidance of the SEC so that (i) the assumption of Company Stock Options by

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Company Insiders (as defined below) pursuant to this Agreement, and (ii) the receipt by Company Insiders of Parent Common Stock in exchange for Company Common Stock pursuant to the Merger, shall in each case be an exempt transaction for purposes of Section 16 of the Exchange Act by any officer or director of Company who may become a covered person of Parent for purposes of Section 16 of the Exchange Act (a "Company Insider").

    5.20 Company Representatives on Parent Board of Directors. At the Effective Time, the Board of Directors of Parent shall amend its bylaws to increase the size of its Board of Directors from seven to nine persons and shall appoint two representatives of Company (the "Sawtek Directors") to fill such vacancies. In addition at the following two annual meetings of stockholders of Parent after the Effective Time, Parent agrees to use its best efforts to include the Sawtek Directors in the slate proposed by its board of directors for election to the Parent's Board of Directors in connection with any meeting of the Parent's stockholders for the purpose of electing directors; provided that each of the Sawtek Directors is able and willing to serve as a director. Each Sawtek Director who is not an employee of Parent or one of its subsidiaries shall be entitled to participate in the compensation and benefits plans to the same extent as other nonemployee directors of Parent and shall become a party to an indemnification agreement with Parent that is substantially similar to the indemnification agreements between Parent and its nonemployee directors who were not formerly directors of the Company.

    5.21 Company Liens and Taxes. The title for property occupied by the Company located in Apopka, Florida ("Apopka Property") is currently held by the Orange County Industrial Development Authority ("Industrial Development Authority") as reflected in the Official Records of Orange County, Florida, Book 3247, page 2049 and Book 3515, page 1453 (the location of which property is further described therein). Although the Company has repaid in full the industrial development revenue bonds used to finance the purchase of the Apopka Property and the Company is entitled to have title to the Apopka Property transferred to the Company without further consideration, the record title to the Apopka property resides in the Industrial Development Authority. The Company agrees to cause title to the Apopka Property to be transferred to the Company, free and clear of all liens, on or before that date which is earlier of (i) thirty (30) days following the date of this Agreement or (ii) the Closing Date. In addition, the Company agrees that all real and personal property taxes past due and owing on the real and personal property owned by the Company (including, without limitation, the Apopka Property) shall be paid in full on or before the Closing Date.

ARTICLE VI
CONDITIONS TO THE MERGER

    6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

    (a) Stockholder Approvals. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the shareholders of Company. The Share Issuance shall have been duly approved, by the requisite vote under applicable law and the rules of NASDAQ, by the stockholders of Parent.

    (b) S-4 Effective; Proxy Statement. The SEC shall have declared the S-4 effective. No stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

    (c) No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making

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the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained without any condition or requirement requiring or calling for the disposition or divestiture of any product or other asset of Company by Parent or Company.

    (d) Tax Opinions. Parent and Company shall each have received written opinions from their respective tax counsel (Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Gray, Harris & Robinson, P.A., respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

    (e) Pooling of Interests Accounting Treatment. Parent and the Company shall have received from KPMG LLP, as independent auditors of Parent, and Ernst & Young LLP, as independent auditors of the Company, on the Closing Date, letters dated as of such date, in form and substance reasonably acceptable to Parent and the Company, regarding the appropriateness of pooling of interests accounting treatment for the Merger by Parent for purposes of its consolidated financial statements under generally accepted accounting principles and applicable SEC rules and regulations.

    (f)  NASDAQ Listing. The shares of Parent Common Stock issuable to shareholders of Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on NASDAQ upon official notice of issuance.

    6.2 Additional Conditions to Obligations of Company. The obligation of Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

    (a) Representations and Warranties. Each representation and warranty of Parent and Merger Sub contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except, (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Parent and Merger Sub and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been so true and correct as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Parent Disclosure Letter made or purported to have been made after the date of this Agreement shall be disregarded). Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent.

    (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

    (c) Material Adverse Effect. No Material Adverse Effect with respect to Parent shall have occurred since the date of this Agreement and Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

    (d) Affiliate Agreements. Each of the Parent Affiliates shall have entered into the Parent Affiliate Agreement and each of such agreements will be in full force and effect as of the Effective Time.

    (e) Election of Director Nominees. The Board of Directors of Parent shall have taken appropriate action to cause the number of directors comprising the full Board of Directors of Parent to be increased by two persons, from seven to nine, and the Sawtek Directors shall be appointed to fill the newly created vacancies on the Board of Directors of Parent, effective upon the Effective Time, and shall serve as directors of Parent until their successors, if any, are duly elected and qualified or until their earlier death, resignation or removal.

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    6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

    (a) Representations and Warranties. Each representation and warranty of Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (A) in each case as in the aggregate does not constitute a Material Adverse Effect on the Company (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Letter made or purported to have been made after the date of this Agreement shall be disregarded) and (B) those representations and warranties which address matters only as of a particular date (which representations shall have been so true and correct as of such particular date). Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by an authorized officer of Company.

    (b) Agreements and Covenants. Company shall have performed bor complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company.

    (c) Material Adverse Effect. No Material Adverse Effect with respect to Company shall have occurred since the date of this Agreement and Parent shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Officer and Chief Financial Officer of the Company.

    (d) Affiliate Agreements. Each of the Company Affiliates shall have entered into the Company Affiliate Agreement and each of such agreements will be in full force and effect as of the Effective Time.

    (e) Retention Agreements. The Retention Agreements shall be in full force and effect as of the Effective Time.

    (f)  Consents. Company shall have obtained all consents, waivers and approvals contemplated by this Agreement or the Company Disclosure Letter in connection with the material agreements, contracts, licenses or leases of Company or its subsidiaries.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

    7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the shareholders or stockholders of Company or Parent, respectively:

    (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

    (b) by either Company or Parent if the Merger shall not have been consummated by November 30, 2001 for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

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    (c) by either Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

    (d) by either Company or Parent if: (i) the required approval of the shareholders of Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Company shareholders duly convened therefor or at any adjournment thereof or (ii) the required approval of the stockholders of Parent contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Parent stockholders duly convened therefor or at any adjournment thereof; provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure to receive such requisite shareholder vote and such action or failure to act constitutes a breach of this Agreement;

    (e) by Parent if a Triggering Event (as defined below) shall have occurred;

    (f)  by Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, then Company may not terminate this Agreement under this Section 7.1(f) for ten days after delivery of written notice from Company to Parent of such breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this paragraph (f) if (i) it shall have materially breached this Agreement or if such breach by Parent is cured during such ten day period or (ii), solely with respect to Section 4.3(e), Company shall have failed to inform Parent of its determination that Parent is in breach of such covenant within two (2) business days of receipt of notice from Parent of an applicable transaction or Parent has cured such breach within the earlier to occur of (x) five (5) business days of receipt of notice of Company's determination or (y) two (2) days prior to the Closing Date); or

    (g) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this Section 7.1(g) for ten days after delivery of written notice from Parent to Company of such breach, provided Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (g) if it shall have materially breached this Agreement or if such breach by Company is cured during such ten day period).

    For the purposes of this Agreement, a "Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Company or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger; (ii) Company shall have failed to include in the Proxy Statement/Prospectus the recommendation of the Board of Directors of Company in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) Board of Directors of Company fails to reaffirm its recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within five (5) business days after Parent

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requests in writing that such recommendation be reaffirmed; (iv) the Board of Directors of Company or any committee thereof shall have approved or recommended any Acquisition Proposal; (v) Company shall have breached Section 5.4; (vi) Company shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal; (vii) a tender or exchange offer relating to securities of Company shall have been commenced by a Person unaffiliated with Parent and Company shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that Company recommends rejection of such tender or exchange offer, (viii) any person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of persons directly or indirectly acquires or agrees to acquire, or publicly discloses an intention to acquire, beneficial or record ownership of securities representing more than 10% of the outstanding securities of any class of voting securities of Company or (ix) the Board of Directors of Company resolves to take any of the actions described above.

    7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

    7.3 Fees and Expenses.

    (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to (i) the printing and filing (with the SEC) of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the S-4 (including financial statements and exhibits) and any amendments or supplements thereto and (ii) the filing of any notices required to be filed for HSR Approval or comparable filing requirements with other Governmental Entities.

    (b) Company Payments.

         (i) In the event that (A) Parent shall terminate this Agreement pursuant to Section 7.1(e), or (B) this Agreement shall be terminated (x) pursuant to Section 7.1(b) (except in circumstances under which Parent was prohibited by the proviso to Section 7.1(b) from terminating this Agreement thereunder) or (y) pursuant to Section 7.1(d)(i) and (1) in the case of clauses (x) or (y), at or prior to such termination, there shall exist or have been proposed an Acquisition Proposal that in either case shall not have been unconditionally and irrevocably withdrawn and (2) in the case of clause (x), within 12 months after such termination, Company shall enter into a definitive agreement with respect to any Company Acquisition or any Company Acquisition shall be consummated, then, in the case of (A) and (B)(y), promptly after such termination, or in the case of (B)(x), immediately prior to the execution of a definitive agreement with respect to, or the consummation of, as applicable, such Company Acquisition, Company shall pay to Parent an amount in cash equal to $39.2 million (the "Termination Fee").

        (ii) In the event that Parent shall terminate this Agreement pursuant to Section 7.1(g), then Company shall promptly reimburse Parent for Parent's reasonable costs and expenses in connection with this Agreement and the transactions contemplated hereby ("Parent's

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    Expenses"), and if within twelve months of such termination of this Agreement Company shall enter into a definitive agreement with respect to any Company Acquisition or any Company Acquisition involving Company shall be consummated, then immediately prior to the execution of a definitive agreement with respect to, or the consummation of, as applicable, such Company Acquisition, Company shall pay to Parent an amount in cash equal to the amount by which the Termination Fee exceeds the amount of Parent's Expenses previously reimbursed by Company pursuant hereto.

    (c) Payments in the Event of Stockholder Vote Not Received.

         (i) Company shall pay Parent a cash termination fee of $1.5 million (the "Expense Fee") in the event this Agreement is terminated pursuant to Section 7.1(d)(i) as a result of the failure to receive the Company Shareholder Vote if the Parent Stockholder vote has been obtained. The Expense Fee will, to the extent paid by the Company or on its behalf, be credited against the Termination Fee payable under Section 7.3(b).

        (ii) Parent shall pay Company the Expense Fee in the event this Agreement is terminated pursuant to Section 7.1(d)(ii) as a result of the failure to receive the Parent Stockholder Vote if (A) the Company Shareholder Vote has been obtained and (B) this Agreement is not terminable by Parent pursuant to Section 7.1(e).

    (d) The Termination Fee or Expense Fee, as the case may be, shall be paid no later than one business day after the date of such termination. Each party acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if either party fails promptly to pay the amounts due pursuant to this Section 7.3, and, in order to obtain such payment, the other party commences a suit which results in a judgment against such party for the amounts set forth in this Section 7.3, such party shall pay to the other party its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3 at the prime rate of Wells Fargo Bank N.A. in effect on the date such payment was required to be made.

    (e) Payment of the fees and expenses described in Sections 7.3(b) and 7.3(c) shall be in lieu of damages incurred in the event of breach of this Agreement other than willful breaches of this Agreement.

    7.4 Amendment. Subject to applicable law, the parties may amend this Agreement hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and Company.

    7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

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ARTICLE VIII
GENERAL PROVISIONS

    8.1 Non-Survival of Representations and Warranties. The representations and warranties of Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

    8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

    (a) if to Parent or Merger Sub, to:

    TriQuint Semiconductor, Inc.
    2300 N.E. Brookwood Parkway
    Hillsboro, Oregon 97214
    Attention: Steven J. Sharp
    Facsimile: (503) 615-8901

    with a copy to:

    Wilson Sonsini Goodrich & Rosati
    Professional Corporation
    650 Page Mill Road
    Palo Alto, California 94304-1050
    Attention: Robert P. Latta, Esq.
    Steve L. Camahort, Esq.

    Facsimile: (650) 845-5000

    and

    Ater Wynne LLP
    222 S.W. Columbia, Suite 1800
    Portland, Oregon 97201
    Attention: William C. Campbell, Esq.
    Facsimile: (503) 226-0078

    (b) if to Company, to:

    Sawtek, Inc.
    1818 Highway 441
    Apopka, Florida 32703
    Attention: Kimon Anemogiannis
    Facsimile: (407) 886-7061

    with a copy to:

    Gray, Harris & Robinson, P.A.
    301 East Pine Street, Suite 1400
    Orlando, Florida 32801
    Attention: William A. Grimm, Esq.
    Facsimile: (407) 244-5690

    8.3 Interpretation; Knowledge.

    (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections,

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such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

    (b) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is or could reasonably be expected to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition, results of operations or prospects of such entity and its parent (if applicable) or subsidiaries taken as a whole (provided, however, that none of the following shall be deemed, in and of itself, to be a Material Adverse Effect: (A) a change that directly and primarily results from conditions generally affecting the United States economy or the world economy and which does not disproportionately affect such party; and (B) a change that directly and primarily results from conditions generally affecting the semiconductor industry with respect to Parent and the wireless handset component industry with respect to Company and which does not disproportionately affect such party). For purposes of this condition, changes in the trading price of the Parent Common Stock or the Company Common Stock, each as reported on NASDAQ, shall not constitute a Material Adverse Effect, whether occurring at any time or from time to time.

    (c) For purposes of this Agreement, the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

    8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

    8.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including Company Disclosure Letter and the Parent Disclosure Letter (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Section 5.10.

    8.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that

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irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the State of Oregon, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, other than issues involving the corporate governance of any of the parties hereto, agrees that process may be served upon them in any manner authorized by the laws of the State of Oregon for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

    8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

    8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[Remainder of Page Left Blank Intentionally]

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    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

TRIQUINT SEMICONDUCTOR, INC.
By:	/s/ STEVEN J. SHARP Name: Steven J. Sharp Title: Chairman, President and Chief Executive Officer
TIMBER ACQUISITION CORP.
By:	/s/ STEVEN J. SHARP Name: Steven J. Sharp Title: Chairman, President and Chief Executive Officer
SAWTEK, INC.
By:	/s/ KIMON ANEMOGIANNIS Name: Kimon Anemogiannis Title: President, Chief Executive Officer and Chief Operations Officer

****AGREEMENT AND PLAN OF REORGANIZATION****

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Exhibit A-1

SAWTEK VOTING AGREEMENT

    This Voting Agreement ("Agreement") is made and entered into as of May 15, 2001 between TriQuint Semiconductor, Inc., a Delaware corporation ("Parent"), and the undersigned shareholder ("Shareholder") of Sawtek, Inc., a Florida corporation ("Company").

Recitals

    A.  Concurrently with the execution of this Agreement, Parent, Company, and Timber Acquisition Corp., a Florida corporation and a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Reorganization of even date herewith (the "Merger Agreement") which provides for the merger (the "Merger") of Merger Sub with and into Company. Pursuant to the Merger, shares of Common Stock of Company will be converted into the right to receive shares of Common Stock of Parent in the manner set forth in the Merger Agreement.

    B.  The Shareholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding Common Stock of Company as is indicated on the final page of this Agreement (the "Shares").

    C.  As a material inducement to enter into the Merger Agreement, Parent desires the Shareholder to agree, and the Shareholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of Company acquired hereafter and prior to the Expiration Date (as defined in Section 1.1 below), except as otherwise permitted hereby, and to vote the Shares and any other such shares of capital stock of Company so as to facilitate consummation of the Merger.

    NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, the parties agree as follows:

    1.  Agreement to Retain Shares.

        1.1  Transfer and Encumbrance.  A Shareholder shall be deemed to have effected a "Transfer" of a security if he or she directly or indirectly: (i) sells, makes any short sales of, lends, hypothecates, pledges, encumbers, enters into any type of equity swap or hedging of, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, making any short sale of, lending of, pledge of, encumbrance of, equity swap or hedging of, grant of an option with respect to, transfer of or disposition of such security or any interest therein; provided, however, that Shareholder may Transfer any or all of the Shares acquired by the Shareholder in connection with purchase period ending June 30, 2001 under the Company's 1996 Employee Stock Purchase Plan (the "ESPP Shares") and up to      of the Shares (as adjusted for splits, dividends and the like), exclusive of the ESPP Shares; provided, further, that any such Transfers shall have occurred no less than 30 days prior to the Effective Time.

        Shareholder agrees not to Transfer (except as may be specifically required by court order or operation of law) the Shares or any New Shares as defined in Section 1.2 below, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date unless each party to which such Shares or New Shares or any interest in any of such Shares or New Shares is or may be transferred shall have (i) executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A and (ii) agreed to hold such Shares or New Shares or interest in such Shares or New Shares subject to all of the terms and provisions of this Agreement. As used herein, the term "Expiration Date" shall mean the

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    earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall be terminated in accordance with its terms.

        1.2  Additional Purchases.  Shareholder agrees that any shares of capital stock of Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

    2.  Agreement to Vote Shares.  At every meeting of the shareholders of Company called with respect to, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of Company with respect to, approval of the Merger Agreement and the Merger, Shareholder shall vote the Shares and any New Shares in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger. Shareholder agrees not to take any actions contrary to Shareholder's obligations under this Agreement.

    3.  Irrevocable Proxy.  Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable, with respect to the total number of shares of capital stock of Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Shareholder set forth therein.

    4.  Representations, Warranties and Covenants of the Shareholder.  Shareholder hereby represents, warrants and covenants to Parent that Shareholder (i) is the beneficial owner of the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of Company other than the Shares (excluding shares as to which Shareholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

    5.  Additional Documents.  Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent and Shareholder, as the case may be, to carry out the intent of this Agreement.

    6.  Consent and Waiver.  Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Shareholder is a party or pursuant to any rights Shareholder may have.

    7.  Termination.  This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

    8.  Miscellaneous.

        8.1  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        8.2  Binding Effect and Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

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        8.3  Amendments and Modification.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        8.4  Specific Performance; Injunctive Relief.  The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

        8.5  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

If to Parent:	TriQuint Semiconductor, Inc. 2300 N.E. Brookwood Parkway Hillsboro, OR 97124 Attention: Steven J. Sharp Facsimile:(503) 615-8900
With a copy to:	Wilson Sonsini Goodrich & Rosati 650 Page Mill Road Palo Alto, CA 94306-1050 Attention: Robert P. Latta, Esq./Steve L. Camahort, Esq. Facsimile: (650) 845-5000
and
Ater Wynne LLP 222 S.W. Columbia, Suite 1800 Portland, Oregon 97201 Attention: William C. Campbell, Esq. Facsimile: (503) 226-0078
If to the Shareholder:	At the address provided on the signature page hereto
With a copy to:	Gray, Harris & Robinson, P.A. 301 East Pine Street, Suite 1400 Orlando, Florida 32801 Attention: William A. Grimm, Esq. Facsimile: (407) 244-5690

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

        8.6  Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

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        8.7  Entire Agreement.  This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

        8.8  Counterparts.  This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

        8.9  Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

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    IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

TRIQUINT SEMICONDUCTOR, INC.
By:
Name:
Title:
SHAREHOLDER
Name:
Shareholder's Address for Notice:

Number of Shares Beneficially Owned:
shares of Common Stock

[Company Voting Agreement Signature Page]

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Exhibit A

IRREVOCABLE PROXY

    The undersigned Shareholder of Sawtek, Inc., a Florida corporation ("Company"), hereby irrevocably appoints the members of the Board of Directors of TriQuint Semiconductor, Inc., a Delaware corporation ("Parent"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of Company beneficially owned by the undersigned, which shares are listed on the final page of this Irrevocable Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until the earlier to occur of (i) such time as that certain Agreement and Plan of Reorganization dated as of May 15, 2001 (the "Merger Agreement"), among Parent, Timber Acquisition Corp., a Florida corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Company, shall be terminated in accordance with its terms or (ii) the Merger (as defined in the Merger Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

    This proxy is irrevocable, is granted pursuant to the Voting Agreement dated as of May 15, 2001 between Parent and the undersigned Shareholder (the "Voting Agreement"), and is granted in consideration of Parent entering into the Merger Agreement. Parent and the undersigned Shareholder agree and acknowledge that the grant of this irrevocable proxy is a material inducement for Parent to enter into the Merger Agreement and is therefore coupled with an interest and irrevocable. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Company shareholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger.

    The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of the shareholders of Company and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger, and may not exercise this proxy on any other matter. The undersigned Shareholder may vote the Shares on all other matters.

    Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

    This proxy is irrevocable.

Dated: May  , 2001

Signature of Shareholder:
Print Name of Shareholder:
Shares beneficially owned:
shares of Common Stock

[Company Irrevocable Proxy]

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Exhibit A-2

TRIQUINT SEMICONDUCTOR VOTING AGREEMENT

    This Voting Agreement ("Agreement") is made and entered into as of May 15, 2001 between Sawtek, Inc., a Florida corporation ("Company"), and the undersigned stockholder ("Stockholder") of TriQuint Semiconductor, Inc., a Delaware corporation ("Parent").

Recitals

    A.  Concurrently with the execution of this Agreement, Parent, Company, and Timber Acquisition Corp., a Florida corporation and a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Reorganization of even date herewith (the "Merger Agreement") which provides for the merger (the "Merger") of Merger Sub with and into Company. Pursuant to the Merger, shares of Common Stock of Company will be converted into the right to receive shares of Common Stock of Parent ("Parent Stock") in the manner set forth in the Merger Agreement.

    B.  The Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding Common Stock of Parent as is indicated on the final page of this Agreement (the "Shares").

    C.  As a material inducement to enter into the Merger Agreement, Company desires the Stockholder to agree, and the Stockholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of Parent acquired hereafter and prior to the Expiration Date (as defined in Section 1.1 below), except as otherwise permitted hereby, and to vote the Shares and any other such shares of capital stock of Parent in favor of the issuance of Parent Stock pursuant to the Merger (the "Share Issuance").

    NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, the parties agree as follows:

    1.  Agreement to Retain Shares.

        1.1  Transfer and Encumbrance.  A Stockholder shall be deemed to have effected a "Transfer" of a security if he or she directly or indirectly: (i) sells, makes any short sales of, lends, hypothecates, pledges, encumbers, enters into any type of equity swap or hedging of, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, making any short sale of, lending of, pledge of, encumbrance of, equity swap or hedging of, grant of an option with respect to, transfer of or disposition of such security or any interest therein; provided, however, that Stockholder may Transfer any or all of the Shares acquired by Stockholder in connection with purchase period ending May 31, 2001 under the Parent ESPP (the "May ESPP Shares") and up to      of the Shares (as adjusted for splits, dividends and the like), exclusive of the May ESPP Shares; provided, further, that any such Transfers shall have occurred no less than 30 days prior to the Effective Time.

        Stockholder agrees not to Transfer (except as may be specifically required by court order or operation of law) the Shares or any New Shares as defined in Section 1.2 below, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date unless each party to which such Shares or New Shares or any interest in any of such Shares or New Shares is or may be transferred shall have (i) executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A and (ii) agreed to hold such Shares or New Shares or interest in such Shares or New Shares subject to all of the terms and provisions of this Agreement. As used herein, the term "Expiration Date" shall mean the

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    earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall be terminated in accordance with its terms.

        1.2  Additional Purchases.  Stockholder agrees that any shares of capital stock of Parent that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

      2.  Agreement to Vote Shares.  At every meeting of the stockholders of Parent called with respect to, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Parent with respect to, approval of the Share Issuance, Stockholder shall vote the Shares and any New Shares in favor of the Share Issuance. Stockholder agrees not to take any actions contrary to Stockholder's obligations under this Agreement.

      3.  Irrevocable Proxy.  Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Company a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable, with respect to the total number of shares of capital stock of Parent beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Stockholder set forth therein.

      4.  Representations, Warranties and Covenants of the Stockholder.  Stockholder hereby represents, warrants and covenants to Company that Stockholder (i) is the beneficial owner of the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of Parent other than the Shares (excluding shares as to which Stockholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

      5.  Additional Documents.  Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Company and Stockholder, as the case may be, to carry out the intent of this Agreement.

      6.  Consent and Waiver.  Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

      7.  Termination.  This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

      8.  Miscellaneous.

        8.1  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        8.2  Binding Effect and Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

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        8.3  Amendments and Modification.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        8.4  Specific Performance; Injunctive Relief.  The parties hereto acknowledge that Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Company upon any such violation, Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Company at law or in equity.

        8.5  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

If to Company:	Sawtek, Inc. 1818 Highway 441 Apopka, FL 32703 Attention: Kimon Anemogiannis Facsimile: (407) 886-7061
With a copy to:	Gray, Harris & Robinson, P.A. 301 East Pine Street, Suite 1400 Orlando, Florida 32801 Attention: William A. Grimm, Esq. Facsimile: (407) 244-5690
If to the Stockholder:	At the address provided on the signature page hereto
With a copy to:	Wilson Sonsini Goodrich & Rosati 650 Page Mill Road Palo Alto, CA 94306-1050 Attention: Robert P. Latta, Esq./Steve L. Camahort, Esq. Facsimile: (650) 845-5000
and
Ater Wynne LLP 222 S.W. Columbia, Suite 1800 Portland, Oregon 97201 Attention: William C. Campbell, Esq. Facsimile: (503) 226-0078

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

        8.6  Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

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        8.7  Entire Agreement.  This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

        8.8  Counterparts.  This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

        8.9  Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

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    IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

SAWTEK, INC.
By:
Name:
Title:
STOCKHOLDER
Name:
Stockholder's Address for Notice:

Number of Shares Beneficially Owned:
shares of Common Stock

[Parent Voting Agreement Signature Page]

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Exhibit A

IRREVOCABLE PROXY

    The undersigned Stockholder of TriQuint Semiconductor, Inc., a Delaware corporation ("Parent"), hereby irrevocably appoints the members of the Board of Directors of Sawtek, Inc., a Florida corporation ("Company"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of Parent beneficially owned by the undersigned, which shares are listed on the final page of this Irrevocable Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until the earlier to occur of (i) such time as that certain Agreement and Plan of Reorganization dated as of May 15, 2001 (the "Merger Agreement"), among Parent, Timber Acquisition Corp., a Florida corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Company, shall be terminated in accordance with its terms or (ii) the Merger (as defined in the Merger Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

    This proxy is irrevocable, is granted pursuant to the Voting Agreement dated as of May 15, 2001 between Company and the undersigned Stockholder (the "Voting Agreement"), and is granted in consideration of Company entering into the Merger Agreement. Company and the undersigned Stockholder agree and acknowledge that the grant of this irrevocable proxy is a material inducement for Company to enter into the Merger Agreement and is therefore coupled with an interest and irrevocable. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Parent stockholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Share Issuance (as such term is defined in the Merger Agreement).

    The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of the stockholders of Parent and in every written consent in lieu of such meeting, in favor of approval of the Share Issuance, and may not exercise this proxy on any other matter. The undersigned Stockholder may vote the Shares on all other matters.

    Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

    This proxy is irrevocable.

Dated: May  , 2001

Signature of Stockholder:
Print Name of Stockholder:
Shares beneficially owned:
shares of Common Stock

[Parent Irrevocable Proxy]

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Exhibit B-1

COMPANY AFFILIATE AGREEMENT

    THIS AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of May  , 2001, between TIMBER, INC., a Delaware corporation ("Parent"), SEQUOIA, INC., a Florida corporation ("Company"), and the undersigned ("Affiliate").

RECITALS

    A.  Company, Parent and Timber Acquisition Corp., a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") and Company and Merger Sub have filed or will file Articles of Merger with the Secretary of State of the State of Florida in accordance with Florida law, which agreements (collectively, the "Merger Agreements") provide for the merger (the "Merger") of Merger Sub with and into Company, with Company as the surviving corporation (the "Surviving Corporation"). Pursuant to the Merger, all outstanding capital stock of Company will be converted into the common stock, $0.001 par value of Parent (the "Parent Stock").

    B.  Affiliate may, as a result of the Merger, receive shares of Parent Stock in exchange for shares owned by Affiliate of the common stock, par value $0.0005, of Company (the "Company Stock").

    C.  Affiliate understands that, since the Merger will be accounted for using the "pooling of interests" method and Affiliate may be deemed, as of the date hereof, to be an "affiliate" of Company, as such term is defined for purposes of (i) paragraphs (c) and (d) of Rule 145 of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and/or (ii) Accounting Series Releases 130, 135 and 146 and Staff Accounting Bulletin Two, as amended, of the Commission, although nothing contained herein should be construed as an admission of such fact, the Parent Stock and the Company Stock beneficially owned by Affiliate may only be disposed of in conformity with the limitations described herein.

    NOW THEREFORE, the parties agree as follows:

    I.  Agreement to Retain Shares.  An Affiliate shall be deemed to have effected a "Transfer" of a security if it directly or indirectly: (i) sells, makes any short sales of, lends, hypothecates, pledges, encumbers, enters into any type of equity swap or hedging of, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, making any short sale of, lending of, pledge of, encumbrance of, equity swap or hedging of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

    Affiliate agrees not to Transfer or direct or cause the Transfer of, or reduce Affiliate's risk relative to, any shares of Company Stock (except for the conversion of Company Stock into Parent Stock in the Merger) or Parent Stock held by Affiliate or on Affiliate's behalf, whether owned on the date hereof or after acquired, within the 30 days prior to the Effective Time (as defined in the Reorganization Agreement).

    Affiliate further agrees not to transfer, sell or otherwise dispose of, or direct or cause the sale, transfer or other disposition of, or reduce Affiliate's risk relative to, any Parent Stock held by Affiliate or on Affiliate's behalf or received by Affiliate or on Affiliate's behalf in or as a result of the Merger or otherwise, until after the date (the "Expiration Date") Parent shall have publicly released a report in the form of a quarterly earnings report, registration statement filed with the Commission, a report filed with the Commission on Form 10-K, 10-Q or 8-K or any other public filing, statement or public announcement which includes the combined financial results (including combined sales and net income) of Parent and Company for a period of at least 30 days of combined operations of Parent and

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Company following the Effective Time. Notwithstanding the foregoing, Affiliate may distribute shares of the Company Stock or Parent Stock, as the case may be, to participants under the Company's Employee Stock Ownership Plan for Employees of Sequoia, Inc. (the "ESOP") as required by the terms of the ESOP and any such transferred stock shall be free of any restrictions on resale imposed by this Agreement.

    II.  Representations, Warranties and Covenants of Affiliate.  Affiliate represents, warrants and covenants as follows:

      1.  Affiliate has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Affiliate's obligations hereunder.

      2.  Affiliate will not sell, transfer, or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any shares of Parent Stock that Affiliate may acquire in connection with the Merger, except: (i) in a transaction permitted pursuant to Rule 145 under the Securities Act; (ii) in a transaction that is otherwise exempt from the registration requirements of the Securities Act; or (iii) pursuant to a registration statement under the Securities Act.

    III.  Limited Resales.  Parent acknowledges that the provisions of Section II.2 of this Agreement will be satisfied as to any sale by the undersigned of the Parent Stock Affiliate may acquire pursuant to the Merger pursuant to Rule 145(d) under the Securities Act, by a broker's letter and a letter from the undersigned with respect to that sale stating that the applicable requirements of Rule 145(d)(1) have been met or are inapplicable by virtue of Rule 145(d)(2) or Rule 145(d)(3); provided, however, that Parent has no reasonable basis to believe that such sales were not made in compliance with such provisions of Rule 145(d) and subject to any changes in Rule 145 after the date of this Agreement.

    IV.  Legends.  Affiliate also understands and agrees that stop transfer instructions will be given to Parent's transfer agent with respect to certificates evidencing the Parent Stock Affiliate may acquire pursuant to the Merger and that there will be placed on the certificate evidencing the Parent Stock Affiliate may acquire pursuant to the Merger legends stating in substance:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AND THE OTHER CONDITIONS SPECIFIED IN THAT CERTAIN COMPANY AFFILIATE AGREEMENT DATED MAY  , 2001 AMONG TIMBER, INC., SEQUOIA, INC. AND THE SHAREHOLDER, A COPY OF WHICH AFFILIATE AGREEMENT WILL BE MAILED TO THE HOLDER HEREOF WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF WRITTEN REQUEST THEREFOR."

    After the Expiration Date, Parent agrees to remove the above legend, and replace such legend with the following legend:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED."

    Parent agrees to remove promptly such stop transfer instructions and legend by delivery of substitute certificates without such legend upon (i) the transfer of the Parent Stock represented by such

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certificate pursuant to a registration statement under the Securities Act or in accordance with the applicable provisions of Rule 145 under the Securities Act (including, without limitation, paragraph (d) thereof), (ii) the expiration of the restrictive period set forth in Rule 145(d), or (iii) the delivery by Affiliate to Parent of a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Securities Act.

    V.  Termination.  This Agreement shall be terminated and shall be of no further force and effect upon the termination of the Reorganization Agreement pursuant to Article VII of the Reorganization Agreement.

    VI.  Miscellaneous.

      1.  Counterparts.  This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

      2.  Binding Agreement.  This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of Affiliate and pledgees holding Parent Stock or Company Stock as collateral.

      3.  Waiver.  No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

      4.  Governing Law.  This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware.

      5.  Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

      6.  Third Party Reliance.  Counsel to and independent auditors for the parties shall be entitled to rely upon this Agreement.

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    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

TriQuint Semiconductor, Inc.	AFFILIATE
By:	By:
Title:	Title:
Affiliate's Address for Notice:
Sawtek, Inc.
By:
Title:
Shares beneficially owned:
shares of Company Common Stock
shares of Parent Common Stock

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Exhibit B-2

PARENT AFFILIATE AGREEMENT

    THIS AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of May  , 2001, between TIMBER, INC., a Delaware corporation ("Parent"), SEQUOIA, INC., a Florida corporation ("Company"), and the undersigned affiliate ("Affiliate") of Parent.

RECITALS

    A.  Company, Parent and Timber Acquisition Corp., a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") and Company and Merger Sub have filed or will file Articles of Merger with the Secretary of State of the State of Florida in accordance with Florida law, which agreements (collectively, the "Merger Agreements") provide for the merger (the "Merger") of Merger Sub with and into Company. Pursuant to the Merger, all outstanding capital stock of Company will be converted into the common stock, $0.001 par value, of Parent (the "Parent Stock").

    B.  Affiliate is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of Parent Stock as is indicated on the final page of this Agreement.

    C.  Affiliate understands that, since the Merger will be accounted for using the "pooling of interests" method and Affiliate may be deemed, as of the date hereof, to be an "affiliate" of Parent, as such term is defined for purposes of (i) paragraphs (c) and (d) of Rule 145 of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and/or (ii) Accounting Series Releases 130, 135 and 146 and Staff Accounting Bulletin Two, as amended, of the Commission, although nothing contained herein should be construed as an admission of such fact, the Parent Stock beneficially owned by Affiliate may only be disposed of in conformity with the limitations described herein.

    NOW THEREFORE, the parties agree as follows:

    1.  Agreement to Retain Shares.  An Affiliate shall be deemed to have effected a "Transfer" of a security if it directly or indirectly: (i) sells, makes any short sales of, lends, hypothecates, pledges, encumbers, enters into any type of equity swap or hedging of, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, making any short sale of, lending of, pledge of, encumbrance of, equity swap or hedging of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

    Affiliate agrees not to Transfer or direct or cause the Transfer, or reduce Affiliate's risk relative to, any shares of common stock, par value $.0005 of Company (the "Company Stock") (except for the conversion of Company Stock into Parent Stock in the Merger) or Parent Stock held by Affiliate or on Affiliate's behalf, whether owned on the date hereof or after acquired, within the 30 days prior to the Effective Time (as defined in the Reorganization Agreement).

    Affiliate further agrees not to transfer, sell or otherwise dispose of, or direct or cause the sale, transfer or other disposition of, or reduce Affiliate's risk relative to, any Parent Stock held by Affiliate or on Affiliate's behalf or received by Affiliate or on Affiliate's behalf in or as a result of the Merger or otherwise, until after the date Parent shall have publicly released a report in the form of a quarterly earnings report, registration statement filed with the Commission, a report filed with the Commission on Form 10-K, 10-Q or 8-K or any other public filing, statement or public announcement which includes the combined financial results (including combined sales and net income) of Parent and

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Company for a period of at least 30 days of combined operations of Parent and Company following the Effective Time.

    2.  Termination.  This Agreement shall be terminated and shall be of no further force and effect upon the termination of the Reorganization Agreement pursuant to Article VII of the Reorganization Agreement.

    3.  Miscellaneous.

      (a)  Counterparts.  This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

      (b)  Binding Agreement.  This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of Affiliate and pledgees holding Parent Stock or Company Stock as collateral.

      (c)  Waiver.  No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

      (d)  Governing Law.  This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware.

      (e)  Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

      (f)  Third Party Reliance.  Counsel to and independent auditors for the parties shall be entitled to rely upon this Agreement.

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    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

TriQuint Semiconductor, Inc.	AFFILIATE
By:	By:
Title:	Affiliate's Address for Notice:
Sawtek, Inc.
By:
Title:
Shares beneficially owned:
shares of Parent Common Stock
shares of Company Common Stock

[Signature Page to Parent Affiliate Agreement]

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Annex B

[JP MORGAN H&Q LETTERHEAD]

May 15, 2001

The Board of Directors
Sawtek, Inc.
1818 S. Highway 441
Apopka, FL 32703

Members of the Board of Directors:

    You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.0005 per share (the "Company Common Stock"), of Sawtek, Inc. (the "Company") of the Exchange Ratio (as defined below) in the proposed merger (the "Merger") of the Company with TriQuint Semiconductor, Inc. (the "Merger Partner"). Pursuant to the Agreement and Plan of Reorganization, dated as of May 15, 2001 (the "Agreement"), among the Company, the Merger Partner and Timber Acquisition Corp., a wholly-owned subsidiary of the Merger Partner (the "Merger Sub"), the Merger Sub will merge with and into the Company and the Company will become a wholly-owned subsidiary of the Merger Partner, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Merger Partner and its affiliates, will be converted into the right to receive 1.1507 shares (the "Exchange Ratio") of the Merger Partner's common stock, par value $0.001 per share (the "Merger Partner Common Stock").

    In arriving at our opinion, we have (i) reviewed a draft of the Agreement dated May 15, 2001; (ii) reviewed certain publicly available business and financial information concerning the Company and the Merger Partner and the industries in which they operate; (iii) compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (iv) compared the financial and operating performance of the Company and the Merger Partner with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and the Merger Partner Common Stock and certainly publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the managements of the Company and the Merger Partner relating to their respective businesses; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

    In addition, we have held discussions with certain members of the management of the Company and the Merger Partner with respect to certain aspects of the Merger, and the past and current business operations of the Company and the Merger Partner, the financial condition and future prospects and operations of the Company and the Merger Partner, the effects of the Merger on the financial condition and future prospects of the Company and the Merger Partner, and certain other matters we believed necessary or appropriate to our inquiry.

B–1

    In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company and the Merger Partner or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Merger Partner to which such analyses or forecasts relate. We have also assumed that the Merger will qualify as a tax-free reorganization for United States federal income tax purposes and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel. We have also assumed that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or the Merger Partner or on the contemplated benefits of the Merger.

    Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the holders of the Company Common Stock of the Exchange Ratio in the proposed Merger and we express no opinion as to the underlying decision by the Company to engage in the Merger. We are expressing no opinion herein as to the price at which the Company Common Stock or the Merger Partner Common Stock will trade at any future time.

    In addition, we were not requested to and did not provide advice concerning the structure, the specific amount of the consideration, or any other aspects of the Merger, or to provide services other than the delivery of this opinion. We were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction. We did not participate in negotiations with respect to the terms of the Merger and related transactions. Consequently, we have assumed that such terms are the most beneficial terms from the Company's perspective that could under the circumstances be negotiated among the parties to such transactions, and no opinion is expressed whether any alternative transaction might produce consideration for the Company's shareholders in an amount in excess of that contemplated in the Merger.

    We will receive a fee from the Company for the delivery of this opinion. We will also receive an additional fee if the proposed Merger is consummated. In the past we have provided services to the Company and we have received customary fees for such services. Specifically, we were the lead-manager for the Company's initial public offering of its common stock in May 1996, its secondary common stock offering in July 1997, and its secondary common stock offering in January 2000. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Merger Partner for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

    On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio in the proposed Merger is fair, from a financial point of view, to the holders of the Company Common Stock.

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    This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. MORGAN SECURITIES INC.

J.P. MORGAN SECURITIES INC.

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Annex C

[Letterhead of Merrill Lynch, Pierce, Fenner & Smith Incorporated]

May 15, 2001

Board of Directors
TriQuint Semiconductor, Inc.
2300 N.E. Brookwood Parkway
Hillsboro, OR 97124

Ladies and Gentlemen:

    TriQuint Semiconductor, Inc. ("TriQuint") and Sawtek, Inc. ("Sawtek") propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which Timber Acquisition Corp., a wholly owned subsidiary of TriQuint, will be merged with and into Sawtek ("the Merger") and each outstanding share of the common stock, par value $0.0005, of Sawtek ("the Sawtek Common Stock") will be converted into the right to receive 1.1507 shares (the "Exchange Ratio") of common stock, $0.001 par value, of TriQuint (the "TriQuint Common Stock").

    You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to TriQuint.

    In arriving at the opinion set forth below, we have, among other things:

  (1)
  Reviewed certain publicly available business and financial information relating to TriQuint and Sawtek that we deem relevant;

  (2)
  Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of TriQuint and Sawtek, furnished to or discussed with us by TriQuint and Sawtek;

  (3)
  Conducted discussions with members of senior management and representatives of TriQuint and Sawtek concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Merger;

  (4)
  Reviewed the market prices and valuation multiples for the TriQuint Common Stock and the Sawtek Common Stock and compared them with those of certain publicly traded companies that we deemed to be relevant;

  (5)
  Reviewed the results of operations of TriQuint and Sawtek and compared them with those of certain publicly traded companies that we deemed to be relevant;

  (6)
  Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

  (7)
  Participated in certain discussions among representatives of TriQuint and Sawtek and their respective financial and legal advisors;

  (8)
  Reviewed the potential pro forma impact of the Merger;

  (9)
  Reviewed a draft dated May 14, 2001 of the Agreement; and

  (10)
  Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

    In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by us, or publicly available, and

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we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of TriQuint or Sawtek or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct, nor have we conducted any physical inspection of the properties or facilities of TriQuint and Sawtek. With respect to the financial forecasts information furnished to or discussed with us by Sawtek, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgements of the management of Sawtek. With respect to the financial forecasts for TriQuint, we have reviewed and discussed with the management of TriQuint publicly available financial forecasts relating to TriQuint and projections therefrom and have assumed that such forecasts have been reasonably prepared and such forecasts and projections therefrom represent the best currently available estimates and judgments as to the future financial performance of TriQuint. We have further assumed that the Merger will be accounted for as a pooling of interests under U.S. generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us.

    Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof.

    We are acting as financial advisor to TriQuint in connection with the Merger and will receive a fee from TriQuint for our services, a portion of which is contingent upon the consummation of the merger. In addition, TriQuint has agreed to indemnify us for certain liabilities arising out of our engagement. We have in the past and currently are providing financial advisory and financing services to TriQuint unrelated to the Merger, for which services we have received and will receive compensation. In addition, in the ordinary course of business, we may actively trade the securities of TriQuint and Sawtek for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    This opinion is for the use and benefit of the Board of Directors of TriQuint in its evaluation of the Merger. Our opinion does not address the merits of the underlying decision by TriQuint to engage in the Merger and does not constitute a recommendation to any shareholder of TriQuint or Sawtek as to how such shareholder should vote on the proposed Merger or any matter related thereto.

    We are not expressing any opinion herein as to the prices at which the TriQuint Common Stock will trade following the announcement or consummation of the Merger.

    On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to TriQuint.

              Very truly yours,

              /s/ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

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Annex D

[Letterhead of SG Cowen Securities Corporation]

May 15, 2001

Board of Directors
TriQuint Semiconductor, Inc.
2300 N.E. Brookwood Parkway
Hillsboro, OR 97124

Ladies and Gentlemen:

    You have requested our opinion as to the fairness, from a financial point of view, to TriQuint Semiconductor, Inc. ("TriQuint" or the "Company") of the Exchange Ratio (as defined below) pursuant to the terms of that certain Agreement and Plan of Reorganization, to be dated as of May 15, 2001 (the "Agreement"), by and among the Company, Timber Acquisition Corp. ("Merger Sub") and Sawtek, Inc. ("Sawtek" or the "Acquiree").

    As more specifically set forth in the Agreement, and subject to the terms, conditions and adjustments set forth in the Agreement, the Company will acquire Sawtek through a merger of Merger Sub with and into Sawtek, with Sawtek continuing as the surviving entity (the "Merger") and as a wholly-owned subsidiary of the Company. In the Merger each share of common stock of Sawtek, par value $0.0005 per share, outstanding as of the effective time of the Merger will be converted into the right to receive 1.1507 shares (the "Exchange Ratio") of common stock of TriQuint, par value $0.001 per share.

    SG Cowen Securities Corporation ("SG Cowen"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we and our affiliates actively trade the securities of the Company and Acquiree for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    We have been engaged only to render an opinion as to the fairness, from a financial point of view, of the Exchange Ratio and will receive a fee from the Company for our services pursuant to the terms of our engagement letter with the Company, dated as of May 1, 2001. We will receive a $1,000,000 fee following the delivery of this Opinion, $500,000 of which is contingent upon the consummation of the Merger. SG Cowen and its affiliates in the ordinary course of business have from time to time provided, and in the future may continue to provide, commercial and investment banking services to TriQuint and have received fees for the rendering of such services.

    In connection with our opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:

  •
  a draft of the Agreement dated May 14, 2001;

  •
  certain publicly available information for the Company, including its annual report filed on Form 10-K for the year ended December 31, 2000, its quarterly report filed on Form 10-Q for the quarter ended March 31, 2001, its Proxy Statement dated April 16, 2001, and certain other relevant financial and operating data furnished to SG Cowen by the Company management;

  •
  certain publicly available information for Acquiree, including its annual report filed on Form 10-K for the year ended September 30, 2000, its Proxy Statement dated December 8, 2000,

D–1

    its quarterly reports filed on Form 10-Q for each of the quarters ended December 31, 2000 and March 31, 2001 and certain other relevant financial and operating data furnished to SG Cowen by Acquiree management;

  •
  certain internal financial analyses, reports and other information concerning the Company prepared by the management of the Company;

  •
  certain internal financial analyses, reports and other information concerning Acquiree prepared by the management of Acquiree;

  •
  First Call estimates ("First Call Estimates") and financial projections in Wall Street analyst reports ("Wall Street Projections") for each of the Company and Acquiree;

  •
  discussions we have had with certain members of the management of each of the Company and Acquiree concerning the historical and current business operations, financial conditions and prospects of the Company and Acquiree, and such other matters we deemed relevant;

  •
  certain operating results and the reported price and trading histories of the shares of the common stock of the Company and Acquiree as compared to operating results and the reported price and trading histories of certain publicly traded companies we deemed relevant;

  •
  certain financial terms of the Merger as compared to the financial terms of certain selected business combinations we deemed relevant;

  •
  based on the forecasts provided by Acquiree and certain Wall Street Projections, the cash flows generated by Acquiree on a stand-alone basis to determine the present value of the discounted cash flows;

  •
  certain pro forma financial effects excluding goodwill of the Merger on an accretion/dilution basis; and

  •
  such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this opinion.

    In conducting our review and arriving at our opinion, we have, with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by the Company and Acquiree, respectively, or which is publicly available. We have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or independently to verify, such information. In addition, we have not conducted nor assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or the Acquiree. We have further relied upon the assurance of management of the Company that they are unaware of any facts that would make the information provided to us incomplete or misleading in any respect. We have, with your consent, assumed that the financial forecasts which we examined were reasonably prepared by the management of Acquiree on bases reflecting the best currently available estimates and good faith judgments of such management as to the future performance of Acquiree, and such projections, and the First Call Estimates and Wall Street Projections utilized in our analysis, provide a reasonable basis for our opinion.

    We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities of the Company or Acquiree, nor have we been furnished with such materials. Other than as specifically set forth in this Opinion with respect to tax and accounting treatment, we have not considered the effects, if any, of any legal matters on our opinion. Our services to the Company in

D–2

connection with the Merger have been comprised solely of rendering an opinion from a financial point of view with respect to the Exchange Ratio. Our opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so.

    For purposes of rendering our opinion we have not considered the effects if any, of any potential breach of the representations and warranties, covenants or agreements contained in the Agreement and we have assumed, in all respects material to our analysis, that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Merger. You have informed us, and we have assumed, that the Merger will be recorded as a pooling-of-interests under generally accepted accounting principles. You have informed us, and we have assumed, that the Merger will be treated as a tax-free reorganization.

    It is understood that this letter is intended for the benefit and use of the Board of Directors of the Company in its consideration of the Merger and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger or to take any other action in connection with the Merger or otherwise. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to effect the Merger. Furthermore, we express no view as to the price or trading range for shares of the common stock of the Company following the consummation of the Merger.

    Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ SG COWEN SECURITIES CORPORATION

SG Cowen Securities Corporation

D–3

TRIQUINT SEMICONDUCTOR, INC.
2001 STOCK OPTION PLAN

    1.  Purposes of the Plan.  The purposes of this 2001 Stock Option Plan are:

  •
  to attract and retain the best available personnel,

  •
  to provide additional incentive to Employees and Consultants, and

  •
  to promote the success of the Company's business.

    Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

    2.  Definitions.  As used herein, the following definitions shall apply:

      (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

      (b) "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company as determined by the Administrator.

      (c) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

      (d) "Board" means the Board of Directors of the Company.

      (e) "Change in Control" means the occurrence of any of the following events:

         (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

        (ii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" will mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

        (iii) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or

        (iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

      (f)  "Code" means the Internal Revenue Code of 1986, as amended.

      (g) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

      (h) "Common Stock" means the common stock of the Company.

      (i)  "Company" means TriQuint Semiconductor, Inc., a Delaware corporation.

      (j)  "Consultant" means any natural person, including an advisor, engaged by the Company or any Affiliate to render services to such entity.

      (k) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

      (l)  "Employee" means any person, including Officers, employed by the Company or any Affiliate.

      (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (n) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

         (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

        (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

        (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

      (o) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

      (p) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

      (q) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

      (r) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      (s) "Option" means a stock option granted pursuant to the Plan.

      (t)  "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

      (u) "Optioned Stock" means the Common Stock subject to an Option.

      (v) "Optionee" means the holder of an outstanding Option granted under the Plan.

      (w) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

      (x) "Plan" means this 2001 Stock Option Plan, as amended and restated.

2

      (y) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

      (z) "Section 16(b)" means Section 16(b) of the Exchange Act.

      (aa) "Service Provider" means an Employee or Consultant.

      (bb) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

      (cc) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3.  Stock Subject to the Plan.  Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 2,400,000 Shares plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2002, equal to the lesser of (i) 15,000,000 shares, (ii) 5% of the outstanding shares on the last day of the prior fiscal year, or (iii) an amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

    If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan.

    4.  Administration of the Plan.

      (a)  Procedure.

        (i)  Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

        (ii)  Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

        (iii)  Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

        (iv)  Other Administration.  Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

      (b)  Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

         (i) to determine the Fair Market Value;

        (ii) to select the Service Providers to whom Options may be granted hereunder;

        (iii) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

        (iv) to approve forms of agreement for use under the Plan;

3

        (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

        (vi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

       (vii) to establish, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

       (viii) to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

        (ix) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

        (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

        (xi) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan, or in any Option Agreement, in a manner and to the extent it shall deem necessary, all of which determinations and interpretations made by the Administrator shall be conclusive and binding on all Optionees, any other holders of Options and on their legal representatives and beneficiaries;

       (xii) except to the extent prohibited by, or impermissible in order to obtain treatment desired by the Administrator under, applicable law or rule, to allocate or delegate all or any portion of its powers and responsibilities to any one or more of its members or to any person(s) selected by it, subject to revocation or modification by the Administrator of such allocation or delegation; and

       (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

      (c)  Effect of Administrator's Decision.  The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

    5.  Eligibility.  Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees that are employees of the Company or its Parents and Subsidiaries. Notwithstanding the foregoing, in no event may Options be granted to (i) Officers, except in connection with an Officer's initial hiring with the Company or any Affiliate, or (ii) members of the Board.

    6.  Limitations.

      (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent

4

  that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

      (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

      (c) The following limitations shall apply to grants of Options:

         (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 750,000 Shares.

        (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,500,000 Shares, which shall not count against the limit set forth in subsection (i) above.

        (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.

        (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

    7.  Term of Plan.  Subject to Section 18 of the Plan, the Plan shall become effective on the day after which it is approved by the Company's stockholders. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

    8.  Term of Option.  The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

    9.  Option Exercise Price and Consideration.

      (a)  Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

         (i) In the case of an Incentive Stock Option

          (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

          (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

5

        (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator, provided the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

      (b)  Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

      (c)  Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

         (i) cash;

        (ii) check;

        (iii) promissory note;

        (iv) other Shares, provided Shares acquired directly or indirectly from the Company, (A) have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

        (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

        (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

       (vii) any combination of the foregoing methods of payment; or

       (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

    10.  Exercise of Option.

      (a)  Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

    An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Subject to the approval of the Administrator, Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse or in the name of a family trust of which the Optionee is a trustee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised; provided that if the Company shall be advised by counsel that certain requirements under the Federal, state or foreign securities laws must be met before Shares may be issued under this Plan, the Company shall notify all persons who have been issued Options, and the Company shall have

6

no liability for failure to issue Shares under any exercise of Options because of delay while such requirements are being met or the inability of the Company to comply with such requirements. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

    Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      (b)  Leave of Absence.  Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any leave of absence. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of the leave is guaranteed by statute or contract, or (ii) transfers between locations of the Company or between the Company and any Affiliate.

      (c)  Termination of Relationship as a Service Provider.  If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      (d)  Disability of Optionee.  If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for six (6) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      (e)  Death of Optionee.  If an Optionee dies while a Service Provider, the Option may be exercised following the Optionee's death within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's designated beneficiary, provided such beneficiary has been designated prior to the Optionee's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee's estate or by the person(s) to whom the Option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the

7

  time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    11.  Transferability of Options.  During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian, legal representative or permitted transferees. Except as specified below, no Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. At the sole discretion of the Administrator, and subject to such terms and conditions as the Administrator deems advisable, the Administrator may allow, by means of a writing to the Optionee, for all or part of a vested Nonstatutory Stock Option to be assigned or transferred, including by means of sale, during an Optionee's lifetime to a member of the Optionee's immediate family or to a trust, LLC or partnership for the benefit of any one or more members of such Optionee's immediate family. "Immediate family" as used herein means the spouse, lineal descendants, father, mother, brothers and sisters of the Optionee. In such case, the transferee shall receive and hold the Option subject to the provisions of this Section 11, and there shall be no further assignation or transfer of the Option. The terms of Options granted hereunder shall be binding upon the transferees, purchasers, executors, administrators, heirs, successors and assigns of the Optionee.

    12.  Adjustments Upon Changes in Capitalization, Dissolution, Merger or Change in Control.

      (a)  Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, the number of shares that may be added annually to the shares reserved under the Plan (pursuant to Section 3(a)(i)), the number of Shares as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

      (b)  Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

      (c)  Merger or Change in Control.  In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or

8

  exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

    For the purposes of this subsection (c), the Option shall be considered assumed if, following the merger or Change in Control, the Option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

    13.  Date of Grant.  The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

    14.  Amendment and Termination of the Plan.

      (a)  Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

      (b)  Stockholder Approval.  The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

      (c)  Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

    15.  Conditions Upon Issuance of Shares.

      (a)  Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      (b)  Investment Representations.  As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

    16.  Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any

9

liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    17.  Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    18.  Stockholder Approval.  The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

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SAWTEK INC.

1818 South Highway 441
Apopka, Florida 32703
407-886-8860

PROXY CARD

   Steven P. Miller, Raymond A. Link and William A. Grimm, or any of them, are hereby authorized, with full power of substitution, to represent and to vote the stock of the undersigned at the special meeting of shareholders of Sawtek Inc. to be held on July 19, 2001, or at any adjournment, upon the business to come before the meeting, which is restricted to the matter set forth below as described in the joint proxy statement/registration statement, dated June 18, 2001:

  Approval of the merger (the "Merger") of Sawtek Inc. with or into Timber Acquisition Corp., a wholly owned subsidiary of TriQuint Semiconductor, Inc., and the approval and adoption of the merger agreement.

/ / FOR the approval of the Merger of Sawtek Inc. with or into Timber Acquisition Corp. and the approval and adoption of the merger agreement.

/ / AGAINST the approval of the Merger of Sawtek Inc. with or into Timber Acquisition Corp. and the approval and adoption of the merger agreement.

/ / ABSTAIN

   You are encouraged to specify your choice by marking the appropriate box. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the approval of the Merger of Sawtek Inc. with or into Timber Acquisition Corp. and the approval and adoption of the merger agreement. The proxies, either jointly or individually, cannot vote your shares unless you sign and return this card. In their discretion, the proxies, either jointly or individually, are authorized to vote upon such other business as may properly come before this meeting.

Dated	, 2001

Signature
Joint Signature (if necessary)
Note: Please sign exactly as name appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. All joint owners must sign.
I plan to attend the meeting: / /	I do not plan to attend the meeting: / /

This proxy is being solicited on behalf of Sawtek Inc.'s Board of Directors.

TRIQUINT SEMICONDUCTOR, INC.
Proxy for Special Meeting of Stockholders to be held on July 19, 2001

    The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated June 18, 2001, and hereby names, constitutes and appoints Steven J. Sharp and Edson H. Whitehurst, Jr., or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Special Meeting of Stockholders of TriQuint Semiconductor, Inc. ("TriQuint") to be held at 10:00 a.m. on Thursday, July 19, 2001, and at any adjournment or postponement thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on June 8, 2001, with all the powers that the undersigned would possess if personally present.

/*\ FOLD AND DETACH HERE /*\

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TRIQUINT. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE BELOW ITEMS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.						Please mark your votes as indicated in this example.		/x/
Proposal 1:	To approve the issuance of shares of common stock in the merger.			Proposal 2:	To amend the certificate of incorporation, as amended, to increase the number of shares of common stock authorized for issuance thereunder to 600,000,000 shares from 200,000,000 shares.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 1.				THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.
	FOR / /	AGAINST / /	ABSTAIN / /		FOR / /	AGAINST / /	ABSTAIN / /
Proposal 3:
	To approve and adopt the TriQuint Semiconductor, Inc. 2001 Stock Option Plan, to reserve 2,400,000 shares of common stock that may be optioned and sold under the plan, and to approve the automatic annual increase thresholds thereunder.			Proposal 4:
Upon such other matters as may properly come before or incident to the conduct of the Special Meeting, the proxy holders shall vote in such manner as they determine to be in the best interests of TriQuint. TriQuint is not presently aware of any such matters to be presented for action at the meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 3.					I (We) plan to attend the meeting / /
	FOR / /	AGAINST / /	ABSTAIN / /
Signature	Signature	Date

Please sign exactly as your name appears on this Proxy Card. If the shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s). If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.

QuickLinks

Where to Obtain Additional Information
Table of Contents
SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS
The Companies
We are proposing a merger of TriQuint and Sawtek
Our reasons for proposing the merger of TriQuint and Sawtek
Steps for you to take now
Other matters to consider
WHERE YOU CAN FIND MORE INFORMATION
FORWARD LOOKING STATEMENTS
RECENT DEVELOPMENTS
SUMMARY SELECTED FINANCIAL DATA
Selected Historical Financial Data
TriQuint Selected Consolidated Financial Data (in thousands, except per share data)
Sawtek Selected Consolidated Financial Data (in thousands, except per share data)
SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA
TriQuint and Sawtek Selected Unaudited Pro Forma Combined Financial Data (in thousands, except per share data)
Comparative Per Share Information
TriQuint
Sawtek
Unaudited Pro Forma Combined and Equivalent Pro Forma Combined
COMPARATIVE PER SHARE MARKET PRICE DATA
DIVIDEND POLICY
RISK FACTORS
THE SPECIAL MEETING OF SAWTEK SHAREHOLDERS
THE SPECIAL MEETING OF TRIQUINT STOCKHOLDERS
THE MERGER
THE MERGER AGREEMENT
AGREEMENTS RELATED TO THE MERGER
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
TriQuint and Sawtek Unaudited Pro Forma Combined Balance Sheet As of March 31, 2001 (in thousands except per share data)
TriQuint and Sawtek Unaudited Pro Forma Combined Statements of Operations Three Months Ended March 31, 2001 (in thousands, except per share data)
TriQuint and Sawtek Unaudited Pro Forma Combined Statements of Operations (in thousands, except per share data)
TriQuint and Sawtek Unaudited Pro Forma Combined Statements of Operations (in thousands, except per share data)
Basis of Presentation
DESCRIPTION OF TRIQUINT CAPITAL STOCK
COMPARISON OF RIGHTS OF HOLDERS OF SAWTEK COMMON STOCK AND TRIQUINT COMMON STOCK
OTHER PROPOSALS TO BE CONSIDERED AT THE TRIQUINT SPECIAL MEETING
AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK
VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION
ADOPTION OF 2001 STOCK OPTION PLAN
STOCKHOLDER PROPOSALS
LEGAL MATTERS
EXPERTS
TABLE OF CONTENTS
AGREEMENT AND PLAN OF REORGANIZATION
RECITALS
ARTICLE I MERGER
ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY
ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME
ARTICLE V ADDITIONAL AGREEMENTS
ARTICLE VI CONDITIONS TO THE MERGER
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER
ARTICLE VIII GENERAL PROVISIONS
Exhibit A-1
SAWTEK VOTING AGREEMENT
Recitals
[Company Voting Agreement Signature Page]
Exhibit A
IRREVOCABLE PROXY
[Company Irrevocable Proxy]
Exhibit A-2
TRIQUINT SEMICONDUCTOR VOTING AGREEMENT
Recitals
[Parent Voting Agreement Signature Page]
Exhibit A
IRREVOCABLE PROXY
[Parent Irrevocable Proxy]
Exhibit B-1
COMPANY AFFILIATE AGREEMENT
RECITALS
Exhibit B-2
PARENT AFFILIATE AGREEMENT
RECITALS
[Signature Page to Parent Affiliate Agreement]
[Letterhead of Merrill Lynch, Pierce, Fenner & Smith Incorporated]
[Letterhead of SG Cowen Securities Corporation]
TRIQUINT SEMICONDUCTOR, INC. 2001 STOCK OPTION PLAN
TRIQUINT SEMICONDUCTOR, INC. Proxy for Special Meeting of Stockholders to be held on July 19, 2001